As filed with the Securities and Exchange Commission on December 29, 2025.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VSEE HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	8000	86-2970927
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

980 N Federal Hwy

Suite 304

Boca Raton, FL 33432
(561) 672-7068
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dr. Milton Chen
Chairman and Co-Chief Executive Officer

VSee Health, Inc.

980 N Federal Hwy

Suite 304

Boca Raton, FL 33432
(561) 672-7068
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

M. Ali Panjwani, Esq.
Pryor Cashman LLP
7 Times Square
New York, New York 10036-6569
Telephone: (212) 326-0846
Fax: 212-326-0806

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 29, 2025

PRELIMINARY PROSPECTUS

3,000,000 Shares of Common Stock

Up to 1,300,000 Shares of Common Stock Issuable Upon Exercise of the Series B Convertible Preferred Stock

Up to 19,672,130 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 9,836,065 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

VSee Health, Inc.

This prospectus relates to the resale by the selling stockholders named in this prospectus (each a “Selling Stockholder” and, collectively, the “Selling Stockholders”) from time to time of up to an aggregate of 33,808,195 shares of our common stock, par value $0.0001 per share (the “Common Stock”), consisting of: (i) 3,000,000 shares of Common Stock (the “Manatt Shares”) held by Manatt, Phelps & Phillips, LLP (“Manatt”), (ii) up to 1,300,000 shares of Common Stock (the “Series B Shares”) issuable upon conversion of 2,000 shares of Series B Convertible Preferred Stock, par value $0.0001 per share and a stated value equal to $1,000 per share (subject to increase pursuant to the terms thereof) (the “Series B Preferred Stock”), held by Manatt, (iii) 9,836,065 shares of Common Stock (the “Armistice Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants held by Armistice, exercisable for $0.0001 per share (the “Armistice Pre-Funded Warrants”) and (iv) 19,672,130 shares of Common Stock (the “Armistice Warrant Shares” and together with the Series B Preferred Stock, the Manatt Shares, the Series B Shares and the Armistice Pre-Funded Warrant Shares, the “Securities”) issuable upon exercise of common warrants (the “Armistice Warrants”) held by Armistice. All of the shares of Common Stock registered hereunder, when sold, will be sold by the Selling Stockholders. The Armistice Warrants and Armistice Pre-Funded Warrants were issued in connection with a private placement transaction that closed on December 1, 2025 (the “Armistice Private Placement”). The Manatt Shares and the Series B Preferred Stock were issued in connection with a private placement transaction that closed on December 9, 2025 (the “Manatt Private Placement” and together with the Armistice Private Placement, the “Private Placements”)). For additional information regarding the issuances of the Armistice Pre-Funded Warrants, Armistice Warrants, the Series B Preferred Stock, the Manatt Shares and the Private Placements, see the section titled “Issuance of Securities to the Selling Stockholders.”

We are not selling any Common Stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the Selling Stockholders. We will, however, receive the net proceeds of any warrants exercised for cash. Any proceeds received by us from the exercise of the warrants will be used for general corporate purposes. See section titled “Use of Proceeds” for more information.

Our registration of the shares of Common Stock covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of such shares. The Selling Stockholders may sell the shares of Common Stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholders, you should refer to the section of this prospectus titled “Plan of Distribution.” Our stockholders may experience significant dilution as a result of our issuance of shares of Common Stock pursuant to the Series B Preferred Stock, Armistice Pre-funded Warrants and Armistice Warrants. See section titled “Risk Factors – Risks Related to this Offering” for more information.

No underwriter or other person has been engaged to facilitate the sale of our Common Stock by the Selling Stockholders in this offering. The Selling Stockholders and any broker-dealers or agents may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended, of the shares of Common Stock that they are offering pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock covered by this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, attributable to their respective sales of Common Stock.

Our Common Stock and public warrants are listed on the Nasdaq Capital Market (“Nasdaq”) under the symbols “VSEE” and “VSEEW,” respectively. The last reported sale price of our Common Stock on Nasdaq on December 26, 2025 was $0.405] per share and the last reported sale price of our public warrant on Nasdaq was $0.0801 per public warrant. We recommend that you obtain current market quotations for our Common Stock and public warrants prior to making an investment decision.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. We urge you to read the entire prospectus, including any amendments or supplements, carefully before you make your investment decision.

Investing in our shares is highly speculative and involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our shares in the section titled “Risk Factors” beginning on page 10 of this prospectus and the risk factors in any accompanying prospectus supplement.

We are an “emerging growth company” and “smaller reporting company” as defined under the U.S. federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so after this offering in future filings.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) for the delayed or continuous offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). This prospectus generally describes VSee Health, Inc. and our Common Stock. The Selling Stockholders may use this registration statement to sell up to an aggregate of 33,808,195 shares of our Common Stock from time to time through any means described in the section entitled “Plan of Distribution.” Our registration of the securities covered by this prospectus does not mean that either we or the Selling Stockholders will issue, offer or sell, as applicable, any of the securities registered hereunder. Under the registration statement of which this prospectus forms a part, the Selling Stockholders may, from time to time, sell the shares of our Common Stock offered by it described in this prospectus.

We will not receive any proceeds from the sale of Common Stock by the Selling Stockholders pursuant to this prospectus, although we will receive proceeds from any cash exercises of the Armistice Pre-funded Warrants or Armistice Warrants. However, we will pay the expenses, other than underwriting discounts and commissions, associated with the sale of shares pursuant to this prospectus.

We and the Selling Stockholders, as applicable, may deliver a prospectus supplement with this prospectus, to the extent appropriate, to update the information contained in this prospectus. The prospectus supplement may also add, update or change information included in this prospectus. You should read both this prospectus and any applicable prospectus supplement, together with additional information described below under the caption “Where You Can Find More Information.”

No offer of these securities will be made in any jurisdiction where the offer is not permitted.

You should rely only on the information contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not, and the Selling Stockholders have not, authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise requires, the terms “Company,” “VSee,” “we,” “us,” and “our” refer to VSee Health, Inc., together with its consolidated subsidiaries. We have registered our name, our logo, and a number of our trademarks in the United States. Other service marks, trademarks, and trade names referred to in this prospectus are the property of their respective owners. The trademarks and trade names in this prospectus are referred to without the ®, ©, and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate is based on information from independent industry and research organizations, other third-party sources (including industry publications, surveys and forecasts), and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us upon reviewing such data and our knowledge of such industry and markets, which we believe to be reasonable. Although we believe the data from these third-party sources is reliable, we have not independently verified any third-party information. In addition, projections, assumptions and estimates of the future performance of the industry in which we operate, and our future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

SELECTED DEFINITIONS

“Additional Bridge Notes” refers to the 10% original issue discount senior secured promissory notes, as amended, in the principal amount of $111,111.33 purchased at signing of the Bridge Letter Agreement on November 21, 2023, which will mature on May 21, 2025 and (2) $55,555.67 purchased on January 25, 2024, which will mature on July 25, 2025, bearing guaranteed interest at a rate of 8.00% per annum and are convertible into shares of DHAC common stock, par value $0.0001 at an initial fixed conversion price of $10.00 per share.

“Amended Charter” refers to the Second Amended & Restated Certificate of Incorporation of VSee Health, Inc., which took effect on June 24, 2024.

“Armistice” refers to Armistice Capital Master Fund Ltd.

“Armistice Pre-Funded Warrants” refers to the pre-funded warrants to purchase Common Stock, exercisable for $0.0001 per share, issued to Armistice in the Armistice Private Offering pursuant to the Armistice Purchase Agreement.

“Armistice Pre-Funded Warrant Shares” refers to the shares of Common Stock issuable upon exercise of the Armistice Pre-Funded Warrants.”

“Armistice Private Offering” refers to private placement offering of the Armistice Shares, Armistice Pre-Funded Warrants and Armistice Warrants to Armistice pursuant to the Armistice Purchase Agreement, which closed on December 1, 2025.

“Armistice Private Offering Closing” refers to the closing of the Armistice Private Offering which closed on December 1, 2025.

“Armistice Purchase Agreement” refers to the securities purchase agreement, dated November 25, 2025, by and among the Company and Armistice.

“Armistice Warrants” refers to the common warrants, exercisable for $0.61 per share, to purchase up to 19,672,130 shares of Common Stock issued to Armistice in the Armistice Private Offering pursuant to the Armistice Purchase Agreement.

“Armistice Warrant Shares” refers to the shares of Common Stock issuable upon exercise of the Armistice Warrants.

“A&R Loan Conversion SPA” refers to certain securities purchase agreement entered by and among DHAC, VSee Lab/iDoc (as applicable) and the Bridge Investor on November 21, 2023 and as amended and restated on February 13, 2024.

“Ascent” refers to Ascent Partners Fund LLC, a Delaware LLC, the investor who executed the Ascent Purchase Agreement.

“Ascent Commitment Shares” refers to the 100,000 shares of Common Stock issued to Ascent on September 30, 2024 in connection with the execution of the Ascent Purchase Agreement.

“Ascent Note” refers to a 10% original issue discount convertible promissory note in the aggregate principal amount of $2,222,222.22, bearing interest at rate of 10% per annum and is convertible into shares of Common Stock of the Company at a fixed initial conversion price of $2.00 per share.

“Ascent Purchase Agreement” refers to a convertible note purchase agreement the Company entered into with the Ascent Investor on September 30, 2024, pursuant to which the Ascent Investor subscribed for and purchased, and the Company issued and sold to the Ascent Investor the Ascent Note on September 30, 2024.

“Ascent Warrants” refers to 740,741 five-year warrants, each representing the right to purchase one share of Common Stock at an initial exercise price of $2.25, subject to certain adjustments, issued to Ascent on September 30, 2024 and as amended on November 8, 2024.

“Board” refers to the board of directors of VSee Health, Inc.

“Bridge Amendment” refers to the letter agreement, dated November 21, 2023, among DHAC, VSee, iDoc and the Bridge Investor amending the Original Bridge SPA.

“Bridge RRA” refers to the Registration Rights Agreement, dated October 5, 2022, between DHAC and the Bridge Investor and as amended further on January 22, 2024.

“Bridge SPA” or “Bridge Securities Purchase Agreement” refers to the Original Bridge SPA, as amended by the Bridge Amendment.

“Bridge Warrants” refers to 173,913 five-year warrants, each representing the right to purchase one share of Common Stock at an initial exercise price of $11.50, subject to certain adjustments, issued to the Bridge Investor on October 6, 2022 and as amended on November 8, 2024.

“Bridge Investor” refers to Dominion Capital LLC.

“Business Combination” refers to the VSee Merger, the iDoc Merger and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” refers to the Third Amended and Restated Business Combination Agreement, dated as of November 21, 2023, as amended by the First Amendment dated February 13, 2024 and the Second Amendment dated April 17, 2024, by and among DHAC, Merger Sub I, Merger Sub II, VSee and iDoc, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

“Business Combination Closing” refers to the closing of the transactions contemplated by the Business Combination Agreement on June 24, 2024.

“Bridge Notes” refers to the 10% original issue discount senior secured promissory notes issued to the Bridge Investor on October 5, 2022 in the principal amount of $888,888.80 (the “DHAC Bridge Notes”), $666,666.60 (the “VSee Bridge Notes”) and $666,666.60 (the “iDoc Bridge Notes”), respectively in an aggregate principal amount of approximately $2,222,222.

“Bylaws” refers to the amended and restated bylaws of VSee Health, Inc.

“Bylaw Amendment” refers to the amendment to the Bylaws, approved by the Board on December 17, 2025, to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders of the Company.

“CNPA” refers to the convertible note purchase agreement, date October 29, 2025, with the CNPA Investor, whereby the CNPA Investor purchased the October Convertible Note and 50,000 shares of the Company’s Common Stock for an aggregate purchase price of $201,000.

“CNPA Investor” refers to the accredited institutional investor that is party to the CNPA.

“Company,” “our,” “we” “us” or “VSee Health`” refers, prior to VSee Health, Inc. (or DHAC, as the context suggests, prior to the Business Combination).

“Common Stock” refers to the common stock, par value $0.0001 per share, of the Company.

“Continental” refers to Continental Stock Transfer & Trust Company.

“Conversion Shares” refers to the 600,000 shares of Common Stock granted to the Bridge Investor on June 24, 2024 under the A&R Loan Conversion SPAs.

“DGCL” refers to the General Corporation Law of the State of Delaware, as amended.

“DHAC” refers to Digital Health Acquisition Corp., a Delaware company and the predecessor of VSee Health, Inc. prior to the Business Combination.

“DHAC Bridge Notes” refers to the 10% original issue discount senior secured promissory notes in the principal amount of $888,888.80 issued by DHAC to the Bridge Investor on October 5, 2022.

“Equity Purchase Agreement” refers to the equity purchase agreement dated November 21, 2023 with the Bridge Investor pursuant to which the Company may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from the Company, up to $50,000,000 of its newly issued shares of the Company’s Common Stock, from time to time over a 36-month period beginning from the sixth (6th) trading day following the Closing.

“Equity Purchase Note” refers to the senior unsecured convertible note in a principal amount of $500,000 that is convertible into shares of the Company’s Common Stock at a fixed conversion price of $10 per share.

“Exchange Act” refers to the Securities Exchange Act of 1934, as amended.

“Exchange Agreement” refers to the exchange agreement, dated November 21, 2023, among DHAC, VSee Lab, iDoc, and Dominion Capital LLC pursuant to which the amounts currently due and owing under (i) the DHAC Bridge Note, (ii) the VSee Bridge Note other than $600,000 of the principal amount thereof, and (iii) the iDoc Bridge Note other than $600,000 of the principal amount thereof, will be exchanged at the Closing for the Exchange Note.

“Exchange Note” refers to the senior secured convertible promissory note issued by the Company to DHAC with an aggregate principle value of $2,523,744.29, which will be guaranteed by each of the Company, VSee and iDoc, bearing guaranteed interest at a rate of 8.00% per annum and will be convertible into shares of Company Common Stock at an initial fixed conversion price of $10 per share.

“iDoc” refers to iDoc Virtual Telehealth Solutions, Inc., a Texas corporation.

“iDoc Bridge Notes” refers to the 10% original issue discount senior secured promissory notes in the principal amount of $666,666.60 issued by iDoc to the Bridge Investor on October 5, 2022.

“Manatt” refers to Manatt, Phelps & Phillips, LLP.

“Manatt Debt” refers to the approximate $2.132 million of unpaid legal fees, plus accrued and unpaid interest on such amount owed by the Company to Manatt, which, upon execution of the Manatt Purchase Agreement, all amounts due and owing by the Company were satisfied in full and the Company had no further obligation or liability further thereto.

“Manatt Gross Proceeds” refers the gross proceeds received by Manatt in connection with the sale of the Manatt Shares.

“Manatt Purchase Agreement” refers to the securities purchase agreement, dated December 9, 2025, by and among the Company and Manatt, as amended on December 29, 2025.

“Manatt Private Placement” refers to the private offering pursuant to Section 4(a)(2) of the Securities Act, and Rule 506(b) of Regulation D, as promulgated by the SEC under the Securities Act of the Manatt Shares and the Series B Preferred Stock to Manatt, as contemplated by the Manatt Purchase Agreement.

“Manatt Shares” refers to the 3,000,000 shares of Common Stock issued in the Manatt Private Placement to Manatt pursuant to the Manatt Purchase Agreement.

“Merger Sub I” refers to DHAC Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of DHAC.

“Merger Sub II” refers to DHAC Merger Sub II, Inc., a Texas corporation and wholly owned subsidiary of DHAC.

“Nasdaq” refers to The Nasdaq Stock Market LLC.

“October Convertible Note” refers to the convertible promissory note in the initial principal amount of $217,391 that was issued to the CNPA Investor pursuant to the CNPA.

“October CN Security Agreement” refers to the Security Agreement entered into between the Company and the CNPA Investor on October 29, 2025.

“Original Bridge SPA” refers to the securities purchase agreement entered by and among DHAC, VSee Lab, iDoc and the Bridge Investor on October 5, 2022.

“Quantum Investor” refers to Quantum Assets SPV, LLC, a Florida LLC, the investor who executed the Quantum Purchase Agreement.

“Quantum Note” refers to a 7% original issue discount convertible promissory note in the aggregate principal amount of $3,000,000, bearing interest at rate of 12% per annum and are convertible into shares of Common Stock of DHAC at (1) a fixed conversion price of $10 per share, which was reset to $3.20 per share pursuant to the terms thereof; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination, which conversion price is subject to reset.

“Quantum Purchase Agreement” refers to a convertible note purchase agreement DHAC entered into with the Quantum Investor on November 21, 2023, pursuant to which the Quantum Investor subscribed for and purchased, and the Company issued and sold to the Quantum Investor, the Quantum Note on June 25, 2024 and as amended on July 3, 2024.

“SCS” refers to SCS, LLC, a Florida LLC.

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“SCS Shares” refers to the 202,500 shares of Common Stock granted to SCS under the SCS SPA.

“SCS SPA” refers to that certain securities purchase agreement entered by and between the Company and SCS on November 8, 2024.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Securities Act” refers to the Securities Act of 1933, as amended.

“Selling Stockholders” refers to Armistice and Manatt, or their assigns.

“Series A Preferred Stock” refers to the Series A Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Series B COD” refers to the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock filed with the Secretary of the State of Delaware on December 4, 2025, effective as of December 5, 2025, which provides for the designation of the Series B Preferred Stock.

“Series B Preferred Stock” refers to the Series B Convertible Preferred Stock, par value $0.0001 per share, of the Company.

“Series B Shares” refers to the shares of Common Stock issuable upon conversion of the Series B Preferred Stock.

“Sponsor” refers to Digital Health Sponsor LLC, a Delaware limited liability company.

“Tidewater” refers to Tidewater Ventures, LLC.

“Tidewater Loan Conversion SPA” refers to that certain securities purchase agreement entered by and among DHAC, iDoc and Tidewater on November 21, 2023 and as amended and restated on February 13, 2024.

“Tidewater Shares” refers to the 292,500 shares of Common Stock granted to Tidewater on June 24, 2024 under the Tidewater Loan Conversion SPA.

“Public Warrants” refers to the public warrants of VSee Health, Inc. listed on the Nasdaq Capital Market under the trading symbol “VSEEW.”

“VSee Lab” refers to VSee Lab, Inc., a Delaware corporation.

“VSee Bridge Notes” refers to the 10% original issue discount senior secured promissory notes in the principal amount of $666,666.60 issued by VSee Lab to the Bridge Investor on October 5, 2022.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus and does not contain all of the information that you should consider before investing in our securities. This summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read this entire prospectus carefully, including the information set forth in the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes thereto contained in this prospectus, before making an investment decision. Unless the context requires otherwise, references in this prospectus to “we,” “us,” “our,” “our company,” or similar terminology refer to VSee Health, Inc. and its subsidiaries.

Our Company

Overview

Through our wholly-owned subsidiary VSee Lab, Inc. (“VSee Lab”), we offer a comprehensive telehealth platform for U.S. hospitals and enterprises. Through VSee Lab, we offer a set of telehealth software building blocks, data connectors, and workflow templates that can be rapidly configured into the client’s workflows. Our offerings allow clinicians without programming experience to configure our building blocks into their existing workflow without requiring programmers — i.e. — no code. In addition, our building blocks allow programmers to increase their productivity with simple coding to piece together our building blocks — i.e. — low code.

At the core of our platform is a comprehensive set of software building blocks for telehealth that include on-demand visits, scheduling appointments, in-take forms, signature for consent and compliance, team coordination, unified communication, remote exam and remote patient monitoring, payments including insurance processing, clinical notes, and administrative control panels and analytics. These set of building blocks can connect to electronic medical record systems such as EPIC and Cerner via HL7, FHIR, and sFTP. Lastly, we provide a set of templates to make creating telehealth workflow fast and easy. The entire telehealth platform sits on a scalable server architecture and is HIPAA compliant and SOC2 externally audited. VSee Lab is also GDPR compliant and supports single-sign-on (SSO) and multi-factor-authentication (MFA).

We put telehealth software tools in the hands of clinicians to enable them to make changes without programming so that they can achieve the best patient outcomes. We provide our clients with capabilities specifically built to enable them to collaborate with their clinical and non-clinical colleagues, securely coordinate patient care, conduct virtual patient visits including remote physical exam and remote patient monitoring, and an analytical dashboard to manage their entire telehealth operations from patient satisfaction score to patient wait time to staffing allocations. We empower clinicians to create the workflow they want without waiting for IT; where today, most clinicians feel helpless given that IT departments often cannot give clinicians what they want.

To complement our offerings through VSee Lab, we also provide high acuity patient care solutions through our wholly-owned subsidiary — iDoc. Through iDoc, we offer. specialty intensive care unit services by providing physician services in the neurology intensive care unit (neurointensivists), cardiac intensive care unit (surgical and anesthesia intensivists), and medical intensive care units (pulmonary and critical care intensivists).

We strive to be the solutions provider of access to the shortage of intensivists across the care continuum utilizing sophisticated telehealth solutions to bridge the care gap. In a post-Covid health care system, we aim to provide a solution to physician burnout and to a lack of patient access to quality intensive care. By using the sophisticated leading telehealth software and hardware devices, we provide access to highly skilled physicians in the highest acuity in patient setting, the ICU. We provide elite physician services in the Intensive care units of major hospital systems and other customers. Our core service delivers general critical care, neurology, EEG reading, and neuro critical care through a custom internal virtual health care technology platform. We also serve a diverse range of customers from large hospital systems to small/micro hospitals, to long-term acute care (LTAC) facilities to the federal prison system and others. We connect critically ill patients to high quality Neurointensivists, general and cardiac intensivists and specialty specific e-consultations and helps to improve outcomes for patients as well as improved productivity and physician burnout while reduced costs for health systems. We have developed a unique quality control program in collaboration with each hospital by development of a hospital specific reporting dashboard to monitor and achieve high quality critical care quality. In addition, current workflows and protocols are evaluated to adjust to incorporate critical care. Continuous process improvement and readjustment of target metrics with the ICU team to maximize patient safety and improve outcomes.

Recent Developments

October 2025 Note Financings

On October 9, 2025 and October 20, 2025, the Company entered into two note purchase agreements (the “October Note Purchase Agreements”) with an accredited institutional investor (the “October Note Investor”) pursuant to which the Company issued to the October Note Investor two secured notes, each in the aggregate principal amount of $133,333.33 (the “October Notes”) for a purchase price of $120,000 each. The October Notes each bear interest at the rate of 5% per annum and mature on May 8, 2026 and May 20, 2026, respectively. The October Notes are not convertible and provide for certain events of default that are typical for transactions of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the Notes, the interest rate on the Notes shall accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the Notes remain outstanding, the October Note Purchase Agreements: (1) prohibit the Company from entering into a variable rate transaction, (2) requires that the Company provide the October Note Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibit any exchange transaction involving the Company’s debt or securities.

Additionally, on October 9, 2025 and October 20, 2025, the Company entered into the first amendment agreement (the “First Amendment Agreement) and the second amendment agreement (the “Second Amendment Agreement” and together with the First Amendment Agreement, the “Amendment Agreements”), respectively, with October Note Investor whereby the terms of the Security Agreements (as defined in the Note Purchase Agreements) including: (1) the Amended and Restated Security Agreement, dated as of June 24, 2024 by the Company, VSee Lab and iDoc entered in favor of Dominion Capital LLC, a Connecticut limited liability company and (2) the Security Agreement dated as of September 30, 2025 by the Company, Vsee Lab and iDoc and the Guaranties (as defined in the First October Note Purchase Agreement) including: (1) the Amended and Restated Guaranty dated as of June 24, 2024 and (2) Guaranty dated as of September 30, 2025, in each case by Vsee Lab and iDoc granted in favor of Dominion, were amended to include the Notes so as to ensure that the Notes will be fully secured by the assets of the Company and its subsidiaries.

The foregoing descriptions of the Amendment Agreements, the Notes and the October Note Purchase Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of the Amendment Agreement, the Note, the Note Purchase Agreement, respectively filed as Exhibits 10.54 and 10.56, Exhibits 4.8 and 4.9, and Exhibit 10.55 and 10.57, respectively, hereto and are incorporated by reference herein.

Termination of ELOC

On October 18, 2025, the Company terminated that certain Equity Purchase Agreement, dated November 21, 2023, between the Company and a certain accredited institutional investor (the “Equity Purchase Agreement”), pursuant to Section 10.01(c) of the Equity Purchase Agreement.

Warrant Exchange

On October 29, 2025, the Company, entered into a warrant exchange agreement (the “Warrant Exchange Agreement”) with an accredited institutional investor (the “Warrant Holder”), whereby the Warrant Holder agreed to exercise approximately 130,000 outstanding warrants issued by the Company in connection with its initial public offering for cash, pursuant to the terms of such warrants, as well as exchange an additional 2,250,000 outstanding warrants issued by the Company in connection with its initial public offering for 2,175,000 shares of Common Stock. Such shares of Common Stock were being issued in reliance on Section 3(a)(9) of the Securities Act.

The Company agreed that for the ten day period following the date of the Warrant Exchange Agreement, that it will not, subject to certain exemptions, (A) issue Common Stock or equivalents thereto, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding Common Stock or (C) file with the Securities and Exchange Commission a registration statement under the Securities Act relating to any shares of Common Stock or equivalents thereto.

The foregoing description of the Warrant Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.59 hereto and is incorporated by reference herein.

Convertible Note Purchase Agreement

On October 29, 2025, the Company, entered into a convertible note purchase agreement (the “CNPA”) with an accredited institutional investor (the “CNPA Investor”), whereby the CNPA Investor purchased a convertible promissory note in the initial principal amount of $217,391 (the “October Convertible Note”) and 50,000 shares of the Company’s Common Stock for an aggregate purchase price of $201,000.

Pursuant to the CNPA, until the later of (i) 12 months after execution of the CNPA and (ii) the Company’s obligations under the October Convertible Note are no longer outstanding, the CNPA Investor has the right, but not the obligation, to purchase another convertible promissory note from the Company on the same terms and conditions as the CNPA Note. The CNPA contains standard and customary representations of the Company.

The CNPA Note accrues interest at a rate of 18% per annum; provided that interest for the first eight months accrues immediately and is guaranteed. Interest on the CNPA Note may be paid in cash or in Common Stock, as determined by the CNPA Investor, commencing on December 1, 2025, and the October Convertible Note matures on October 29, 2026. The Company may prepay 100% of the outstanding balance of the October Convertible Note at any time the Company is not in default, provided that the Company pays a prepayment fee equal to 10% of the outstanding balance. At any time after January 29, 2026, the CNPA Investor may convert any portion of the outstanding balance of the October Convertible Note into Common Stock at a price equal to $0.48 per share (the “CN Conversion Price”), subject adjustments for dilutive issuances, stock splits, defaults, and low volume of the Common Stock, as described further therein. The October Convertible Note may not be converted by the CNPA Investor into shares of Common Stock if such conversion would result in the CNPA Investor and its affiliates owning in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the October Convertible Note. The October Convertible Note contains standard and customary events of default and covenants, including that, for as long as the October Convertible Note remains outstanding: (1) the Company is prohibited from entering into a variable rate transaction, (2) the Company is required to provide the CNPA Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) if the Company conduct a Qualified Financing (as defined in the October Convertible Note), the Company must prepay the October Convertible Note out of proceeds from the Qualified Financing and/or the Investor may convert the October Convertible Note at the lower of the CN Conversion Price and 75% of the effective price at which the Company issues securities in the Qualified Financing.

The Company’s obligations under the October Convertible Note are secured by a security interest granted to the CNPA Investor on all assets of the Company, pursuant to a Security Agreement entered into between the Company and the CNPA Investor on October 29, 2025 (the “October CN Security Agreement”).

The foregoing descriptions of the October Convertible Note, the CNPA, and the October CN Security Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the October Convertible Note, the CNPA, and the Security Agreement, respectively filed as Exhibit 4.10, Exhibit 10.62, and Exhibit 10.63 hereto and are incorporated by reference herein.

Promissory Note Exchange

On November 13, 2025, the Company, entered into an exchange agreement (the “Note Exchange Agreement”) with an accredited institutional investor (the “March Note Holder”), whereby the March Note Holder agreed to exchange a certain promissory note issued on March 20, 2025, in the principal amount (including the original issue discount of $55,555.56) of $555,555.56 and with a current balance of $611,878.22, for 941,352 shares of the Common Stock. Such shares of Common Stock were issued in reliance on Section 3(a)(9) of the Securities Act. The Note Exchange Agreement contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Note Exchange Agreement were made only for purposes of the Note Exchange Agreement and as of its specific date, is solely for the benefit of the parties to such agreement and is subject to certain important limitations.

The foregoing description of the Note Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Note Exchange Agreement, a copy of which is filed as Exhibit 10.60 hereto and is incorporated by reference herein.

Equity Line of Credit

Additionally, on November 13, 2025, the Company entered into a $25,000,000 Equity Line of Credit arrangement (“ELOC”) pursuant to a directed stock purchase agreement (the “DSPA”) with an accredited institutional investor (the “ELOC Investor”). The ELOC has a 36-month term, terminable by Company at any time. The Regular Purchase Price (as defined in the DSPA) will equal 96% (unless the purchase price per share would be lower than $1.00 in which case the pricing percentage will be 94%) of the lowest VWAP of the Common Stock in the ten (10) trading days immediately prior to the Closing Date, however, the Regular Purchase Price will not exceed the lower of (a) $500,000 and (b) 95% of the average Daily Traded Value of the Common Stock on the ten trading days immediately preceding such Closing Date. The Expanded Purchase Price (as defined in the DSPA) will equal to the lower of (x) the average of the daily VWAP on the trading day immediately preceding such Expanded Closing Date and the daily VWAP on such Expanded Closing Date (as defined in the DSPA) and (y) the Pricing Percentage (as defined in the DSPA) of the lowest VWAP for all trading days in the period beginning immediately following such Expanded Closing Date and ending on the earlier of (x) ten (10) trading days after and (y) the date when the Purchaser shall have entered into committed, binding trades to sell all of the Purchased Securities purchased at such Expanded Closing not to exceed $5,000,000. Pursuant to the DSPA, the Company may not sell more than 19.9% of the number of issued and outstanding shares of Common Stock in accordance with the regulations of its principal trading market. The DSPA contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the DSPA were made only for purposes of the DSPA and as of its specific date, is solely for the benefit of the parties to such agreement and is subject to certain important limitations.

The ELOC will terminate upon the earlier of the ELOC Investor purchasing an aggregate of $25,000,000 of our Common Stock or November 13, 2028, which is three years from the date the ELOC was entered into. Under the terms of the ELOC, the ELOC Investor may not own more than 9.99% of our issued and outstanding stock at any one time. The net proceeds under the ELOC to the Company will depend on the frequency and prices at which the Company sells shares of its Common Stock to the ELOC Investor. Any such proceeds will be used by the Company for working capital and general corporate purposes.

The foregoing description of the DSPA does not purport to be complete and is qualified in its entirety by reference to the full text of the DSPA, a copy of which is filed as Exhibit 10.61 hereto and is incorporated by reference herein.

Private Placement with Armistice

On November 25, 2025, the Company and Armistice entered into a securities purchase agreement (the “Armistice Purchase Agreement”), pursuant to which the Company agreed to sell to Armistice an aggregate of 9,836,065 shares of Common Stock (the “Armistice Shares”) or pre-funded warrants exercisable for $0.0001 per share in lieu thereof (the “Armistice Pre-Funded Warrants”), and accompanying common warrants to purchase up to 19,672,130 shares of Common Stock (the “Armistice Warrants”) in a private placement (the “Offering”), for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses. The purchase price per Armistice Share (or Armistice Pre-Funded Warrant) and the accompanying Armistice Warrants is $0.61.

The Company agreed to file this registration statement (the “Registration Statement”) to cover the resale of the Armistice Shares, the shares of Common Stock underlying the Armistice Pre-Funded Warrants (the “Armistice Pre-Funded Warrant Shares”) and the shares of Common Stock underlying the Armistice Warrants (the “Armistice Warrant Shares”) within 20 calendar days following the closing of the offering (the “Armistice Private Offering Closing”) contemplated by the Armistice Purchase Agreement (the “Armistice Private Offering”) and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 60 days following the Armistice Private Offering Closing. The Armistice Private Offering Closing occurred on December 1, 2025.

For a more fulsome description of the terms of the Armistice Shares, the Armistice Pre-Funded Warrants, the Armistice Warrants, the Armistice Purchase Agreement and the Armistice Private Offering, refer to the sections titled “Issuance of Securities to the Selling Stockholders — Private Placement with Armistice” and “Description of Capital Stock — Armistice Pre-Funded Warrants ”, “Description of Capital Stock — Armistice Warrants.”

The foregoing descriptions of the Armistice Pre-Funded Warrant, the Armistice Warrant, and the Armistice Purchase Agreement does not purport to be complete and are qualified in their entirety by reference to the full text of the form of Armistice Pre-Funded Warrants, the form of Armistice Warrant and the Form of the Armistice Purchase Agreement, copies of which are filed as Exhibits 4.11, 4.12, and 10.64, respectively, hereto and are incorporated by reference herein.

Private Placement with Manatt

On December 9, 2025, the Company entered into a securities purchase agreement (the “Manatt Purchase Agreement”) with Manatt, Phelps & Phillips, LLP (“Manatt”) pursuant to which the Company agreed to issue Manatt 3,000,000 shares of common stock at a purchase price of $0.65 per share (the “Manatt Shares”) and 1,000 shares of newly authorized shares of Series B Convertible Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”) at a purchase price of $1,000 per share, which such purchase price was paid by Manatt’s agreement to cancel the approximate $2.132 million of unpaid legal fees, plus accrued and unpaid interest on such amount owed by the Company to Manatt (the “Manatt Debt”). On December 29, 2025, the Company and Manatt entered into an amendment to the Manatt Purchase Agreement to increase the number of shares of Series B Preferred Stock issued to Manatt pursuant to the Manatt Purchase Agreement to 2,000 shares. The Series B Preferred Stock are convertible into shares of Common Stock (the “Series B Shares”) at any time after the gross proceeds received by Manatt in connection with the sale of the Manatt Shares (“Manatt Gross Proceeds”) is less than $2.3 million, the number of which is determined by dividing the stated value of the Series B Preferred Stock by the conversion price equal to $0.65. Under the Series B COD, the Company may not effect any conversion of the Series B Preferred Stock to the extent that after giving effect to such conversion, the holder thereof would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to the conversion.

When the Manatt Gross Proceeds equals or exceeds $2.3 million, any outstanding Manatt Shares, Series B Shares and shares of Series B Preferred Stock will be automatically cancelled and returned to the Company. Pursuant to the Manatt Purchase Agreement, the Company agreed to prepare and file this Registration Statement with the Securities and Exchange Commission to cover the resale by Manatt of the Manatt Shares and Series B Shares, if applicable.

For additional information regarding the Manatt Shares, the Manatt Purchase Agreement, the Series B Preferred Stock and the Manatt Private Placement, refer to the sections titled “Issuance of Securities to the Selling Stockholders — Private Placement with Manatt” and “Description of Capital Stock — Series B Preferred Stock.” The foregoing description of the terms of the Series B Preferred Stock and Manatt Purchase Agreement, as amended, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Series B COD and the Manatt Purchase Agreement, as amended, which are filed as Exhibits 3.5, 10.66 and 10.67, respectively, hereto and are incorporated by reference herein.

Resolution of Nasdaq Stockholders’ Equity Listing Deficiency

As previously reported, on September 2, 2025, the Company received a notification letter (the “Letter”) from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq Listing Rule 5550(b)(1) (the “Equity Rule”) because the Company’s stockholders’ equity had fallen below the $2,500,000 required minimum for continued listing. The Company’s stockholders’ deficit was $18,488 as of December 31, 2024, as reported in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as amended. The Company filed an appeal of the determination to delist the Company’s securities with the Nasdaq Hearings Panel (the “Panel”) and a hearing before the Panel was held on September 9, 2025 (the “Hearing”). Based on the information presented by the Company at the Hearing, the Panel determined to grant the Company’s request for an exception to complete its compliance plan.

The Staff subsequently notified the Company that the Panel, among other things, decided to grant the Company’s request for continued listing on the Nasdaq Capital Market subject to the Company demonstrating, on or before December 1, 2025, compliance with the Equity Rule by filing public disclosure describing the transactions undertaken by the Company to achieve compliance with the Equity Rule and demonstrate long-term compliance with the Equity Rule, and by providing an indication of its equity following those transactions. The Panel noted that the Company may do so by including in the public disclosure a balance sheet not older than 60 days with pro forma adjustments for any significant transactions or events.

The Company believes that it has demonstrated compliance with the Equity Rule on a pro forma basis following the exercise of certain outstanding warrants, the conversion into Common Stock of multiple outstanding convertible notes and preferred shares, and the exchange of certain outstanding payables of the Company into Common Stock and preferred shares (collectively, the “Transactions”).

A pro forma balance sheet, assuming the Transactions closed as of December 31, 2025, shows total stockholders’ equity of $13.2 million, reflecting compliance with the Equity Rule, and is filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed on November 28, 2025.

On December 12, 2025, Nasdaq notified the Company that it had regained compliance with the Equity Rule and that the previously disclosed listing matter described in the Letter has been closed.

Amendment No. 1 to the Bylaws

On December 17, 2025, the Board approved an amendment of the Bylaws (the “Bylaw Amendment”) to reduce the quorum needed for stockholder meetings to one-third (33.33%) of the voting power of the shares of capital stock of the Company issued and outstanding and entitled to vote at a meeting of stockholders, present in person or represented by proxy. The quorum requirement was also applied retroactively to the 2025 annual meeting of stockholders of the Company, which will be held on December 30, 2025, beginning at 2:30 p.m. eastern time via live webcast, as described in the proxy statement filed by Company on November 24, 2025, as supplemented on December 18, 2025.

The forgoing description of the Bylaw Amendment is qualified in its entirety to the full text of the Bylaw Amendment, which is filed as Exhibit 3.4 hereto and is incorporated by reference herein.

Summary of Risk Factors

Our business is subject to numerous risks and uncertainties that you should be aware of before making an investment decision, including those highlighted in the section entitled “Risk Factors” in this prospectus. These risks include, but are not limited to, the following:

Risks Related to this Offering

●	The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

●	Our commitments to issue shares of Common Stock or securities that are convertible or exercisable into shares of Common Stock may cause significant dilution to our stockholders.

●	Our commitment to issue shares of Common Stock pursuant to the terms of the Series B Certificate of Designations, Armistice Pre-Funded Warrants and Armistice Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Risks Related to Our Financial Position and Capital Needs

●	We have a history of losses, anticipate increasing our operating expenses in the future and may not achieve or maintain profitability in the future.

●	Our failure to maintain an effective system of internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

●	We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

Risks Related to Our Operation of Business

●	There is uncertainty regarding our ability to continue as a going concern.

●	We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

●	We may incur losses in the future and thereafter may never achieve or sustain profitability.

●	The developing and rapidly evolving nature of our business and the markets in which we operate may make it difficult to evaluate our business.

●	Our sales cycles can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

●	Our practices rely on physician and physician extender’s abilities and therefore there are potential medical malpractice risks that may adversely affect our business.

●	If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from them, our business may be harmed.

●	Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide medical services, and our business would be harmed if those relationships were disrupted.

●	Any failure to offer high-quality technical support services may harm our relationships with our clients and our financial results.

●	Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to support our continued growth.

●	We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could harm our business.

●	We may become subject to medical liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could harm our business.

Risks Related to Governmental Regulation

●	In the U.S., we conduct business in a heavily regulated environment and if we fail to comply with health care laws and regulations, we could incur fines and other penalties, be prohibited from participating in certain reimbursement programs or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

●	State legislative and regulatory changes specific to the area of telehealth law may present the third party medical groups and independent physicians on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.

●	Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.

●	Our collection, use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm to us and, in turn, harm our client base and our business.

●	If we fail to comply with federal and state laws and policies governing claim submissions to government healthcare programs or commercial insurance programs, we or our clients may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs and contractual claims by commercial insurers.

●	Physician licensing and credentialing, a cost of providing professional services, can negatively impact our margins as it may incur increased expenses to utilize appropriately licensed and credentialed physicians for consult demands, especially when expanding to new jurisdictions and new hospital clients.

Risks Related to the Use of Our Technology

●	Failure to keep pace with advances in technology could cause our solutions to become obsolete, which could harm our business, financial condition and results of operations.

●	We rely on telecommunications and internet service providers for providing solutions to our clients, and any interruption or failure in the services provided by these third parties could harm our business.

●	Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally developed technology and our brand and the costs involved in such enforcement could harm our business.

●	We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

Risks Related to our Common Stock and Us as a Public Company

●	We have no substantial combined operating history, and any failure to successfully integrate the business of VSee Lab and iDoc could adversely affect the results of our operations.

●	If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

●	We reached a determination to restate certain of our previously issued consolidated financial statements as a result of the identification of errors in previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.

●	We are required to meet the continuing listing requirements of the Nasdaq Stock Market. However, we may be unable to maintain the listing of our securities in the future.

●	We will continue to incur significant costs from operating as a public company, and our management expects to devote substantial time to public company compliance programs.

●	Our management team has limited experience managing a public company.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. For as long as we remain an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies. These provisions include, but are not limited to:

●	being permitted to have only two years of audited financial statements and only two years of related selected financial data and management’s discussion and analysis of financial condition and results of operations disclosure;

●	an exemption from compliance with the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended, or the Sarbanes-Oxley Act;

●	reduced disclosure about executive compensation arrangements in our periodic reports, registration statements, and proxy statements; and

●	exemptions from the requirements to seek non-binding advisory votes on executive compensation or golden parachute arrangements.

In addition, the JOBS Act permits emerging growth companies to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We are not choosing to “opt out” of this provision. We will remain an emerging growth company until the earliest of (i) the end of the fiscal year following the fifth anniversary of the completion of initial public offering, (ii) the first fiscal year after our annual gross revenues exceed $1.235 billion, (iii) the date on which we have, during the immediately preceding three-year period, issued more than $1.0 billion in non-convertible debt securities or (iv) the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeds $700 million as of the end of the second quarter of that fiscal year.

We are also a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue is less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Our Corporate Information

We were incorporated under the name “Digital Health Acquisition Corp.” on March 30, 2021 under the laws of the State of Delaware for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving one or more other businesses. On June 24, 2024, we completed the Business Combination pursuant to the Business Combination Agreement dated as of November 21, 2023, as amended by the first amendment dated February 13, 2024 and the second amendment dated April 17, 2024 (as amended, the “Business Combination Agreement”) that we entered into with VSee Lab and iDoc. Upon the completion of the Business Combination, we changed our name to “VSee Health, Inc.” and the business of VSee Lab and iDoc became our business.

Our principal executive offices are located at 980 N Federal Hwy #304, Boca Raton, FL 33432, and our telephone number is (561) 672-7068. Our website can be found at https://vseehealth.com/.

THE OFFERING

Common Stock outstanding prior to this offering	33,193,140 shares.

Shares of Common Stock offered by the Selling Stockholders	Up to 33,808,195 shares of Common Stock, including (i) 3,000,000 shares of Common Stock held by Manatt, (ii) 1,300,000 shares of common stock issuable upon conversion of the Series B Preferred Stock held by Manatt, (iii) 9,836,065 shares of Common Stock issuable upon the exercise of Armistice Pre-Funded Warrants held by Armistice, exercisable for $0.0001 per share, and (iii) 19,672,130 shares of Common Stock issuable upon exercise of Armistice Warrants held by Armistice. All of the shares, when sold, will be sold by the Selling Stockholders.

Common Stock to be outstanding after this offering	67,001,335 shares, assuming the issuance of the maximum number of shares of Common Stock to be sold hereunder upon conversion of the Series B Preferred Stock and the exercise of Armistice Pre-Funded Warrants and Armistice Warrants held by the Selling Stockholders and not giving effect to any applicable beneficial ownership limitations and stockholder approval requirements contained in such preferred stock, pre-funded warrants and warrants.

Use of proceeds	We are not selling any Common Stock under this prospectus and will not receive any proceeds from the sale or other disposition of shares by the Selling Stockholders. We have, however, received proceeds from the sale of the Armistice Pre-Funded Warrants and Armistice Warrants held by Selling Stockholders and will receive the net proceeds of any exercise of such pre-funded warrants or warrants for cash by Selling Stockholders.

Terms of this offering	The Selling Stockholders, including their respective transferees, donees, pledgees, assignees, and successors-in-interest, may sell, transfer, or otherwise dispose of any or all of the shares of Common Stock offered by this prospectus from time to time on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. Shares of Common Stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

Nasdaq symbol	Our Common Stock and public warrants are listed on the Nasdaq Capital Market under the symbols “VSEE” and “VSEEW,” respectively.

Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information under the heading “Risk Factors” in this prospectus and under similar headings in other documents filed after the date hereof that supplement this prospectus. See “Where You Can Find More Information.”

Shares of our Common Stock to be outstanding upon completion of this offering are based on 33,193,140 shares of our Common Stock outstanding as of December 26, 2025, assumes the issuance of the shares of Common Stock to be sold by the Selling Stockholders hereunder upon conversion of the Series B Preferred Stock held by Manatt and the exercise of the Armistice Pre-Funded Warrants and Armistice warrants held by Armistice, and excludes:

●	2,544,021 shares of Common Stock reserved for issuance pursuant to the Company’s 2024 Equity Incentive Plan, including 803,646 stock options issued and 1,740,375 shares of Common Stock available for future issuance;

●	Up to 9,952,432 shares of Common Stock issuable upon exercise of outstanding Public Warrants of the Company;

●	Up to 1,498,073 shares of Common Stock issuable upon exercise of outstanding private warrants of the Company; and

●	Up to 894,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

Risk Factors

Investing in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information appearing elsewhere in this prospectus, including our financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before deciding to invest in our securities. The occurrence of any of the following risks could have a material and adverse effect on our business, reputation, financial condition, results of operations and future growth prospects, as well as our ability to accomplish our strategic objectives. As a result, the trading price of our securities could decline, and you could lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations and stock price.

Risks Related to this Offering

The Selling Stockholders may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

Pursuant to the terms of the Armistice Pre-funded Warrants and Armistice Warrants, they may not be exercised into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause Selling Stockholders to beneficially own more than 4.99% and 9.99% of our then outstanding shares of Common Stock, respectively. Pursuant to the terms of the Series B Preferred Stock, they may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause Selling Stockholders to beneficially own more than 9.99% of our then outstanding Shares of Common Stock. Furthermore, the terms of the Manatt Purchase Agreement prevent Manatt from being issued more than 19.99% of the Company’s outstanding Common Stock as of the date of such agreement. However, we do not have the right to control the timing and amount of any sales by the Selling Stockholders of the shares registered for resale hereunder. In addition, these restrictions do not prevent the Selling Stockholders from selling shares of Common Stock received in connection with such warrant exercises or preferred stock conversions and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the Selling Stockholders could sell more than 4.99%, 9.99% or 19.99% of the outstanding shares of Common Stock, as applicable, in a relatively short time frame while never holding more than 4.99%, 9.99% or 19.99%, as applicable, at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock hereunder may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our commitments to issue shares of Common Stock or securities that are convertible or exercisable into shares of Common Stock may cause significant dilution to our stockholders.

The Armistice Pre-Funded Warrants and Armistice Warrants are exercisable into shares of the Company’s Common Stock at fixed exercise prices of $0.0001 and $0.61 per share, respectively. The Series B Preferred Stock is convertible into shares of the Company’s Common Stock (the “Series B Shares”), with such number of Series B Shares determined by dividing the stated value of the Series B Preferred Stock that are being converted by the conversion price equal to $0.65. The Series B Preferred Stock is convertible at any time after the gross proceeds received by Manatt in connection with the sale of the Manatt Shares (the “Manatt Gross Proceeds”) from the sale of all Manatt Shares is less than $2.3 million. The Company has agreed not to issue any shares of Common Stock upon exercise of the Armistice Warrants in excess of stock issuance cap required by the rules of Nasdaq (the “Exchange Cap”) unless the Company obtains stockholder approval for issuance of shares of Common Stock exceeding such Exchange Cap.

The issuance of shares Common Stock upon the exercise of the Armistice Pre-Funded Warrants and Armistice Warrants or upon conversion of the Series B Preferred Stock would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Our commitment to issue shares of Common Stock pursuant to the terms of the Series B Certificate of Designations, Armistice Pre-Funded Warrants and Armistice Warrants could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to the terms of the Series B Certificate of Designations, Armistice Pre-Funded Warrants and the Armistice Warrants has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The Selling Stockholders may participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

Risks Related to Our Financial Position and Capital Needs

We have a history of losses, anticipate increasing our operating expenses in the future and may not achieve or maintain profitability in the future.

We have a history of operating losses, including operating losses of $6,143,579, $59,123,462, $62,150,845 and $1,873,589 for the nine months ended September 30, 2025 and 2024 and the years ended December 31, 2024 and 2023, respectively. We had an accumulated deficit of $74,566,341 and total stockholders’ deficit of $5,575,498 at September 30, 2025, and there can be no assurance if or when we will produce sufficient revenue from our operations to support our costs. We must generate and sustain higher revenue levels in future periods to become profitable, and, even if we do, we may not be able to maintain or increase our profitability. We expect to continue to incur losses for the foreseeable future as we expend substantial financial and other resources and these expenditures may not result in additional revenue or the growth of our business. Accordingly, we may not be able to generate sufficient revenue to offset our expected cost increases and achieve and sustain profitability. If we fail to achieve and sustain profitability, the market price of our Common Stock could decline.

Our failure to maintain an effective system of internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

Our independent registered public accounting firm identified material weaknesses in our internal controls over financial reporting in connection with the preparation of our financial statements and audit as of and for the year ended December 31, 2024, which relate to a deficiency in the design and operation of our financial accounting and reporting controls. Specifically, the material weaknesses resulted from (i) the lack of a sufficient number of personnel within the accounting function to adequately segregate duties, (ii) not having a designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting system, and (iii) not having a formalized control environment and oversite of controls over financial reporting, and we lack proper accounting for significant or non-recurring transactions. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis.

We lack the resources to employ additional personnel to help mitigate these material weaknesses and we foresee that these material weaknesses will not be remediated until we receive additional funding to support our accounting department. While we intend to implement additional measures to remediate the material weaknesses, there is no guarantee that they can be remediated in a timely fashion or at all. Our failure to correct these material weaknesses could result in inaccurate financial statements and could also impair our ability to comply with the applicable financial reporting requirements on a timely basis. While we believe we have addressed any regulatory or financial reporting issues highlighted by our auditor, such compliance issues, should they materialize or persist, could cause investors to lose confidence in our reported financial information and may result in volatility in and a decline in the market price of our securities, as well as adverse directions from federal, state and local regulatory authorities.

Section 404 of the Sarbanes-Oxley Act will require that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K. It may take us time to develop the requisite internal control framework. Our management may conclude that our internal control over financial reporting is not effective, or the level at which our controls are documented, designed or reviewed is not adequate, and may result in our independent registered public accounting firm issuing a report that is qualified. In addition, the reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to complete our evaluation testing and any required remediation promptly.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

The extent we rely on current investors (including the Selling Stockholders hereof) in the Company as sources of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from our current investors were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working and other capital needs. In addition to the Series B Preferred Stock, Armistice Pre-funded Warrant, Armistice Warrant and the other securities purchase transactions discussed hereof, we may still need additional capital for our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

Risks Related to Our Operation of Business

The restatement of our previously issued financial statements and associated analysis and ongoing remedial measures have been time consuming and expensive and could expose us to additional risks that could materially adversely affect our financial position, results of operations and cash flows.

In connection with the preparation of our financial statements for the fiscal year ended December 31, 2024, we identified material weaknesses in our internal control over financial reporting and clinical trial expenses. If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, stockholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our Common Stock and listed Warrants.

If the interpretations, estimates or judgments we use to prepare our financial statements prove to be incorrect, we may be required to restate our financial results, which could have a number of material adverse effects on us.

There is uncertainty regarding our ability to continue as a going concern.

Our independent registered public accounting firm included an explanatory paragraph in its report on our consolidated financial statements as of and for the year ended December 31, 2024, which stated that management has concluded that substantial doubt exists about our ability to continue as a going concern for one year after the date our consolidated financial statements are issued. As discussed in Note 1 to our consolidated financial statements, we have an accumulated deficit at September 30, 2025 and continuing net losses and negative cash flows from operations and we expect to continue incurring operating losses and negative cash flows in the future. These matters raise substantial doubt about our ability to continue as a going concern. Our plans in regard to these matters are also described in Note 1 to our consolidated financial statements. As a result of the uncertainty regarding our ability to continue as a going concern, there is increased risk that you could lose the entire amount of your investment in us. The financial statements included in this report do not include any adjustments that might result from the outcome of this uncertainty.

We operate in a competitive industry, and if we are not able to compete effectively, our business, financial condition, and results of operations will be harmed.

The telemedicine market is rapidly evolving and highly competitive. We expect competition to intensify in the future as existing competitors and new entrants introduce new telemedicine services and software platforms or other technology to U.S. healthcare providers, particularly hospitals and healthcare systems. We currently face competition from a range of companies, including other incumbent providers of telemedicine consultation services and specialized software providers, that are continuing to grow and enhance their service offerings and develop more sophisticated and effective transaction and service platforms. In addition, large, well-financed healthcare providers have in some cases developed their own telemedicine services and technologies utilizing their own and third-party platforms and may provide these solutions to their patients. Electronic medical record vendors could build telemedicine functionality directly into their existing systems for healthcare providers instead of utilizing our solution. Competition from specialized telemedicine services and software providers, healthcare providers and other parties will result in continued pricing pressures, which is likely to lead to price declines in certain of our services, which could negatively impact our sales, profitability and market share.

Some of our competitors may have greater name recognition, longer operating histories and significantly greater resources than we do. Further, our current or potential competitors may be acquired by third parties with greater available resources. As a result, our competitors may be able to respond more quickly and effectively than either can to new or changing opportunities, technologies, standards or client requirements and may have the ability to initiate or withstand substantial price competition. In addition, current and potential competitors have established, and may in the future establish, cooperative relationships with vendors of complementary products, technologies or services to increase the availability of their solutions in the marketplace. Accordingly, new competitors or alliances may emerge that have greater market share, a larger client base, more widely adopted proprietary technologies, greater marketing expertise, greater financial resources and larger sales forces than we have, which could put us at a competitive disadvantage. Our competitors could also be better positioned to serve certain segments of the telemedicine market, which could create additional price pressure. In light of these factors, even if the solutions we offer are more effective than those of our competitors, current or potential clients may accept competitive solutions in lieu of purchasing our solutions. If we are unable to compete successfully in the telemedicine industry, our business, financial condition and results of operations will be harmed.

Moreover, we expect that competition will continue to increase as a result of consolidation in the healthcare industry. Many healthcare industry participants are consolidating to create integrated healthcare delivery systems with greater market power. As provider networks and managed care organizations consolidate, thus decreasing the number of market participants, competition to provide services like ours will become more intense, and the importance of establishing and maintaining relationships with key industry participants will become greater. These industry participants may try to use their market power to negotiate price reductions for our telemedicine consultation and platform services. If we are forced to reduce our prices and are unable to achieve a corresponding reduction in our expenses, our revenues would decrease, which could harm our business.

The level of demand for and market utilization of our software and solutions are subject to a high degree of uncertainty.

The market for telemedicine services and related technology is characterized by rapid change. As telemedicine specialty consultation workflows and related business drivers continue to evolve, the level of demand for and market utilization of our telemedicine services and platform remain subject to a high degree of uncertainty. Our success will depend to a substantial extent on the willingness of healthcare organizations to use, and to increase the frequency and extent of their utilization of, our solutions and our ability to demonstrate the value of telemedicine to healthcare providers. If healthcare organizations do not recognize or acknowledge the benefits of these telemedicine services platform or if either is unable to reduce healthcare costs or generate positive health outcomes, then the market for our solutions might not develop at all, or it might develop more slowly than we expect. Similarly, negative publicity regarding patient confidentiality and privacy in the context of technology-enabled healthcare or concerns about our solutions or the telemedicine market as whole could limit market acceptance of our solutions. If clients do not perceive the benefits of our solutions, then the market may not develop at all, or it may develop more slowly than we expect. Achieving and maintaining market acceptance of our solutions could be negatively affected by many factors, including:

●	the quality, popularity, pricing and timing of telemedicine consultation services utilized by us and our competitors;

●	general economic conditions, particularly economic conditions adversely affecting discretionary and reimbursable healthcare spending;

●	federal and state policy initiatives impacting the need for, fraud and abuse concerns regarding, and pricing of telemedicine services;

●	changes in client needs and preferences;

●	the development of specialty care practice standards or industry norms applicable to telemedicine consultation services;

●	the availability of other forms of medical and telemedicine assistance;

●	lack of additional evidence or peer-reviewed publication of clinical evidence supporting the safety, ease-of-use, cost-savings or other perceived benefits of our solutions over competitive products or other currently available methodologies;

●	perceived risks associated with the use of our solutions or similar products or technologies generally; and

●	critical reviews and public tastes and preferences, all of which change rapidly and cannot be predicted.

In addition, our solutions may be perceived by clients or potential clients to be more complicated or less effective than traditional approaches, and may be unwilling to change their current healthcare practices. Healthcare providers are often slow to change their medical treatment practices for a variety of reasons, including perceived liability risks arising from the use of new products and services and the uncertainty of third-party reimbursement. Accordingly, healthcare providers may not recommend our solutions until there is sufficient evidence to convince them to alter their current approach. Any of these factors could adversely affect the demand for and market utilization of our solutions, which would harm its business.

We may incur losses in the future, and thereafter may never achieve or sustain profitability.

We expect our costs will increase in the foreseeable future and we may incur losses. We also expect to invest significant additional funds towards enhancing our services and platform, growing our business and operating as a public company and as we continue to invest in increasing our hospital and healthcare system client base, expanding our operations, hiring additional employees, and developing future offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses. Even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. As we expand, we may not generate positive cash flow from operations in any given period. If we are not able to achieve or maintain positive cash flow in the long term, we will require additional financing, which may not be available on favorable terms or at all or which would be dilutive to our stockholders. If we are unable to address these risks and challenges successfully as we encounter them, our business may be harmed. Our failure to achieve or maintain profitability or positive cash flow could negatively affect the value of our Common Stock.

The developing and rapidly evolving nature of our business and the markets in which we operate may make it difficult to evaluate our business.

We have been creating offerings for the developing and rapidly evolving market for telemedicine services. Each of VSee Lab, iDoc and telemedicine overall has limited operating history with their current solutions and business model makes it difficult to evaluate their business and prospects. It is difficult to evaluate trends that may affect our business and whether our expansion will be profitable. You should consider our business and prospects in light of the risks and difficulties either VSee Lab and/or iDoc encounter or may encounter. These risks and difficulties include those frequently experienced by growing companies in rapidly changing industries, such as determining appropriate investments of our limited resources, market adoption of our existing and future solutions, competition from other companies, acquiring and retaining clients, hiring, integrating, training and retaining skilled personnel, developing new solutions, determining prices for our solutions, unforeseen expenses, and challenges in forecasting accuracy. If we have difficulty launching new solutions, our reputation and business may be harmed. Additional risks include our ability to effectively manage growth and to store, protect and use personal data in compliance with governmental regulation, contractual obligations and other legal obligations related to privacy and security. If our assumptions regarding these and other similar risks and uncertainties, which we use to plan our business, are incorrect or change as we gain more experience operating our businesses or due to changes in our industry, or if we do not address these challenges successfully, our business, financial condition and results of operations could differ materially from our expectations and our business could suffer.

Our business, results of operations, and financial condition may fluctuate on a quarterly and annual basis, which may result in a decline in our stock price if such fluctuations result in a failure to meet any projections that we may provide or the expectations of securities analysts or investors.

Our operating results have in the past and could in the future vary significantly from quarter-to-quarter and year-to-year and may fail to match our past performance, our projections or the expectations of securities analysts because of a variety of factors, many of which are outside of our control. As a result, we may not be able to accurately forecast our operating results and growth rate. Any of these events could cause the market price of our Common Stock to fluctuate. Factors that may contribute to the variability of our operating results include:

●	the addition or loss of large hospital and healthcare system clients, including through acquisitions or consolidations of such clients;

●	seasonal and other variations in the timing of our sales and implementation cycles, especially in the case of our large clients;

●	the timing of recognition of revenue, including possible delays in the recognition of revenue due to sometimes unpredictable implementation timelines;

●	the amount and timing of operating expenses related to the maintenance and expansion of our business, operations and infrastructure;

●	the timing and success of introductions of new products and services by us or our competitors or any other change in the competitive dynamics of our industry, including consolidation among competitors, hospital and healthcare system clients or strategic partners;

●	hospital and healthcare system client renewal rates and the timing and terms of such renewals;

●	the mix of services sold and utilization volume of our services during a period;

●	the timing of expenses related to the development or acquisition of technologies or businesses and potential future charges for impairment of goodwill from acquired companies;

●	technical difficulties or interruptions in our services;

●	breaches of information security or privacy;

●	our ability to hire and retain qualified personnel, including cross-licensing and privileging each of our physician networks;

●	changes in the structure of healthcare provider and payment systems;

●	changes in the legislative or regulatory environment, including with respect to healthcare, privacy, or data protection, or enforcement by government regulators, including fines, orders, or consent decrees;

●	the cost and potential outcomes of ongoing or future regulatory investigations or examinations, or of future litigation;

●	political, economic and social instability, including terrorist activities and health epidemics, and any disruption these events may cause to the global economy; and

●	changes in business or macroeconomic conditions.

The impact of one or more of the foregoing and other factors may cause our operating results to vary significantly. As such, we believe that quarter-to-quarter and year-to-year comparisons of our operating results may not be meaningful and should not be relied upon as an indication of future performance.

Our sales cycles can be long and unpredictable and requires considerable time and expense. As a result, our sales, revenues, and cash flows are difficult to predict and may vary substantially from period to period, which may cause our results of operations to fluctuate significantly.

The sales cycle for our solutions from initial contact with a potential lead to contract execution and implementation varies widely by client. Some of our clients undertake a significant and prolonged evaluation process, including to determine whether our solutions meet their unique telemedicine service needs, which frequently involves evaluation of not only our solutions but also an evaluation of those of our competitors, which has in the past resulted in extended sales cycles. Our sales efforts involve educating our clients about the use, technical capabilities and potential benefits of our solutions. Moreover, our large hospital and healthcare system clients often begin to deploy our solutions on a limited basis, but nevertheless demand extensive configuration, integration services and pricing concessions, which increases our upfront investment in the sales effort with no guarantee that these clients will deploy our solution widely enough across their organization to justify our substantial upfront investment. It is possible that in the future that we may experience even longer sales cycles, more complex client needs, higher upfront sales costs and less predictability in completing some of our sales, we continue to expand our direct sales force, expand into new territories and market additional solutions and services. If our sales cycles lengthen or our substantial upfront sales and implementation investments do not result in sufficient sales to justify our investments, our business could be harmed.

Developments affecting spending by the healthcare industry could adversely affect our revenues.

The U.S. healthcare industry has changed significantly in recent years, and we expect that significant changes will continue to occur. General reductions in expenditures by healthcare industry participants could result from, among other things:

●	government regulations or private initiatives that affect the manner in which healthcare providers interact with patients, payors or other healthcare industry participants, including changes in pricing or means of delivery of healthcare products and services;

●	consolidation of healthcare industry participants;

●	reductions in government funding for healthcare, in particular telehealth; and

●	adverse changes in business or economic conditions affecting healthcare payors or providers or other healthcare industry participants.

Any of these changes in healthcare spending could adversely affect our revenues. Even if general expenditures by industry participants remain the same or increase, developments in the healthcare industry may result in reduced spending in some or all of the specific market segments that we serve now or in the future. However, the timing and impact of developments in the healthcare industry are difficult to predict. We cannot assure you that the demand for our solutions and services will continue to exist at current levels or that we will have adequate technical, financial, and marketing resources to react to changes in the healthcare industry.

Our practices rely on physician and physician extender’s abilities and therefore there are potential medical malpractice risks that may adversely affect our business.

Our business may expose them to potential medical malpractice, professional negligence, or other related actions or claims that are inherent in the provision of healthcare services. These claims, with or without merit, could cause them to incur substantial costs and could place a significant strain on our financial resources, divert the attention of management from our core business, harm our reputation and adversely affect our ability to attract and retain clients, any of which could have a material adverse effect on our business, financial condition and results of operations.

Economic uncertainties or prolonged downturns in the general economy, or political changes, could disproportionately affect the demand for our solutions and harm our business.

Current or future economic uncertainties or prolonged downturns could harm our business. Negative conditions in the general economy in the United States, including conditions resulting from changes in gross domestic product growth, financial and credit market fluctuations, political deadlock, natural catastrophes, pandemics, social unrest, warfare and terrorist attacks, could cause a decrease in funds available to our clients and potential clients and negatively affect the growth rate of our business.

These economic conditions may make it difficult for us and our clients to forecast and plan future budgetary decisions or business activities accurately, and they could cause our clients to re-evaluate their decisions to purchase our solutions, which could delay and lengthen our sales cycles or result in cancellations of planned purchases. Furthermore, during challenging economic times or because of political changes, our clients may tighten their budgets and face constraints in gaining timely access to sufficient funding or other credit, which could result in an impairment of their ability to make timely payments to us. In turn, we may be required to increase our allowance for doubtful accounts, which would adversely affect our financial results.

To the extent our solutions are perceived by clients and potential clients to be discretionary, our revenues may be disproportionately affected by delays or reductions in general information technology and telemedicine spending. Competitors may respond to market conditions by lowering prices and attempting to lure away our clients. In addition, the increased pace of consolidation in the healthcare industry may result in reduced overall spending on our solutions.

We cannot predict the timing, strength or duration of any economic slowdown, instability or recovery, generally or within the healthcare industry, or the effect of political changes. If the economic conditions of the general economy or the healthcare industry do not improve, or worsen from present levels, our business could be harmed.

If our existing clients do not continue or renew their contracts with us, renew at lower fee levels or decline to purchase additional services from them, our business may be harmed.

We expect to derive a significant portion of our revenues from renewal of existing client contracts and sales of additional services to existing clients. Factors that may affect our ability to sell additional solutions and services include, but are not limited to, the following:

●	the price, performance and functionality of our software solutions;

●	the availability, price, performance and functionality of competing solutions;

●	our ability to develop and sell complementary solutions and services;

●	changes in healthcare laws, regulations or trends; and

●	the business environment and strategic priorities of our clients.

Most of our clients have no obligation to renew their subscriptions for our solutions after the initial term expires. In addition, our clients may negotiate terms less advantageous to them upon renewal, which may reduce our revenues from these clients. If our clients fail to renew their contracts, renew our contracts upon less favorable terms or at lower fee levels or fail to purchase new solutions and services from them, our revenues may decline, or our future revenue growth may be constrained.

Our telemedicine business and growth strategy depends on our ability to maintain and expand our network of established hospital system and telemedicine user bases, board-certified physicians and other provider specialists. If we are unable to maintain and expand our network, our future growth would be limited and our business would be harmed.

Our success is dependent upon our continued ability to maintain a network of established health care systems providers and established, board-certified physicians and other provider specialists. Our ability to develop and maintain satisfactory relationships with these providers also may be negatively impacted by other factors not associated with either of them, such as changes in Medicare and/or Medicaid reimbursement levels and other pressures on healthcare providers and consolidation activity among hospitals, physician groups and healthcare providers. The failure to maintain or to secure new cost-effective provider contracts may result in a loss of or inability to grow our client base, higher costs, healthcare provider network disruptions, less attractive service for our clients and/or difficulty in meeting regulatory requirements, any of which could harm our business.

Our telemedicine business is dependent on our relationships with affiliated professional entities, which we do not own, to provide medical services, and our business would be harmed if those relationships were disrupted.

There is a risk that U.S. state authorities in some jurisdictions may find that our contractual relationships with our physicians and physician extenders who provide telehealth services violate state’s prohibition against the corporate practice of medicine and related professions. The corporate practice of medicine prohibition exists in some form, by statute, regulation, board of medicine or attorney general guidance, or case law, in most states, though there is broad variation between state application and enforcement of the doctrine makes an exact count difficult. These laws generally prohibit the practice of medicine or related professions by lay persons or entities and are intended to prevent unlicensed persons or entities from interfering with or inappropriately influencing a physician or physician extenders’ professional judgment. The extent to which each state considers particular actions or contractual relationships between us and our providers to constitute improper influence of professional judgment varies across the states and is subject to change and to evolving interpretations by state boards of medicine and state attorneys general, among others. As such, we must monitor our compliance with laws in every jurisdiction in which we operate on an ongoing basis, but we cannot guarantee that subsequent interpretation of the corporate practice of medicine or related professions laws will not circumscribe our business operations. State corporate practice of medicine doctrines also often impose penalties on the licensed providers themselves for aiding the corporate practice of medicine, which could discourage physicians from participating in our network of providers.

A material change in corporate practice of medicine interpretation could impact our operations and could impair our ability to provide services to our clients and harm our business.

If we are not able to develop and release new solutions, or successful enhancements, new features and modifications to our existing solutions, our business could be harmed.

To date, we have derived a substantial majority of our revenues from sales of solutions from our telemedicine software platforms, and our longer-term results of operations and continued growth will depend on our ability successfully to develop and market new solutions and add in additional modules and feature in a timely manner. In addition, we have invested, and will continue to invest, significant resources in research and development to enhance our existing solutions. If existing clients are not willing to make additional payments for such new solutions, or if new clients do not value such new solutions or enhancements, it could harm our business. If we are unable to predict client and user preferences or other industry changes, or if we are unable to enhance or modify our solutions on a timely basis, we may lose clients. In addition, our results of operations would suffer if our innovations are not responsive to the needs of our clients or if such innovation are not appropriately timed with market opportunity or effectively brought to market. Delays in launching new solutions may open windows of opportunity for new and existing competitors to erode our market share and may negatively impact our revenues and profitability.

Any failure to offer high-quality technical support services may harm our relationships with our clients and our financial results.

Our clients depend on our support organization to resolve any technical issues relating to our services. In addition, our sales process is highly dependent on the quality of our solutions, our business reputation and on strong recommendations from our existing clients. Any failure to maintain high-quality and highly-responsive technical support, or a market perception that we do not maintain high-quality and highly-responsive support, could harm our reputation, adversely affect our ability to sell our solutions to existing and prospective clients, and harm our business.

We offer technical support services with our solutions and may be unable to respond quickly enough to accommodate short-term increases in demand for support services, particularly as we increase the size of our client base. We may also be unable to modify the format of our support services to compete with changes in support services provided by competitors. It is difficult to predict demand for technical support services and if demand increases significantly, we may be unable to provide satisfactory support services to our clients. Additionally, increased demand for these services, without corresponding revenue, could increase costs and adversely affect our results of operations.

Because competition for qualified personnel is intense, we may not be able to attract and retain the highly skilled employees we need to support our continued growth.

To continue to execute on our growth plan, we must attract and retain highly qualified personnel. The pool of qualified personnel with experience working in the healthcare market is limited overall and the competition to hire them is intense. As such, we may not be successful in continuing to attract and retain qualified personnel. We have from time to time in the past experienced, and expect to continue to experience in the future, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, our search for replacements for departed employees may cause uncertainty regarding the future of our business, impact employee hiring and retention, and adversely impact our revenue, financial condition and results of operations. If we fail to attract new personnel or fail to retain and motivate our current personnel, our business and future growth prospects could be harmed.

We depend on our senior management team, and the loss of one or more of these employees or an inability to attract and retain qualified key personnel could harm our business.

Our success depends largely upon the continued services of our key executive officers. These executive officers are “at-will” employees and therefore may terminate employment with us at any time with no advance notice. We also rely on our leadership team in the areas of research and development, marketing, services and general and administrative functions. From time to time, there may be changes in our executive management team resulting from the hiring or departure of executives, which could disrupt our business. The replacement of one or more of our executive officers or other key employees would likely involve significant time and costs and may significantly delay or prevent the achievement of our business objectives. In addition, volatility or lack of performance in our stock price may affect our ability to attract and retain replacements should key personnel depart. If we are not able to retain any of our key personnel, our business could be harmed.

Our management team has broad discretion in making strategic decisions to execute our growth plans, and there can be no assurance that management’s decisions will result in successful achievement of our business objectives or will not have unintended consequences that negatively impact our growth prospects.

Our management has broad discretion in making strategic decisions to execute our growth plans and may devote time and company resources to new or expanded solution offerings, potential acquisitions, prospective customers or other initiatives that do not necessarily improve our operating results or contribute to our growth. Management’s failure to make strategic decisions that are ultimately accretive to our growth may result in unfavorable returns and uncertainty about its prospects, each of which could cause the price of our Common Stock to decline.

We may acquire other companies or technologies, which could divert our management’s attention, result in dilution to our stockholders, and otherwise disrupt our operations, and we may have difficulty integrating any such acquisitions successfully or realizing the anticipated benefits therefrom, any of which could harm our business.

We may intend to acquire or invest in additional businesses, applications and services or technologies that we believe could complement or expand our solutions, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated.

In addition, if we acquire additional businesses, we may not be able to integrate the acquired personnel, operations and technologies successfully, or effectively manage the combined business following the acquisition. We also may not achieve the anticipated benefits from the acquired business due to a number of factors, including, but not limited to:

●	inability to integrate or benefit from acquired technologies or services in a profitable manner;

●	unanticipated costs or liabilities, including legal liabilities, associated with the acquisition;

●	difficulty integrating the accounting systems, operations and personnel of the acquired business;

●	difficulties and additional expenses associated with supporting legacy products and hosting infrastructure of the acquired business;

●	difficulty converting the clients of the acquired business onto our platform and contract terms, including disparities in the revenue, licensing, support or professional services model of the acquired company;

●	diversion of management’s attention from other business concerns;

●	adverse effects to our existing business relationships with business partners and clients as a result of acquisitions;

●	the potential loss of key employees or contractors;

●	use of resources that are needed in other parts of our business; and

●	use of substantial portions of our available cash to consummate the acquisition.

In addition, a significant portion of the purchase price of businesses we acquire may be allocated to acquired goodwill and other intangible assets, which must be assessed for impairment at least annually or if there are triggering events identified. In the future, if our acquisitions do not yield expected returns, we may be required to take charges to our results of operations based on this impairment assessment process, which could adversely affect our results of operations.

Acquisitions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations or cause the market price of our Common Stock to decline. In addition, if an acquired business fails to meet our expectations, our business may be harmed.

If we are unable to grow, or if we fail to manage future growth effectively, our revenues may not increase and we may be unable to implement our business strategy.

Our future success will depend upon our ability to grow, and if we are unable to manage our growth effectively, we may incur unexpected expenses and be unable to meet our clients’ requirements, all of which could harm our business. A key aspect to managing our growth is our ability to scale each of VSee Lab’s and iDoc’s capabilities, including in response to unexpected shifts in demand for telemedicine. To manage our current and anticipated future growth effectively, we must continue to maintain and enhance our IT infrastructure, financial and accounting systems and controls. We must also attract, train and retain a significant number of board-certified physicians, sales and marketing personnel, client support personnel, professional services personnel, software engineers, technical personnel and management personnel, and the availability of such personnel, in particular physicians and software engineers, may be constrained.

Our growth will depend on the acceptance of our solutions as a suitable supplement to traditional healthcare delivery systems and on our ability to overcome operational challenges. Our business model and solutions could lose our viability as a supplement to traditional healthcare delivery systems due to client dissatisfaction or new alternative solutions. If we are unable to address the needs of our clients, or our clients are dissatisfied with the quality of our solutions, our clients may not renew our contracts, seek to cancel or terminate their relationship with us or renew on less favorable terms, any of which could cause our annual net dollar retention rate to decrease.

As we continue to grow, including from the integration of employees and businesses acquired in connection with previous or future acquisitions, we may find it difficult to maintain important aspects of our corporate culture, which could negatively affect our profitability and our ability to retain and recruit qualified personnel who are essential for our future success. If we do not effectively manage our growth, we may not be able to execute on our business plan, respond to competitive pressures, take advantage of market opportunities, satisfy client requirements or maintain high-quality solutions. Additionally, we may not be able to expand and upgrade our systems and infrastructure to accommodate future growth.

Failure to effectively manage our growth could also lead us to over-invest or under-invest in development and operations, result in weaknesses in our infrastructure, systems or controls, give rise to operational mistakes, financial losses, loss of productivity or business opportunities and result in loss of employees and reduced productivity of remaining employees. Our growth is expected to require significant capital expenditures and may divert financial resources from other projects such as the development of new solutions and services. If we are unable to effectively manage our growth our expenses may increase more than expected, our revenues may not increase or may grow more slowly than expected and we may be unable to implement our business strategy. The quality of our services may also suffer, which could negatively affect our reputation and harm our ability to attract and retain clients.

If the estimates and assumptions we use to determine the size of our total addressable market are inaccurate, our future growth rate may be affected and our business would be harmed.

Market opportunity estimates and growth forecasts are subject to significant uncertainty and are based on assumptions and estimates that may prove to be inaccurate. Even if the markets in which we compete meet our size estimates and forecasted growth, our business could fail to grow at similar rates, if at all. The principal assumptions relating to our market opportunity include all hospitals in the United States adopting outsourced clinical resources via telemedicine and that we can successfully add specialties to tour solutions beyond those currently offered today. Our market opportunity is also based on the assumption that our existing and future offerings will be more attractive to our clients and potential clients than competing solutions. If these assumptions prove inaccurate, our business could be harmed.

We may not grow at the rates we historically have achieved or at all, even if our key metrics may indicate growth, which may adversely affect the market price of our Common Stock.

We have experienced significant growth in recent years. Future revenues may not grow at these same rates or may decline. Our future growth will depend, in part, on our ability to grow our revenues from existing clients, to complete sales to potential future clients, to expand our client base, and to develop new solutions and services. We can provide no assurances that we will be successful in executing on these growth strategies or that, even if our key metrics would indicate future growth, we will continue to grow our revenues or to generate net income. Our ability to execute on our existing sales pipeline, create additional sales pipelines and expand our client base depends on, among other things, the attractiveness of our services relative to those offered by our competitors, our ability to demonstrate the value of our existing and future services and our ability to attract and retain a sufficient number of qualified sales and marketing leadership and support personnel. In addition, our existing clients may be slower to adopt our services than we currently anticipate, which could harm our business and growth prospects and adversely affect the market price of our Common Stock.

We may in the future become subject to litigation, which could be costly and time-consuming to defend.

We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our clients in connection with commercial disputes or employment claims made by our current or former associates. Litigation may result in substantial costs and may divert management’s attention and resources, which may substantially harm our business, financial condition and results of operations. Insurance may not cover such claims, may not provide sufficient payments to cover all of the costs to resolve one or more such claims and may not continue to be available on terms acceptable to us. Resolution of some of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely affect our results of operations and cash flows, thereby harming our business and stock price. For example, fines or assessments could be levied against us under domestic or foreign data privacy laws (such as the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”), the General Data Protection Regulation (“GDPR”), or the California Consumer Privacy Act of 2018 (“CCPA”)) or under authority of privacy enforcing governmental entities (such as the Federal Trade Commission (“FTC”), or the U.S. Department of Health and Human Services (“HHS”)) or as a result of private actions, such as class actions based on data breaches or based on private rights of action (such as that contained in the CCPA). Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could adversely affect our results of operations and cash flows, expose us to increased risks that would be uninsured and adversely affect our ability to attract directors and officers. In addition, such litigation could result in increased scrutiny by government authorities having authority over our business, such as the FTC, the HHS, Office for Civil Rights (“OCR”), and state attorneys general.

We may become subject to medical liability claims, which could cause us to incur significant expenses, may require us to pay significant damages if not covered by insurance, and could harm our business.

Because our business delivers telehealth services to patients, each faces the risk of medical liability claims against us and our affiliated professional entities. We and our affiliated professional entities have in the past and may in the future be subject to medical liability claims and, if these claims are successful, substantial damage awards. Although we maintain insurance covering medical malpractice claims in amounts that we believe is appropriate in light of the risks attendant to our business, we cannot predict the outcomes of medical malpractice cases, the effect that any claims of this nature, regardless of their ultimate outcome, could have on our business or reputation or on our ability to attract and retain clients. Professional liability insurance is expensive and insurance premiums may increase significantly in the future, particularly as we expand our services. As a result, adequate professional liability insurance may not be available to our providers in the future at acceptable costs or at all.

Any claims made against us that are not fully covered by insurance could be costly to defend against, result in substantial damage awards against us and divert the attention of our management and our providers from our operations, which could harm our business. In addition, any claims may harm our business or reputation.

Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, value-added, or similar taxes, and we could be subject to liability with respect to past or future sales, which could adversely affect our results of operations.

We do not collect sales and use and similar taxes in any states for telemedicine services based on our belief that our services are not subject to such taxes in any state. Sales and use and similar tax laws and rates vary greatly from state to state. Certain states in which we do not collect such taxes may assert that such taxes are applicable, which could result in tax assessments, penalties and interest with respect to past services, and we may be required to collect such taxes for services in the future. Such tax assessments, penalties and interest or future requirements may adversely affect our results of operations.

We will likely require additional capital from equity or debt financings to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to make investments to support our anticipated business growth and will likely require additional funds to respond to business challenges, including the need to develop new solutions or enhance our existing solutions, enhance our operating infrastructure and acquire complementary businesses and technologies. In order to achieve these objectives, we may make future commitments of capital resources, including incurring additional indebtedness under our credit facility. Accordingly, we may need to engage in equity or debt financings to secure additional funds. If we raise additional funds through further issuances of equity or debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our Common Stock. Any debt financing secured by us in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us, when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited.

Risks Related to Governmental Regulation

In the U.S., we conduct business in a heavily regulated environment and if we fail to comply with health care laws and regulations, we could incur fines and other penalties, be prohibited from participating in certain reimbursement programs or be required to make significant changes to our operations or experience adverse publicity, which could have a material adverse effect on our business, financial condition, and results of operations.

The U.S. healthcare industry is heavily regulated and closely scrutinized by federal, state and local governments. Comprehensive statutes and regulations govern the manner in which we provide and bill for services and collect reimbursement from governmental programs and private payors, our contractual relationships with our providers, vendors and customers, our marketing activities and other aspects of our operations. Of particular importance are:

●	the federal physician self-referral law, commonly referred to as the Stark Law, that, subject to specific exceptions, prohibits physicians from referring Medicare or Medicaid patients to an entity for the provision of certain “designated health services” if the physician or a member of such physician’s immediate family has a direct or indirect financial relationship (including an ownership interest or a compensation arrangement) with the entity, and prohibit the entity from billing Medicare or Medicaid for such designated health services. Many states have adopted similar laws;

●	the federal Anti-Kickback Statute that prohibits the knowing and willful offer, payment, solicitation or receipt of any bribe, kickback, rebate or other remuneration for referring an individual, in return for ordering, leasing, purchasing or recommending or arranging for or to induce the referral of an individual or the ordering, purchasing or leasing of items or services covered, in whole or in part, by any federal healthcare program, such as Medicare and Medicaid. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it to have committed a violation. In addition, the government may assert that a claim resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act;

●	the federal False Claims Act that prohibits, among other things, presenting, or causing the presentment, of a false claim for payment or approval; making, using, or causing others to make or use, a false record or statement that is material to a false or fraudulent claim, Making, using, or causing to be made or used, a false record or statement material to an obligation to pay money to the government; or conceals, avoids, or decreases an obligation to pay money to the government. Many states have adopted state false claims act laws.

We do not always have the benefit of significant regulatory or judicial interpretation of these laws and regulations to guide our operations. In the future, different interpretations or enforcement of these laws and regulations could subject our current or past practices to allegations of impropriety or illegality or could require them to make changes in our operations or structure. A determination that they have violated these laws, or the public announcement that we are being investigated for possible violations of these laws, could have a material adverse effect on our business, financial condition, results of operations and cash flows, and our business reputation could suffer significantly. In addition, other similar legislation or regulations at the federal or state level may be adopted that could have a material adverse effect on our business, financial condition, results of operations and cash flows.

To enforce compliance with the federal laws, the U.S. Department of Justice and the U.S. Department of Health and Human Services Office of Inspector General, or OIG, have recently increased their scrutiny of healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. Dealing with investigations can be time- and resource-consuming and can divert management’s attention from the business. Any such investigation or settlement could increase our costs or otherwise have an adverse effect on our business. In addition, because of the potential for large monetary exposure under the federal False Claims Act, which provides for treble damages and penalties of $12,537 to $25,076 per false claim or statement, healthcare providers often resolve allegations without admissions of liability for significant and material amounts to avoid the uncertainty of treble damages that may be awarded in litigation proceedings. Such settlements often contain additional compliance and reporting requirements as part of a consent decree, settlement agreement or corporate integrity agreement. Given the significant size of actual and potential settlements, it is expected that the government will continue to devote substantial resources to investigating healthcare providers’ compliance with the healthcare reimbursement rules and fraud and abuse laws.

The laws, regulations and standards governing the provision of healthcare services may change significantly in the future. We cannot assure you that any new or changed healthcare laws, regulations or standards will not materially adversely affect our business. We cannot assure you that a review of our business by judicial, law enforcement, regulatory or accreditation authorities will not result in a determination that could adversely affect our operations.

State legislative and regulatory changes specific to the area of telehealth law may present the third party medical groups and independent physicians on our platform with additional requirements and state compliance costs, which may create additional operational complexity and increase costs.

Our affiliated professional entities and independent physicians’ and physician extenders’ ability to provide telehealth services to, and receive reimbursement for the services provided to patients in a particular state are dependent upon the laws and regulations of the state where the patient resides. Laws and regulations governing the provision of telehealth services are evolving at a rapid pace and are subject to changing political, regulatory, and other influences. Some states’ regulatory agencies or medical boards may have established rules or interpreted existing rules in a manner that limits or restricts providers’ ability to provide telehealth services or for physicians to supervise nurse practitioners and physician assistants remotely. Additionally, there may be limitations placed on the modality through which telehealth services may be provided or requirements related to the provision of telehealth services, such as having a prior in person visit or receipt of certain informed consents. For example, some states specifically require synchronous (or “live”) communications and restrict or exclude the use of asynchronous telehealth modalities, which is also known as “store-and-forward” telehealth. Because this is a developing area of law and regulation, we continually monitor our compliance in every jurisdiction in which we operate. However, we cannot be assured that our affiliated professional entities or independent providers’ activities and arrangements, if challenged, will be found to be in compliance with the state requirements or that a new or existing law or regulation will not be adopted, enforced, or changed in manner that is unfavorable to our business model. We cannot predict the regulatory landscape for those jurisdictions in which we operate and any significant changes in law, policies, or standards, or the interpretation or enforcement thereof, could occur with little or no notice. The majority of the consultations provided through our platforms are synchronous consultations for patients located in jurisdictions that permit the use of asynchronous telehealth. If there is a change in laws or regulations related to our business, or the interpretation or enforcement thereof, that adversely affects our structure or operations, including greater restrictions on the use of asynchronous telehealth or remote supervision of nurse practitioners or physician assistants, it could have a material adverse effect on our business, financial condition, and results of operations.

Evolving government regulations and enforcement activities may require increased costs or adversely affect our results of operations.

In a regulatory climate that is uncertain, our operations may be subject to direct and indirect adoption, expansion or reinterpretation of various laws and regulations. This risk is especially acute in the healthcare industry given the level of government spending and oversight of the industry as a whole.

In the ordinary course of business, we may be subject to inquiries and audits by federal and state agencies that oversee applicable healthcare program participation, licensure and payment regulations. We may also be subject to routine and targeted government audits and investigations. We believe that the regulatory environment surrounding most segments of the healthcare industry remains intense. Responding to audits and inquiries may require us to incur significant expense. If the results of any audit or investigation reveal material non-compliance, we may have to incur additional expense in defending our business and making modifications to our operations.

In the states in which we operate, we believe we are in material compliance with all applicable material regulations, but, due to the uncertain regulatory environment, certain states may determine that we are in violation of their laws and regulations. If we must remedy such violations, we may be required to modify our business and services in such states in a manner that undermines our respective platform’s attractiveness to customers, we may become subject to fines or other penalties or, if we determine that the requirements to operate in compliance in such states are overly burdensome, we may elect to terminate our operations in such states. In each case, our revenue may decline and our business, financial condition, and results of operations could be adversely affected.

If we fail to comply with extensive healthcare laws and government regulations, we could suffer penalties or be required to make significant changes to our operations.

The healthcare industry is required to comply with extensive and complex laws and regulations at the federal, and state government levels relating to, among other things:

●	licensure of health providers, and enrollment with government reimbursement programs;

●	necessity and adequacy of telehealth services;

●	relationships with physicians and other referral sources and referral recipients;

●	billing and coding for services;

●	properly handling any overpayments;

●	quality of medical equipment, devices and services we make available;

●	qualifications of medical professionals and support personnel;

●	confidentiality, maintenance, data breach, identity theft and security issues associated with health-related and personal information and medical records; and

●	communications with patients and consumers.

Among these laws are the federal Stark Law, the federal Anti-Kickback Statute, the False Claims Act, and similar state laws. If we fail to comply with applicable laws and regulations, we could suffer civil sanctions and criminal penalties, including the loss of our ability to participate in the Medicare, Medicaid and other federal and state healthcare programs. While we endeavor to ensure that our financial relationships with referral sources such as hospitals and physicians comply with the applicable laws (including applicable safe harbors and exceptions), evolving interpretations or enforcement of these laws and regulations could subject our current practices to allegations of impropriety or illegality or could require them to make changes in our operations. A determination that we have violated these or other laws, or the public announcement that we are being investigated for possible violations of these or other laws, could harm our business, and our business reputation could suffer significantly. In addition, other legislation or regulations at the federal or state level may be adopted that could harm our business.

Our collection, use and disclosure of personally identifiable information, including health information, is subject to federal and state privacy and security regulations, and our failure to comply with those regulations or to adequately secure the information we hold could result in significant liability or reputational harm to us and, in turn, harm our client base and our business.

There are a number of federal and state laws, rules and regulations, as well as contractual obligations, relating to the protection, collection, storage, use, retention, security, disclosure, transfer and other processing of confidential, sensitive and personal information, including certain patient protected health information (PHI), such as patient records. Existing laws and regulations are constantly evolving, and new laws and regulations that apply to our business are being introduced at every level of government in the United States. In many cases, these laws and regulations regarding transfer or disclosure of personal information apply not only to transfer or disclosure to third-parties, but also to transfers of information between or among VSee Lab and iDoc, our affiliates and other parties with whom we conduct business. These laws and regulations may be interpreted and applied differently over time and from jurisdiction to jurisdiction, and it is possible that they will be interpreted and applied in ways that may have a material adverse effect on our business. We monitor legal developments in data privacy and security regulations at the local, state and federal level, however, the regulatory framework for data privacy and security worldwide is continuously evolving and developing and, as a result, interpretation and implementation standards and enforcement practices are likely to remain uncertain for the foreseeable future.

The management of PHI is subject to HIPAA. HIPAA is the primary federal law that protects patients’ health care data and records. HIPAA consists of the HIPAA privacy rule (“Privacy Rule”) and the HIPAA security rule (“Security Rule”). The HIPAA Privacy Rule protects medical records and other personal health information by limiting our use and disclosure, giving individuals the right to access, amend, and seek accounting of our own health information, and limiting most uses and disclosures of health information to the minimum amount reasonably necessary to accomplish the intended purpose. The HIPAA Security Rule protects individuals’ electronic personal health information that is created, received, used, or maintained, and requires appropriate administrative, physical and technical safeguards to ensure the confidentiality, integrity, and security of electronic protected health information. The HITECH Act strengthened HIPAA enforcement provisions, requires OCR to periodically audit covered entities and our business associates, and authorized State Attorneys General to bring civil actions for HIPAA violations. It permits the HHS to conduct audits of HIPAA compliance and impose significant civil monetary penalties even if we did not know or reasonably could not have known about the violation.

HIPAA requires healthcare providers and its business associates to develop and maintain policies and procedures with respect to PHI that is used or disclosed, including the adoption of administrative, physical and technical safeguards to protect such information. HIPAA also implemented the use of standard transaction code sets and standard identifiers that covered entities must use when submitting or receiving certain electronic healthcare transactions, including activities associated with the billing and collection of healthcare claims.

HIPAA imposes mandatory penalties for certain violations. HIPAA also authorizes state attorneys general to file suit on behalf of their residents. Courts are able to award damages, costs and attorneys’ fees related to violations of HIPAA in such cases. While HIPAA does not create a private right of action allowing individuals to sue us in civil court for violations of HIPAA, its standards have been used as the basis for duty of care in state civil suits such as those for negligence or recklessness in the misuse or breach of PHI.

In addition, HIPAA mandates that the Secretary of HHS conduct periodic compliance audits of HIPAA covered entities or business associates for compliance with the HIPAA Privacy and Security Standards. It also tasks HHS with establishing a methodology whereby harmed individuals who were the victims of breaches of unsecured PHI may receive a percentage of the Civil Monetary Penalty fine paid by the violator.

HIPAA further requires that patients be notified of any unauthorized acquisition, access, use or disclosure of our unsecured PHI that compromises the privacy or security of such information, with certain exceptions related to unintentional or inadvertent use or disclosure by employees or authorized individuals. HIPAA specifies that such notifications must be made “without unreasonable delay and in no case later than 60 calendar days after discovery of the breach.” If a breach affects 500 patients or more, it must be reported to HHS without unreasonable delay, and HHS will post the name of the breaching entity on its public web site. Breaches affecting 500 patients or more in the same state or jurisdiction must also be reported to the local media. If a breach involves fewer than 500 people, the covered entity must record it in a log and notify HHS at least annually. This reporting obligation is in addition to any state notification requirements.

There are proposed changes to the HIPAA regulations, which if enacted, may require us to make significant changes to our HIPAA compliance program and our patient access request procedures and may have other financial, and operational impacts.

There are other federal and state laws that protect the confidentiality, privacy, availability, integrity and security of personally identifiable information (PII), including PHI. At the state and local level, there is increased focus on regulating the collection, store, use, retention, security, disclosure, transfer and other processing of confidential, sensitive and personal information. These laws in many cases are more restrictive than, and may not be preempted by, the HIPAA rules and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for us and our clients and potentially exposing us to additional expense, adverse publicity and liability.

In addition, all 50 U.S. states and the District of Columbia have enacted breach notification laws that may require us to notify patients, employees or regulators in the event of unauthorized access to, disclosure of, or acquisition of personal or confidential information experienced by us or our service providers. These laws are not consistent, and compliance in the event of a widespread data breach is difficult and may be costly. Moreover, states have been frequently amending existing laws, requiring attention to changing regulatory requirements. We also may be contractually required to notify patients or other counterparties of a security breach. Although we may have contractual protections with our service providers, any actual or perceived security breach could harm our reputation and brand, expose us to potential liability or require us to expend significant resources on data security and in responding to any such actual or perceived breach. Any contractual protections we may have from our service providers may not be sufficient to adequately protect us from any such liabilities and losses, and we may be unable to enforce any such contractual protections. In addition to government regulation, privacy advocates and industry groups have and may in the future propose self-regulatory standards from time to time. These and other industry standards may legally or contractually apply to us, or we may elect to comply with such standards.

New health and personal information security standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which VSee and iDoc must handle healthcare related data, and the cost of complying with standards could be significant. If we do not comply with existing or new laws and regulations related to PHI, we could be subject to criminal or civil sanctions.

Because of the sensitivity of the PII we store and transmit, the security features of our technology platforms are very important. If our security measures are breached or fail, unauthorized persons may be able to obtain access to sensitive client and patient data, including HIPAA-regulated PHI. As a result, our reputation could be severely damaged, adversely affecting client or investor confidence. Clients may curtail their use of or stop using our services or our client base could decrease, which would cause our business to suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violation of HIPAA and other applicable laws or regulations and significant costs for remediation, notification to individuals and for measures to prevent future occurrences. Any potential security breach could also result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to client or other business partners in an effort to maintain our business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We also publish statements to our clients that describe how we handle and protect personal information. If federal or state regulatory authorities or private litigants consider any portion of these statements to be untrue, we may be subject to claims of deceptive practices, which could lead to significant liabilities and consequences, including, without limitation, costs of responding to investigations, defending against litigation, settling claims and complying with regulatory or court orders.

In March 2020, the Office of the National Coordinator for Health Information Technology (“ONC”) released a final rule implementing the information blocking prohibition of the 21st Century Cures Act, which went into effect on April 5, 2021. The rule, which applies to almost all health care providers, is designed to create a more interoperable health care system that supports seamless data exchange, improves care coordination, and removes barriers to the use and exchange of PHI between providers and plans and as directed by patients. “Information blocking” refers to activities that unreasonably limit the availability and use of electronic health information (“EHI”). The rule prohibits information blocking of EHI unless it is required by law or meets one of eight narrowly applied exceptions. Like most providers, we had to create new policies and procedures, trainings, and governance structures, and invest in new technology to comply with the rule. ONC has delegated oversight and compliance monitoring to the Office of Inspector General, and a provider may be subject to significant financial penalties if it fails to comply with these new rules. The exact penalties for providers will be determined through future rulemaking. Any individual can submit a complaint alleging that a provider has engaged in information blocking through an online portal made available by ONC.

If we fail to comply with federal and state laws and policies governing claim submissions to government healthcare programs or commercial insurance programs, we or our clients may be subject to civil and criminal penalties or loss of eligibility to participate in government healthcare programs and contractual claims by commercial insurers.

We offer revenue cycle management services to our clients that include the preparation and submission of claims for professional service and billing agent collection processing with payers on behalf of our clients. Certain of these reimbursement claims are governed by federal and state laws with potential civil and criminal penalties for non-compliance. The HIPAA security, privacy and transaction standards also have a potentially significant effect on our claims preparation, transmission and submission services, because such services must be structured and provided in a way that supports our clients’ HIPAA compliance obligations. Errors by us or our systems with respect to entry, formatting, preparation or transmission of claim information may be determined or alleged to be in violation of these laws and regulations. If our revenue cycle management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against them, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our clients may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may harm our business.

Private pay sources such as third-party insurance and managed care entities also often reserve the right to, and do actually conduct audits of our billing processes, and have from time to time conducted such reviews. Our costs to respond to and defend any such reviews, audits and investigations are significant and are likely to increase in the current enforcement environment. These audits and investigations may require us to refund or retroactively adjust amounts that have been paid to us by the relevant government program or private pay source.

If our revenue cycle management services fail to comply with these laws and regulations, we may be subjected to federal or state government investigations and possible penalties may be imposed upon us, false claims actions may have to be defended, private payers may file claims against us, and we may be excluded from Medicare, Medicaid or other government-funded healthcare programs. Further, our clients may seek contractual remedies and indemnification. Any investigation or proceeding related to these topics, even if unwarranted or without merit, could adversely affect demand for our services, could force us to expend significant capital, research and development and other resources to address the failure, and may harm our business.

Physician licensing and credentialing, a cost of providing professional services, can negatively impact our margins as it may incur increased expenses to utilize appropriately licensed and credentialed physicians for consult demands, especially when expanding to new jurisdictions and new hospital clients.

A physician’s (or a physician extender’s) ability to perform telemedicine consults is dictated by where the physician is licensed to practice and with whom the physician is privileged to provide services. State licensure and physician credentialing requirements take time to procure, often necessitating months of lead-time before a physician is able to begin providing consults for a particular hospital facility. Our ability to manage and anticipate physician need and prioritize licensing and credentialing could impact profit margins and expense management. As consult demands increase in areas where only a limited number of physicians hold necessary licenses and credentials, those physicians with appropriate licensing and credentialing to meet client demands may assume additional overtime shifts or otherwise demand increased fees, thereby increasing its costs. Further, obtaining a license to practice medicine in a particular jurisdiction is at the discretion of the local state medical board, and, as such, timing to achieve licensure in certain jurisdictions may be outside our ability to accomplish within expected time frames.

Certain software products related to telemedicine platforms may be subject to FDA regulatory review and oversight. It is critical to identify applicable FDA requirements and ensure compliance with such requirements.

Certain software products often used in telemedicine platforms and offerings could fall under the broad category of digital health products that may, in certain circumstances, require FDA regulatory review prior to marketing. The FDA generally maintains regulatory oversight over products that meet the Agency’s statutory definition of a “medical device.” In certain circumstances, software applications and their corresponding platforms are considered medical devices when they are intended to be used for one or more medical purposes and are consequently regulated by the FDA. Determining whether a product meets the definition of a medical device requires assessment of both design and intended use. Intended use of a product is determined by the intent of the manufacturer as evidenced by the design of the product and the product labeling. Labeling is a broad term that includes marketing and advertising claims. The FDA’s regulatory approach toward digital health technologies is set forth in both regulations and guidance documents. This requires analyzing (1) whether a product meets the FDA’s definition of a medical device and, if it does, (2) whether it is carved out from active regulation by one of the FDA’s digital health “enforcement discretion” policies. In general, the FDA’s overarching approach is to apply its regulatory oversight in a risk-based manner to only software functions deemed to meet the definition of medical devices (i.e., those intended for the diagnosis of disease or other conditions, or the cure, mitigation, treatment, or prevention of disease) and whose functionality could create patient safety risks in the event of a malfunction.

Risks Related to the Use of Our Technology

Failure to keep pace with advances in technology could cause our solutions to become obsolete, which could harm our business, financial condition and results of operations.

The telemedicine industry is characterized by rapid technological change, changing consumer requirements, short product lifecycles and evolving industry standards. The successful implementation of our business model depends on our ability to anticipate and adapt to evolving technologies and industry standards and introduce new solutions accordingly. For example, we deployed our software platform to hospital organizations as a stand-alone software-as-a-service solution independent of its clinical services to enable these providers to optimize and scale its platform across all of our care sites. These new solutions carry risks, such as cost overruns, delays in delivery, performance problems, and lack of acceptance by our clients. If we cannot anticipate or adapt to rapidly evolving industry standards, technology, and increasingly sophisticated clients and our employees, our existing technology could become undesirable, obsolete, or harm our reputation. Moreover, we may not be successful in developing, using, marketing, selling or maintaining new technologies effectively or adapting our solutions to evolving client requirements or emerging industry standards, and, as a result, our business could be harmed. In addition, we have limited insight into trends that might develop and affect our business, which could lead to errors in our predicting and reacting to relevant business, legal, and regulatory trends and healthcare reform. Further, there can be no assurance that technological advances by one or more of our competitors or future competitors will not result in our present or future solutions and services becoming uncompetitive or obsolete. If any of these events occur, it could harm our business.

If the systems that we use to provide our services experience security breaches, we may incur significant liabilities, and our reputation and business may be harmed.

Our services involve the storage and transmission of our clients’ proprietary information, sensitive or confidential data, including valuable personal information of patients, clients and others, as well as the PHI of our clients. Because of the sensitivity of the information we store and transmit, the security features of our computer, network and communications systems infrastructure are critical to the success of our business. A breach or failure of our security measures could result from a variety of circumstances and events, including third-party action, employee negligence or error, malfeasance, computer viruses, cyber-attacks by computer hackers, failures during the process of upgrading or replacing software and databases, power outages, hardware failures, telecommunication failures, user errors or catastrophic events. Information security risks have generally increased in recent years because of the proliferation of new technologies and the increased sophistication and activities of perpetrators of cyber-attacks. As cyber threats continue to evolve, We may be required to expend additional resources to further enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. If our security measures fail or are breached, it could result in unauthorized persons accessing sensitive client or patient data (including PHI), a loss of or damage to our data, an inability to access data sources, or process data or provide our services to our clients. Such failures or breaches of our security measures, or our inability to effectively resolve such failures or breaches in a timely manner, could severely damage our reputation, adversely affect client or investor confidence in us and reduce the demand for our services from existing and potential clients. In addition, we could face litigation, damages for contract breach, monetary penalties, or regulatory actions for violation of applicable laws or regulations including HIPAA, and incur significant costs for remedial measures to prevent future occurrences and mitigate past violations. Although we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and, in any event, insurance coverage would not address the reputational damage that could result from a security incident.

We may experience cyber-security and other breach incidents that remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched, we may be unable to anticipate these techniques or to implement adequate preventive measures. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed and we could lose sales and clients, which could harm our business.

We rely on telecommunications and internet service providers for providing solutions to our clients, and any interruption or failure in the services provided by these third parties could harm our business.

Our business is highly dependent on telecommunications and internet service providers. Our services are designed to operate 24-hours-a-day, seven-days-a-week, without interruption. However, we may experience interruptions and delays in services and availability from time to time. We may not maintain redundant systems or facilities for some of these services. While we control and have access to our servers, we do not control the operation of internet providers.

Additionally, if our vendors or internet providers are unable to keep up with our growing needs, this could harm our business. Interruptions in our services may reduce our revenue, cause us to issue refunds to clients for prepaid and unused subscriptions, subject us to potential liability or adversely affect client renewal rates.

In the event of a catastrophic event with respect to one or more of these systems or facilities, we may experience an extended period of system unavailability, which could negatively impact our relationships with clients. To operate without interruption, we and our service providers must guard against:

●	damage from fire, power loss, natural disasters and other force majeure events outside our control;

●	communications failures;

●	software and hardware errors, failures and crashes;

●	security breaches, computer viruses, hacking, denial-of-service attacks and similar disruptive problems; and

●	other potential interruptions.

Moreover, system failures may result in loss of data, including patient data, which is critical to the provision of our services. Any errors, failures, interruptions or delays experienced in connection with our or our third parties’ systems could negatively impact our relationships with clients, adversely affect our brand and expose us to liabilities to third parties, all of which could harm our business.

Failure to protect or enforce our intellectual property rights could impair our ability to protect our internally developed technology and our brand and the costs involved in such enforcement could harm our business.

Our intellectual property includes our internally developed processes, methodologies, algorithms, applications, technology platform, software code, website content, user interfaces, graphics, trade dress, databases and domain names. We rely on a combination of trademark, trade secret and copyright laws and confidentiality procedures and contractual provisions to protect our intellectual property rights in our internally developed technology and content. We believe that our intellectual property is an essential asset of our business. If we do not adequately protect our intellectual property, our brand and reputation could be harmed and competitors may be able to use our technologies and erode or negate any competitive advantage we may have, which could harm our business, negatively affect our position in the marketplace, limit our ability to commercialize our technology, and delay or render impossible our achievement of profitability. A failure to protect our intellectual property in a cost-effective and meaningful manner could adversely affect our ability to compete. We regard the protection of our trade secrets, copyrights, trademarks, trade dress, databases and domain names as critical to our success.

We strive to protect our intellectual property rights by relying on federal, state, and common law rights and other rights provided under foreign laws. However, the steps we take to protect our intellectual property rights may be inadequate. For example, other parties, including our competitors, may independently develop similar technology, duplicate our services, or design around our intellectual property and, in such cases, we may not be able to assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information, and we may be unable to detect the unauthorized use of, or take appropriate steps to enforce, our intellectual property rights.

We make business decisions about when to seek patent protection for a particular technology and when to rely upon trade secret protection, and the approach we select may ultimately prove to be inadequate. In particular, we do not currently hold a patent or other registered or applied for intellectual property protection for our software platform. Even in cases where we seek patent protection, there is no assurance that the resulting patents will effectively protect every significant feature of our solutions, technology or proprietary information, or provide us with any competitive advantages, since intellectual property law, including statutory and case law, particularly in the United States, is constantly developing, and any changes in the law could make it harder for us to enforce our rights.

In order to protect our intellectual property rights, we may be required to spend significant resources to monitor and protect these rights. Litigation brought to protect and enforce our intellectual property rights could be costly, time-consuming and distracting to management and could result in the impairment or loss of portions of our intellectual property. Furthermore, our efforts to enforce our intellectual property rights may be met with defenses, counterclaims and countersuits attacking the validity and enforceability of our intellectual property rights. An adverse determination of any litigation proceedings could put our intellectual property at risk of being invalidated or interpreted narrowly and could put any related pending patent applications at risk of not issuing. Furthermore, because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential or sensitive information could be compromised by disclosure in the event of litigation. In addition, during the course of litigation, there could be public announcements of the results of hearings, motions or other interim proceedings or developments. If securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Negative publicity related to a decision by us to initiate such enforcement actions against a client or former client, regardless of its accuracy, may adversely impact our other client relationships or prospective client relationships, harm our brand and business, and could cause the market price of our Common Stock to decline. Our failure to secure, protect, and enforce our intellectual property rights could harm our brand and our business.

We could incur substantial costs as a result of any claim of infringement of another party’s intellectual property rights.

There is considerable patent and other intellectual property development activity in our industry. Our future success depends in part on not infringing upon the intellectual property rights of others. From time to time, third parties may claim that we are infringing upon our intellectual property rights or that we have misappropriated our intellectual property. As competition in our market grows, the possibility of patent infringement, trademark infringement and other intellectual property claims against us increases. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and our ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in our defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. We may be unaware of the intellectual property rights that others may claim cover some or all of our technology or services. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover one or more aspects of our technology and services. Any claims or litigation could cause us to incur significant expenses and, whether or not successfully asserted against us, could require that we pay substantial damages, ongoing royalty or license payments or settlement fees, prevent us from offering our solutions or using certain technologies, require us to re-engineer all or a portion of our platforms, or require that we comply with other unfavorable terms. We may also be obligated to indemnify our clients or business partners or pay substantial settlement costs, including royalty payments, in connection with any such claim or litigation and to obtain licenses, modify applications or refund fees, which could be costly. Even if we were to prevail in such a dispute, any litigation regarding our intellectual property could be costly and time-consuming and divert the attention of our management and key personnel from our business operations.

Our software platforms may not perform properly due to errors or similar problems, which could damage our reputation, give rise to claims against us, or divert application of our resources from other purposes, any of which could harm our business.

Our software platforms provide our clients and providers with the ability to, among other things, complete, view and edit medical history; request a consult (either scheduled or on demand); conduct a consult (via video or phone); and initiate an expert medical service. Software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that they may discover additional problems that prevent our software platforms from operating properly. If our solutions do not function reliably or fail to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage tour reputation and impair our ability to attract or maintain clients.

Moreover, complex software, such as ours, often contains defects and errors, some of which may remain undetected for a period of time. Material performance problems, defects or errors in our existing or new software and services may arise in the future and may result from interface of our solution with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. Such errors may be found after the introduction of new software or enhancements to existing software. If we detect any errors before we introduce a solution, we may have to delay deployment for an extended period of time while we address the problem. Any defects and errors, and any failure by us to identify and address them, could result in loss of revenue or market share, diversion of development resources, harm to our reputation and increased service and maintenance costs. Defects or errors may discourage existing or potential clients from purchasing our solutions from us. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could harm our business.

Risks Related to our Common Stock and Us as a Public Company

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our securities less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. We will remain an “emerging growth company” for up to five years. However, if our non-convertible debt issued within a three-year period exceeds $1.0 billion, or revenues exceeds $1.07 billion, or the market value of our shares of Common Stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the following fiscal year. As an emerging growth company, we are not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, we have reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and we are exempt from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, we have elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, our financial statements may not be comparable to companies that comply with public company effective dates. We cannot predict if investors will find our shares less attractive because we may rely on these provisions. If some investors find our shares less attractive as a result, there may be a less active trading market for our shares and our share price may be more volatile.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, will not adopt the new or revised standard until the time private companies are required to adopt the new or revised standard. This may make comparison of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accountant standards used.

We have no substantial combined operating history, and any failure to successfully integrate the business of VSee Lab and iDoc could adversely affect the results of our operations.

Until June 24, 2024, each of VSee Lab and iDoc operated independently since their inception. There can be no assurance that we will be able to integrate the operations of VSee Lab and iDoc successfully or to institute the necessary systems and procedures, including accounting and financial reporting systems, to manage the combined enterprise on a profitable basis and to report the results of operations of the combined entities on a timely basis. In addition, there can be no assurance that the management teams of each of VSee Lab and iDoc will be able to successfully manage the combined entity and effectively implement their operating or growth strategies. The financial results of VSee Lab and iDoc cover periods during which they were not under common control or management and, therefore, may not be indicative of their future financial or operating results. Our success will depend on management’s ability to integrate VSee Lab and iDoc into one organization. Our inability to successfully integrate these companies and to coordinate and integrate certain operational, administrative, financial and information technology systems would have a material adverse effect on our financial condition and results of operations.

In addition, we expect our costs will increase in the foreseeable future and we may incur losses. We also expect to invest significant additional funds towards enhancing our services and platform, growing our business and operating as a public company and as we continue to invest in increasing our hospital and healthcare system client base, expanding our operations, hiring additional employees, and developing future offerings. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenues sufficiently to offset these higher expenses.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes- Oxley Act and the rules and regulations of the applicable listing standards of Nasdaq. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting and financial compliance costs, make some activities more difficult, time-consuming and costly and place significant strain on our personnel, systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we anticipate that we will continue to expend significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls. Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business.

In connection with the audit of our financial statements as of and for the year ended December 31, 2024, our management identified material weaknesses in our internal control over financial reporting related to the lack of sufficient number of personnel within the accounting function to adequately segregate duties, we did not have a designed and implemented effective Information Technology General Controls (“ITGC”) related to access controls to financial accounting system, we did not have a formalized control environment and oversite of controls over financial reporting, and we lack proper accounting for significant or non-recurring transactions.

In connection with the audit of our financial statements as of and for the year ended December 31, 2024, our management determined that the material weakness identified in connection with the 2024 audit had not been fully remediated, which resulted in the late filing of the 2024 Annual Report.

We intend to continue to take steps to enhance our internal controls, including implementing additional internal procedures and utilizing well-established external consulting resources with experience and expertise in U.S. GAAP and public company accounting and reporting requirements.

If we are unable to remediate the material weaknesses and achieve and maintain effective internal control over financial reporting and effective disclosure controls, our business could be adversely affected. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq. We are required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. We are required to provide an annual management report on the effectiveness of our internal control over financial reporting commencing with our annual report on Form 10-K.

We reached a determination to restate certain of our previously issued consolidated financial statements as a result of the identification of errors in previously issued consolidated financial statements, which resulted in unanticipated costs and may affect investor confidence and raise reputational issues.

As discussed in the Explanatory Note and in Note 2 of our consolidated financial statements, we reached a determination to restate certain of our historical consolidated financial statements and related disclosures for the periods disclosed in that note after identifying accounting errors with the recognition and measurement of accrued expenses. As a result, we have incurred unanticipated costs for accounting and legal fees in connection with, or related to, the restatement and have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures and may raise reputational risks for our business, both of which could harm our business and financial results.

We are required to meet the continuing listing requirements of the Nasdaq Stock Market. However, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the continued listing requirements and Nasdaq delists our securities, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the Company; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Without obtaining adequate capital funding or improving our financial performance, we may not be able to continue as a going concern.

Our recurring losses from operations and negative cash flows raise substantial doubt about our ability to continue as a going concern without additional capital-raising activities. As a result, we have concluded that there is substantial doubt about our ability to continue as a going concern. Failure to secure additional funding may require us to modify, delay, or abandon some of our planned future expansion or development, or to otherwise enact operating cost reductions available to management, which could have a material adverse effect on our business, operating results, financial condition, and ability to achieve our intended business objectives.

We may amend the terms of the public warrants in a manner that may be adverse to holders of public warrants with the approval by the holders of at least 50% of the then outstanding public warrants. As a result, the exercise price of the public warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of a public warrant could be decreased, all without approval of each public warrant affected.

Our public warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as Warrant Agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants. Accordingly, we may amend the terms of the public warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding public warrants approve of such amendment. Although our ability to amend the terms of the public warrants with the consent of at least 50% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of shares of Common Stock, as applicable, purchasable upon exercise of a warrant.

Although we consummated our initial business combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless.

The exercise price for the public warrants is $11.50 per share of Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the public warrants may expire worthless.

Holders of our convertible promissory notes may sell a large number of shares, resulting in substantial diminution to the value of shares of Common Stock held by our current stockholders.

We do not have the right to control the timing and amount of any sales by the holders of such shares of our Common Stock issuable upon conversion of our outstanding Notes. For example, pursuant to the terms of the Quantum Note, it may not be converted into shares of Common Stock to the extent that the issuance of shares of Common Stock would cause the respective holders to beneficially own more than 4.99% of our then outstanding shares of Common Stock. In addition, these restrictions do not prevent the holders from selling shares of Common Stock received in connection with such note conversions and then receiving additional shares of Common Stock in connection with a subsequent issuance. In this way, the respective holders could sell more than 4.99% (or other applicable beneficial ownership limitation) of the outstanding shares of Common Stock in a relatively short time frame while never holding more than 4.99% (or other applicable beneficial ownership limitation) at any one time.

The market price of shares of our Common Stock could decline as a result of substantial sales of our Common Stock, particularly sales by our directors, executive officers and significant stockholders. Further, the registration of the sale of shares of our Common Stock underlying our outstanding convertible notes may create a circumstance commonly referred to as an “overhang” whereby a large number of shares of our Common Stock become available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

The existence of an overhang and the anticipation of such sales, whether or not sales have occurred or are occurring, could cause the market price of our Common Stock to fall. It could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

Our commitments to issue shares of Common Stock pursuant to securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders.

Our commitments to issue shares of Common Stock pursuant to securities that are convertible into shares of Common Stock may cause significant dilution to our stockholders. For example, the Quantum Notes bear guaranteed interest at a rate of 12.00% per annum and are convertible into shares of our Common Stock at a fixed conversion price of $3.20 per share (after the conversion price reset pursuant to the terms thereof) or 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination.

The issuance of shares Common Stock upon the conversion of the Quantum Note, the Series B Preferred Stock and our other outstanding convertible notes and convertible preferred stock and the exercise of the Ascent Warrants, Armistice Warrants, Armistice Pre-Funded Warrants and any other outstanding warrants, would dilute the percentage ownership interest of holders of our Common Stock, dilute the book value per share of our Common Stock and increase the number of our publicly traded shares, which could depress the market price of our Common Stock.

Our commitment to issue shares of Common Stock pursuant to securities that are convertible into shares of Common Stock could encourage short sales by third parties, which could contribute to the future decline of our stock price.

Our commitment to issue shares of Common Stock pursuant to securities that are convertible into shares of Common Stock could encourage short sales by third parties, which could contribute to the future decline of our stock price. For example, our commitment to issue shares of Common Stock pursuant to the terms of the Quantum Note has the potential to cause significant downward pressure on the price of our Common Stock. In such an environment, short sellers may contribute exacerbate any decline of our stock price. If there are significant short sales of our Common Stock, the share price of our Common Stock may decline more than it would in an environment without such activity. This may cause other holders of our Common Stock to sell their shares. If there are many more shares of our Common Stock on the market for sale than the market will absorb, the price of our Common Stock will likely decline.

The holders such convertible securities may also participate in short sales of our Common Stock. They may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The holders may also sell shares of Common Stock short and deliver shares of Common Stock to close out short positions and to return borrowed shares in connection with such short sales. The holders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. Such activity could cause a decline in the market price of the shares of our Common Stock.

We may require additional financing to sustain our operations, without which we may not be able to continue operations, and the terms of subsequent financings may adversely impact our stockholders.

The extent we rely on current investors in the Company as sources of funding will depend on a number of factors, including the prevailing market price of our Common Stock and the extent to which we are able to secure working and other capital from other sources. If obtaining sufficient funding from our current investors were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working and other capital needs. In addition to the securities purchase transactions discussed hereof, we may still need additional capital to fully implement our business, operating and development plans. Should the financings we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences may be a material adverse effect on our business, operating results, financial condition and prospects. Depending on the type and the terms of any financing we pursue, stockholders’ rights and the value of their investment in our Common Stock could be reduced. A financing could involve one or more types of securities including Common Stock, convertible debt or warrants to acquire Common Stock. These securities could be issued at or below the then prevailing market price for our Common Stock. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could be a material adverse effect on our business, operating results, financial condition and prospects.

If we are unable to satisfy the applicable continued listing requirements of Nasdaq, our Common Stock could be delisted.

Our Common Stock and public warrants are listed on the Nasdaq Capital Market. Although we have met the minimum initial listing standards set forth in the Nasdaq rules, we cannot assure you that our securities will be, or will continue to be, listed on the Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, among other requirements, we must maintain a minimum bid price of our Common Stock (generally, $1.00) minimum amount in stockholders’ equity (generally, $2,500,000), maintain a minimum number of holders of our securities (generally, 300 public holders), and must timely file all required periodic financial reports with the SEC.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

Investors could experience a reduction in share price for our Common Stock they own, or dilution resulting from the exercise of warrants into Common Stock or the conversion of preferred stock into Common Stock, or the vesting and settlement of equity grants to employees, directors and consultants.

As warrant holders exercise warrants to purchase Common Stock, or holders of preferred stock convert their preferred stock into Common Stock, and then attempt to sell those shares into the market, if there is not demand for shares of our Common Stock equal to, or greater than, the number of shares such security holders seek to sell, the price of our Common Stock could decline. If an employee, director or consultant who received restricted stock units or other equity awards as part of a compensation plan attempts to sell those shares into the market without equal or greater demand in the market for those shares, such attempted sales of our Common Stock could negatively impact the price of our Common Stock. The creation of Common Stock shares from warrants or preferred stock conversions, or the granting of stock or other equity under a compensation plan that results in the issuance of Common Stock, will create dilution for Common Stockholders, and potentially impact the per share value of our Common Stock, impacting their investments.

We may be subject to securities litigation, which is expensive and could divert our management’s attention.

The market price of our securities may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on Nasdaq and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may reduce the trading activity in the secondary market for our Common Stock, so stockholders may have difficulty selling their shares.

We will continue to incur significant costs from operating as a public company, and our management expects to devote substantial time to public company compliance programs.

As a public company, we have and will continue to incur significant legal, accounting and other expenses due to our compliance with regulations and disclosure obligations applicable to us, including compliance with the Sarbanes-Oxley Act, as well as rules implemented by the SEC and Nasdaq. Stockholder activism, the current political environment and the current high level of government intervention and regulatory reform may lead to substantial new regulations and disclosure obligations, which may lead to additional compliance costs and impact, in ways we cannot currently anticipate, the way we operate our business. Our management and other personnel devote, and likely will continue to devote, a substantial amount of time to these compliance programs and monitoring of public company reporting obligations and as a result of the new corporate governance and executive compensation related rules, regulations and guidelines prompted by the Dodd-Frank Act and further regulations and disclosure obligations expected in the future, we will likely need to devote additional time and costs to comply with such compliance programs and rules. These rules and regulations will cause us to incur significant legal and financial compliance costs and will make some activities more time-consuming and costlier.

To comply with the requirements of being a public company, we may need to undertake various actions, including implementing new internal controls and procedures and hiring new accounting or internal audit staff. The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms, and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. Our current controls and any new controls that we develop may become inadequate and weaknesses in our internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls when we become subject to this requirement could negatively impact the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we may be required to include in our periodic reports we will file with the SEC under Section 404 of the Sarbanes-Oxley Act, harm our operating results, cause us to fail to meet our reporting obligations or result in a restatement of our prior period financial statements. If we are not able to demonstrate compliance with the Sarbanes-Oxley Act, that our internal control over financial reporting is perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and the price of our Common Stock could decline. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Our management team has limited experience managing a public company.

We became a public company in June 2024. Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition and operating results.

If securities or industry analysts do not publish research, or publish inaccurate or unfavorable research, about our business, our Common Stock price and trading volume could decline.

The trading market for our Common Stock will depend, in part, on the research and reports that securities or industry analysts publish about us or our business. Securities and industry analysts do not currently, and may never, publish research on us. If no securities or industry analysts commence coverage of us, the price for our Common Stock could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our Common Stock or publish inaccurate or unfavorable research about our business, the prices of our Common Stock could decline. In addition, if our operating results fail to meet the forecast of analysts, the prices of our Common Stock could decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Stock could decrease, which might cause the prices of our Common Stock and trading volume to decline.

We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and, as such, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

We have never declared or paid cash dividends on our Common Stock and we do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. In addition, our current loan facility and any future loan arrangements we enter into may contain terms prohibiting or limiting the number or amount of dividends that may be declared or paid on our Common Stock. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Cautionary Note Regarding Forward-Looking Statements

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. The forward-looking statements are contained principally in the sections titled “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” but are also contained elsewhere in this prospectus. In some cases, you can identify forward-looking statements by the words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements relate to future events or our future financial performance or condition and involve known and unknown risks, uncertainties and other factors that could cause our actual results, levels of activity, performance or achievement to differ materially from those expressed or implied by these forward-looking statements. These forward-looking statements include, but are not limited to, statements about:

●	the anticipated benefits of the Business Combination;

●	the occurrence of any event, change or other circumstances, including the outcome of any legal proceedings that may be instituted against the Company;

●	the ability to maintain the listing of the Common Stock on the Nasdaq, as applicable;

●	the projected financial information, anticipated growth rate, market opportunity and financial performance

●	of the Company;

●	the risk of disruption to the Company’s current plans and operations;

●	the ability to recognize the anticipated benefits of the Company’s business, which may be affected by,

●	among other things, competition and the ability to grow and manage growth profitably and retain its key employees;

●	the Company’s success in retaining or recruiting, or changes required in, its officers, key employees or

●	directors following the Business Combination;

●	the ability of the Company to raise financing in the future;

●	the success, cost and timing of the Company’s product development activities;

●	the commercialization and adoption of VSee Lab’s and iDoc’s existing products and the success of the Company’s future product offerings;

●	the potential attributes and benefits of VSee Lab’s, iDoc’s and the Company’s products and services;

●	the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product;

●	the effect of legal, tax and regulatory changes;

●	the Company’s ability to identify, in-license or acquire additional technology;

●	the Company’s ability to maintain existing license, manufacturing and supply agreements;

●	the size and growth potential of the markets for the Company’s products, and the ability of each to serve those markets, either alone or in partnership with others;

●	the pricing of the Company’s products and services and reimbursement for medical procedures conducted using the Company’s products and services;

●	the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing;

●	the costs related to the Company’s business;

●	the ability of the Company to raise financing in the future;

●	the Company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that serve customers engaged in proteomic analysis, many of which have greater financial and marketing resources than the Company; and

●	factors relating to the business, operations and financial performance of the Company, including market conditions and global and economic factors beyond the Company’s control.

You should read this prospectus, including the section titled “Risk Factors,” completely and with the understanding that our actual results may differ materially from what we expect as expressed or implied by our forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. Considering the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus regardless of the time of delivery of this prospectus or any sale of our Common Stock. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this prospectus. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

ISSUANCE OF SECURITIES TO THE SELLING STOCKHOLDERS

Private Placement with Armistice

On November 25, 2025, the Company and a single institutional and Armistice entered into a securities purchase agreement (the “Armistice Purchase Agreement”), pursuant to which the Company agreed to sell to the Armistice an aggregate of 9,836,065 shares of Common Stock (the “Armistice Shares”) or pre-funded warrants exercisable for $0.0001 per share in lieu thereof (“Armistice Pre-Funded Warrants”), and accompanying common warrants to purchase up to 19,672,130 shares of Common Stock (the “Armistice Warrants”) in a private placement (the “Armistice Private Offering”), for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses. The purchase price per Share (or Armistice Pre-Funded Warrant) and the accompanying Armistice Warrants was $0.61.

The Armistice Warrants will be exercisable immediately following receipt of stockholder approval for the issuance of the Armistice Warrants and the shares of Common Stock underlying the Armistice Warrants (the “Armistice Warrant Shares,” and such approval, “Stockholder Approval”) and have an exercise price of $0.61 per share, subject to adjustment for customary events such as stock splits and fundamental transactions. The Armistice Warrants will expire five years from their initial exercise date. At any time following the initial exercise date of the Armistice Warrants, the Armistice Warrants can be exercised on a cashless basis if there is no effective registration statement registering, or no current prospectus available for, the resale of the Warrant Shares. The Company agreed to file this registration statement (the “Registration Statement”) under the Securities Act, with the SEC covering the resale of the Armistice Shares, shares of Common Stock underlying the Armistice Pre-Funded Warrants (the “Armistice Pre-Funded Warrant Shares”), and the Armistice Warrant Shares within 20 calendar days following the closing (the “Armistice Private Offering Closing”) of the offering contemplated by the Purchase Agreement (the “Armistice Private Offering”) and to use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC within 60 days following the Armistice Private Offering Closing. The Armistice Private Offering Closing occurred on December 1, 2025.

The Purchase Agreement also prohibits the Company from, for 90 days following the date this Registration Statement has been declared effective: (a) issuing, entering any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or any Common Stock Equivalents (as defined in the Armistice Purchase Agreement) or filing any registration statement other than this Registration Statement contemplated by the Armistice Purchase Agreement, or (b) the Company or its Subsidiaries (as defined in the Armistice Purchase Agreement) effecting or entering into any agreement to effect the issuance any shares of Common Stock or any Common Stock equivalents involving a Variable Rate Transaction (as defined in the Armistice Purchase Agreement). In addition, the Company is required to hold a meeting of stockholders on or prior to the date that is 90 days following the date of Armistice Private Offering Closing to obtain Stockholder Approval, with the recommendation of the Board that such proposals are approved. If the Company does not obtain Stockholder Approval at the first meeting, the Company is required to call a meeting every 90 days thereafter seeking Stockholder Approval until Stockholder Approval is received or the Armistice Warrants are no longer outstanding.

A.G.P./Alliance Global Partners (the “Placement Agent”) acted as the placement agent for the Armistice Private Offering. Pursuant to a placement agent agreement (the “Placement Agent Agreement”) between the Placement Agent and the Company, dated November 25, 2025, the Company agreed paid the Placement Agent a cash fee equal to 7% of the aggregate gross proceeds raised in the Armistice Private Offering, and reimbursed the Placement Agent for certain reasonable, documented, and accountable expenses, including legal fees, of $50,000 in the aggregate, and non-accountable expenses of $10,000.

In connection with the Armistice Private Offering Closing, each executive officer and director of the Company agreed to enter into a lock-up agreement with the Placement Agent pursuant to which, from the date of the Armistice Private Offering Closing until 90 days following the date the Registration Statement has been declared effective, such executive officer or director will not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position with respect to, any shares of Common Stock of the Company or securities convertible, exchangeable or exercisable into, shares of Common Stock of the Company beneficially owned, held or hereafter acquired by such executive officer or director, subject to customary exceptions, or make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Common Stock or Common Stock Equivalents or publicly disclose the intention to do any of the foregoing.

Copies of the Armistice Pre-Funded Warrant, the Armistice Warrant, the Armistice Purchase Agreement, and the Placement Agent Agreement are attached hereto as Exhibits 4.11, 4.12, 10.64 and 10.65, respectively, and are incorporated herein by reference. The foregoing summaries of the terms of the Pre-Funded Warrant, the Armistice Warrant, the Armistice Purchase Agreement, and the Placement Agent Agreement are subject to, and qualified in their entirety by, such documents.

Private Placement with Manatt

On December 9, 2025, the Company entered into the Manatt Purchase Agreement with Manatt pursuant to which the Company agreed to issue Manatt the Manatt Shares at a purchase price of $0.65 per share and 1,000 shares of newly authorized Series B Preferred Stock at a purchase price of $1,000 per share, which such purchase price was paid by Manatt’s agreement to cancel the Manatt Debt. On December 29, 2025, the Company and Manatt entered into an amendment to the Manatt Purchase Agreement to increase the number of shares of Series B Preferred Stock issued to Manatt pursuant to the Manatt Purchase Agreement to 2,000 shares. The Series B Preferred Stock are convertible into the Series B Shares at any time after the Manatt Gross Proceeds is less than $2.3 million, the number of which is determined by dividing the stated value of the Series B Preferred Stock being converted by the conversion price equal to $0.65. When the Manatt Gross Proceeds equals or exceeds $2.3 million, any outstanding Manatt Shares, Series B Shares and shares of Series B Preferred Stock will be automatically cancelled and returned to the Company. Under the Series B COD, the Company may not effect any conversion of the Series B Preferred Stock to the extent that after giving effect to such conversion, the holder thereof would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to the conversion.

Manatt is also restricted, without the Company’s prior written consent, from selling Manatt Shares and/or Series B Shares, if applicable, representing more than ten percent (10%) of the Company’s total trading volume on any single day on which the Nasdaq Capital Market is open for trading. Additionally, Manatt agreed that in no event will it at any time be issued in excess of 19.99% of the issued and outstanding Common Stock of the Company as of the date of the Manatt Purchase Agreement and that they will take any and all actions to ensure that stockholder approval will not be required by the applicable rules and regulations of Nasdaq (or any successor entity) with respect to transactions contemplated by the Manatt Purchase Agreement. Pursuant to the Manatt Purchase Agreement, the Company agreed to prepare and file this Registration Statement with the Securities and Exchange Commission to cover the resale by Manatt of the Manatt Shares and Series B Shares, if applicable. The Company also agreed to use its commercial best efforts to have the Registration Statement declared effective as soon as possible and keep it effective until the earlier to occur of (x) the date on which all Manatt Shares and Series B Shares have been sold pursuant to this Registration Statement and (y) the date on which Manatt may sell all of the Manatt Shares and Series B Shares without restriction pursuant to Rule 144 as promulgated under the Securities Act.

For additional information regarding the Series B Preferred Stock refer to the section titled “Description of Capital Stock — Series B Preferred Stock.” The foregoing descriptions of the terms of the Series B Preferred Stock, the Manatt Purchase Agreement, as amended, and the transactions contemplated thereby, do not purport to be complete and are qualified in their entirety by reference to the Series B COD and the Manatt Purchase Agreement, as amended, which are filed as Exhibits 3.5, 10.66 and 10.67, respectively, hereto and are incorporated by reference herein.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of the Common Stock offered by this prospectus by the Selling Stockholders. However, we received approximately $6 million in gross proceeds in connection with the Armistice Private Offering and may receive proceeds from the cash exercise of the outstanding Armistice Pre-Funded Warrants and Armistice Warrants that are exercisable for a number of the shares of Common Stock to be sold by Armistice hereunder, which, if exercised in cash at their current exercise prices with respect to all such warrants, would result in gross proceeds to us of approximately $12.0 million. The proceeds from such warrant exercises, if any, will be used for working capital and general corporate purposes. We cannot predict when or whether any of such warrants will be exercised, and it is possible that some or all of such warrants may expire unexercised. For information about the Selling Stockholders, see “Selling Stockholders.”

The Selling Stockholders will pay any underwriting discounts, and commissions and expenses incurred by the Selling Stockholders for brokerage or legal services or any other expenses incurred by the Selling Stockholders in disposing of the Common Stock offered hereby. We will bear all other costs, fees and expenses incurred in effecting the registration of the Common Stock covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

DIVIDEND POLICY

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our Board and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our Board may deem relevant.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the related notes thereto and other financial information included elsewhere in this prospectus and the section of this prospectus entitled “Business.” In addition to historical consolidated financial information, the following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors” and elsewhere in this prospectus. Unless the context otherwise requires, for the purposes of this section, “VSee,” “we,” “us,” “our,” or the “Company” refer to VSee Health, Inc. and its subsidiaries.

Overview

Prior to June 24, 2024, we were a blank check company incorporated in the State of Delaware organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. On June 24, 2024, we completed the Business Combination pursuant to the Business Combination Agreement dated as of November 21, 2023, as amended by the first amendment dated February 13, 2024 and the second amendment dated April 17, 2024 (as amended, the “Business Combination Agreement”) that we entered into with VSee Lab and iDoc. Upon the completion of the Business Combination, we changed our name to “VSee Health, Inc.” and the business of VSee Lab and iDoc became our business.

Our wholly-owned subsidiary VSee Lab is a telehealth software platform. VSee Lab’s proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that VSee Lab believes are not available from any other system worldwide. Our company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. Our platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing, healthcare industry. Our company will also be able to white label our solutions so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

We put telehealth software tools in the hands of clinicians to enable them to make changes without programming so that they can achieve the best patient outcomes. We provide our clients with capabilities specifically built to enable them to collaborate with their clinical and non-clinical colleagues, securely coordinate patient care, conduct virtual patient visits including remote physical exam and remote patient monitoring, and an analytical dashboard to manage their entire telehealth operations from patient satisfaction score to patient wait time to staffing allocations. We empower clinicians to create the workflow they want without waiting for IT; where today, most clinicians feel helpless given that IT departments often cannot give clinicians what they want.

Through VSee Lab, we offer a set of telehealth software building blocks, data connectors, and workflow templates that can be rapidly configured into the client’s workflows. Our offerings allow clinicians without programming experience to configure our building blocks into their existing workflow without requiring programmers - i.e. - no code. In addition, our building blocks allow programmers to increase their productivity with simple coding to piece together our building blocks - i.e. - low code. At the core of our platform is a comprehensive set of software building blocks for telehealth that include on-demand visits, scheduling appointments, in-take forms, signature for consent and compliance, team coordination, unified communication, remote exam and remote patient monitoring, payments including insurance processing, clinical notes, and administrative control panels and analytics. These set of building blocks can connect to electronic medical record systems such as EPIC and Cerner via HL7, FHIR, and SFTP. Lastly, we provide a set of templates to make creating telehealth workflow fast and easy. The entire telehealth platform sits on a scalable server architecture and is HIPAA compliant and SOC2 externally audited. VSee Lab is also GDPR compliant and supports single-sign-on (SSO) and multi-factor-authentication (MFA).

The Company’s wholly-owned subsidiary iDoc is a high acuity patient care solution providing elite physician services in intensive care units of our major hospital systems and other customers. iDoc delivers neuro-critical care through a proprietary technology platform. iDoc serves a diverse range of customers from large hospital systems to small/micro hospitals, long-term acute care (LTAC) facilities, correctional facilities and others. In addition to the specialization of neuro critical care, iDoc provides general tele-critical care services, and specialty e-consults to large organizations such as correctional facilities. iDoc has an experienced team of board-certified intensivists, neurointensivists, neurologists, and advanced practice providers that treat and coordinate care for acutely ill patients 24/7 in the Neurointensive Care Unit (“NICU”) and Intensive Care Unit (“ICU”) for stroke, brain trauma, spinal cord, and all other neurological conditions. Our Neurocritical care experts will also help develop multidisciplinary plans of care to optimally treat neurological conditions in relation to their overall medical needs. Our Neuro Critical care service delivery will focus on physicians and provider services in Teleneurocritical care, epileptology, and teleneurology. In addition to standard interventions, our Neurocritical care experts will offer specific care including monitoring intracranial pressure, cerebral hemodynamics, advanced multimodal neuro monitoring (brain oximetry, cerebral microdialysis and continuous electroencephalography).

We strive to be the solutions provider of access to the shortage of intensivists across the care continuum utilizing sophisticated telehealth solutions to bridge the care gap. In a post Covid, physician burnout health care system, we aim to provide a solution to physician burnout and to a lack of patient access to quality intensive care. By using the sophisticated leading telehealth software and hardware devices, we provide access to highly skilled physicians in the highest acuity in patient setting, the ICU. We provide elite physician services in the Intensive care units of major hospital systems and other customers. Our core service delivers general critical care, neurology, EEG reading, and neuro critical care through a custom internal virtual health care technology platform. We also serve a diverse range of customers from large hospital systems to small/micro hospitals, to long-term acute care (LTAC) facilities to the federal prison system and others. We connect critically ill patients to high quality Neurointensivists, general and cardiac intensivists and specialty specific e-consultations and helps to improve outcomes for patients as well as improved productivity and physician burnout while reduced costs for health systems. We have developed a unique quality control program in collaboration with each hospital by development of a hospital specific reporting dashboard to monitor and achieve high quality critical care quality. In addition, current workflows and protocols are evaluated to adjust to incorporate critical care. Continuous process improvement and readjustment of target metrics with the ICU team to maximize patient safety and improve outcomes.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012(the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The Jobs Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company,” meaning that either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. The Company may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies.

Performance Factors

We believe that our future performance will depend on many factors, including the following:

The Rapid Transformation of the Telehealth Market

The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. We believe that the rapid transformation of the telehealth market indicates strong future growth of the market, and our current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share. We plan to continue to harness our scale to further grow the value proposition of our platform for all stakeholders.

Ability to Expand Within the Market and Attract New Customers

Telehealth is still in its total infancy stages in terms of utilization, scope, and services. Most of the growth is expected within hospital systems, definition, and segmentation structure, and we believe our software platform and services have significant potential. We plan to leverage our industry relationships with government, hospital systems and insurance providers to increase our customer base.

Innovation and New Product Offerings

Despite the rapid advancements in technology, growth in virtual healthcare delivery, and improvement in decision support algorithms and machine learning tools, Telehealth Technology Solutions have not fully penetrated medicine and hospital systems to become the standard methodology of care and represent less than 1% of total healthcare spending according to Grandview Research. Major reasons for Telehealth solutions not capturing its full potential include:

●	Many of the existing video and hardware and software used in telehealth are repurposed businesses that are not healthcare specific.

●	Remote monitoring/diagnostic devices do not readily integrate into telehealth systems limiting doctors real time metrics to enable diagnostics and assessment.

●	Backend software coordination is not optimized for telehealth use and connectivity, resulting in significant greater complexity and costs for implementation.

●	The software and code foundations of the early telemedicine companies have major functionality limitations and arduous implementation and incremental coding/connectivity requirements adding significant cost and reducing functionality.

We believe our technology solutions meet the performance and compliance standards in healthcare, increase the sharing of patient history, files and scheduling are integrated into the video view for doctors, create sophisticated video engagement between patients, staff and doctors and seamlessly integrate patients’ records to provide more comprehensive telehealth care. We believe our ability to invest in new technology and develop new features, modules, and solutions will be critical to our long-term success.

Critical Accounting Estimates

We prepare our consolidated financial statements in accordance with U.S. GAAP. The preparation of consolidated financial statements also requires we make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from the estimates made by our management. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, balance sheet, results of operations and cash flows will be affected. We believe that the accounting policies discussed below are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving our management’s judgments and estimates. Critical accounting policies and estimates are those that we consider the most important to the portrayal of our balance sheet and results of operations because they require our most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

The preparation of our consolidated financial statements in conformity with U.S. GAAP requires us to make estimates and judgments that affect the amounts reported in those consolidated financial statements and accompanying notes. Although we believe that the estimates we use are reasonable, due to the inherent uncertainty involved in making those estimates, actual results reported in future periods could differ from those estimates. Our significant accounting policies are described in Note 2 to our Unaudited Condensed Consolidated Financial Statements for the three-month and nine-month period ended September 30, 2025 included elsewhere in this report. Our critical accounting policies are described below.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). ASC 606 establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

The Company determines revenue recognition in accordance with ASC 606 through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the goods and services to be transferred and the payment terms for the goods and services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are generally cancellable with a 30-day notice period, and customers are billed in annual, quarterly, or monthly installments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

The Company also has service contracts with hospitals or hospital systems, physician practice groups, and other users. These customer contracts typically range from two to three years, with an automatic renewal process. The Company either invoices these customers for the monthly fixed fee in advance or at the end of the month, depending on the contract terms. The contracts typically contain cancellation clauses with advance notice, and revenue for goods and services transferred prior to cancellation is not refundable or creditable.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods and services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

3) Determine the transaction price

Total transaction price is based on the amount to which the Company is entitled to base on the contracts with its customers. The Company believes the quoted transaction prices in the customer contracts represent the standalone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract.  Consideration promised in the Company’s contracts includes both fixed and variable amounts. The Company’s variable consideration is based on fixed unit price for promised services, though the total consideration is dependent upon the actual amounts of promised services used by the customers. If necessary, the Company estimates the total variable consideration based on the information available to management, and updates such estimates each financial period when needed.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. Where applicable, the Company establishes standalone selling prices based on the observable prices of the good or service when the Company sells that good or service separately in similar circumstances and to similar customers. If a standalone selling price is not directly observable, the Company estimates the standalone selling price using the expected cost plus a margin approach.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service are transferred to the customer in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, subscription services and institutional services provided to our clients.

Subscription Service Contracts and Performance Obligation

Subscriptions Services

Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services the Company performs. In the case of module specific subscriptions, a consistent level of service is provided during each monthly period of subscription to the Company’s platform. The Company commences revenue recognition when the customer is provided with platform subscription for the initial monthly period and revenue is recognized over time as a consistent level of subscription service during the subsequent period is delivered. The Company’s obligation for its integrated subscriptions is to stand-ready throughout the subscription period; therefore, the Company considers an output method of time to measure progress toward satisfaction of its obligations with revenue commencing upon the beginning of the subscription period. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

The Company treats each subscription to a specific module as a distinct performance obligation because each module is capable of being distinct as the customer can benefit from the subscription to each module on its own and each subscription can be sold standalone.

Furthermore, the subscriptions to individual modules are distinct in the context of the contract as (1) the Company is not integrating the services with other services promised in the contract into a bundle of services that represent a combined output, (2) the subscriptions to specific modules do not significantly modify or customize the subscription to another module, and (3) the specific modules are not highly interdependent or highly interrelated. The subscription to each module is treated as a series of distinct performance obligations because it is distinct and substantially the same, satisfied over time, and has the same measure of progress.

The transaction price is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer. Under the contracts, the clients pay a fixed rate per user per subscription service. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for implementation services.

Professional Services and Technical Engineering Fees and Performance Obligation

Performance obligations under contracts for professional services may include maintenance, hardware, clinician fees, and technical engineering services. These services are generally distinct in the context of the contract and are accounted for as separate performance obligations.

For technical engineering services, performance obligations are typically satisfied over time based on the specified quantity of professional service hours provided to the customer. For maintenance, hardware, and clinician fees, revenue is recognized either over time or at a point in time or when control transfers to the customer. Maintenance and clinician fees are generally recognized over time as services are rendered, while hardware revenue is recognized at a point in time when control transfers to the customer.

The Company evaluates the nature of each professional services arrangement to determine the appropriate timing of revenue recognition, ensuring that revenue is recognized in a manner that faithfully depicts the transfer of goods or services to the customer.

Patient Fees Services and Performance Obligation

Patient Fee Services

Patient fees represent a series of distinct services because the performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The Company commences revenue recognition on patient services when the Company satisfies its performance obligation to provide professional medical services to patients.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payors and others for patient fee services. Third-party payors pay the Company based on contracted rates or the entities’ billed charges. Payments received from third-party payors are generally less than billed charges. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payors and records an estimated contractual allowance to properly account for the differences between billed and collected amounts.

Revenue from third-party payors is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and allowance for doubtful accounts receivable. These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ, from estimated amounts and such difference could be material.

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed to the payors by the Company. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients. The Company earns primarily from reimbursement from the following third-party payors:

Medicare

The Company’s affiliated provider network is reimbursed by the Medicare Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. The Company’s affiliated provider network is reimbursed by certain State Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines, and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

Contract For Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians’ network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12-24 hours per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business, and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the condensed consolidated financial statements.

The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period.

The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services monthly. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a onetime setup of software security, API interfaces, and compatibility between hospital existing equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as revenue when the start-up service is completed over time, using the input method to measure progress each financial period.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation provides monthly. The performance obligation in the contract for these services transferred to the customer is distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and is included in institutional fees in the condensed consolidated financial statements.

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual healthcare platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services.

The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

See Note 15 Fair Value Measurements of the quarterly financial statements for additional information on assets and liabilities measured at fair value.

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the two reporting units using both income and market-based models. Our models contain significant assumptions and accounting estimates about discount rates, future cash flows, and terminal values that could materially affect our operating results or financial position if they were to change significantly in the future and could result in an impairment. We perform our goodwill impairment assessment whenever events or changes in facts or circumstances indicate that impairment may exist and during the fourth quarter each year. The cash flow estimates and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation. During the year ended December 31, 2024, the Company determined there were triggering events that required the Company to perform a quantitative analysis. Based on the analysis, the Company concluded the fair value of the Telehealth Services reporting unit was less than it’s carrying value. As a result, the Company recorded non-cash goodwill impairment charges of $56,675,210 on the consolidated statement of operations for the year ended December 31, 2024. For the three and nine months ended September 30, 2025, the Company performed qualitative analysis by assessing that no adverse economic, industry, operational, or regulatory indicators were identified that would suggest impairment. Based on the qualitative assessment of relevant factors, the Company concludes that no impairment indicators exist determined that there were no triggering events that required the Company to perform a quantitative analysis.

Impairment of Long-lived and Intangible Assets Other than Goodwill

In accordance with ASC 360-10, the Company, on a regular basis, reviews the carrying amount of long-lived assets, including fixed assets, right-of-use assets and intangible assets, for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

The Company applies ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed annually from differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

Financial Statement Components

Three Months Ended September 30, 2025 and 2024 Results of Operations

The following table presents VSee Health’s results of operations for the three months ended September 30, 2025 and 2024:

	For the three months ended September 30,
	2025	2024	Change	%
Revenue	$3,980,655	$3,354,437	$626,218	19%
Cost of revenues	1,907,359	569,734	1,337,625	235%
Gross margin	2,073,296	2,784,703	(711,407)	26%
Operating expenses	4,130,817	61,079,702	(56,948,885)	93%
Other income (expense)	1,767,776	4,381,240	(2,613,464)	60%
Net loss before taxes	(289,745)	(53,913,759)	53,624,014	99%
Income tax benefit	—	(8,802)	8,802	100%
Net loss	$(289,745)	$(53,922,561)	$53,632,816	99%

Nine months Ended September 30, 2025 and 2024 Results of Operations

The following table presents VSee Health’s results of operations for the nine months ended September 30, 2025 and 2024:

	For the nine months ended September 30,
	2025	2024	Change	%
Revenue	$10,692,259	$6,686,998	$4,005,261	60%
Cost of revenues	5,170,500	1,890,557	3,279,943	173%
Gross margin	5,521,759	4,796,441	725,318	15%
Operating expenses	11,665,338	63,919,903	(52,254,565)	82%
Other income (expense)	(700,900)	2,959,963	(3,660,863)	124%
Net loss before taxes	(6,844,479)	(56,163,499)	49,319,020	88%
Income tax benefit	(17,989)	1,669,586	(1,687,575)	101%
Net loss	$(6,862,468)	$(54,493,913)	$47,631,445	87%

Revenue

Through our wholly-owned subsidiary VSee Lab, the Company generates revenue from subscription services to its software platform. Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services as VSee Lab performs. Through our wholly-owned subsidiary iDoc, the Company establishes management and administrative services contracts with hospitals or hospital systems to provide telehealth physician services to acute patients of the hospitals or hospital systems. iDoc also generate revenue by directly billing the insurance companies for care provided at hospitals or hospital systems. iDoc’s contracts typically range in length from two to three years, with an automatic renewal process.

Revenue for the three months ended September 30, 2025, was $3,980,665, an increase of $626,218, or 19%, compared to $3,354,437 for the same period in 2024. The increase was primarily driven by continued growth from the Company’s iDoc acquisition, completed in June 2024, which contributed $1,204,853, representing a 108% increase over the prior-year period. This growth was fueled by higher telehealth service volume and patient fees of $950,422 and $259,331, respectively. Professional services and other fees increased $207,241, or 52%, due to higher medical device sales and services associated with the new HHS contract. These increases were partially offset by a $642,933, or 80%, decrease in technical engineering services resulting from lower client utilization, and a $142,943, or 14%, decline in subscription revenue due to reduced recurring enterprise-level subscriptions.

Revenue for the nine months ended September 30, 2025, was $10,692,259, an increase of $4,005,261, or 60%, compared to $6,686,998 for the same period in 2024. The increase was primarily driven by continued growth from the Company’s iDoc acquisition, completed in June 2024, which contributed $3,395,089, representing a 289% increase over the prior-year period. This growth was fueled by higher telehealth service volume and patient fees of $1,983,122 and $1,418,847, respectively. Professional services and other fees increased $1,378,923, or 120%, due to higher medical device sales and services associated with the new HHS contract. These increases were partially offset by a $477,899, or 16%, decline in subscription revenue resulting from reduced recurring enterprise-level subscriptions, and a $290,852, or 23%, decrease in technical engineering services due to lower client utilization.

Cost of Goods Sold

VSee Lab’s cost of revenues consists primarily of expenses related to cloud hosting, personnel-related expenses for VSee’s customer success team, costs for third-party software services and contractors, and other services. iDoc’s cost of goods sold is primarily comprised of personnel-related expenses for our employee and consulting physicians and other medical providers, and the costs for third-party software services and hardware used in connection with delivery of high acuity patient care solution when providing elite physician services in the intensive care units of our major hospital systems and other customers.

The cost of goods sold for the three months ended September 30, 2025, increased by $1,337,625 or 235%, compared to September 30, 2024. The increase was also primarily driven by $1,293,604, or 379%, higher compensation expenses, mainly resulting from the higher utilization of independent medical providers during the current quarter and compensation adjustments reducing the cost in the prior year within the iDoc’s business. There was an increase in software expenses of $50,454, or 226%, primarily driven by the deployment of MFA and FedRAMP-compliant cloud infrastructure, the deployment of the GovCloud Production environment, and the expansion of the Dev environment to support the HHS contract. These increases were offset by $6,425 reduction in other costs.

The cost of goods sold for the nine months ended September 30, 2025, increased by $3,279,943, or 173%, compared to the same period in 2024. The increase was also primarily driven by $2,440,978, or 216%, higher compensation expenses, mainly resulting from additional headcount allocations to support the HHS contract, which drove $956,899 of higher expenses and $1,484,079 in higher costs from the iDoc acquisition in June of last year. Higher procurement of medical devices for the HHS project also drove the increase by $632,767 or 477%. There was an increase in software and hosting expenses of $194,240, or 31%, primarily driven by the deployment of MFA and FedRAMP-compliant cloud infrastructure, the deployment of the GovCloud Production environment, and the expansion of the Dev environment to support the HHS contract. The increase was also driven by $11,958 of other costs.

Operating Expenses

VSee Lab’s operating expenses include all operating costs not included in the cost of revenues. These costs consist of general and administrative expenses composed primarily of all payroll and payroll-related expenses, professional fees, and other costs related to the administration of its business. iDoc’s operating expenses include all operating costs not included in cost of revenues. These costs consist of compensation, general and administrative expenses composed primarily of all payroll and payroll- related expenses, professional fees, insurance, software costs, occupancy expenses related to iDoc’s operations, including utilities, depreciation and amortization, and other costs related to the administration of its business.

Operating expenses for the three months ending September 30, 2025, decrease by $56,948,885 or 93% compared to the same period last year. The decline was due to the absence of goodwill impairment charges during the current quarter end, resulting in a reduction of $56,675,210 or 100%, compared to the same period last year. The decline in operating expenses was also driven by $516,691, or 30% lower compensation-related expenses, mainly from $408,433 of lower compensation in the VSee Lab entity, driven by $400,837 from lower stock-based compensation and $108,259 of lower compensation expenses related to the iDoc entity. The decrease was also due to the absence of transaction expenses during the current quarter, resulting in a reduction of $455,834, or 100%, compared to the same period in the previous year. These declines were offset by higher general and administrative expenses of $698,850, a 32% increase, primarily due to $636,928 of higher professional fees, primarily from higher audit fees, and $40,968 of higher other operating expenses.

Operating expenses for the nine months ending September 30, 2025, decreased by $52,254,565 or 82% compared to the same period last year. The decline was due to the absence of goodwill impairment charges during the current quarter end, resulting in a reduction of $56,675,210 or 100%, compared to the same period last year. The decrease was also due to the absence of transaction expenses during the current quarter, resulting in a reduction of $710,479 or 100%, compared to the same period last year. These decreases were offset by higher general and administrative expenses of $4,124,677, an increase of 138%, primarily from higher amortization and depreciation expenses of $1,289,892, general business expenses of $524,021, insurance related expenses of $144,460, bad debt expenses of $181,903, which were primarily driven by the acquisition of iDoc, and an increase in professional services fees of $1,901,739, primarily from higher costs for audit, valuation, tax and accounting services, and by $305,000 of financial instrument issuance cost. The decline in operating expenses was also offset by $1,006,447 or 28% higher compensation-related expenses, $805,410 from the acquisition of iDoc and recapitalization with DHAC, and $201,037 of compensation in the VSee Lab business, mainly from stock-based compensation.

Other Income (Expense)

Other income during the three months ended September 30, 2025, decrease $2,613,464 or 60%. The decrease was primarily driven by the $2,908,959 or 51% change in fair value of financial instruments in the current period compared to the prior period. The decrease was driven by $640,481, representing a 555% increase in interest expenses primarily from default interest penalties on the Company’s convertible loans. These decreases were offset by the reduction in the loss on issuance of the debt and derivative financial instruments by $290,000, and loss on the extinguishment of the loan of $645,979 during the same period last year, compared to none during the current period.

Other income during the nine months ended September 30, 2025, decreased $3,660,863 or 124%. The decrease was primarily driven by the loss on change in fair value of the debt and derivative financial instruments of $4,873,355, and the increase in the interest expense of $1,260,580, primarily due to the conversion of the total interest due on the Quantum note, new loan agreements entered into in 2025, and default interest incurred during the current quarter. These decreases in other income were offset by the improvement in loss on the extinguishment of the loan of $519,854 during the current period, compared to the prior period last year. These decreases in other income were also reduced by the net change of $1,770,214 in Loss on issuance of debt and derivative financial instrument for the previous period, compared to none during the current period, and $183,005 of other income, primarily driven by the United States Employee Retention Credit (ERC) received by the iDoc business.

Net Loss

Net loss for the three months ended September 30, 2025, compared to the three months ended September 30, 2024, decreased by $53,632,816 or 99%. The decrease in the Company’s net loss was driven by the $56,237,478 improvement in the Company’s net operating loss, primarily from the $56,675,210 of goodwill impairment charges during the same period last year, compared to no impairment in the current period. This was slightly offset by the $2,613,464 reduction in other income during the current period compared to the same period last year.

Net loss for the nine months ended September 30, 2025, compared to the nine months ended September 30, 2024, decreased by $47,631,445, or 87%. The decrease in the Company’s net loss was driven by the $52,979,883 improvement in the Company’s net operating loss, primarily from the $56,675,210 of goodwill impairment charges during the same period last year, compared to no impairment charges in the current period, and slightly offset by $4,124,677 of higher operating expenses from the acquisition of iDoc and the recapitalization with DHAC last year. The decrease was also due to the $725,318 of higher gross margin contribution. These reductions to the Company’s net loss were slightly offset by the $3,660,863 reduction in other income during the current period compared to the previous period, and the $1,687,575 year-over-year decrease in the Company’s income tax benefit that resulted from the business acquisition of iDoc during the prior year.

Cash Flows

The following table presents selected captions from VSee Health’s consolidated statements of cash flows for the nine months ended September 30, 2025 and 2024:

	For the nine months ended September 30,
	2025	2024
Net cash used in operating activities	$(1,519,632)	$(2,815,248)
Net cash used in from investing activities	$(22,776)	$(21,384)
Net cash provided by financing activities	$1,689,052	$5,045,235
Change in cash	$146,644	$2,208,603

VSee Health’s principal sources of liquidity are cash and cash equivalents, totaling $472,759 and $2,327,337 as of September 30, 2025 and 2024, respectively.

VSee Health’s future capital requirements will depend on many factors, including our growth rate, contract renewal activity, number of subscription renewals, the continuing market acceptance of telehealth, and debt funding.

Cash Used in Operating Activities

Cash used in operating activities was $1,519,632 for the nine months ended September 30, 2025. Cash used in operating activities consists of a net loss of $6,862,468, adjusted for non-cash items of $2,142,488 and $3,200,348 increase in net changes in operating assets and liabilities. The increases in accounts payable and deferred revenue primarily drove the increase in operating assets and liabilities.

Cash used in operating activities was $2,815,248 for the nine months ended September 30, 2024. The change in operating activities presents changes for VSee Lab for the nine months ending September 30, 2024, and changes for iDoc and DHAC from the Business Combination date of June 24, 2024, to the end of the quarter, September 30, 2024. Cash used in operating activities consists of a net loss of $54,493,913 adjusted for non-cash items of $53,585,022 driven primarily by fair value changes, and a $1,906,357 decrease in net changes in operating assets and liabilities. The decrease in net changes in operating assets was primarily driven by the decreases in accounts payable and accrued liabilities and due to related party and slightly offset by the reduction in accounts receivable and the increase in deferred revenue.

Cash Used in Investing Activities

Cash used for investing activities for the nine months ended September 30, 2025, was $22,776, and was driven by the purchase of fixed assets.

Cash used for investing activities for the nine months ended September 30, 2024, was $21,384, driven primarily by $50,507 for the purchase fixed assets and was slightly offset by $29,123 of cash acquired from the acquisition of iDoc.

Cash Provided by Financing Activities

Cash provided by financing activities for the nine months ended September 30, 2025, was $1,689,052, primarily consisting of $1,907,791 and $541,184 proceeds from notes issued during the period and issuance of Common Stock and offset by $10,000, $56,787, $44 and $668,092 of payments to shareholder, for factoring payables, due on acquisition purchase and repayment on note payable.

Cash provided by financing activities for the nine months ended September 30, 2024, was $5,045,235, primarily consisting of $2,700,000 proceeds from the Quantum Note, $1,323,362 cash from the recapitalization with DHAC, and offset by $365,750, $47,800 and $150,616 for repayment on the Extension Note, advances from a related party and factoring payable, respectively.

BUSINESS

Overview

Through our wholly-owned subsidiary VSee Lab, we offer a comprehensive telehealth platform for U.S. hospitals and enterprises. Through VSee Lab, we offer a set of telehealth software building blocks, data connectors, and workflow templates that can be rapidly configured into the client’s workflows. Our offerings allow clinicians without programming experience to configure our building blocks into their existing workflow without requiring programmers — i.e. — no code. In addition, our building blocks allow programmers to increase their productivity with simple coding to piece together our building blocks — i.e. — low code.

At the core of our platform is a comprehensive set of software building blocks for telehealth that include on-demand visits, scheduling appointments, in-take forms, signature for consent and compliance, team coordination, unified communication, remote exam and remote patient monitoring, payments including insurance processing, clinical notes, and administrative control panels and analytics. These set of building blocks can connect to electronic medical record systems such as EPIC and Cerner via HL7, FHIR, and sFTP. Lastly, we provide a set of templates to make creating telehealth workflow fast and easy. The entire telehealth platform sits on a scalable server architecture and is HIPAA compliant and SOC2 externally audited. VSee Lab is also GDPR compliant and supports single-sign-on (SSO) and multi-factor-authentication (MFA).

We put telehealth software tools in the hands of clinicians to enable them to make changes without programming so that they can achieve the best patient outcomes. We provide our clients with capabilities specifically built to enable them to collaborate with their clinical and non-clinical colleagues, securely coordinate patient care, conduct virtual patient visits including remote physical exam and remote patient monitoring, and an analytical dashboard to manage their entire telehealth operations from patient satisfaction score to patient wait time to staffing allocations. We empower clinicians to create the workflow they want without waiting for IT; where today, most clinicians feel helpless given that IT departments often cannot give clinicians what they want.

To complement our offerings through VSee Lab, we also provide high acuity patient care solutions through our wholly-owned subsidiary — iDoc. Through iDoc, we offer. specialty intensive care unit services by providing physician services in the neurology intensive care unit (neurointensivists), cardiac intensive care unit (surgical and anesthesia intensivists), and medical intensive care units (pulmonary and critical care intensivists).

We strive to be the solutions provider of access to the shortage of intensivists across the care continuum utilizing sophisticated telehealth solutions to bridge the care gap. In a post-Covid health care system, we aim to provide a solution to physician burnout and to a lack of patient access to quality intensive care. By using the sophisticated leading telehealth software and hardware devices, we provide access to highly skilled physicians in the highest acuity in patient setting, the ICU. We provide elite physician services in the Intensive care units of major hospital systems and other customers. Our core service delivers general critical care, neurology, EEG reading, and neuro critical care through a custom internal virtual health care technology platform. We also serve a diverse range of customers from large hospital systems to small/micro hospitals, to long-term acute care (LTAC) facilities to the federal prison system and others. We connect critically ill patients to high quality Neurointensivists, general and cardiac intensivists and specialty specific e-consultations and helps to improve outcomes for patients as well as improved productivity and physician burnout while reduced costs for health systems. We have developed a unique quality control program in collaboration with each hospital by development of a hospital specific reporting dashboard to monitor and achieve high quality critical care quality. In addition, current workflows and protocols are evaluated to adjust to incorporate critical care. Continuous process improvement and readjustment of target metrics with the ICU team to maximize patient safety and improve outcomes.

VSee Lab Product Offerings

The telehealth platform we have created provides a set of building blocks to solve clients’ urgent and growing needs.

Our “Patient Engagement Solutions” enable our health system customers to create a modern, warm, and productive experience, from scheduling an in-person appointment to conducting a virtual visit to reviewing the instructions from the physicians. Patients often need to use a legacy telephone system to engage their healthcare team or use the patient portal from the electronic medical record (EMR) companies where the user experience is often poor. Our patient engagement solutions deliver high engagement and high value and help our customers embrace the shift to digital patient experience.

Our “Clinician Staffing Solutions” enable our health system customers to create a shared coverage model of staffing. Due to a shortage of clinicians, often times coverage is required to shift to external medical teams where the medical records and notes are passed back to the hospital clinicians. To address this, we offer a solution where an on-demand, i.e., walk-in, patient can be matched to a small set of physicians. If one of these physicians takes this patient, the other physicians are notified and they can accept the next patient in the waiting queue. If all these physicians are busy, our solution will use a hunt group protocol to notify another set of physicians, until this patient is seen by a physician. This routing system allows a patient to be efficiently routed among the clinicians directly employed by the hospital as well as routing to external medical groups for additional coverage. Without innovative digital solutions, hospitals would pay often pay locum tenens nurses and physicians at two times or more the rate of an employed clinician.

Our “Remote Physical Exam and Remote Patient Monitoring Solutions” allow the streaming of medical devices such as otoscope and stethoscope to conduct a remote physical exam live. This contrasts with video-only telehealth that does not allow remote exams. In addition, our solution allows remote patient monitoring where our customers can pull data from blood pressure cuffs, digital scales, etc., to allow clinicians to monitor a patient remotely. Many existing telehealth tools are limited to only seeing someone via video while our solution augments the video experience with medical devices. Such capability allows our clients to seamlessly go from text only, audio only, video only, to full medical device streaming and monitoring.

Our “AI for telesitter and telenursing Solutions” enable healthcare systems to use AI and remote nurses to augment the staffing of bedside nurses, thereby minimizing the impact of nursing shortages. Our offering includes remote admission and discharge, asynchronous and on-demand nursing mentoring, and AI that monitors events in the patient’s room - such as creating virtual fencing for fall prevention, detecting if a patient is under stress, etc. VSee Lab’s AI is able to convert events in the patient’s room into events in VSee Lab’s task queues, where VSee Lab can route the events to first line telenurses. If the first line nurses do not respond the events within a threshold, the events are routed to nurses in a command center - where this 2 layer nursing coverage minimizes the chance that an adverse event is not processed.

Our solutions and technologies have the following features and advantages:

Our Simple Patient Experience. Before the virtual visit, our telehealth platform allows healthcare providers to:

●	Invite patients to your branded waiting room by email, SMS or website embedded button;

●	Allow on-demand walk-ins and/or scheduled visits;

●	Customize intake forms with logic such as calculating GAD7, etc.;

●	Automate compliance with consent and provider state-matching, i.e., patient will only see providers with medical license in the patient’s state;

●	Verify insurance eligibility;

●	Collect online credit card payments;

●	Lower wait times with wait queue tagging of specific clinician and hold my spot;

●	Show educational videos or articles as patients wait; and

●	Live chat with the front desk.

During the virtual visit, we allow healthcare providers to:

●	See patients text only, audio only, or 1-on-1 video or group video;

●	Add in remote family members, interpreters, and other care team members scheduled or on-demand;

●	Share and annotate images, documents and websites as though you were face-to-face;

●	Send files;

●	Push additional forms for patients to fill out or sign;

●	Live stream digital peripherals such as otoscopes and stethoscopes for remote physical examination; and

●	Far end pan, tilt, zoom camera control.

After the virtual visit, we allow healthcare providers to:

●	Pass patients back to front desk staff or scheduler to schedule the next appointment;

●	Have patients self-schedule follow-up visits via VSee patient portal;

●	Send auto-confirmations and reminders via email & SMS;

●	Let patients immediately review their visit notes & attachments via VSee patient portal;

●	Get instant feedback with a post-visit survey;

●	Have patients pick up ePrescribe medication (including EPCS) from self-selected pharmacy; and

●	Receive SuperBill for billing insurance.

In addition to virtual visits, we also allow patients to engage their everyday wellness by:

●	Setting personal health and wellness goals with their care team;

●	Tracking their own progress with wellness device data from Fitbit, wireless scales, blood pressure cuffs, etc.;

●	Sharing their food diary, mood chart, or other wellness charts; and

●	Securely messaging questions to their provider or just share vacation photos.

Our Productive Clinician Experience. Setting up telehealth is often a complex experience, but our system allows fast setup and go live by which healthcare providers can:

●	Set up a tailored online practice in as a fast as a few hours;

●	Add logo, room description, provider profiles, legal documents;

●	Create or remove new providers, patients, and waiting rooms;

●	Turn on/off options for 250+ points of configuration without doing programming (no code);

●	Access asynchronous (eConsult) workflow;

●	Manage walk-ins, appointments, group appointments;

●	Process online payments, eligibility, claims submissions;

●	Utilize flexible intake forms with logic and attachments;

●	Connect with scheduled appointment interpreter service dispatch; and

●	Integrate with electronic medical records (EMRs) such as EPIC, Cerner, etc.

VSee supports efficient team coordination by allowing healthcare providers to:

●	Set sound alerts and mobile notifications for when a patient is ready to be seen;

●	Manage all patients from different waiting rooms in a single dashboard;

●	Track patients throughout their visit — know exactly where they are at any point In the patient journey; and

●	Coordinate among the Medical Administrative Specialists, nurses, physicians, schedulers with internal chats and customizable visit tags.

Our Administrative Features. In addition to providing a simple patient and productive clinician user experience, VSee also provides administrative features to enable enterprise control of their telehealth operations by allowing healthcare providers to:

●	Enforce HIPAA with user access roles and intrusion logging;

●	Manage clinician staffing and patient scheduling with rich master calendar;

●	Set visit payment amounts, generate invoices and superbills, and setup insurance claims engines;

●	Build an actionable data dashboard with drag-and-drop widgets to monitor patient satisfaction, wait time, etc.;

●	Create admin dashboard reports and export to third party visualization engines; and

●	Manage call recordings policies and archives.

In addition to the features above, our platform supports numerous enterprise scaling features, such as ensuring compliance with state medical license rules across thousands of providers, using routing to balance patient load across all the clinicians in a healthcare system, and using patient tagging to efficiently move a patient within a department. VSee also supports security models such as strong encryption, single-sign-on (SSO), multi-factor-authentication (MFA), and VSee has passed the SOC2 audit.

iDoc’s Offering of Services and Technologies

As a solutions company focused on inpatient specific disease areas with intentional purpose driven growth, and areas to provide access to general and specialty care to vulnerable patient populations, iDoc has a patient e-consultation service that is currently tailored to provide outpatient care to correctional facilities predominantly at the Federal level. The unique security challenges for digital healthcare as well as in person care positions iDoc’s platform to meet the rigorous requirements of the Federal Bureau of Prisons (FBOP). Through our own network of physicians, we provide e-consults in over 14 specialties to the FBOP including areas such as mental health, cardiology, oncology, rheumatology, neurology, nephrology, and more. We connect the patient to the specialty physicians to minimize care delays and transport safety concerns.

We are focused on providing the highest level of clinical and operational quality. We have developed a comprehensive quality management program that supports evidence-based practices, tracks customer satisfaction levels and encourages continuous improvement of telemedicine services. Our clinical leaders regularly review industry accepted standards and, when appropriate, make changes to our protocols. As new practice standards are introduced, our network of board-certified physicians and other provider specialists review these standards and adapt them for national telemedicine practice. Our network physicians and other specialists are continuously trained and evaluated to appropriately integrate and utilize these updated practice standards.

We have developed a care delivery model that intentionally collaborates with hospital systems, healthcare providers, and health care administrators to deliver a customizable solution and experience for the patient. iDoc uses its internally developed telehealth software to deliver the right care at the right time bridging specialty critical care physicians with critically ill patients.

The iDoc technology platform consists of video conferencing, electronic health records, and billing technology working seamlessly to provide telemedicine consults for clinical practice. The virtual healthcare platform can be used individually or in conjunction with native applications/resources or as a whole package. All conference connections are HIPAA compliant and secured through HTTPS/ TLS 1.2+ level encryption. Recorded video EEG data (no other video or audio recordings are made/stored) is transmitted using industry standard HTTPS/TLS 1.2+ and stored in the iDoc AWS cloud. The data stays encrypted at rest No ePHI is stored by this module.

The iDoc clinical dashboard gives providers an intuitive and multi-level view of patients in both aggregate and individual modes. This system interfaces with the client’s vital signs monitors (and other data when available) to facilitate the patient monitoring process. Support for handoffs includes sticky notes and messaging. Customizable alert levels ensure alarms are valid and help prevent “alert fatigue”. This system interfaces with the client’s vital signs monitors (and other data when available) to facilitate the patient monitoring process.

To ensure quality, iDoc has developed a comprehensive quality management program that supports evidence-based practices, tracks customer satisfaction levels and encourages continuous improvement of telemedicine services. We regularly review industry accepted standards and, when appropriate, make changes to our protocols. As new practice standards are introduced, our network of board-certified physicians and other provider specialists review these standards and adapt them for national telemedicine practice. Our network physicians and other specialists are continuously trained and evaluated to appropriately integrate and utilize these updated practice standards.

Market Opportunity

We believe there are two significant trends and challenges facing healthcare in the United States: first, we believe that hospitals need a better method to engage with their patients, to make the patient’s experience dealing with healthcare easier; second, we believe that hospitals need better clinician staffing options since there is an ever growing shortage of nurses and physicians across America.

In addition, intensive care units have become increasingly complex environments, the dramatic increase in surgical therapeutic options for stroke, and the proliferation of the Joint Commission on Accreditation of Healthcare Organizations (JCAHO) and Det Norske Veritas (DNV) stroke centers with the advent of multi-modal monitoring in the neurointensive care unit, the need and use of electroencephalogram (EEG), the demand for intensivists with the knowledge to care for these patients has led to the growth of neurointensivists (critical care physicians with specialty training in neurosciences). The increasing utilization of extracorporeal membrane oxygenators (ECMO) and left ventricular assist devices (LVAD) has led to increase demand for cardiac intensivists (critical care physicians with specialty training in cardiac disorders). The growth and evolution of cloud services and technology focused on delivering health care has led to the ability and need to provide greater and more specialty tele-intensive care and telemedicine solutions to be developed and adopted.

Our business model is designed to both empower the clinicians while satisfying the IT security requirements, where we become the digital transformation tool that allows healthcare enterprises to tackle the twin mega trends and challenges of patient engagement the clinician shortage. Our revenue-generating customers, primarily healthcare enterprises, have access to a suite of telehealth building blocks to support their use cases. Our focus on clinician-centric product design and productivity is what led us to create the no code approach to telehealth configuration, where instead of having clinicians at the mercy of the IT, the clinicians can configure their own telehealth software using a graphical user interface and simple setup instructions.

We believe that the health system is not generally capable of training the necessary critical care physicians to meet the increasing demand from densely populated to rural hospitals or from large academic medical centers to micro hospitals (hospitals with typically less than 25 beds). For hospitals which are lacking physician staffing, iDoc physicians develop and staff ICU facilities through telemedicine. We collaborate in tracking the signs of early disease recognition and recovery in a patient’s condition. We specialize in providing state of the art equipment for audiovisual monitoring of the patient in a real time synchronous interface with hospital EHR systems.

Sales and Marketing

We employ a direct sales organization composed of highly trained team members. The sales organization is segmented primarily by customer type. For example, there is one enterprise-focused team concentrating on mental health and another concentrated on health systems. Our direct sales organization also reaches customers through indirect channels, such as third-party resellers and premier affiliated hospitals. We also have a team of experienced sales executives who are primarily responsible for selling our solutions and services directly to hospitals and health systems. In addition, we have developed channel customers who incorporate our platform as part of a model that combines on-site staffing solutions with telemedicine.

The direct sales organization is supported by marketing and customer success specialists. Our marketing program supports our growth and lead generation though content development, brand awareness, search engine optimization, field marketing events, integrated campaigns, industry relations and public media. We generate customer leads, accelerate sales opportunities, and build brand awareness through our marketing programs, both digitally and via strong word of mouth and client references. These programs target decision makers to provide information about our company and solutions through digital channels such as LinkedIn, our annual conference, online webinars, and tradeshows. Our customer success team supports customer retention by working directly with customers to produce higher engagement with our solutions, which in turn expands their use of the platform in the future.

Competition

We view as competitors those companies that currently or in the future will develop and market virtual care technology (devices, software, and systems) or provide virtual care services, such as the delivery of on-demand access to healthcare and specialty disease state and care management and services. Competition focuses on, among other factors, software as a service (SAAS), experience in operations, customer service, quality of technology and know-how, and reputation. Competitors in the telehealth and specialty medical services market include MDLive, Inc. (now owned by Cigna), American Well Corporation, Included Health, and Accolade, Inc., among other smaller industry participants. Neuro and/or ICU specialty competitors include NeuroCall, Ceribell, and Specialist on Call. Technology solution competitors include American Well Corporation, MDLive, Teladoc, as well as smaller technology providers. Each of VSee and iDoc also faces competition from large, well-financed health plans that in some cases have developed their own virtual care, expert medical service or in-house software platforms, as well as large technology and retail companies, such as Google, Microsoft, Amazon and Walmart, which have or may in the future develop or acquire their own virtual care solutions.

Many of our competitors are well financed, have been in business for substantially longer, have substantial financial resources and long standing contracts and relationships with major customers. Many of our competitors have public financial structures which enable them access to significant amounts of capital at a relatively low cost of capital. We have experienced, and expect to continue to experience, intense competition from a number of companies, and we expect such competition to increase as our industry evolves.

Our competitors may announce new products, services, or enhancements that better address changing industry standards or the needs of customers. Any such increased competition could cause pricing pressure, loss of market share or decreased client engagement, any of which could adversely affect our business and operating results. Internet search engines could also change their methodologies in ways that adversely affect our ability to optimize our page rankings within their search results. If this occurs, our ability to successfully market our services to customers may be harmed and our business results may suffer.

Particularly, VSee Lab faces competition across three categories: 1) EMR’s built in telehealth tool, 2) TelaDoc, AmWell, Zoom, Microsoft Teams, and 3) home-grown custom-built solutions.

●	Competing with EMR’s build in telehealth: Almost all electronic medical record (EMR) systems now have built in telehealth tools. These tools are mainly video conference; such as adding a button to make a Zoom or Microsoft Teams or Twilio video call. VSee is designed to integrate with the EMR, thus while we compete with the EMR’s built-in telehealth tool, we also add value to the EMRs. While the software offered by such competitors are more rigid and more time consuming with respect to requested changes to the workflow, VSee allows changing workflow in minutes via our no code option and in days and weeks via our low code option.

●	Competing with Telehealth and Video Conference Software: In many healthcare enterprises, Zoom and Microsoft Teams have approached telehealth with video conferencing. In contrast, VSee provides productivity and patient engagement features that go beyond video only. We also face competition from TelaDoc, specifically their InTouch offering, and AmWell, both of which are mature and established companies.

●	Competing with home grown or custom-built software: Given that some existing telehealth vendors such do not satisfy many client requirements, many clients decide to build their telehealth from scratch. Such projects require dozens of engineers and often take many months or even years.

iDoc’s primary competitors include Hicuity Health, INTELEICU, and enVision teleICU (segment of INOVA), among others. While there are several competitors in this industry, many began from a hardware-centric focus, aiming to extend and integrate their devices into hospitals. We approached the development of our services and software platform differently by focusing on optimizing an extensive network of board-certified physicians and other provider specialists across numerous complex workflows. As a result, configurability, modularity, and optimization became imperative, and we subsequently made these capabilities available on a low-code development platform to address the configurability needs of our customers. We believe we compete favorably based on the following key competitive factors for our industry:

●	access to a broad network of established, board-certified physicians and other provider specialists;

●	purpose-built acute care platform with highly configurable workflows and easy integration;

●	demonstrated scalability;

●	clinical and service quality;

●	customer satisfaction;

●	value;

●	reporting, analytics and benchmarking;

●	experience; and

●	flexibility.

Research and Development

The Telemedicine and Tele-intensive care market is a rapidly evolving industry. Our ability to continue differentiating and enhancing our platform and services depends on our capacity to introduce new services, technologies, and functionality. Due to capital constraints, we currently do not have active research and development spending. Strategically, to maintain and grow our market viability and strength, we plan to focus our future research and development on delivering new products and further enhancing our solutions’ functionality, performance, and flexibility.

U.S. Law and Regulations

Our operations are subject to comprehensive United States federal, state and local regulation in the jurisdictions in which we do business. The laws and rules governing our business and interpretations of those laws and rules continue to expand and become more restrictive each year and are subject to frequent change, especially health regulatory requirements. Our ability to operate profitably will depend in part upon our ability, and that of our affiliated provider network, to operate in compliance with applicable laws and rules. Those laws and rules continue to evolve, and we therefore devote significant resources to monitoring developments in healthcare regulation. As the applicable laws and rules change, we are likely to make conforming modifications in our business processes from time to time. No assurance can be made that a review of our business by courts or regulatory authorities will not result in determinations that could adversely affect our operations or that the healthcare regulatory environment will not change in a way that restricts our operations.

Data Protection, Security, and Regulatory Compliance

The data we collect and process is an integral part of our tools and solutions. In addition, our business is subject to extensive, complex, and rapidly changing federal and state laws and regulations governing data collection, healthcare regulation, financial services laws, regulations and rules, such as the Payment Card Industry Data Security Standards, and related matters. Our respect for laws and regulations regarding the collection and processing of personal data underlies our strategy to improve our security model and implementation. While we believe we comply in all material respects with applicable laws and regulations, these regulations can vary significantly from jurisdiction to jurisdiction, and interpretation and enforcement of existing laws and regulations may change periodically. Federal and state legislatures also may enact various legislative proposals that could materially impact certain aspects of our business. For additional information, see “Risk Factors - Risks Related to Our Business - We are subject to stringent and changing laws, regulations, self-regulatory schemes, contractual obligations, and standards related to privacy, data protection, and information security. The actual or perceived failure by us, our customers, partners, or vendors to comply with such obligations could harm our reputation, subject us to significant fines and liability, or otherwise adversely affect our business.”

Data Collection and Protection

We collect and use personal information for the purpose of clinical care on the behalf of our healthcare clients. In some instances, we may use third-party service providers to assist us in the collection efforts.

All data is encrypted in transit and at rest using TLS 1.2, and personal health information is encrypted at rest using AES-256 encryption. Along with a dedicated in-house security team and contracted security researchers, we are SOC2 (Service Organization Control Type 2) audited by an external team.

U.S. State and Federal Health Information Privacy and Security Laws

There are numerous U.S. federal and state laws and regulations related to the privacy and security of personally identifiable information, including health information. In particular, HIPAA (Health Insurance Portability and Accountability Act) established privacy and security standards that limit the use and disclosure of protected health information, referred to as PHI, and require the implementation of administrative, physical, and technical safeguards to ensure the confidentiality, integrity, and availability of individually identifiable health information in electronic form. Our members as well as certain of our enterprise customers are regulated as covered entities under HIPAA. As a service provider who creates, receives, maintains, or transmits PHI on behalf of these covered entities for certain of our services, we are a “business associate” as defined under HIPAA.

Violations of HIPAA may result in civil and criminal penalties and a single breach incident can result in violations of multiple standards. In the event of a breach, we must also comply with HIPAA’s breach notification rule and our covered entity enterprise customers may require we provide assistance in the breach notification process and may seek indemnification and other contractual remedies. State attorneys general also have the right to prosecute HIPAA violations committed against residents of their states, and individuals have used HIPAA standards as the basis for the duty of care in state civil suits, such as those for negligence or recklessness in misusing personal information. In addition, HIPAA mandates that HHS conduct periodic compliance audits of HIPAA covered entities and their business associates for compliance.

Further, many states in which we operate and in which our members and customers as well as their patients reside also have laws that protect the privacy and security of sensitive and personal information, including health information, information regarding mental health and substance use treatment, and other information related to the provision of healthcare services. Some of these laws also prohibit unfair privacy and security practices and deceptive statements about privacy and security place specific requirements on certain types of activities, such as data security and texting. These laws may be similar to or even more protective than HIPAA and other federal privacy laws. For example, the laws of the State of California, in which we operate, are more restrictive than HIPAA, including the provisions of the California Consumer Privacy Act, or CCPA, which went into effect January 1, 2020. While any information we maintain in our role as a business associate may be exempt from the CCPA, other records and information we maintain on our members may be subject to the CCPA. Where state laws are more protective than HIPAA or require us to take action such as breach notification, we must comply with the state laws we are subject to, in addition to HIPAA. In certain cases, it may be necessary to modify our planned operations and procedures to comply with these more stringent state laws. Not only may some of these state laws impose fines and penalties upon violators, but also some, unlike HIPAA, may afford private rights of action to individuals who believe their personal information has been misused. In addition, state laws are changing rapidly, and there is discussion of a new federal privacy law or federal breach notification law, to which we may be subject. For additional information, see “Risk Factors - Risks Related to the Healthcare Industry.”

In addition to HIPAA, state health information privacy and state health information privacy laws, we may be subject to other state and federal privacy laws, including laws that prohibit unfair privacy and security practices and deceptive statements about privacy and security and laws that place specific requirements on certain types of activities, such as data security and texting.

In recent years, there have been a number of well-publicized data breaches involving the improper use and disclosure of PII and PHI. Many states have responded to these incidents by enacting laws requiring holders of personal information to maintain safeguards and to take certain actions in response to a data breach, such as providing prompt notification of the breach to affected individuals and state officials. In addition, under HIPAA and pursuant to the related contracts that we enter into with our business associates, we must report breaches of unsecured PHI to our contractual partners following discovery of the breach. Notification must also be made in certain circumstances to affected individuals, federal authorities and others.

Federal and State Telecommunications Laws

There are a number of federal and state laws and regulations potentially applicable to communications by phone, text message, or facsimile, including the TCPA, and those laws and regulations are continuously evolving. Our services that allow members and other platform users to leverage such telephonic communications may be subject to these laws and regulations.

Other Healthcare Laws and Regulations and Health Reform

There are many laws that govern the activities of healthcare professionals, some of which may be applied to us because of our relationships with them. Some of these requirements may apply to us even if we do not have a physical presence in the state, based solely on our agreements with providers licensed in the state. Many states limit the scope of business relationships between business entities and medical professionals. For example, while many states’ fee-splitting laws only prohibit a physician from sharing medical fees with a referral source, some states have interpreted certain management agreements between business entities and physicians as unlawful fee-splitting. These laws generally prohibit us from exercising control over the medical judgments or decisions of physicians and non-physician healthcare providers and from engaging in certain financial arrangements, such as splitting professional fees with healthcare providers. In addition, certain federal and state anti-kickback and false claims laws may apply to us indirectly through our arrangements with healthcare professionals and entities. Statutes and regulations relating to the practice of medicine, anti-kickback, fraud, fee-splitting, and similar issues vary widely from state to state. Because these laws are often vague, their application is frequently dependent on court rulings and attorney general opinions.

In addition, there have been several legislative and regulatory changes and proposed reforms of the healthcare system to contain costs, improve quality, and expand access to care. Failure to comply with any of these laws or regulations could lead to adverse judicial or administrative action against us and/or our provider customers, civil or criminal penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, the need to make changes to the terms of engagement of our provider customers that interfere with our business, and other materially adverse consequences.

U.S. Federal and State Fraud and Abuse Laws

Successfully commercializing a telehealth technology will depend on broad health insurance or third party payor coverage. Government and private payors institute coverage criteria to ensure the appropriate utilization of products and services and to control costs. Limited third party payor coverage for a technology or procedure may limit adoption and commercial viability, while broader coverage supports optimal market uptake. Favorable coverage decisions by government payors like Medicare or Medicaid is critical because private payors typically follow the government’s lead regarding reimbursement. However, manufacturers whose technology is reimbursed by the government payors are subject to various U.S. federal and state laws pertaining to healthcare fraud and abuse. These laws can be implicated by inappropriate sales and marketing arrangements with healthcare providers. Many commonly accepted commercial practices are illegal in the healthcare industry and violations of these laws are punishable by criminal and civil sanctions, including, in some instances, exclusion from participation in U.S. federal and state healthcare programs, including Medicare and Medicaid.

Federal Stark Law. Our affiliated provider network may be subject to the federal self-referral prohibitions, commonly known as the Stark Law. Where applicable, this law prohibits a physician from referring beneficiaries of certain government programs to an entity providing “designated health services” if the physician or a member of such physician’s immediate family has a “financial relationship” with the entity, unless an exception applies. The penalties for violating the Stark Law include the denial of payment for services ordered in violation of the statute, mandatory refunds of any sums paid for such services, civil penalties for each violation, and possible exclusion from future participation in the federally funded healthcare programs. A person who engages in a scheme to circumvent the Stark Law’s prohibitions may be fined for each applicable arrangement or scheme. The Stark Law is a strict liability statute, which means proof of specific intent to violate the law is not required. In addition, the government and some courts have taken the position that claims presented in violation of the various statutes, including the Stark Law can be considered a violation of the federal False Claims Act (described below) based on the contention that a provider impliedly certifies compliance with all applicable laws, regulations and other rules when submitting claims for reimbursement. A determination of liability under the Stark Law could harm our business.

Federal Anti-Kickback Statute. We are also subject to the federal Anti-Kickback Statute. The Anti-Kickback Statute is broadly worded and prohibits the knowing and willful offer, payment, solicitation or receipt of any form of remuneration in return for, or to induce, (i) the referral of a person covered by Medicare, Medicaid or other governmental programs, (ii) the furnishing or arranging for the furnishing of items or services reimbursable under Medicare, Medicaid or other governmental programs or (iii) the purchasing, leasing or ordering or arranging or recommending purchasing, leasing or ordering of any item or service reimbursable under Medicare, Medicaid or other governmental programs. Certain federal courts have held that the Anti-Kickback Statute can be violated if “one purpose” of a payment is to induce referrals. In addition, a person or entity does not need to have actual knowledge of this statute or specific intent to violate it to have committed a violation, making it easier for the government to prove that a defendant had the requisite state of mind or “scienter” required for a violation. Moreover, the government may assert that a claim including items or services resulting from a violation of the Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the False Claims Act, as discussed below. Violations of the Anti-Kickback Statute can result in exclusion from Medicare, Medicaid or other governmental programs as well as civil and criminal penalties, including fines per violation and damages of up to three times the amount of the unlawful remuneration, and imprisonment of up to ten years. Imposition of any of these remedies could harm our business. In addition to a few statutory exceptions, the U.S. Department of Health and Human Services Office of Inspector General, or OIG, has published safe harbor regulations that outline categories of activities deemed protected from prosecution under the Anti-Kickback Statute provided all applicable criteria are met. The failure of a financial relationship to meet all of the applicable safe harbor criteria does not necessarily mean that the particular arrangement violates the Anti-Kickback Statute. However, conduct and business arrangements that do not fully satisfy each applicable safe harbor may result in increased scrutiny by government enforcement authorities, such as the OIG.

False Claims Act. Both federal and state government agencies have continued civil and criminal enforcement efforts as part of numerous ongoing investigations of healthcare companies and their executives and managers. Although there are a number of civil and criminal statutes that can be applied to healthcare providers, a significant number of these investigations involve the federal False Claims Act. These investigations can be initiated not only by the government but also by a private party asserting direct knowledge of fraud. These “qui tam” whistleblower lawsuits may be initiated against any person or entity alleging such person or entity has knowingly or recklessly presented, or caused to be presented, a false or fraudulent request for payment from the federal government, or has made a false statement or used a false record to get a claim approved. In addition, the improper retention of an overpayment for 60 days or more is also a basis for a False Claim Act action. Penalties for False Claims Act violations include fines for each false claim, plus up to three times the amount of damages sustained by the federal government. A False Claims Act violation may provide the basis for exclusion from the federally funded healthcare programs. In addition, some states have adopted similar fraud, whistleblower and false claims provisions.

Federal Physician Self-Referral Law. The Federal Physician Self-Referral Law, also referred to as the Stark Law, prohibits a physician (or an immediate family member of a physician) who has a financial relationship with an entity from referring patients to that entity for certain designated health services, including durable medical equipment and supplies, payable by Medicare, unless an exception applies. The Stark Law also prohibits such an entity from presenting or causing to be presented a claim to the Medicare program for such designated health services provided pursuant to a prohibited referral, and provides that certain collections related to any such claims must be refunded in a timely manner. Exceptions to the Stark Law include, among other things, exceptions for certain financial relationships, including both ownership and compensation arrangements. The Stark Law is a strict liability statute: to the extent that the statute is implicated and an exception does not apply, the statute is violated. In addition to the Stark Law, many states have implemented similar physician self-referral prohibitions that may extend to Medicaid, third party payors, and self-pay patients. Violations of the Stark Law must be reported and unauthorized claims must be refunded to Medicare in order to avoid potential liability under the federal False Claims Act for avoiding a known obligation to return identified overpayments. Violations of the Stark Law, the Anti-Kickback Statute, the Civil Monetary Penalties Law and/or the federal False Claims Act can also form the basis for exclusion from participation in federal and state healthcare programs.

Civil Monetary Penalties Law. The Civil Monetary Penalties Law (“CMPL”) authorizes the imposition of substantial civil money penalties against an entity that engages in certain prohibited activities including but not limited to violations of the Stark Law or Anti-Kickback Statute, knowing submission of a false or fraudulent claim, employment of an excluded individual, and the provision or offer of anything of value to a Medicare or Medicaid beneficiary that the transferring party knows or should know is likely to influence beneficiary selection of a particular provider for which payment may be made in whole or part by a federal healthcare program, commonly known as the Beneficiary Inducement CMP. Remuneration is defined under the CMPL as any transfer of items or services for free or for less than fair market value. There are certain exceptions to the definition of remuneration for offerings that meet the Financial Need, Preventative Care, or Promoting Access to Care exceptions (as defined in the CMPL). Sanctions for violations of the CMPL include civil monetary penalties and administrative penalties up to and including exclusion from participation in federal healthcare programs.

FCPA and Other Anti-Bribery and Anti-Corruption Laws. The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits U.S. corporations and their representatives from offering, promising, authorizing or making payments to any foreign government official, government staff member, political party or political candidate in an attempt to obtain or retain business abroad. The scope of the FCPA would include interactions with certain healthcare professionals or organizations in many countries. Our present and future businesses have been and will continue to be subject to various other U.S. and foreign laws, rules and/or regulations.

State Fraud and Abuse Laws. Most states in which we operate have also adopted similar fraud and abuse laws as described above. The scope of these laws and the interpretations of them vary from state to state and are enforced by state courts and regulatory authorities, each with broad discretion. Some state fraud and abuse laws apply to items or services reimbursed by any payor, including patients and commercial insurers, not just those reimbursed by a federally funded healthcare program. A determination of liability under such state fraud and abuse laws could result in fines and penalties and restrictions on our ability to operate in these jurisdictions.

Reimbursement Related Regulation

Medicare. The Medicare program offers beneficiaries different ways to obtain medical benefits: (i) Medicare Part A, which covers, among other things, in-patient hospital, SNFs, home healthcare, and certain other types of healthcare services; (ii) Medicare Part B, which covers physicians’ services, outpatient services, durable medical equipment, and certain other types of items and healthcare services; (iii) Medicare Part C, also known as Medicare Advantage, which is a managed care option for beneficiaries who are entitled to Medicare Part A and enrolled in Medicare Part B; and (iv) Medicare Part D, which provides coverage for prescription drugs that are not otherwise covered under Medicare Part A or Part B for those beneficiaries that enroll.

Our affiliated provider network is reimbursed by the Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid. Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain state Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Participation in Medicare/Medicaid Programs. Participation in the Medicare, including Medicare Advantage, and Medicaid programs is heavily regulated by federal and state (in the case of Medicaid) statute, regulation, policy, and guidance protocols. If a provider fails to comply substantially with the requirements for participating in the programs, the provider’s participation may be terminated and/or civil or criminal penalties may be imposed. Our affiliated network providers are enrolled with Medicare and certain Medicaid programs, and they also participate in arrangements administered by commercial payers under the Medicare Advantage program. In the ordinary course of business, we may from time to time be subject to inquiries, investigations and audits by federal and state agencies that oversee applicable government program participation. In addition to auditing compliance with program requirements, these audits can trigger, particularly when issues are identified, investigations, repayments, and requirements under certain of the U.S. Federal and State Fraud and Abuse Laws described above.

Commercial Insurance Providers. iDoc participates with commercial and/or private insurance carriers for its patient reimbursement fees. The fee schedule basis for payment by the commercial insurance providers is determined with Medicare reimbursement fee structure guidelines and whether the Company is in network or out of network with the insurance carriers which varies based on state and insurer requirements.

COVID-19 Waivers and Limited Statutory Changes. As a result of the COVID-19 pandemic, federal and state governments have enacted legislation, promulgated regulations, and taken other administrative actions intended to assist healthcare providers seeking to utilize telemedicine methods in providing care to patients during the public health emergency. These measures include temporary relief from certain Medicare conditions of participation requirements for healthcare providers, temporary relaxation of licensure requirements for healthcare professionals by some states, temporary relaxation of privacy restrictions for telemedicine remote communications, and temporarily expanding the scope of services for which Medicare and Medicaid reimbursement is available during the emergency period. These changes have temporarily increased reimbursement available to our affiliated provider network for telemedicine services provided. We acknowledge the Public Health Emergency (PHE) expired on May 11, 2023. We also acknowledge that a significant number of limited statutory changes related to telehealth have been extended through December 2024 and in some states made permanent. As a result of the PHE expiration date of May 11, 2023, we have seen differing impacts to telehealth at the federal and state level but overall leaning towards increased adoption of telehealth services compared to pre-COVID-19 era.

FDA Regulation of Medical Devices

Certain software products often used in telemedicine platforms and offerings could fall under the broad category of digital health products that may, in certain circumstances, require the U.S. Food and Drug Administration (the “FDA”) regulatory review prior to marketing. The FDA generally maintains regulatory oversight over products that meet the Agency’s statutory definition of a “medical device.” In certain circumstances, software applications and their corresponding platforms are considered medical devices when they are intended to be used for one or more medical purposes and are consequently regulated by the FDA. Determining whether a product meets the definition of a medical device requires assessment of both design and intended use. Intended use of a product is determined by the intent of the manufacturer as evidenced by the design of the product and the product labeling. Labeling is a broad term that includes marketing and advertising claims. The FDA’s regulatory approach toward digital health technologies is set forth in both regulations and guidance documents. This requires analyzing (1) whether a product meets the FDA’s definition of a medical device and, if it does, (2) whether it is carved out from active regulation by one of the FDA’s digital health “enforcement discretion” policies. In general, the FDA’s overarching approach is to apply its regulatory oversight in a risk-based manner to only software functions deemed to meet the definition of medical devices (i.e., those intended for the diagnosis of disease or other conditions, or the cure, mitigation, treatment, or prevention of disease) and whose functionality could create patient safety risks in the event of a malfunction.

In the United States, medical devices are subject to extensive regulation at the federal level by the FDA under the Federal Food, Drug, and Cosmetic Act (“FDCA”) and its implementing regulations. The laws and regulations govern, among other things, medical device design and development, pre-clinical and clinical testing, pre-market clearance, authorization or approval, establishment registration and product listing, product manufacturing, product packaging and labeling, product storage, advertising and promotion, product distribution, recalls and field actions, servicing and post-market clinical surveillance. A number of U.S. states also impose licensing and compliance regimes on companies that manufacture or distribute prescription devices into or within the state.

If our products are marketed for clinical monitoring or therapeutic uses, they could be regulated by the FDA as medical devices. It is presently unclear what level of risk the agency would assign to such products, what special controls may be imposed on such products (if any), and what regulatory requirements would be applicable to such products.

Regulation Under the FTC

The Federal Trade Commission (“FTC”) also oversees the advertising and promotion of our products pursuant to broad authority to police deceptive advertising for goods or services within the United States. Under the Federal Trade Commission Act, the FTC is empowered, among other things, to

(a)	prevent unfair methods of competition and unfair or deceptive acts or practices in or affecting commerce;

(b)	seek monetary redress and other relief for conduct injurious to consumers; and

(c)	gather and compile information and conduct investigations relating to the organization, business, practices, and management of entities engaged in commerce. In the context of performance claims for products such as VSee Lab and iDoc’s goods and services, compliance with the FTC Act includes ensuring that there is scientific data to substantiate the claims being made, that the advertising is neither false nor misleading, and that any user testimonials or endorsements of the Company or its agents disseminate related to the goods or services comply with disclosure and other regulatory requirements. In addition, with respect to the Company’s commercial products and any future products that are marketed as clinical products, the FDA’s regulations applicable to medical device products prohibit them from being promoted for uses not within the scope of a given product’s intended use(s), among other promotional and labeling rules applicable to products subject to the FDCA.

Further, medical device systems that include wireless radio frequency transmitters and/or receivers are subject to equipment authorization requirements in the United States. The Federal Communications Commission (“FCC”) requires advance clearance of all radio frequency devices before they can be sold or marketed in the United States. These clearances ensure that the proposed products comply with FCC radio frequency emission and power level standards and will not cause interference.

Properties

Our principal executive offices are located at 980 N Federal Hwy #304, Boca Raton, FL 33432, and our telephone number is (561) 672-7068. Our website can be found at https://vseehealth.com/.

Furthermore, iDoc has physical operations in Boston, Massachusetts and Houston, Texas. Such office locations for personnel are contracted via short-term leases.

Employees and Human Capital Management

We currently have approximately 133 full-time equivalent employees and contractors, of which approximately 10 are board certified practicing physicians. Particularly, iDoc has an experienced team of board-certified neurointensivists, cardiac specialty trained intensivists, and medical intensivists that treat and coordinate care for acutely ill patients 24/7 in the neurointensive Care Unit (NICU), cardiac intensive care unit, and medical intensive care unit. None of our employees are represented by a labor union.

Human capital management is critical to our ongoing business success, which requires investing in our people. Our aim is to create a highly engaged and motivated workforce where employees are inspired by leadership, engaged in purpose-driven, meaningful work and have opportunities for growth and development. We are an equal opportunity employer and we are fundamentally committed to creating and maintaining a work environment in which employees are treated with respect and dignity. All human resources policies, practices and actions related to hiring, promotion, compensation, benefits and termination are administered in accordance with the principles of equal employment opportunity and other legitimate criteria without regard to race, color, religion, sex, sexual orientation, gender expression or identity, ethnicity, national origin, ancestry, age, mental or physical disability, genetic information, any veteran status, any military status or application for military service, or membership in any other category protected under applicable laws.

An effective approach to human capital management requires that we invest in talent, development, culture and employee engagement. We aim to create an environment where our employees are encouraged to make positive contributions and fulfill their potential.

Our Board is also actively involved in reviewing and approving executive compensation, selections and succession plans so that we have leadership in place with the requisite skills and experience to deliver results the right way.

MANAGEMENT

Executive Officers and Directors

The following table provides information regarding our executive officers and directors:

Name	Age	Title
Dr. Milton Chen	51	Co-Chief Executive Officer, Chairman and Director
Dr. Imoigele Aisiku	53	Co-Chief Executive Officer and Director
Jerry Leonard	57	Chief Financial Officer and Secretary
Kevin Lowdermilk	62	Director
Colin O’Sullivan	52	Director
Scott Metzger	58	Director
Cydonii V. Fairfax	53	Director
David L. Wickersham	55	Director

Dr. Milton Chen is the co-CEO of the Company and has served as the chairman of the Board since November 2025. Dr. Chen was the co-founder and CEO of VSee Lab, Inc., a Delaware corporation (“VSee Lab”). Dr. Chen founded VSee Lab in January 2008 and was the CEO of VSee Lab since then. In December 2016, Dr. Chen co-founded another company called “This American Doc” - a tele-staffing company for medical professionals. Dr. Chen has served as the CEO of This American Doc from 2016 to the present. Milton has donated his time, efforts and technologies to support refugees and the homeless in Ukraine, Iraq, Nigeria, Gabon and other countries around the world. While finishing his PhD at Stanford University, Dr. Chen researched human factors and design of video collaboration. Dr. Chen received a Bachelor of Science degree in Computer Science from University of UC Berkley and PhD from Standard University.

Dr. Imoigele Aisiku is the co-CEO and a director of the Company. Dr. Aisiku previously served as the chairman of the Board until November 2025. Dr. Aisiku founded iDoc in February 2014 and has been the CEO of iDoc since then. Dr. Aisiku is also a full Professor and the Chair of Stony Brook Emergency Department. Dr. Aisiku has been practicing in the field of telemedicine for over 15 years and has consulted on telemedicine development nationally and internationally. Dr. Aisiku is board certified in Emergency Medicine, Internal Medicine Critical Care, and Neurocritical care. He did his medical school training at the University of Massachusetts and his emergency medicine and critical care training at Emory University. His neurocritical care training was at Washington University in St. Louis. He received his MBA from Emory University.

Jerry Leonard is the Chief Financial Officer of the Company. He has served as the CFO of iDoc since March 2021 and as CFO of the Company since the Business Combination Closing (as defined below) in June 2024. Prior to his position with iDoc Mr. Leonard was the Vice President of Finance from January 2010 to June 2021 within the Asset Management business of Voya Financial, Inc. (NYSE: Voya). Preceding his role at Voya, he held various finance leadership positions at IBM and Colgate Palmolive (NYSE: IBM, CL). He started his career in Public Accounting at Arthur Andersen and PricewaterhouseCoopers. Mr. Leonard is a Certified Public Accountant (CPA). Mr. Leonard received his MBA from Emory University and a BBA in Accounting from Baruch College in New York City.

Kevin Lowdermilk has served as a Class II independent director of the Board since the Business Combination Closing in June 2024. Mr. Lowdermilk has over 30 years of executive leadership experience. Currently, he is the CEO and CFO of Vaya Space, a hybrid rocket propulsion and small satellite launch company and has served is those positions since February 2023. Prior to Vaya Space, between March 2016 and July 2022, he was the CFO of CFO Strategic Partners, a company that provides outsourced CFO services to small and medium-sized business and nonprofit entities. Mr. Lowdermilk’s past executive leadership experience also includes serving as the CEO of ISO Group, Inc. - a defense and aerospace supply chain company, serving as the CFO and then CEO of Exostar - a SaaS company with a focus on the aerospace and defense sector, and serving as the Vice President of Finance for a multi-national aerospace division of Rolls-Royce Holdings PLC in North America. He has also held board positions for a number of private companies across a variety of industries. Between 2009 and 2015, he was a board member of Global Healthcare Exchange, LLC (“GHX”) and chaired the board’s compensation committee through the sale of GHX to Thomas Bravo, LP. He has also served as an independent board member and the chair of the audit committee of EagleNXT (NYSE: UAVS) since October 2025. He earned his undergraduate degree in Economics from Western Kentucky University and his MBA from Ball State University.

Colin O’Sullivan has served as a Class II independent director of the Board since the Business Combination Closing in June 2024. Colin O’Sullivan has nearly 25 years of executive healthcare leadership experience. He is currently the Executive Vice President of Cornerstone Healthcare Group and has served in that capacity since June 2014. Cornerstone owns and operates fifteen specialty acute hospitals, nine senior living facilities, behavioral health hospital and rehabilitation division across seven states. Prior to Cornerstone, Mr. O’Sullivan was a senior executive in multiple healthcare companies including Lifecare Management Services, Regency Hospital Company, Coastal Carolinas Healthcare Alliance and others. He began his career in the US Air Force and was an Officer Candidate School Graduate from the U.S. Air Force Academy of Military Science. He earned his Doctor of Healthcare Administration from Central Michigan University, his Master of Healthcare Management from Marshall University, and his BS in Business Administration from Concord University in West Virginia.

Scott Metzger has served as a Class III independent director of the Board to the Company since the Business Combination Closing in June 2024. Dr. Metzger has been a Medical Director with Optum, Inc. since September 2018. Between June 2000 to August 2018, Dr. Metzger worked as a physician for Premier Pain Centers and Specialty Anesthesia Associates. Dr. Metzger is the founder and former partner Premier Pain Centers and Specialty Anesthesia Associates, some of the most comprehensive centers for treatment of acute and chronic pain. Dr. Metzger has been active as a medical society leader and executive with experience ranging from starting the state branch of national pain society to serving as president of the state medical board. Dr. Metzger received his B.A. and M.D. from Boston University School of Medicine after completion of a combined 6-year program. He has also completed his residency and specialty training at Johns Hopkins Medicine through the Department of Anesthesiology and Critical Care Medicine.

Cydonii V. Fairfax has served as a Class III independent director of the Board since July 2024. Ms. Fairfax is a legal and compliance executive with significant experience advising on corporate governance, finance, litigation and regulatory compliance matters in highly regulated industries. Her broad legal experience draws upon over 25 years of practice at leading institutions in both public and private sectors. Ms. Fairfax currently serves and has served since 2017 as Executive Vice President of the Metropolitan Transit Authority of Harris County, Texas (“Metro”), where she works extensively with senior management, board members and other stakeholders to structure and implement innovative transit solutions and capital projects. Additionally, Ms. Fairfax oversees the development of strategies and systems to manage risk and ensure adherence to legal and regulatory requirements. She has also served as Metro’s general counsel, directing and managing all legal affairs. Prior to joining Metro, Ms. Fairfax was Senior Vice President and Deputy General Counsel of American Capital, Ltd. (NASDAQ: ACAS), a publicly-traded private equity firm and global asset manager where she oversaw corporate governance for the fund group and advised on corporate transactions. Ms. Fairfax also practiced corporate and securities law at Arnold & Porter in Washington, D.C. Ms. Fairfax holds a Bachelor of Science degree in Finance from the University of Maryland and a Juris Doctor from Harvard Law School.

David L. Wickersham has served as a Class III independent director of the Board since July 2024. Mr. Wickersham is the Chief Executive Officer and founder of Progressive Pipeline Management, which was started in 2002. Mr. Wickersham has over twenty-five years of experience in emergency response management and utility infrastructure rehabilitation. Mr. Wickersham holds a Bachelor of Science degree in Marine Transportation from the U.S. Merchant Marine Academy and served as an U.S. Veteran of the first Gulf War in Operation Desert Shield/Storm.

Board Leadership Structure and Role in Risk Oversight

Our business and affairs are managed under the direction of our Board. Our Amended Charter and our Amended and Bylaws provide that the Board shall consist of a number fixed by the Board. Currently, the Board consists of seven (7) members. The Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires. The Class I directors consist of Dr. Milton Chen and Dr. Imoigele Aisiku and their term will expire at the 2025 annual meeting of stockholders (our first annual meeting of stockholders). The Class II directors consist of Mr. Kevin Lowdermilk and Mr. Colin O’Sullivan and their term will expire at the 2026 annual meeting of stockholders. The Class III directors consist of Dr. Scott Metzger, Ms. Cydonii V. Fairfax and Mr. David L. Wickersham and their term will expire at the 2027 annual meeting of stockholders.

The Company’s Corporate Governance Guidelines provide our Board directors with flexibility to select the appropriate leadership structure at a particular time based on what our Board determines to be in the best interests of the Company. The Company’s Corporate Governance Guidelines provide that our Board has no established policy with respect to combining or separating the offices of chairman of the Board and principal executive officer. Currently, Dr. Chen, our Co-Chief Executive Officer, serves as Chairman of our Board. Our Board determined that, at the present time, having our Co-Chief Executive Officer also serving as the Chairman of our Board provides us with optimally effective leadership and is in our best interests and those of our stockholders. Our Board believes that Dr. Chen’s years of management experience in our industry as well as his extensive understanding of our business, operations and strategy make him well qualified to serve as Chairman of our Board.

Our Board has an active role, as a whole and also at the committee level, in overseeing the management of our risks. Our Board is responsible for general oversight of risks and regular review of information regarding our risks, including credit risks, liquidity risks, cybersecurity risks and operational risks. Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. Our audit committee is responsible for overseeing the management of our risks relating to accounting matters and financial reporting. Our nominating and corporate governance committee is responsible for overseeing the management of our risks associated with the independence of our Board and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, our entire Board is regularly informed through discussions from committee members about such risks. Our Board believes its administration of its risk oversight function has not affected our Board’s leadership structure.

Board Oversight of Cybersecurity

As a smaller reporting company, we currently do not have formalized cybersecurity measures, a dedicated cybersecurity team or specific protocols in place to manage cybersecurity risks. Our approach to cybersecurity is in the developmental stage, and we have not yet conducted comprehensive risk assessments, established an incident response plan or engaged with external cybersecurity consultants for assessments or services.

Given our current stage of cybersecurity development, we have not experienced any significant cybersecurity incidents to date. However, we recognize that the absence of a formalized cybersecurity framework may leave us vulnerable to cyberattacks, data breaches and other cybersecurity incidents. Such events could potentially lead to unauthorized access to, or disclosure of, sensitive information, disrupt our business operations, result in regulatory fines or litigation costs and negatively impact our reputation among customers and partners.

We are in the process of evaluating our cybersecurity needs and developing appropriate measures to enhance our cybersecurity posture. This includes considering the engagement of external cybersecurity experts to advise on best practices, conducting vulnerability assessments and developing an incident response strategy. Our goal is to establish a cybersecurity framework that is commensurate with our size, complexity and the nature of our operations, thereby reducing our exposure to cybersecurity risks.

In addition, our Board will oversee any cybersecurity risk management framework and a dedicated committee of our Board or an officer appointed by our Board will review and approve any cybersecurity policies, strategies and risk management practices.

Despite our efforts to improve our cybersecurity measures, there can be no assurance that our initiatives will fully mitigate the risks posed by cyber threats. The landscape of cybersecurity risks is constantly evolving, and we will continue to assess and update our cybersecurity measures in response to emerging threats.

For a discussion of potential cybersecurity risks affecting us, please refer to the “Risk Factors” section.

Director Independence

Nasdaq listing rules require that a majority of the board of directors of a company listed on Nasdaq be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. We have determined that each of Kevin Lowdermilk, Colin O’Sullivan, Scott Metzger, Cydonii V. Fairfax and David L. Wickersham are an independent director under the Nasdaq listing rules and Rule 10A-3 of the Exchange Act. In making these determinations, we considered the current and prior relationships that each non-employee director has with the Company and its subsidiaries, and all other facts and circumstances that we deemed relevant in determining independence, including the beneficial ownership of our Common Stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Transactions.”

Committees of the Board of Directors

The standing committees of our Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a Nominating and Corporate Governance Committee (the “Nominating Committee”). The Audit Committee, Compensation Committee, and the Nominating Committee report to the Board.

Audit Committee

Our Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Exchange Act and following consists of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax, each of whom are independent directors and are “financially literate” as defined under the Nasdaq listing standards. Kevin Lowdermilk serves as chairman of the Audit Committee. We have determined that Kevin Lowdermilk qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

The audit committee’s duties are specified in our Audit Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Compensation Committee

Our Compensation Committee consists of Kevin Lowdermilk, Scott Metzger and David L. Wickersham. The chair of our Compensation Committee is David L. Wickersham. We have determined that each of Kevin Lowdermilk, Scott Metzger and David L. Wickersham is independent under Nasdaq listing standards and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act. The compensation committee’s duties are specified in our Compensation Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax. The chair of our nominating and corporate governance committee is Cydonii V. Fairfax. We have determined that each of Kevin Lowdermilk, Colin O’Sullivan and Cydonii V. Fairfax is independent under Nasdaq listing standards. The nominating and corporate governance committee’s duties are specified in our Nominating and Corporate Governance Committee Charter, which is available on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics for our directors, officers, employees and certain affiliates in accordance with applicable federal securities laws, a copy of which is on the Company’s website at www.vseehealth.com. The Company will make a printed copy of the Code of Business Conduct and Ethics available to any stockholder who so requests. Requests for a printed copy may be directed to: VSee Health Inc., 980 N Federal Hwy #304 Boca Raton, FL 33432, Attention: Corporate Secretary.

If we amend or grant a waiver of one or more of the provisions of our Code of Business Conduct and Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer and principal accounting officer by posting the required information on the Company’s website at www.vseehealth.com. The information on this website is not part of this report.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information concerning the annual compensation received by our named executive officers (“NEOs”) for the year ended December 31, 2024 and 2023.

				Option	All Other
		Salary	Bonus	Awards	Compensation	Total
Name and Position	Year	($)	($)	($)(1)	($)(2)	($)
Imoigele P. Aisiku	2024	215,000	—	—	—	215,000
Co- Chief Executive Officer and Director	2023	180,000	—	—	—	180,000
Milton Chen	2024	120,000	—	—	—	120,000
Co- Chief Executive Officer and Chairman	2023	41,666	—	—	—	41,666
Jerry Leonard	2024	250,000	—	—	—	250,000
Senior Vice President, and Chief Financial Officer	2023	143,500	—	—	—	143,500

Narrative Disclosure to Summary Compensation Table

Employment Agreements

There are currently no written employment agreements with our NEOs.

Compensation Philosophy

The policies with respect to the compensation of our executive officers are administered by the Compensation Committee of our Board. The compensation policies of our Compensation Committee of our Board are intended to be designed to provide for compensation that is sufficient to attract, motivate and retain executives and to establish an appropriate relationship between executive compensation and the creation of stockholder value.

Our Board and the Compensation Committee may utilize the services of third parties from time to time in connection with the recruiting, hiring and determination of compensation awarded to executive employees.

Outstanding Equity Awards at 2024 Fiscal Year-End

None of our NEOs have received any equity awards in the year 2024.

Option Re-pricings

We have not engaged in any option re-pricings or other modifications to any of our outstanding equity awards to our NEOs during fiscal years 2024 and 2023.

Payments Upon Termination or Change in Control

None of our NEOs are entitled to receive payments or other benefits upon termination of employment or a change in control.

Retirement Plans

The Company sponsors a defined contribution 401(k) retirement savings plan covering substantially all employees. Eligible employees may contribute a portion of their compensation, subject to limitations under the Internal Revenue Code of 1986, as amended (the “Code”). The Company matches employee contributions at a rate of 100% of the matched employee Contributions that are not in excess of 1% of eligible plan compensation, plus 50% of the amount of the matched employee contributions that exceed 1% of eligible plan compensation but that do not exceed 6% of eligible plan compensation. Employer matching contributions totaled $19,828 and $0 for the years ended December 31, 2024, and 2023, respectively.

Nonqualified Deferred Compensation

During the year ended December 31, 2024, our NEOs deferred a portion of their salaries not paid by us during the years 2024 and 2023, as disclosed in the table above. Such payments were deferred because timely payments further jeopardize our ability to continue as a going concern. We intend to make such payments as soon as we are able.

VSee Health, Inc. Incentive Plan

The Stockholders approved and adopted the VSee Health, Inc. 2024 Equity Incentive Plan (the “Incentive Plan”), effective as of one day prior to the closing Business Combination. The Incentive Plan provides for an initial share reserve equal to 15% of the number of shares of Common Stock outstanding (including shares of Company Common Stock issuable upon conversion of the outstanding Series A Preferred Stock) following the Business Combination Closing after giving effect to the Business Combination. As such, on June 24, 2024, the Company reserved 2,544,021 shares of its Common Stock for issuance under the Incentive Plan.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of December 31, 2024, regarding our compensation plans under which equity securities are authorized for issuance:

Plan category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plan approved by security holders	803,646	$12.11	1,740,375
Equity compensation plans not approved by security holders	—	—	—
Total	803,646	$12.11	1,740,375

Director Compensation

None of the Company’s non-employee directors have received any compensation for services rendered to the Company for the year 2024.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of December 19, 2025 (the “Beneficial Ownership Date”) by:

●	each person known by us to be a beneficial owner of more than 5% of our outstanding Common Stock;

●	each of our directors and director nominees;

●	each of our named executive officers; and

●	all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Beneficial Ownership Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Beneficial Ownership Date or subject to restricted stock units that vest within 60 days of the Beneficial Ownership Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Except as described in the footnotes below and subject to applicable community property laws and similar laws, the Company believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of our securities is based on 32,850,474 shares of Common Stock issued and outstanding as of the Beneficial Ownership Date.

Company Common Stock

	Number of Shares
	of Common Stock
	of the Company
Name and Address of Beneficial Owner	Beneficially Owned		% of Class
Five Percent Holders of the Company
Lawrence M. Sands(1)	1,922,500	(2)	5.69%
Dominion Capital LLC(3)	3,647,828	(4)	9.99%
Alta Partners, LLC(5)	2,214,585	(6)	6.32%
Directors and Named Executive Officers of the Company
Milton Chen	2,870,069		8.74%
Imoigele Aisiku	3,256,621		9.91%
Jerry Leonard	-		-
Kevin Lowdermilk	-		-
Colin O’Sullivan	-		-
Scott Metzger	8,625		*
Cydonii V. Fairfax	-		-
David L. Wickersham	214,000		*
All Directors and Executive Officers of the Company as a group (8 individuals)	6,349,315		19.33%

*	Less than one percent (1%)

(1)	The business address of Mr. Lawrence M. Sands is c/o Digital Health Sponsor, LLC, 980 N Federal Hwy #304, Boca Raton, FL 33432.

(2)	As reported in a Schedule 13D/A filed on December 4, 2025, consists of (i) 502,000 shares of Common Stock held directly by Mr. Lawrence M. Sands, (ii) 500,000 shares of Common Stock held directly by SCS Capital Partners LLC (“SCS Capital”), (iii) 2,500 shares of Common Stock held directly by SCS, LLC (“SCS”), (iv) 459,000 shares of Common Stock issuable upon conversion of 918 shares of Series A Preferred Stock held by Mr. Lawrence M. Sands, (v) 382,500 shares of Common Stock issuable upon conversion of 765 shares of Series A Preferred Stock held by SCS Capital and (vi) 76,500 shares of Common Stock issuable upon exercise of 153 shares of Series A Preferred Stock held by SCS. Lawrence M. Sands, in his capacity as the sole member and the sole manager of each of SCS Capital and SCS, has sole voting and investment power with respect to the shares held by such entities.

(3)	The business address of Dominion Capital LLC (“Dominion Capital”), a Connecticut limited liability company, is 256 West 58th Street, 15th Floor, New York, New York 10018.

(4)	Dominion and Ascent Partners Fund LLC (“Ascent”) each directly hold certain convertible promissory notes of the Company (the “Convertible Notes”), as applicable, which, as reported in Dominions Schedule 13G filed on October 1, 2025, are currently convertible into an aggregate of 1,626,022 and 1,111,112, respectively, shares of Common Stock, which are in each case, subject to a 9.99% beneficial ownership limitation provision contained therein (a “Blocker”). As of November 13, 2025, Dominion Capital and Ascent each directly hold Common Stock purchase warrants of the Company (the “Warrants”), which are exercisable to purchase an aggregate of 173,913 and 740,741, respectively, shares of Common Stock, which are in each case, subject to a Blocker. The percentage ownership set forth in the table above gives effect to the Blockers in the Convertible Notes and the Warrants. Each of Mikhail Gurevich and Gennadiy Gurevich manages Dominion Capital Holdings LLC (“Dominion Holdings”), Dominion Capital GP LLC (“Dominion GP”), Dominion Capital, Ascent partners LLC (“AP”) and Ascent. Dominion Capital Holdings manages Dominion Capital, Dominion GP, AP and Ascent. Dominion GP manages Dominion Capital, AP and Ascent. Dominion Capital manages AP and Ascent. Alon Brenner manages Masada, AP and Ascent. Masada Group Holdings LLC (“Masada”) manages AP and Ascent. AP manages Ascent. Ascent has the power to dispose of and the power to vote the shares of Common Stock beneficially owned by it. Each of Mikhail Gurevich, Gennadiy Gurevich, Dominion Holdings, Dominion GP, Dominion Capital, Masada, Alon Brenner and AP may be deemed to beneficially own, and have the power to vote, the shares of Common Stock beneficially owned by Ascent and the other companies they are listed above as managing.

(5)	The business address of Alta Partners, LLC (“Alta”) is 1205 Franklin Avenue, Garden City, New York 11530.

(6)	Consists of 706,533 warrants for Company Common Stock at an exercise price of $11.50 per share and 1,508,052 shares of Common Stock issuable pursuant to a Warrant Exchange Agreement between the Company and Alta, pursuant to which Alta has agreed to exchange Public Warrants at an exchange ratio of approximately 0.9668 shares of Company Common Stock for each Public Warrant. Steven Cohen is a managing member of Alta and has the power to dispose of or the power to vote share of Common Stock beneficially owned by Alta and may be deemed to beneficially own the shares of Common Stock beneficially owned by Alta.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2023, to which we were a party or will be a party, in which:

●	the amounts involved exceeded or will exceed the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

See “Executive Compensation” for a description of certain arrangements with our executive officers and directors.

Related Party Transactions

With the exception of the compensation arrangements for our named executive officers and directors, which are describe above, and the transactions set forth below, we were not a party to any related party transactions during the year ended December 31, 2024 or since December 31, 2024, and there are no currently proposed related-party transaction that is under consideration by us.

On March 29, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $132,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of September 30, 2025, and December 31, 2024, the related party promissory note net of unamortized debt discount was $132,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $8,651 and $25,669 in interest expense for the three months ended and nine months ended September 30, 2025. The Company (as the successor of VSee Lab for accounting purposes) had $81,109 and $55,440 in accrued interest as of September 30, 2025 and December 31, 2024, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

iDoc issued a promissory note on May 15, 2023, with a principal balance of $200,000 from a board member (“Holder”). The note bears no interest and matures on May 15, 2026. iDoc shall use the funds solely for the purchase of telepresence robots. The Holder has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the twelfth through the twentieth deployment of the telepresence robots. As of September 30, 2025, and December 31, 2024, the related party promissory note was $141,651, including a fair value adjustment of $58,349. The loan is included in the Related Party Loan Payable disclosure on the condensed consolidated balance sheets. No interest is recognized for the nine months ending September 30, 2025.

On October 4, 2023 and as amended on January 22, 2024, DHAC issued an unsecured promissory note in the aggregate principal amount of $165,000 to M2B, an affiliate of Digital Health Sponsor, LLC, the sponsor of DHAC (the “Sponsor”), which is owned by Daniel Kordash, and such note was satisfied and paid off on January 31, 2024.

On November 21, 2023, DHAC and VSee Lab, entered into Securities Purchase Agreements (the “Conversion SPA”) with an institutional and accredited investor (the “Bridge Investor”) who is also an investor in the Sponsor, which Conversion SPA was amended and restated on February 13, 2024, pursuant to which certain loans incurred by VSee Lab to the Bridge Investor in the aggregate amount of $600,000 were converted into Common Stock subject to executing of certain registration rights agreement and filing a registration statement thereunder following the closing of the Business Combination (the “Business Combination Closing”).

On November 21, 2023, DHAC and iDoc, entered into a Conversion SPA with Tidewater Ventures, LLC (“Tidewater”), an affiliate of the Sponsor, which Conversion SPA was amended and restated on February 13, 2024, pursuant to which certain loans incurred by iDoc to Tidewater in the aggregate amount of $585,000 were converted into the Company’s Common Stock following the Business Combination Closing.

On November 21, 2023, DHAC and iDoc, entered into a Conversion SPA with the Bridge Investor who is also an investor in our Sponsor, which Conversion SPA was amended and restated on February 13, 2024, pursuant to which certain loans incurred by iDoc to the Bridge Investor in the aggregate amount of $600,000 were converted into the Company’s Common Stock subject to executing of certain registration rights agreement and filing a registration statement thereunder following the Business Combination Closing.

On November 21, 2023, DHAC, VSee and iDoc entered into a letter agreement to the October 2022 securities purchase agreement, pursuant to which the Bridge Investor agreed to purchase additional 10% original issue discount senior secured convertible promissory notes in the aggregate principal amount of $166,667 (with an aggregate subscription amount of $150,000) from DHAC with (1) a $111,111.33 note purchased at signing of the Bridge Amendment, which will mature on May 21, 2025 and (2) a $55,555.67 note purchased on January 25, 2024, which will mature on July 25, 2025 (as amended, the “Additional Bridge Notes”). The Additional Bridge Notes bear guaranteed interest at a rate of 8.00% per annum and converted into shares of DHAC common stock, par value $0.0001 at a fixed conversion price of $10 per share. In addition, on April 17, 2024, DHAC, VSee, iDoc and the Bridge Investor entered a letter agreement, which amended the business combination timelines in the Additional Bridge Notes.

On December 26, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $77,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on March 28, 2024. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of September 30, 2025 and December 31, 2024, the related party promissory note was $70,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $5,046 and $14,974 in interest expense for the three months ended and nine months ended September 30, 2025. The Company (as the successor of VSee Lab for accounting purposes) had $14,973, and $17,325 in accrued interest as of September 30, 2025 and December 31, 2024, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

In connection with the securities purchase agreement by and among DHAC, VSee Lab, iDoc and the Bridge Investor dated October 5, 2022 (the “Original Bridge SPA”), DHAC entered into a registration rights agreement dated October 5, 2022 and as amended further on January 22, 2024 with the Bridge Investor who is also an investor in our Sponsor (the “Bridge RRA”), which provides that DHAC would file a registration statement to register the shares of Common Stock underlying the (i)  Bridge Warrants (as defined below), (ii) the bridge commitment shares, (iii) the shares of Common Stock issuable pursuant to the Bridge Notes and the Additional Bridge Notes (as defined below) and any anti-dilution or any remedies provisions of the Bridge Note and the Additional Bridge Notes; and (iv) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event no later than 30 calendar days after the Business Combination Closing. Such obligation was fulfilled on about July 26, 2024 when the registration statement on Form S-1 (File No. 333-280845) for registering such shares was declared effective by the SEC.

On March 28, 2024, iDoc issued and sold a secured convertible promissory note in the principal amount of $224,000 (the “Note”) to Mr. David L. Wickersham who became a member of the Company’s board of directors on July 17, 2024. Interest is accrued at $2,000 per month. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company common stock to Mr. Wickersham on the maturity date of June 30, 2024.

In connection with the execution of the Second Business Combination Agreement, DHAC, along with VSee and iDoc, the target companies in the Business Combination, entered into a securities purchase agreement with the Bridge Investor, who was also an investor in the Sponsor, pursuant to which DHAC, VSee and iDoc each issued and sold to such investor 10% original issue discount senior secured promissory notes due October 5, 2023 in the aggregate principal amount of $2,222,222 (the “Bridge Notes”). The Bridge Notes bear a guaranteed interest at a rate of 10.00% per annum and are convertible into shares of DHAC common stock under certain conditions described below. In connection with the purchase of the Bridge Notes, DHAC issued the investor (i) 173,913 warrants, each representing the right to purchase one share of DHAC common stock at an initial exercise price of $11.50, subject to certain adjustments and as amended on November 8, 2024 (the “Bridge Warrants”) and (ii) 30,000 shares of DHAC common stock.

On June 21, 2024, we entered into a Consulting Services Agreement with SCS, who is an affiliate of the Sponsor, pursuant to which we shall pay SCS $12,500 per month for business consulting services. The Consulting Services Agreement shall continue for twelve (12) months and shall automatically continue on a six-month term basis thereafter unless terminated by either party.

Pursuant to the a convertible note purchase agreement (the “Quantum Purchase Agreement”), DHAC entered into with an institutional and accredited investor (the “Quantum Investor”) on November 21, 2023, pursuant to which the Quantum Investor subscribed for and purchased, and DHAC issued and sold to the Quantum Investor, at the Closing, a 7% original issue discount convertible promissory note (the “Quantum Note”), the Company entered into a registration rights agreement with the Quantum Investor on July 9, 2024, pursuant to which it agreed to register the shares of Common Stock underlying the Quantum Note.

Pursuant to the amended and restated Conversion SPAs executed on February 13, 2024, DHAC agreed to provide registration rights to the Bridge Investor and Tidewater with respect to the shares of Common Stock issuable upon conversion of certain notes assumed by the Company (the “Assumed Notes”) following the Business Combination Closing. With respect to the Bridge Investor, such obligation was fulfilled on about July 26, 2024 when the registration statement on Form S-1 (File No. 333-280845) for registering shares issued to the Bridge Investor under the respective Conversion SPAs was declared effective by the SEC.

 On November 8, 2024, SCS, LLC (“SCS”) and the Company executed a securities purchase agreement whereby certain working capital funds in the aggregate amount of $405,000 previously advanced by SCS to the Company were converted into 202,500 shares of Common Stock. After the execution of the securities purchase agreement, approximately $52,000 of working capital advances from the Sponsor and certain Sponsor affiliates remains due and payable. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company, the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of Common Stock issued in the settlement.

On December 31, 2024, the Company entered into the Ascent Purchase Agreement with Ascent, who is an affiliate of the Bridge Investor. Pursuant to the Ascent Purchase Agreement, the Company agreed to issue Ascent the Ascent Note in the aggregate original principal amount of $2,000,000, which was secured by the assets of the Company and guaranteed by each of the Company, VSee Lab and iDoc. The Ascent Note bears interest at a rate of 10.00% per annum and will be convertible into shares of Common Stock at an initial fixed conversion price of $2.00 per share. The Ascent Note is convertible into fully paid and non-assessable shares of Common Stock at any time after the original issue date.

In connection with the Ascent Purchase Agreement, the Company and Ascent, who is also an affiliate of the Bridge Investor, entered into a registration rights agreement on September 30, 2024, which provides that the Company will file a registration statement to register (i) the shares of Common Stock underlying the Ascent Note; (ii) the shares of Common Stock issuable as interest or principal on the Ascent Note; (iii) the shares of Common Stock issuable upon exercise in full of all the Ascent Warrants; (vi) the Commitment Shares; (v) the shares of Common Stock issuable pursuant to any anti-dilution or any remedies provisions of the Ascent Note and the Ascent Warrants; and (vi) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event.

On March 28, 2024, iDoc issued and sold a secured convertible promissory note in the principal amount of two hundred twenty-four thousand ($224,000) (the “Note”) to Mr. David L. Wickersham, a member of our Board. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company Common Stock to Mr. Wickersham on the maturity date.

Policies and Procedures for Related Party Transactions

We have adopted a related person transaction policy that sets forth its procedures for the identification, review, consideration and approval or ratification of related person transactions.

For purposes of the Company’s policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which the Company and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of the Company’s voting securities and any of their respective immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, the Company’s management must present information regarding the related person transaction to the Company’s audit committee, or, if audit committee approval would be inappropriate, to another independent body of the Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to the Company of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, the Company will collect information that the Company deems reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable the Company to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under the Company’s Code of Conduct that the Company expects to adopt prior to the Business Combination Closing, the Company’s employees and directors will have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, the Company’s audit committee, or other independent body of the Board, will take into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to the Company;

●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

●	the availability of other sources for comparable services or products; and

●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, the Company’s audit committee, or other independent body of the Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the Company’s best interests and those of the Company’s stockholders, as the Company’s audit committee, or other independent body of the Board, determines in the good faith exercise of its discretion.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of securities of VSee Health, Inc. is not intended to be a complete summary of the rights and preferences of such securities and is qualified by reference to our certificate of incorporation, as amended (“Amended Charter”), and our Bylaws (“Bylaws”), each of which are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part, and certain provisions of Delaware law. We urge you to read each of our Amended Charter and Bylaws described herein in their entirety for a complete description of the rights and preferences of our securities.

Authorized and Outstanding Capital Stock

We are authorized to issue 110,000,000 shares. The total number of shares of Common Stock that we are authorized to issue is 100,000,000, having a par value of $0.0001 per share, and the total number of shares of Preferred Stock that we are authorized to issue is 10,000,000, having a par value of $0.0001 per share. The Series A Preferred Certificate of Designation authorizes the issuance of 6,500 shares of Series A Preferred Stock. The Series B Preferred Certificate of Designation authorizes the issuance of 2,000 shares of Series B Preferred Stock. As of December 26, 2025, our issued and outstanding capital stock consists of approximately 33,193,140 shares of Common Stock, approximately 1,788 shares of Series A Preferred Stock and 2,000 shares of Series B Preferred Stock.

Common Stock

Voting Rights

Except as otherwise provided herein or expressly required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock of the Company held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock of the Company, as such, shall not be entitled to vote on any amendment to this Amended Charter (including any Certificate of Designation) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Amended Charter (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock of the Company, the number of authorized shares of Common Stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Dividend Rights

Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock of the Company, the holders of Common Stock of the Company, as such, shall be entitled to the payment of dividends on the Common Stock of the Company when, as and if declared by the Board in accordance with applicable law.

Liquidation, Dissolution and Winding Up

Subject to the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock of the Company, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the funds and assets of the Company that may be legally distributed to the Company’s stockholders shall be distributed among the holders of the then outstanding Common Stock of the Company pro rata in accordance with the number of shares of Common Stock of the Company held by each such holder.

Preferred Stock

The Amended Charter provides that shares of preferred stock of the Company may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board as hereinafter provided.

The Board has authority from time to time to issue the preferred stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of preferred stock of the Company may provide that such series shall be superior or rank equally or be junior to any other series of preferred stock of the Company to the extent permitted by law and this Amended Charter (including any Certificate of Designation). Except as otherwise required by law, holders of any series of preferred stock of the Company shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by the Amended Charter (including any Certificate of Designation).

The number of authorized shares of preferred stock of the Company may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Company entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL.

Series A Preferred Stock

As of December 19, 2025, 1,788 shares of Series A Preferred Stock are outstanding

Authorized Shares, Par Value

Pursuant to the Series A Preferred Certificate of Designation, we authorized 6,500 Series A Convertible Preferred Shares, par value $0.0001.

Ranking

The Series A Preferred Stock rank senior to the Common Stock with respect to rights on dividends, distribution of assets on any voluntary or involuntary liquidation, and dissolution or winding up of the affairs of the Company.

Dividends

Holders of the Series A Preferred Stock participate on dividends and any other distributions of the Company’s assets as if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series A Preferred Stock immediately prior to the date on which a record is taken for such dividend or distribution, subject to certain limitations on beneficial ownership.

Conversion Rights

The number of shares of Common Stock into which the Series A Preferred Stock are convertible (the “Conversion Rate”) is equal to the Conversion Amount divided by the initial conversion price of $10.00 (the “Conversion Price”), subject to adjustment. “Conversion Amount” means, with respect to each share of Series A Preferred Stock, the stated value.

The Series A Preferred Stock is convertible upon the earlier of (i) twelve (12) months after the issuance of the Series A Preferred Stock or (ii) the date on which no shares of Series A Preferred Stock remain outstanding, into Common Stock at the Conversion Rate (subject to equitable adjustment in the event of a stock split, stock consolidation, subdivision or certain other events of a similar nature that increase or decrease the number of shares of Series A Preferred Stock outstanding).

The Conversion Price of the Series A Preferred Stock is subject to reset in the event the holders convert all or any part of the Series A Preferred Stock at the Alternate Conversion Price. “Alternate Conversion Price” means the lowest of (i) the applicable conversion price as in effect on the applicable conversion date of the applicable alternate conversion, and (ii) the greater of (x) the Floor Price (as defined below) and (y) 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) trading days with the lowest VWAP of the Common Stock during the ten (10) consecutive trading day period ending and including the trading day immediately preceding the delivery or deemed delivery of the applicable conversion notice, divided by (II) three (3), as appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction.

“Floor Price” means $10.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events); provided, that after the Resale Adjustment Date (as defined below), the Floor Price shall be lowered to $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events); provided further, upon any Price Adjustment Reset, the Floor Price shall be lowered to $2.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events).

Any conversion will be settled only in shares of Common Stock; provided, that the Company shall not effect any conversion to the extent that after giving effect to such conversion, the converting holder would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to the conversion.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Shares held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Other Corporate Events

Prior to the consummation of any “Fundamental Transaction,” defined to include a merger, change or control, transfer of all or substantially all equity of the company, or sale of 50% or more of the Company’s outstanding shares of Common Stock, pursuant to which holders of shares of Common Stock are entitled to receive securities or other assets with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that each holder of Series A Preferred Stock will thereafter have the right, at such holder’s option, to receive upon a conversion of all the Series A Preferred Stock held by such holder (i) in addition to the shares of Common Stock receivable upon such conversion, such securities or other assets (the “Corporate Event Consideration”) to which such holder would have been entitled with respect to such shares of Common Stock had such shares of Common Stock been held by such holder upon the consummation of such Corporate Event (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Stock) or (ii) in lieu of the shares of Common Stock otherwise receivable upon such conversion, such securities or other assets received by the holders of shares of Common Stock in connection with the consummation of such Corporate Event in such amounts as such holder of Series A Preferred Stock would have been entitled to receive had the Series A Preferred Stock held by such holder initially been issued with conversion rights for the form of such consideration (as opposed to shares of Common Stock) at a conversion rate for such consideration commensurate with the Conversion Rate.

Rights Upon Issuance of Other Securities; Adjustment of Conversion Price upon Subdivision or Combination of Common Stock

If the Company at any time subdivides (or combines) one or more classes of its outstanding shares of Common Stock into a greater (or lesser) number of shares, the Conversion Price will be proportionately reduced but in no event will the conversion price of the Series B be increased.

Adjustment of Conversion Price

The Company may, with the prior written consent of the holders of Series A Preferred Stock, reduce the Conversion Price to any amount and for any period of time deemed appropriate by the Board.

On the later (such later date, the “Resale Adjustment Date”) of (A) the 90th calendar day after the initial issuance of the Series A Preferred Stock and (B) the earlier of (x) the initial date the shares of Common Stock issuable upon conversion of the Series A Preferred Stock are eligible to be resold by the holders pursuant to Rule 144 or (y) the date a registration statement registering the resale by the holders of all shares of Common Stock issuable upon conversion of the Series A Preferred Stock is declared effective by the SEC, as applicable, if the Conversion Price then in effect is greater than the Resale Adjustment Price (as defined below), on the Resale Adjustment Date, the Conversion Price shall automatically adjust downward to the Resale Adjustment Price.

On the earlier (such earlier date, the “Price Adjustment Date”) to occur after the Resale Adjustment Date of (A) such date the VWAP of the Common Stock for each trading day during a period of ten (10) consecutive trading days is less than $5.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) or (B) the first anniversary of the issuance of the Series A Preferred Stock, as applicable, if the Conversion Price then in effect is greater than $2.00 (as adjusted for stock splits, stock dividends, stock combinations, recapitalizations and similar events) on the Price Adjustment Date, the Conversion Price shall automatically adjust downward to the Resale Adjustment Price (each, a “Price Adjustment Reset”).

“Resale Adjustment Price” means, with respect to any Resale Adjustment Date that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Resale Adjustment Date, and (ii) the greater of (x) the Floor Price and (y) 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the applicable Resale Adjustment Date, divided by (II) three (3) (such period, the “Resale Adjustment Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Resale Adjustment Measuring Period.

Rights Upon Fundamental Transactions

Pursuant to the Series A Preferred Certificate of Designation, the Company shall not be party to a Fundamental Transaction, defined to include a merger, change or control, transfer of all or substantially all equity of the company, or sale of 50% or more of the Company’s outstanding shares of Common Stock, unless the successor entity assumes in writing all obligations of the Company under the Series A Preferred Certificate of Designation and the Series A Securities Purchase Agreement Transaction Documents, and such successor entity shall issue upon conversion or redemption of the Series A Preferred Stock shares of the publicly traded common stock (or their equivalent) of the successor entity had all the Series A Preferred Stock of the holder been converted immediately prior to the Fundamental Transaction.

Voting Rights

The holders of Series A Preferred Stock are entitled to vote with shareholders of Common Stock, together as a single class, with a number of votes per share equal to the number of shares of Common Stock into which such holders’ Series A Preferred Stock is then convertible. Series A Preferred Stock are entitled to certain consent rights on matters related to the authorization of any adverse change to the powers, preferences, or special rights of the Series A Preferred Stock set forth in the Amended Charter or Bylaws, and shall have voting rights as required by law.

Additionally, without first obtaining the affirmative vote at a meeting duly called for such purpose or the written consent without a meeting of the holders of the Series A Preferred Stock, the Company shall not amend or repeal any provision of, or add any provision to, its Amended Charter or Bylaws, or file any certificate of designations or articles of amendment of any series of shares of preferred stock, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit of the Series A Preferred Stock, regardless of whether any such action shall be by means of amendment to the Amended Charter or by merger, consolidation or otherwise.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series A Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Shares held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Redemption

At any time, the Company may optionally redeem the Series A Preferred Stock in cash at a price equal to the 100% of the Conversion Amount.

Reservation Requirements

So long as any Series A Preferred Stock remains outstanding, the Company shall at all times reserve at least 200% of the number of shares of Common Stock as shall from time to time be necessary to effect the conversion of all Series A Preferred Stock then outstanding.

Liquidation

In the event of the liquidation of the Company, the holders of Series A Preferred Stock shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders, before any amount shall be paid to the holders of any of shares of junior and shall receive an amount per share of Series A Preferred Stock equal to the amount per share such holder would receive if such holder converted its Series A Preferred Stock into Common Stock immediately prior to the date of such payment.

Amendments

The Series A Preferred Certificate of Designation may be amended by the affirmative vote of the holders of Series A Preferred Stock voting as a separate class, and the stockholder approval as required pursuant to the DGCL and the Amended Charter.

Series B Preferred Stock

As of December 19, 2025, 1,000 shares of Series B Preferred Stock are outstanding.

Authorized Shares, Par Value

Pursuant to the Series B Preferred Certificate of Designation, we authorized 2,000 Series B Convertible Preferred Shares, par value $0.0001.

Ranking

The Series B Preferred Stock rank (i) senior to the Common Stock, and any other class or series of capital stock of the Company creates hereafter, the terms of which specifically provide that such class or series shall rank junior to the Series B Preferred Stock (“Junior Securities”), (ii) on parity with the Company’s outstanding Series A Preferred Stock as well as any class or series of capital stock of the Company created specifically ranking by its terms on parity with the Series B Preferred Stock (“Parity Securities”), and (iii) junior to any class or series of capital stock of the Company hereafter created specifically ranking by its terms senior to the Series B Preferred Stock.

Dividends

Holders of the Series B Preferred Stock participate on dividends and any other distributions of the Company’s assets as if such holder had held the number of shares of Common Stock acquirable upon complete conversion of the Series B Preferred Stock immediately prior to the date on which a record is taken for such dividend or distribution, subject to certain limitations on beneficial ownership.

Conversion Rights

The number of shares of Common Stock into which the Series B Preferred Stock are convertible (the “Conversion Rate”) is equal to the Stated Value of the shares of Series B Preferred Stock held divided by the $0.65 (the “Series B Conversion Price”), subject to adjustment. The Series B Preferred Stock are convertible at any time after the Manatt Gross Proceeds from the sale of Manatt Shares is less than $2.3 million.

Any conversion will be settled only in shares of Common Stock; provided, that the Company shall not effect any conversion to the extent that after giving effect to such conversion, the converting holder would beneficially own in excess of 9.99% of the Common Stock outstanding immediately after giving effect to the conversion.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series B Preferred Shares held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Automatic Cancellation

When the Manatt Gross Proceeds equals or exceeds $2.3 million, any outstanding Manatt Shares, Series B Shares and shares of Series B Preferred Stock will be automatically cancelled and returned to the Company.

Rights Upon Issuance of Other Securities; Adjustment of Conversion Price upon Subdivision or Combination of Common Stock

If the Company at any time subdivides (or combines) one or more classes of its outstanding shares of Common Stock into a greater (or lesser) number of shares, the Conversion Price will be proportionately reduced (or increased).

Adjustment of Conversion Price

The Company may, with the prior written consent of the holders of Series B Preferred Stock, reduce the Conversion Price to any amount and for any period of time deemed appropriate by the Board.

Voting Rights

The holders of Series B Preferred Stock are entitled to notice of all stockholder meetings at which holders of Common Stock shall be entitled to vote. Except as otherwise provided in the Certificate of Designation of Preferences, Rights and Limitations of the Series B Preferred Stock, or as otherwise required by the DGCL, the holders of Series B Preferred Stock shall have no voting rights.

Purchase Rights

If at any time the Company grants, issues or sells any options, convertible securities, or rights to purchase stock, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Stock (the “Purchase Rights”), then each holder of Series B Preferred Stock will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon complete conversion of all the Series A Preferred Shares held by such holder immediately prior to the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights; subject to certain limitations on beneficial ownership.

Reservation Requirements

So long as any Series B Preferred Stock remains outstanding, the Company shall at all times reserve not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7 of the Series B COD) upon the conversion of the then outstanding shares of Series B Preferred Stock (assuming any such conversions are made without regard to any limitations on conversion set forth in the Series B COD).

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of the Series B Preferred Stock shall be entitled to receive out of the assets legally available for distribution to stockholders, prior and in preference to any distribution of any of the assets or surplus funds of the Company to the holders of the Common Stock and Junior Securities and pari passu with any distribution to holders of Parity Securities, an amount equal to the Stated Value of for each share of Series B Preferred Stock and an amount equal to any accrued and unpaid dividends thereon, and thereafter holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of Common Stock would receive if the Series B Preferred Stock were fully converted (disregarding for such purposes any conversion limitations set forth in the Series B COD).

Warrants

IPO Warrants

As of the date of this prospectus, 11,500,000 Public Warrants and 557,000 private placement warrants are outstanding (collectively, the “IPO Warrants”). Each whole IPO Warrant entitles the registered holder to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Business Combination. However, no IPO Warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Common Stock issuable upon exercise of the IPO Warrants and a current prospectus relating to such shares of Common Stock. Notwithstanding the foregoing, if a registration statement covering the shares of Common Stock issuable upon exercise of the Public Warrants is not effective within 90 days following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise IPO Warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their IPO Warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Common Stock for the five (5) trading days ending on the trading day prior to the date of exercise. The Warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private placement warrants are identical to the Public Warrants.

We may call the IPO Warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the IPO Warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing after the IPO Warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Common Stock underlying such IPO Warrants.

The right to exercise will be forfeited unless the IPO Warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a IPO Warrants will have no further rights except to receive the redemption price for such holder’s IPO Warrant upon surrender of such warrant.

The redemption criteria for our IPO Warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the IPO Warrants.

If we call the IPO Warrants for redemption as described above, our management will have the option to require all holders that wish to exercise IPO Warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the IPO Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the IPO Warrants, multiplied by the difference between the exercise price of the IPO Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of Common Stock for the five (5) trading days ending on the third (3rd) trading day prior to the date on which the notice of redemption is sent to the holders of IPO Warrants.

The IPO Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the IPO Warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding Public Warrants, in order to make any change that adversely affects the interests of the registered holders.

The exercise price and number of shares of Common Stock issuable on exercise of the IPO Warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, except as described below, the IPO Warrants will not be adjusted for issuances of shares of Common Stock at a price below their respective exercise prices.

In addition, if (x) we issue additional shares of Common Stock or equity-linked securities for capital raising purposes in connection with the Business Combination Closing at an issue price or effective issue price of less than $9.20 per share (with such issue price or effective issue price to be determined in good faith by the Board, and in the case of any such issuance to our sponsor, initial stockholders or their affiliates, without taking into account any founder shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the IPO Warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which we issue the additional shares of Common Stock or equity-linked securities, and the $18.00 redemption trigger price will be adjusted to 180% of this amount.

The IPO Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of IPO Warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Common Stock and any voting rights until they exercise their IPO Warrants and receive shares of Common Stock. After the issuance of shares of Common Stock upon exercise of the IPO Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their IPO Warrants such that an electing warrant holder would not be able to exercise their IPO Warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of Common Stock outstanding.

No fractional shares will be issued upon exercise of the IPO Warrants. If, upon exercise of the IPO Warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Common Stock to be issued to the warrant holder.

Subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Bridge Warrants

DHAC executed the Bridge Securities Purchase Agreement with the Bridge Investor pursuant to which, among other things, DHAC issued to the Bridge Investor warrants exercisable for 173,913 shares of Common Stock of the Company (collectively, the “Bridge Warrants”).

Exercise

The Bridge Warrants are exercisable for shares of Common Stock of the Company at a price of $11.50 per share of Common Stock (the “Exercise Price”) and expire at 5:30 p.m. Pacific Time five years after the date of issuance (the “Expiration Date”). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, as amended.

Cashless Exercise

If at any time after the date of issuance of the Bridge Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, then in lieu of exercising the Bridge Warrant by payment of cash or check, the holder may elect to receive the number of shares of Common Stock equal to the value of the Bridge Warrant, or the portion thereof being exercised, by surrender of the Bridge Warrant to the Company or its transfer agent, after which the holder will receive shares of Common Stock in accordance with the following formula:

Where,	X	=	The number of shares of Common Stock to be issued to the holder;

	Y	=	The number of shares of Common Stock for which the Bridge Warrant is being exercised;

	A	=	The fair market value of one share of Common Stock; and

	B	=	The Exercise Price.

No Fractional Shares

In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction

No Rights of Shareholders

Except as provided in the Bridge Warrant, the Bridge Warrant does not entitle its holder to any rights of a shareholder of the Company.

Reservation of Common Stock

During the term the Bridge Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Bridge Warrant and, from time to time, will take all steps necessary to amend its Amended Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Bridge Warrants.

Taxes

All shares that may be issued upon the exercise of rights represented by the Bridge Warrants and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Bridge Warrants).

Adjustments

Prior to the Expiration Date, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Bridge Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)       In the event that the Company shall at any time after the date of issuance of the Bridge Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Bridge Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)       No adjustment in the number of shares of Common Stock receivable upon exercise of the Bridge Warrant shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Bridge Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)       If at any time, as a result of an adjustment, the holder of any Bridge Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Bridge Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Bridge Warrant.

(d)       Whenever the Exercise Price payable upon exercise of each Bridge Warrant is adjusted, the Warrant Shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Bridge Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

(e)       In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Bridge Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Bridge Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Bridge Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Bridge Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Bridge Warrant.

(f)       If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Bridge Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of the Bridge Warrant by designating in the exercise form delivered upon any exercise of the Bridge Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the Exercise Price then in effect.

(g)       In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Bridge Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Bridge Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

Governing Law

The Bridge Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Bridge Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

Extension Warrants

DHAC executed the Extension Securities Purchase Agreement with the lender pursuant to which, among other things, DHAC issued to the lender warrants exercisable for 26,086 shares of Common Stock of the Company (collectively, the “Extension Warrants”).

Exercise

The Bridge Warrants are exercisable for shares of Common Stock of the Company at a price of $11.50 per share of Common Stock (the “Exercise Price”), and expire at 5:30 p.m. Pacific Time five years after the date of issuance (the “Expiration Date”).

Cashless Exercise

If at any time after the date of issuance of the Bridge Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, then in lieu of exercising the Bridge Warrant by payment of cash or check, the holder may elect to receive the number of shares of Common Stock equal to the value of the Bridge Warrant, or the portion thereof being exercised, by surrender of the Bridge Warrant to the Company or its transfer agent, after which the holder will receive shares of Common Stock in accordance with the following formula:

Where,	X	=	The number of shares of Common Stock to be issued to the holder;

	Y	=	The number of shares of Common Stock for which the Bridge Warrant is being exercised;

	A	=	The fair market value of one share of Common Stock; and

	B	=	The Exercise Price.

No Fractional Shares

In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction

No Rights of Shareholders

Except as provided in the Bridge Warrant, the Bridge Warrant does not entitle its holder to any rights of a shareholder of the Company.

Reservation of Common Stock

During the term the Bridge Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Bridge Warrant and, from time to time, will take all steps necessary to amend its Amended Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Bridge Warrants.

Taxes

All shares that may be issued upon the exercise of rights represented by the Bridge Warrants and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Bridge Warrants).

Adjustments

Prior to the Expiration Date, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Bridge Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)       In the event that the Company shall at any time after the date of issuance of the Bridge Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Bridge Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)       No adjustment in the number of shares of Common Stock receivable upon exercise of the Bridge Warrant shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Bridge Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)       If at any time, as a result of an adjustment, the holder of any Bridge Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Bridge Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Bridge Warrant.

(d)       Whenever the Exercise Price payable upon exercise of each Bridge Warrant is adjusted, the Warrant Shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Bridge Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

(e)       In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Bridge Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Bridge Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Bridge Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Bridge Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Bridge Warrant.

(f)       If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Bridge Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of the Bridge Warrant by designating in the exercise form delivered upon any exercise of the Bridge Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the Exercise Price then in effect.

(g)       In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Bridge Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Bridge Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

Governing Law

The Extension Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Extension Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

September 2024 Warrants / Ascent Warrants

VSee Health executed the Ascent Purchase Agreement pursuant to which, among other things, the Company issued to Ascent warrants exercisable for 740,741 shares of Common Stock of the Company (collectively referred in this section, the “September 2024 Warrants”).

Exercise

The September 2024 Warrants are exercisable for shares of Common Stock of the Company at a price of $2.25 per share of Common Stock (the “Exercise Price”), and expire at 5:00 p.m. Eastern Time five years after the date of issuance (the “Expiration Date”). A holder (together with its affiliates) may not exercise any portion of such holder’s warrants to the extent that the holder would own more than 4.99% of the outstanding Common Stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to the Company, the holder may increase or decrease the amount of ownership of outstanding stock up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants, as amended.

Cashless Exercise

If at any time after the date of issuance of the September 2024 Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, then in lieu of exercising the September 2024 Warrant by payment of cash or check, the holder may elect to receive the number of shares of Common Stock equal to the value of the September 2024 Warrant, or the portion thereof being exercised, by surrender of the September 2024 Warrant to the Company or its transfer agent, after which the holder will receive shares of Common Stock in accordance with the following formula:

Where,	X	=	The number of shares of Common Stock to be issued to the holder;
	Y	=	The number of shares of Common Stock for which the September 2024 Warrant is being exercised;
	A	=	The fair market value of one share of Common Stock; and
	B	=	The Exercise Price.

No Fractional Shares or Scrip

In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction

No Rights of Shareholders

Except as provided in the September 2024 Warrant, the September 2024 Warrant, by itself and prior to exercise, does not entitle its holder to any rights of a shareholder of the Company.

Reservation and Listing of Common Stock

During the term the September 2024 Warrants are exercisable, the Company shall reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the September 2024 Warrant and, from time to time, will take all steps necessary to amend its Amended Charter to provide sufficient reserves of shares of Common Stock issuable upon exercise of the September 2024 Warrants. The Company shall also maintain the listing or quotation of such Common Stock on any date at least equal to the amount of Common Stock reserved on such date on the Nasdaq Capital Market or other trading market for such Common Stock.

Taxes

All shares that may be issued upon the exercise of rights represented by the September 2024 Warrants and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the September 2024 Warrants).

Adjustments

Prior to the Expiration Date, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the September 2024 Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a).	Stock Dividends, Stock Splits, Combinations and Reorganizations. If the Company shall, at any time after the date hereof, (i) declare a dividend on shares of Common Stock payable in other securities or indebtedness of the Company or any other Person (“New Investments”), (ii) split or subdivide the outstanding shares of Common Stock, (iii) combine the outstanding Shares of Common Stock into a smaller number of shares, (iv) issue by reclassification of its Shares of Common Stock any New Investment of the Company, (v) complete any capital reorganization of the Company, whether or not such reclassification directly or indirectly affects the underlying securities or results in New Investments being issued to holders of underlying securities, (vi) complete any reclassification of the underlying securities (other than a reclassification referred to in clause (iv) above), (vii) complete a business combination of the Company into any other person, whether by consolidation, merger or transfer of substantially all assets of the Company, whether or not such combination result in holders of underlying securities receiving New Investments then, for each such event, the Exercise Price then in effect, as well as, where applicable, the type and number of Shares of Common Stock issuable hereunder, shall be adjusted so as to ensure that the holder shall remain entitled, at the Exercise Price applicable prior to such adjustment, to receive the kind and number of Shares of Common Stock and all such New Investments of the Company which the Holder would have been entitled to receive after any such event had such September 2024 Warrant been exercised in full immediately prior to any such event (or, if applicable, any record date with respect thereto). Each such adjustment shall become effective immediately after the effective date of the event, retroactive to the record date, if any, for such event. The Company shall not engage in any such transaction resulting in the holders of underlying securities receiving New Investments issued by any person other than the Company unless, prior to or simultaneously with the consummation thereof, such other assumes, by written instrument, the obligations of the Company hereunder (jointly and severally with the Company if the Company survives such event). The provisions of this clause (a) shall continue to apply to successive events covered hereby. At any time after which, as a result of an adjustment made pursuant to the terms of the September 2024 Warrant, the Holder becomes entitled to receive any New Investments that are not underlying securities, the term “Warrant Securities” hereunder shall be deemed include such New Investments, and the exercise price and number of such New Investments receivable hereunder shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the original Shares of Common Stock contained in the terms of the September 2024 Warrant, and all other provisions of this warrant that apply to the Shares of Common Stock shall apply on like terms to such New Investments. Similarly, the term “underlying securities” hereunder shall be deemed to include all securities and indebtedness of the type of such New Investments.

(b).	Issuance at Less than Exercise Price.

a.	Issuance of Underlying Securities. If and whenever on or after the Issue Date, the Company grants, issues or sells, or in accordance with the terms of the September 2024 Warrant is deemed to have granted, issued or sold, (A) any underlying securities (including the issuance or sale of shares of underlying securities owned or held by or for the account of the Company, but excluding any exempt issuance) for a consideration per share that is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale or (B) (1) any stock equivalents of underlying securities or (2) any options to purchase (or any other contractual obligation of the Company to grant, issue or sell) underlying securities or stock equivalents thereof (“Acquisition Rights”), in each case for which, at the time of such grant, issuance or sale, the lowest possible consideration per share required to be paid by the holder thereof to acquire one share of underlying securities pursuant to such acquisition rights (net of any payment made by any Company or any Company party to the holder of such acquisition rights or to any other person pursuant to such acquisition rights) is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale (all of the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price shall be adjusted in accordance with the following formula:

CP2 = CP1 * (A+B) / (A+C), where:

CP2 = New Exercise Price

CP1 = Exercise Price in effect immediately prior to new issue

A =	Number of shares of Common Stock deemed to be outstanding immediately prior to new issue (includes all shares of outstanding Common Stock, all shares of outstanding preferred stock on an as-converted basis, and all outstanding options on an as-exercised basis; and does not include any convertible securities converting into this round of financing)

B =	Aggregate consideration received by the Company with respect to the new issue divided by CP1

C =	Number of shares of stock issued in the subject transaction

Except as expressly stated in this clause (b), no further adjustment to the Exercise Price shall be made upon the issuance of such underlying securities, the exercise of such options or otherwise pursuant to the terms of, or upon the issuance of such shares of Common Stock upon conversion, exercise or exchange of such stock equivalents. If the Company takes a record of underlying securities for the purpose of entitling the holder thereof (x) to receive a dividend or other distribution payable in underlying securities, other securities, indebtedness or acquisition rights or (y) to subscribe for or purchase shares of underlying securities, other securities, indebtedness of acquisition rights, then such record date will, for the purposes of this warrant, be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such subscription right.

b.	Change in Price, Term or Rate of Conversion. If there is any change at any time in the term or in the consideration required to be paid by any holder of acquisition rights to acquire underlying securities or in the rate at which any acquisition rights are convertible into or exercisable or exchangeable into underlying securities (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in the September 2024 Warrant, or changes in conversion or exercise prices or the terms thereof, as applicable, in connection with the certain promissory note held by Dominion and promissory note issued pursuant to the Securities Purchase Agreement dated September 30, 2024), the Exercise Price in effect at the time of such increase or decrease shall be adjusted at the time of such change as if such acquisition rights had been issued, granted or sold at the time of such change, with such change deemed to be effective. No adjustment pursuant to this Section 4(b) shall be made if such adjustment would result in an increase of the Exercise Price then in effect.

c.	Calculation of Consideration Received. If any acquisition right is granted, issued or sold in connection with the issuance or sale or deemed issuance or sale of any other securities or indebtedness of the Company (as determined by the Holder, the “Primary Security”, and together with such acquisition rights, each a “Unit”), in one integrated transaction, the aggregate consideration per share of underlying security with respect to such unit issuance, grant or sale shall be deemed to be the lower of (x) the purchase price of such unit, (y) the lowest possible consideration per share required to be paid by the holder thereof to acquire one share of underlying securities in connection with the acquisition rights that are part of such unit (net of any payment made by any Company or any Company party to the holder of such acquisition rights or to any other person pursuant to such acquisition rights) and (z) the lowest VWAP (as defined below) of the shares of underlying securities on any Trading Day during the five (5) Trading Day period (the “Adjustment Period”) immediately following the public announcement of such grant, issue or sale (for the avoidance of doubt, if such public announcement is released prior to the opening of a trading market on a trading day, such trading day shall be the first trading day in such five trading day period and if this warrant is exercised, on any given exercise date during any such adjustment period, solely with respect to such portion of this warrant exercised on such applicable exercise date, such applicable adjustment period shall be deemed to have ended on, and included, the trading day immediately prior to such exercise date). If part of the consideration for the issuance, grant or sale of any underlying security or any acquisition rights is not cash, the amount of such non-cash consideration received by the company parties and their subsidiaries shall be the fair value of such consideration; provided, that the fair value of any publicly-traded securities included in such consideration shall be deemed to be, for purposes of this clause (b), the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt of such securities by such Company Parties or such Subsidiaries. If any underlying securities or acquisition rights are issued to the owners of a non-surviving entity in connection with any merger with the Company in which the Company is the surviving entity, the consideration therefor will be deemed to be the fair value of the net assets and business of the non-surviving entity. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Holder. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such valuation event by an independent, reputable appraiser jointly selected by the Company and the Holder. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

d.	“VWAP” means, for or as of any date for any security, the following:

1.	the Dollar volume-weighted average price for such Security on the Principal Trading Market for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average); or

2.	if Bloomberg does not report such a price, the Dollar volume-weighted average price of such Security in the over-the-counter market on the electronic bulletin board for such Security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg; or

3.	if no Dollar volume-weighted average price is reported for such Security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such Security on such date as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC); or

4.	if the VWAP cannot be calculated for such Security on such date on any of the foregoing bases, the VWAP of such Security on such date shall be the fair market value as mutually determined by the Company and the Holder.

All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

(c).	If necessary, the provisions set forth in this warrant with respect to the rights thereafter of the holders of the warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any other securities, indebtedness and other assets thereafter deliverable on the exercise of the warrants.

(d).	No adjustment in the number of Shares of Common Stock shall be required under this warrant unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of Shares of Common Stock purchasable hereunder; provided that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, that notwithstanding the foregoing, all adjustments so carried-forward shall be made no later than three (3) years from the date of the first event that would have required an adjustment but for requirement under this warrant.

(e).	In case any event shall occur as to which the other provisions of this warrant are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the September 2024 Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give its opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established in this warrant, necessary to preserve, without enlargement or dilution, the purchase rights presented by the September 2024 Warrants. Upon receipt of such opinion, the Company shall promptly mail a copy thereof to the registered holders of the September 2024 Warrants and shall make the adjustment described therein.

Governing Law

The September 2024 Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the September 2024 Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

Armistice Pre-Funded Warrants

As of the date of this prospectus, 9,836,065 Armistice Pre-Funded Warrants are outstanding. The following summary of certain terms and provisions of the Armistice Pre-Funded Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Armistice Pre-Funded Warrant, the form of which is filed as an exhibit to this Registration Statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the Armistice Pre-Funded Warrant for a complete description of its terms and conditions.

Duration and Exercise Price

Each Armistice Pre-Funded Warrant has an initial exercise price per share equal to $0.0001, are immediately exercisable and may be exercised at any time until all of the Armistice Pre-Funded Warrant are exercised in full. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price.

Exercisability

The Armistice Pre-Funded Warrant are exercisable, at the option of the holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the Armistice Pre-Funded Warrant to the extent that the holder would own more than 9.99% of the outstanding Common Stock immediately after exercise. Upon notice from the holder to us, the holder may decrease the amount of beneficial ownership of outstanding stock after exercising the Armistice Pre-Funded Warrant, provided that in no event shall such limitation exceed 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Armistice Pre-Funded Warrant and in accordance with the rules and regulations of the SEC.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Armistice Pre-Funded Warrant.

Transferability

Subject to applicable law, the Armistice Pre-Funded Warrant may be transferred, in whole or in part, at the option of the holder upon surrender of the Armistice Pre-Funded Warrant to us together with a written assignment of the Armistice Pre-Funded Warrant, substantially in the form attached thereto and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Armistice Pre-Funded Warrant. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment to such fraction multiplied by the exercise price to the holder.

Trading Market

There is no trading market available for the Armistice Pre-Funded Warrant on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Armistice Pre-Funded Warrant on any securities exchange or other trading market. Without a trading market, the liquidity of the Armistice Pre-Funded Warrant will be extremely limited. The Common Stock issuable upon exercise of the Armistice Pre-Funded Warrant is currently listed on the Nasdaq Capital Market.

Right as a Stockholder

Except as otherwise provided in Armistice Pre-Funded Warrant or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Armistice Pre-Funded Warrant do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise the Armistice Pre-Funded Warrant. The Armistice Pre-Funded Warrant provide that holders have the right to participate in distributions or dividends paid on our Common Stock.

Fundamental Transaction

In the event of a Fundamental Transaction (as defined in the Armistice Pre-Funded Warrant), which generally includes any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding common stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding Common Stock, the holders of the Armistice Pre-Funded Warrant will be entitled to receive upon exercise of thereof the kind and amount of securities, cash or other property that the holders would have received had they exercised their pre-funded warrants immediately prior to such Fundamental Transaction.

Amendments

The Armistice Pre-Funded Warrant may be modified or amended with the written consent of the holder thereof and us.

Armistice Warrants

As of the date of this prospectus, 19,672,130 Armistice Warrants are outstanding. The following summary of certain terms and provisions of the Armistice Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Armistice Warrants, the form of which is filed as an exhibit to this Registration Statement. Prospective investors should carefully review the terms and provisions of the form of Armistice Warrant for a complete description of the terms and conditions thereof.

Duration and Exercise Price

Each Armistice Warrant has an exercise price of $0.61 per share and will be exercisable beginning on the immediately following receipt of stockholder approval for the issuance of the Armistice Warrants and the shares of Common Stock underlying the Armistice Warrant (the “Initial Exercise Date”). The exercise price and number of shares of Common Stock issuable upon exercise of the Armistice Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Armistice Warrants will expire on the five-year anniversary of the Initial Exercise Date.

We intend to promptly, and in no event later than 90 days after the closing of the Armistice Private Offering, seek stockholder approval for the issuance of the Armistice Warrants and shares of Common Stock issuable upon exercise of the Armistice Warrants but we cannot assure you that such stockholder approval will be obtained. We have agreed with the investors in this offering that, if we do not obtain stockholder approval for the issuance of the Armistice Warrants and the shares of Common Stock upon exercise of the Armistice Warrants at the first stockholder meeting called for purposes of such stockholder approval, we will call a stockholder meeting every 90 days thereafter until the earlier of the date we obtain such approval or the Armistice Warrants are no longer outstanding.

Exercisability

The Armistice Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise. A holder (together with its affiliates) may not exercise any portion of the Armistice Warrant to the extent that the holder would own more than 4.99% (or, at the election of the purchaser prior to the issuance of the Armistice Warrants, 9.99%) of the outstanding Common Stock immediately after exercise. Upon notice from the holder to us, the holder may increase or decrease the amount of beneficial ownership of outstanding Common Stock after exercising the holder’s Armistice Warrants up to 9.99% of the number of shares of our Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Armistice Warrants and in accordance with the rules and regulations of the SEC, provided that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice to us.

Cashless Exercise

If, at the time a holder exercises its Armistice Warrants, a registration statement registering the issuance of the shares of Common Stock underlying the Armistice Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Armistice Warrants.

Fractional Shares

No fractional shares of Common Stock will be issued upon the exercise of the Armistice Warrants. Rather, the number of shares of Common Stock to be issued will be rounded up to the next whole share or we will pay a cash adjustment equal to such fraction multiplied by the exercise price to the holder.

Transferability

Subject to applicable law, the Armistice Warrant may be transferred, in whole or in part, at the option of the holder upon surrender of the Armistice Warrant to us together with a written assignment of the Armistice Warrant, substantially in the form attached thereto and funds sufficient to pay any transfer taxes payable upon the making of such transfer.

Trading Market

There is no trading market available for the Armistice Warrants on any securities exchange or nationally recognized trading system, and we do not expect a trading market to develop. We do not intend to list the Armistice Warrants on any securities exchange or other trading market. Without a trading market, the liquidity of the Armistice Warrants will be extremely limited. The Common Stock issuable upon exercise of the Armistice Warrants is currently listed on the Nasdaq Capital Market.

Right as a Shareholder

Except as otherwise provided in the Armistice Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of the Armistice Warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their Armistice Warrants.

Fundamental Transaction

In the event of a Fundamental Transaction (as defined in the Armistice Warrant), which generally includes any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of greater than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of greater than 50% of the voting power represented by our outstanding common stock, the holders of the Armistice Warrants will be entitled to receive upon exercise of the Armistice Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Armistice Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction which is approved by our Board, the holders of the Armistice Warrants have the right to require us or a successor entity to redeem the Warrants for cash in the amount of the Black-Scholes Value (as defined in the Warrants) of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our Board, the holders of the Warrants have the right to require us or a successor entity to redeem the Armistice Warrants for the consideration paid in the fundamental transaction in the amount of the Black-Scholes Value of the unexercised portion of the Armistice Warrants on the date of the consummation of the fundamental transaction.

Amendments

The Armistice Warrants may be modified or amended with the written consent of the holder of such Warrants and us.

Outstanding Notes

Quantum Note

Pursuant to the Quantum Purchase Agreement, the Company issued and sold to the Quantum Investor on June 25, 2024 and as further amended on July 3, 2024, a 7% original issue discount convertible promissory note in the aggregate principal amount of $3,000,000, which will mature on June 30, 2026. The Quantum Note will bear interest at rate of 12% per annum and are convertible into shares of Common Stock of DHAC at (1) an initial fixed conversion price of $10 per share, which was re-set to $3.20 per share pursuant to terms of the Quantum Note; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The Quantum Note will be convertible into fully paid and non-assessable shares of Common Stock at any time after the issuance date. The conversion price of the Quantum Note is subject to reset if the average of the daily VWAPs for the three (3) trading days prior to the 30th-day anniversary of the Quantum Note issuance date (the “Average Price”) is less than $10, to a price equal to the Average Price but in no event less than $2.00. In addition, the Company at its option can redeem early a portion or all amounts outstanding under the Quantum Note if the

Company provides the Quantum Note holder a notice at least ten (10) trading days prior to such redemption and on the notice day the VWAP of the Company’s Common Stock is less than $10. If an event of default occurs, the Quantum Note would bear interest at a rate of 18.00% per annum regardless of early pay or redemption.

Equity Purchase Note

Pursuant to the Equity Purchase Agreement, on July 2, 2024, the Company issued to the investor, as a commitment fee for the equity purchase transaction, a senior unsecured convertible note in a principal amount of $500,000 that is convertible into shares of Common Stock at an initial fixed conversion price of $10 per share. The Equity Purchase Note will be convertible into fully paid and non-assessable shares of Common Stock at any time after the original issue date. Commencing at any time after 90 calendar days from the Business Combination Closing, which was further extended to December 31, 2024 as agreed by the parties, the holder of the Note may, upon five days prior written notice, require the Company to pay off and satisfy its full obligations only in shares of the Company’s Common Stock at an initial price of $10 per share under the note.

October Convertible Note

Pursuant to the CNPA, the Company issued to the CNPA Investor the October Convertible Note, which has an initial principal amount of $217,391, which is secured by a security interest granted to the CNPA Investor on all assets of the Company pursuant to the October CN Security Agreement. The CNPA Note accrues interest at a rate of 18% per annum; provided that interest for the first eight months accrues immediately and is guaranteed. Interest on the CNPA Note may be paid in cash or in Common Stock, as determined by the CNPA Investor, commencing on December 1, 2025, and the October Convertible Note matures on October 29, 2026. The Company may prepay 100% of the outstanding balance of the October Convertible Note at any time the Company is not in default, provided that the Company pays a prepayment fee equal to 10% of the outstanding balance.

At any time after January 29, 2026, the CNPA Investor may convert any portion of the outstanding balance of the October Convertible Note into Common Stock at a price equal to $0.48 per share (the “CN Conversion Price”), subject adjustments for dilutive issuances, stock splits, defaults, and low volume of the Common Stock, as described further therein. The October Convertible Note may not be converted by the CNPA Investor into shares of Common Stock if such conversion would result in the CNPA Investor and its affiliates owning in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the October Convertible Note. The October Convertible Note contains standard and customary events of default and covenants, including that, for as long as the October Convertible Note remains outstanding: (1) the Company is prohibited from entering into a variable rate transaction, (2) the Company is required to provide the CNPA Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) if the Company conduct a Qualified Financing (as defined in the October Convertible Note), the Company must prepay the October Convertible Note out of proceeds from the Qualified Financing and/or the Investor may convert the October Convertible Note at the lower of the CN Conversion Price and 75% of the effective price at which the Company issues securities in the Qualified Financing.

Stock Options

In June 2024, the DHAC board of directors and stockholders approved the VSee Health, Inc. 2024 Equity Incentive Plan. At the Business Combination Closing on June 24, 2024, the Company granted stock options with an exercise price equal to $10.00 pursuant to the 2024 Equity Incentive Plan to the individuals, in the amounts, and on the terms set forth in the Business Combination Agreement.

Dividends

Declaration and payment of any dividend will be subject to the discretion of the Board. The time and amount of dividends will be dependent upon, among other things, the Company’s business prospects, results of operations, financial condition, cash requirements and availability, debt repayment obligations, capital expenditure needs, contractual restrictions, covenants in the agreements governing current and future indebtedness, industry trends, the provisions of Delaware law affecting the payment of dividends and distributions to stockholders and any other factors or considerations the Board may regard as relevant.

The Company currently intends to retain all available funds and any future earnings to fund the development and growth of the business, and therefore does not anticipate declaring or paying any cash dividends on Common Stock in the foreseeable future.

Exclusive Forum

The Amended Charter provides that, to the fullest extent permitted by law, unless the Company otherwise consents in writing, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by, or any other wrongdoing by, any current or former director, officer, other employee or stockholder of the Company, (3) any action asserting a claim against the Company arising pursuant to any provision of the DGCL, the Amended Charter or the Amended Bylaws, or as to which the DGCL confers jurisdiction on the Court of Chancery, (4) any action to interpret, apply, enforce or determine the validity of any provisions of the Amended Charter or the Amended Bylaws, or (5) any other action asserting a claim governed by the internal affairs doctrine. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act and the provisions of the Amended Charter described above will not apply to claims arising under the Exchange Act or other federal securities laws for which there is exclusive federal jurisdiction.

Anti-Takeover Effects of Provisions of the Amended Charter, the Amended Bylaw and Applicable Law

Certain provisions of the Amended Charter, Amended Bylaws, and laws of the State of Delaware, where the Company is incorporated, may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for the common stock of the Company. We believe that the benefits of increased protection give the Company the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure Company and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

Staggered Board of Directors

Our Amended Charter and our Bylaws provide that the Board is divided into three classes with staggered three-year terms, which could delay the ability of stockholders to change the membership of a majority of the Board. Under the classified board of directors structure, only one class of directors would be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder for their respective three-year terms. with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. Currently, the (i) Class I directors consist of Dr. Milton Chen and Dr. Imoigele Aisiku and their term will expire at the 2025 annual meeting of stockholders; (ii) Class II directors consist of Mr. Kevin Lowdermilk and Mr. Colin O’Sullivan and their term will expire at the 2026 annual meeting of stockholders and (iii) Class III directors consist of Dr. Scott Metzger, Ms. Cydonii V. Fairfax and Mr. David L. Wickersham and their term will expire at the 2027 annual meeting of stockholders.

Limitations on Stockholder Action by Written Consent

The Amended Charter provides that, subject to the terms of any series of the Company preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting.

Amendment of the Amended Charter and Amended Bylaws

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

The Amended Charter provides that it may be amended by the Company in the manners provided therein or prescribed by statute. In addition to any vote required by applicable law, the following provisions in the Amended Charter may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article IV, Article V, Article VI, Article VII, Article VIII, Article IX and this Article X.

The Amended Charter also provides that the Company Board will have the power to adopt, amend, alter, or repeal the Amended Bylaws. Amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors.

Business Combinations

Under Section 203 of the DGCL, a corporation will not be permitted to engage in a business combination with any interested stockholder for a period of three years following the time that such interested stockholder became an interested stockholder, unless:

(1)	prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2)	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer;

(3)	at or subsequent to such time the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662∕3% of the outstanding voting stock which is not owned by the interested stockholder.

(4)	Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the Company’s outstanding voting stock. For purposes of this section only, “voting stock” has the meaning given to it in Section 203 of the DGCL.

Since the Company has not opted out of Section 203 of the DGCL, it will apply to the Company. As a result, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions, which stockholders may otherwise deem to be in their best interests.

Cumulative Voting

Under Delaware law, the right to vote cumulatively does not exist unless the charter specifically authorizes cumulative voting. The Amended Charter does not authorize cumulative voting.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors or officers of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Amended Charter includes a provision that eliminates the personal liability of directors or officers for damages for any breach of fiduciary duty as a director or officer where, in civil proceedings, the person acted in good faith and in a manner that person reasonably believed to be in or not opposed to the best interests of the Company or, in criminal proceedings, where the person had no reasonable cause to believe that his or her conduct was unlawful.

The Amended Bylaws provide that the Company must indemnify and advance expenses to the Company’s directors and officers to the fullest extent authorized by the DGCL. the Company also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for the Company directors, officers, and certain employees for some liabilities. the Company believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.

The limitation of liability, advancement and indemnification provisions in the Amended Charter and Amended Bylaws may discourage stockholders from bringing lawsuits against directors for any alleged breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.

Corporate Opportunities

The Amended Charter provides for the renouncement by the Company of any interest or expectancy of the Company in, or being offered an opportunity to participate in any matter, transaction, or interest that is presented to, or acquired, created, or developed by, or which otherwise comes into possession of, any director of the Company who is not an employee of the Company or any of its subsidiaries, unless such matter, transaction, or interest is presenting to, or acquired, created, or developed by, or otherwise comes into the possession of a director of the Company expressly and solely in that director’s capacity as a director of the Company.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of the Company’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Our Transfer Agent and Warrant Agent

The transfer agent and warrant agent for the Company’s Common Stock and Public Warrants is Continental Stock Transfer & Trust Company, 1 State Street, New York, New York 10004.

Listing of our Securities

Our Common Stock and Public Warrants are trading on the Nasdaq Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “VSEE” and “VSEEW” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted our Common Stock or our warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been our affiliate at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted our Common Stock shares or our warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of our Common Stock then outstanding; or

●	the average weekly reported trading volume of our Common Stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, the Sponsor will be able to sell their founder shares and private placement warrants, as applicable, pursuant to Rule 144 without registration one year after the Company has completed its initial business combination.

Following the recent consummation of the Business Combination, the Company is no longer be a shell company, and, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Lock-up Agreements

Pursuant to certain lock-up restrictions agreed to in connection with the Business Combination Agreement, the Exchange Agreement and the Ascent Purchase Agreement, subject to certain exceptions, the Sponsor, certain of the Company’s key stockholders and the executive officers and directors of the Company will be contractually restricted from selling or transferring any of its or their shares of our Common Stock. Such restrictions generally began upon the Business Combination Closing and end 180 days after the Business Combination Closing or until the earlier of (i) certain notes issued to the Bridge Investor or the Ascent Note are no longer outstanding or (ii) by March 30, 2026.

SELLING STOCKHOLDERS

The table below sets forth the following information regarding the Selling Stockholders as of December 26, 2025:

●

the number of shares of Common Stock owned by the Selling Stockholders prior to this offering, giving effect to the beneficial ownership limitations, if any, contained in any securities that may be exercised to purchase or converted into shares of Common Stock owned by the Selling Stockholders;

●	the number of shares of Common Stock to be offered by the Selling Stockholders in this offering;

●	the number of shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus; and

●

the percentage of our issued and outstanding shares of Common Stock to be owned by the Selling Stockholders assuming the sale of all of the shares of Common Stock covered by this prospectus, after giving effect to the beneficial ownership limitations, if any, contained in any securities that are convertible into, or exercisable to purchase, shares of Common Stock, based on 33,193,140 shares of Common Stock issued and outstanding as of December 26, 2025.

Except as described above, the number of shares of Common Stock beneficially owned by the Selling Stockholders has been determined in accordance with Rule 13d-3 under the Exchange Act and includes, for such purpose, shares of Common Stock that the Selling Stockholders has the right to acquire within 60 days of December 26, 2025.

The outstanding shares of Common Stock that may be offered by the Selling Stockholders hereunder, and the shares of Common Stock that may be offered by the Selling Stockholders hereunder, including upon the exercise or conversion by such Selling Stockholders of outstanding warrants and shares of convertible preferred stock, respectively, were previously issued in private placement transactions by the Company. Descriptions of the private placement transactions in which we issued warrants and preferred stock are set forth above under the caption “Issuance of Securities to the Selling Stockholders.”

All information with respect to the Common Stock ownership of the Selling Stockholders has been furnished by or on behalf of the Selling Stockholders. We believe, based on information supplied by the Selling Stockholders, that except as may otherwise be indicated in the footnotes to the table below, the Selling Stockholders have sole voting and dispositive power with respect to the shares of Common Stock reported as beneficially owned by them. Because the Selling Stockholders may sell some or all of the shares of Common Stock beneficially owned by them and covered by this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of Common Stock, no estimate can be given as to the number of shares of Common Stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of Common Stock they beneficially own in transactions exempt from the registration requirements of the Securities Act after the date on which it provided the information set forth in the table below. We have, therefore, assumed for the purposes of the following table, that the Selling Stockholders will sell all of the shares of Common Stock owned beneficially by them that are covered by this prospectus, but will not sell any other shares of Common Stock that they presently own. No Selling Stockholder has held any position or office, or has otherwise had a material relationship, with us or any of our subsidiaries within the past three years other than as a result of the ownership of our shares of Common Stock or other securities.

The term “Selling Stockholder” also includes any pledgees, donees, transferees or other successors in interest to the Selling Stockholders named in the table below. Unless otherwise indicated, to our knowledge, the persons named in the table below have voting power and investment power (subject to applicable community property laws) with respect to the shares of Common Stock set forth opposite each person’s name. We will file a supplement to this prospectus (or a post-effective amendment hereto, if necessary) to name successors to the named Selling Stockholders who are able to use this prospectus to resell the securities registered hereby.

If the Selling Stockholders who are broker-dealers or affiliates of broker-dealers and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions or discounts given to any such Selling Stockholders or broker-dealers may be regarded as underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute their Common Stock in violation of the Securities Act.

Please see the section titled “Plan of Distribution” for further information regarding the Selling Stockholders’ methods of distributing these securities.

	Shares beneficially owned before this offering			Maximum number of Shares to be registered and offered pursuant to this prospectus				Shares beneficially held immediately after this offering
Name of Selling Stockholders	Number of Shares		Approximate percentage of outstanding Shares(1)	Number of Shares(1)		Approximate percentage of outstanding Shares(1)		Number of Shares(5)	Approximate percentage of outstanding Shares(5)
Armistice Capital, LLC(2)	3,685,257	(3)	9.99%	29,508,195	(4)	47.06	%(4)	-	-
Manatt, Phelps & Phillips, LLP(6)	3,351,357	(7)	9.99%	4,300,000	(8)	12.95	%(8)	-	-

(1)

Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days of December 26, 2025 are deemed outstanding. Shares of Common Stock subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)

The shares are beneficially owned directly by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the shares except to the extent of their respective pecuniary interests therein. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

(3)

This column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, as of December 26, 2025, after giving effect to applicable 9.99% and 4.99% beneficial ownership limitation provisions contained in the Armistice Warrants and Armistice Pre-Funded Warrants, respectively. Such beneficial ownership limitations restricts the Selling Stockholder from exercising that portion of the applicable warrants that would result in the Selling Stockholder and its affiliates owning, after exercise, a number of shares of Common Stock in excess of the applicable beneficial ownership limitation. Exercise of the Armistice Warrants is also subject to the Company obtaining Stockholder Approval related to the issuance of the Armistice Warrants and Armistice Warrant Shares.

(4)

This column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder, as of December 26, 2025, without giving regard to the applicable 9.99% and 4.99% beneficial ownership limitation provisions contained in the Armistice Warrants and Armistice Pre-Funded Warrants, respectively, and the Stockholder Approval requirement related to the issuance of the Armistice Warrants and Armistice Warrant Shares.  Without regard to the foregoing, as of December 26, 2025, the Selling Stockholder would beneficially own an aggregate of 29,508,195 shares of Common Stock, which consists of (i) 9,836,065 shares of Common Stock issuable upon the exercise of the Armistice Pre-Funded Warrants, and (ii) 19,672,130 shares of Common Stock issuable upon exercise of the Armistice Warrants.

(5)	Assuming the sale of all securities offered hereby.
(6)	The shares are beneficially owned directly by Manatt, Phelps & Phillips, LLP (“Manatt”), a California limited liability partnership. The address of Manatt is c/o 2049 Century Park East, Suite 1700, Los Angeles, California 90067.

(7)	Comprised of (i) 3,000,000 shares of Common Stock held directly by Manatt and (ii) 351,357 Series B Preferred Shares issuable upon conversion of the Series B Preferred Stock, which gives effect to a 9.99% beneficial ownership limitation provision contained in the Series B COD. Such beneficial ownership limitations restrict the Selling Stockholder from converting that portion of the Series B Preferred Stock that would result in the Selling Stockholder and its affiliates owning, after conversion, a number of shares of Common Stock in excess of 9.99% beneficial ownership limitation.

(8)	This column lists the number of shares of Common Stock beneficially owned by the Selling Stockholder without giving regard to the applicable 9.99% beneficial ownership limitation provision contained in Series B COD. Without regard to such limitation, as of December 26, 2025, the Selling Stockholder would beneficially own an aggregate of 4,300,000 shares of Common Stock, which consists of (i) 3,000,000 shares of Common Stock held directly by Manatt, and (ii) 1,300,000 shares of Common Stock issuable upon conversion of 2,000 shares of Series B Preferred Stock held by Manatt.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock previously issued, the shares of Common Stock issuable upon exercise of certain warrants and the shares of Common Stock issuable upon conversion of convertible preferred stock previously issued to permit the resale of these shares of Common Stock by the holders of the Common Stock, the Series B Preferred Stock and warrants from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock registered hereunder. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock offered by this Registration Statement.

The Selling Stockholders may sell all or a portion of the shares of Common Stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

●	agreements between broker-dealers and the selling security holders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares of Common Stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the Selling Stockholders may transfer their shares of Common Stock by other means not described in this prospectus. If the Selling Stockholders effect such transactions by selling shares of Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares.

The Selling Stockholders may pledge or grant a security interest in some or all of their warrants, shares of Series B Preferred Stock or shares of Common Stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In addition, any Selling Stockholder that is an entity may elect to make an in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

To the extent required by the Securities Act and the rules and regulations thereunder, the Selling Stockholders and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the Selling Stockholders will sell any or all of the shares of Common Stock registered pursuant to this Registration Statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will pay all expenses of the registration of the shares of Common Stock pursuant to Armistice Purchase Agreement and Manatt Purchase Agreement, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, Selling Stockholders will pay all underwriting discounts and selling commissions, if any.

Once sold under the registration statement of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS

Certain legal matters with respect to the shares of Common Stock offered hereby will be passed upon by Pryor Cashman LLP, New York, New York.

EXPERTS

The consolidated financial statements of VSee Health, Inc. as of December 31, 2024 and for the year then ended have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, appearing herein. Such consolidated financial statements are included in this prospectus and registration statement in reliance upon the report of WithumSmith+Brown, PC appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of VSee Lab, Inc. as of December 31, 2023 and for the year then ended have been audited by Astra Audit & Advisory, LLC, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph regarding our ability to continue as a going concern, appearing herein. Such consolidated financial statements are included in this prospectus and registration statement in reliance upon the report of Astra Audit & Advisory, LLC appearing elsewhere herein, and upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and our Common Stock, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document is not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. You may inspect the registration statement and its exhibits and schedules and other information on SEC’s website at www.sec.gov.

We also maintain a website at www.vseehealth.com, at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. You may also request a copy of these filings, at no cost, by writing to us at 980 N. Federal Hwy, Suite 304 Boca Raton, Florida 33432, or telephoning us at (561) 672-7068.

VSEE HEALTH, INC.
CONSOLIDATED FINANCIAL STATEMENTS

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets
Cash	472,759	326,115
Accounts receivable, net of allowance for credit losses of $2,834,974 and $2,393,033 as of September 30, 2025, and December 31, 2024, respectively	2,578,490	1,716,370
Due from related party	284,614	531,656
Prepaids and other current assets	382,522	446,826
Total current assets	$3,718,385	$3,020,967

Right-of-use assets, net	315,679	379,585
Intangible assets, net	9,337,504	10,995,000
Goodwill	4,916,694	4,916,694
Fixed assets, net	418,860	680,242
Total assets	$18,707,122	$19,992,488

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable and accrued liabilities	11,716,584	9,343,659
Deferred revenue	1,150,093	417,815
Due to related parties	51,900	51,900
Operating lease liabilities	85,575	72,836
Finance lease liabilities	184,106	328,833
Factoring payable	122,220	179,007
Encompass Purchase Liability	265,578	263,918
Equity Line of Credit	42,394	80,000
Quantum convertible note, related party at fair value	3,828,125	3,248,000
September 2024 Convertible Note, at fair value	2,043,760	2,094,000
Loan payable, related party	471,651	471,651
Line of credit	456,097	456,097
Notes payable, net of discount	1,944,710	433,983
Exchange Note, at fair value	1,028,158	1,499,000
Common stock issuance obligation	31,227	69,621
Total current liabilities	$23,422,178	$19,010,320

Notes payable, less current portion, net of discount	589,374	593,941
Operating lease liabilities, less current portion	203,689	269,338
Deferred revenue, net of current portion	-	69,999
Deferred tax liabilities, net	67,379	67,378
Total liabilities	$24,282,620	$20,010,976

Commitments, Contingencies, and Concentration Risk (Note 10)

STOCKHOLDERS’ DEFICIT
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 6,158 and 6,158 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	1	1
Common stock, $0.0001 par value; 100,000,000 shares authorized; 17,022,690 and 16,297,190 shares issued and outstanding as of September 30, 2025, and December 31, 2024, respectively	1,703	1,630
Additional paid-in capital	68,989,139	67,683,754
Accumulated deficit	(74,566,341)	(67,703,873)
Total stockholders’ deficit	(5,575,498)	(18,488)
Total liabilities and stockholders’ deficit	$18,707,122	$19,992,488

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025, AND 2024 (UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2025	2024	2025	2024
		(Restated)		(Restated)
Revenues
Subscription fees	$894,514	$1,037,457	$2,602,186	$3,080,085
Professional services and other fees	603,696	396,455	2,524,853	1,145,930
Technical engineering fees	163,523	806,456	993,493	1,284,345
Patient fees	882,529	623,198	2,069,565	654,718
Telehealth fees	1,436,393	485,971	2,499,662	516,540
Institutional fees	—	4,900	2,500	5,380
Total revenues	3,980,655	3,354,437	10,692,259	6,686,998
Cost of revenues	1,907,359	569,734	5,170,500	1,890,557
Gross margin	2,073,296	2,784,703	5,521,759	4,796,441

Operating expenses

Compensation and related benefits	1,213,678	1,730,369	4,543,136	3,536,689
Goodwill impairment charges	—	56,675,210	—	56,675,210
General and administrative	2,917,139	2,218,289	7,122,202	2,997,525
Transaction expenses	—	455,834	—	710,479
Total operating expenses	4,130,817	61,079,702	11,665,338	63,919,903

Net operating loss	(2,057,521)	(58,294,999)	(6,143,579)	(59,123,462)

Other income (expense)
Interest expense	(755,866)	(115,385)	(1,727,110)	(466,530)
Other (expense) income, net	(5)	(2)	183,004	—
Change in fair value of financial instruments	2,828,647	5,737,606	1,412,351	6,285,706
Loss on extinguishment of loan	—	(645,979)	(126,125)	(645,979)
Loss on issuance of financial instruments	(305,000)	(595,000)	(443,020)	(2,213,234)
Total other income (expense), net	1,767,776	4,381,240	(700,900)	2,959,963

Loss before (provision for) benefit from income taxes	(289,745)	(53,913,759)	(6,844,479)	(56,163,499)

(Provision for) benefit from income taxes	—	(8,802)	(17,989)	1,669,586

Net loss	(289,745)	(53,922,561)	(6,862,468)	(54,493,913)

Basic and diluted loss per common share	$(0.02)	$(3.58)	$(0.42)	$(6.53)
Weighted average number of common shares outstanding, basic and diluted	16,549,357	15,077,548	16,429,551	8,351,249

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT ) EQUITY

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2025

	Series A Preferred Stock		Common Stock		Additional Paid-	Accumulated	Non- controlling	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	In Capital	Deficit	Interest	Equity
Balance - December 31, 2024	6,158	$1	16,297,190	$1,630	$67,683,754	$(67,703,873)	$-	$(18,488)
Net loss for the three months ended March 31, 2025	-	-	-	-	-	(3,959,440)	-	(3,959,440)
Payment to shareholder	-	-	-	-	(10,000)	-	-	(10,000)
Issuance during the period	-	-	125,000	13	90,621	-	-	90,634
Share based compensation		-	-	-	400,297	-	-	400,297
Balance - March 31, 2025	6,158	$1	16,422,190	$1,643	$68,164,672	$(71,663,313)	$-	$(3,496,997)

Net loss for the three months ended June 30, 2025	-	-	-	-	-	(2,613,283)	-	(2,613,283)
Share based compensation	-	-	-	-	373,977	-	-	373,977
Balance - June 30, 2025	6,158	$1	16,422,190	$1,643	$68,538,649	$(74,276,596)	$-	$(5,736,303)
Net loss for the three months ended September 30, 2025	-	-	-	-	-	(289,745)	-	(289,745)
Issuance during the period	-	-	600,500	60	450,490	-	-	450,550
Balance - September 30, 2025	6,158	$1	17,022,690	$1,703	$68,989,139	$(74,566,341)	$-	$(5,575,498)

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ (DEFICIT ) EQUITY

(UNAUDITED)

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024

	Series A Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non-controlling	Total Stockholders’ (Deficit)
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Equity
Balance, December 31, 2023 (Restated)	—	$—	4,639,643	$464	$6,027,153	$(10,001,858)	$(325,279)	$(4,299,520)
Net income	—	—	—	—	—	62,770	31,980	94,750
Balance, March 31, 2024 (Restated)	—	$—	4,639,643	$464	$6,027,153	$(9,939,088)	$(293,299)	$(4,204,770)

Shares issued to non-controlling interest holders in TAD to obtain 100% interest in subsidiary	—	—	354,441	36	(325,315)	—	325,279	—
Escrow shares released from stock payable	—	—	239,424	24	127,686	—	—	127,710
Shares issued as conversion of debt of VSee debt holders	—	—	12,846	1	155,564	—	—	155,565
Reverse recapitalization	—	—	3,603,966	360	(17,957,293)	—	—	(17,956,933)
Shares issued as consideration to iDoc shareholders	—	—	4,950,000	495	67,450,680	—	—	67,451,175
Shares issued as conversion of iDoc debt as part of the consideration in the acquisition	—	—	592,500	59	1,184,941	—	—	1,185,000
Preferred shares issued as conversion of iDoc debt as part of the consideration in the acquisition	300	—	—	—	300,000	—	—	300,000
Shares issued as conversion of VSee debt with Dominion in connection with the Exchange agreement	—	—	300,000	30	599,970	—	—	600,000
Preferred shares issued as conversion of VSee debt as contemplated by the business combination transaction	220	—	—	—	220,000	—	—	220,000
Preferred shares issued as conversion of DHAC sponsor debt as contemplated by the business combination transaction	1,268	—	—	—	1,268,000	—	—	1,268,000
Preferred shares issued as conversion of Underwriting Fee as contemplated by the business combination transaction	4,370	1	—	—	4,369,999	—	—	4,370,000
Shares issued to settled iDoc debt holders	—	—	114,000	12	227,988	—	—	228,000
Stock based compensation	—	—	—	—	26,321	—	—	26,321
Net loss	—	—	—	—	—	(634,122)	(31,980)	(666,102)
Balance, June 30, 2024 (Restated)	6,158	$1	14,806,820	$1,481	$63,675,694	$(10,573,210)	$—	$53,103,966
Shares issued upon conversion of portion of Additional Bridge Notes	—	—	14,199	1	60,345	—	—	60,346
Shares issued as part of stock grants to vendors	—	—	227,500	23	625,750	—	—	625,773
Shares issued upon conversion of portion of Exchange Note	—	—	213,759	21	562,149	—	—	562,170
Warrants and commitment shares issued in connection with the September 2024 Note	—	—	100,000	10	(10)	—	—	—
Stock-based compensation	—	—	—	—	503,434	—	—	503,434
Net loss	—	—	—	—	—	(53,922,561)	—	(53,922,561)
Balance, September 30, 2024 (Restated)	6,158	$1	15,362,278	$1,536	$65,427,362	$(64,495,771)	$—	$933,128

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Nine months Ended September 30, 2025

	For the Nine Months Ended
	September 30,
	2025	2024
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,862,468)	$(54,493,913)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	—	56,675,210
Shares issued as part of stock grants to vendors	—	98,000
Loss on issuance of financial instruments	443,020	2,213,234
Original issue discount and interest accrued on Quantum Convertible Note	—	395,671
Change in fair value of financial instruments	(1,412,351)	(6,285,706)
Loss on extinguishment of loan	126,125	645,979
Deferred income tax assets and liabilities	—	(1,679,404)
Amortization of discount on note payable	—	7,000
Allowance for expected credit losses	521,098	342,634
Depreciation and amortization	1,941,654	651,761
Stock-based compensation	764,036	503,434
Amortization of right-of-use assets	63,906	17,209
Changes in operating assets and liabilities:
Accounts receivable	(1,383,218)	(228,904)
Due from related party	247,042	225,654
Prepaids and other current assets	64,304	(222,156)
Accounts payable and accrued liabilities	3,357,851	(1,183,737)
Deferred revenue	662,279	(219,413)
Due to related parties	—	(210,797)
Operating lease liabilities	(52,910)	(76,823)
Income tax payable	—	9,819
Net cash used in operating activities	$(1,519,632)	$(2,815,248)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from Business Combination- iDoc	—	29,123
Purchases of fixed assets	(22,776)	(50,507)
Net cash used in investing activities	$(22,776)	$(21,384)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Quantum Convertible Note	—	2,700,000
Proceeds from September 2024 Convertible Note	—	2,000,000
Proceeds from reverse recapitalization with DHAC	—	1,323,362
Repayment on advances of related party	—	(47,800)
Repayment on Extension Note	—	(365,750)
Repayment on Additional Bridge Financing	—	(13,889)
Repayment on Encompass Purchase liability	—	(3,090)
Repayment on note payable	(668,092)	(33,000)
Payment to shareholder	(10,000)	—
Proceeds from issuance of common stock	541,184	—
Proceeds from notes issued during the period	1,907,791	—
Payments on factoring payable	(56,787)	(150,616)
Payments due on acquisition purchase	(44)	—
Payments on financing lease liability	(25,000)	(363,982)
Net cash provided by financing activities	$1,689,052	$5,045,235

NET CHANGE IN CASH	146,644	2,208,603
Cash, Beginning of the period	326,115	118,734
CASH, END OF THE PERIOD	$472,759	$2,327,337

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$282,281	$6,738
Cash paid for taxes	$—	$3,092
Non-cash investing and financing activities:
Net liabilities acquired in reverse merger	$—	$(18,704,806)
Shares issued to DHAC Sponsor group for debt conversion	$—	$1,268,000
Shares issued to A.G.P. Underwriter for debt conversion	$—	$4,370,000
Shares issued to VSee debt holders for debt conversion	$—	$1,310,710
Fair value of shares issued in iDoc acquisition	$—	$68,907,052
Shares issued as principal payment of Additional Bridge Notes	$—	$60,346
Shares issued as principal payment of Exchange Note	$—	$664,790
Shares issued to acquire non-controlling interest in TAD	$—	$325,279

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(all amounts in USD, except number of shares and per share data)

Note 1 Organization and Description of Business

VSee Health, Inc., (formerly known as Digital Health Acquisition Corp., a Delaware Corporation) (the “Company”, “we”, “our”, “Vsee Health” or “us”) is a Delaware-based telehealth software company that provides a scalable, application programming interface-driven platform for virtual healthcare delivery. The platform integrates secure video streaming with medical device data, electronic medical records, and other sensitive health information, offering customizable and white-labeled solutions for healthcare providers, employers, and hospital systems.

On June 24, 2024, the Company completed a business combination (the “Business Combination”) with VSee Lab, Inc. (“Vsee Lab”) and iDoc Virtual Telehealth Solutions, Inc (“iDoc”). As part of the transaction, Digital Health Acquisition Corp. changed its name to VSee Health, Inc. The transaction was accounted for as a reverse recapitalization, with VSee Lab, Inc. identified as the accounting acquirer. Various equity and debt instruments were converted into common and preferred shares, and the Company entered into an equity line of credit agreement for up to $50 million over a 36-month period.

For financial reporting purposes, historical financial data prior to June 24, 2024, reflects the operations of VSee Lab, Inc. The acquisition of iDoc Virtual Telehealth Solutions, Inc. was treated as a business combination under Accounting Standards Codification 805, Business Combinations, with the excess purchase consideration recorded as goodwill. Refer to Note 4 for additional details.

Going Concern

As disclosed in the prior year’s consolidated financial statements, there were significant doubts about the Company’s ability to continue as a going concern due to persistent operating losses during the past two years, and a deteriorating liquidity position from the Company generating negative operating cash.

Management has undertaken a series of measures to address these concerns, which include:

●	Revenue Enhancement Strategies: The Company including the acquisition of iDoc on June 24, 2024 (See Note 4 - Business Combination) won new contracts with larger hospitals and entered new markets, demonstrating the Company’s ability to generate positive revenue growth from its robust pipeline. During the third quarter, service commenced to a client in the new market, driving positive future revenue growth.

●	Additional Financing: The Company is in negotiations with an investor for additional financing, which is expected to support its working capital needs and fund its growth initiatives.

●	ELOC Financing: The Company has an equity line of credit purchase agreement (“ELOC Agreement) dated November 21, 2023, with the right to issue and sell to the investor listed therein, from time to time, and the investor shall purchase from the Company, up to the lesser of (i) $50,000,000 in the aggregate gross purchase price of newly issued shares of the Company’s common stock. Per the ELOC Agreement, the aggregate number of shares issued in connection with the ELOC Agreement may not exceed 19.9% of the number of issued and outstanding shares. The investor shall have the right but not the obligation to purchase shares at the floor price if the VWAP on the date of notice is less than the floor price ($1.25).

Management has determined that the liquidity condition and historical operating losses raises substantial doubt about its ability to continue as a going concern for a period of time of least one year after the date that the accompanying condensed consolidated financial statements are issued.

There is no assurance that the Company’s plans to alleviate such concerns will be successful or successful within one year after the date the condensed consolidated financial statements are issued. The accompanying condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 Restatement of Previously Issued Financial Statements

Restatement of the Interim Condensed Consolidated Financial Statements of VSee Health, Inc. as of September 30, 2024

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of certain assets and liabilities in the condensed consolidated balance sheet of the Company as of September 30, 2024 and the proper recognition and measurement of certain transactions in the condensed consolidated statements of operations for the three and nine months ended September 30, 2024. The Company determined that the previously issued condensed consolidated interim financial statements of the Company on Form 10-Q for the period ended September 30, 2024 are materially misstated and should no longer be relied upon. The identified errors impacting the Company’s previously issued Form 10-Q for the period ended September 30, 2024 include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers, as described in the 2023 financial statement restatement matters above. As a result of correcting this error, the Company recorded an accrual of $940,130 in the condensed consolidated balance sheet as of September 30, 2024. Of this amount, $761,873 related to periods prior to the year ended December 31, 2024. The remaining $178,257 has been recorded during the 2024 fiscal year to date. For the three months ended September 30, 2024, the Company recorded a $59,419 adjustment to general and administrative expenses, and for the nine months ended September 30, 2024, the Company recorded a $178,257 adjustment to general and administrative expenses to reflect the effect of the restatement in condensed consolidated statements of operations for the periods then ended.

●	The incorrect cutoff of a revenue transaction with a customer as of December 31, 2023, as described in the 2023 financial statement restatement matters above. Correcting this error did not have an impact on the condensed consolidated balance sheet as of September 30, 2024. As the related contract was completed during March 2024, the Company recognized all deferred revenue from prior periods related to the arrangement in this period. This resulted in an increase of $125,000 in revenue (specific to the technical engineering fees line item) during the nine months ended September 30, 2024.

●	The incorrect recognition of accrued expenses of DHAC as of the Business Combination date (June 24, 2024). The Company identified a total of $654,316 in transaction expenses and professional services expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by DHAC as of that date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction as of the Business Combination date were understated by $654,316. In correcting this error, the Company recorded an adjustment of $654,316 to increase the net liabilities of DHAC assumed as recorded in additional paid-in capital in the condensed consolidated balance sheet as of September 30, 2024. As of September 30, 2024, the Company had paid all of the identified amounts and no adjustment to accounts payable and accrued liabilities was necessary. Of the $654,316 in identified accrual items, $201,816 were paid during the quarter ended September 30, 2024. As such, the correction of this error resulted in recording an adjustment to decrease transaction expenses by $190,469 and $642,969 for the three and nine months ended September 30, 2024, respectively, and to decrease general and administrative expenses by $11,347 for the three months ended September 30, 2024.

●	The incorrect recognition of accrued expenses of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $300,000 in transaction expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were understated by $300,000 and the goodwill balance that was recorded in connection with this acquisition was understated by $300,000. During the quarter ended September 30, 2024, the Company determined that a portion of the pre-restatement goodwill balance was impaired and as such recorded an impairment charge to the goodwill balance. As such, correcting this error did not have an impact on the condensed consolidated balance sheet as of September 30, 2024. In correcting this error, the Company recorded an adjustment to increase goodwill impairment expense by $300,000 for the three and nine months ended September 30, 2024, and an adjustment to decrease transaction expenses by $300,000 for the nine months ended September 30, 2024.

●	The incorrect recognition of certain compensation-related obligations of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $167,040 in cash compensation which was owed to employees of iDoc as of the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were overstated by $167,040 and the goodwill balance that was recorded in connection with this acquisition was understated by $167,040. In correcting this error, the Company recorded an adjustment of $167,040 to increase the accounts payable and accrued liabilities balance in the condensed consolidated balance sheet as of September 30, 2024. No compensation amounts that should have been accrued were paid during the quarter ended September 30, 2024. During the three and nine months ended September 30, 2024, the additional goodwill amount of $167,040 was included in the goodwill impairment charge recorded by the Company in those periods. In addition, the Company identified an obligation to issue 51,192 shares of common stock to employees of iDoc as of the Business Combination, which the Company agreed to replace, but was not obligated to do so. As such, the Company recognized $619,935 in stock-based compensation expense related to the replacement awards as of June 24, 2024. Further, the Company determined the common stock issuance obligation should be classified as a liability and remeasured based on its fair value at each reporting date. At September 30, 2024, the common stock issuance obligation was remeasured to $76,276, resulting in an adjustment to decrease the stock-based compensation expense by $371,654 and $543,659 for the three and nine months ended September 30, 2024.

●	The incorrect recognition of a commitment fee incurred in relation to the ELOC as a deferred expense and an accrued liability as of June 30, 2024. The commitment fee was payable in the form of a convertible note which was issued during July 2024, however, the Company determined that the fee was not earned by the counterparty or payable by the Company until July 2024 and as such should not have been recognized as of June 30, 2024. Additionally, the Company determined that the commitment fee should have been expensed when incurred, as the related ELOC financial instrument is classified as a liability in the Company’s consolidated balance sheets. In correcting this error, the Company recorded an adjustment of $500,000 to decrease prepaids and other current assets in the condensed consolidated balance sheets as of June 30, 2024. Further, the Company recorded an adjustment to increase loss on issuance of financial statements included in other income (expense) in the condensed consolidated statements of operations by $595,000 for the three and nine months ended September 30, 2024. Additionally, the $595,000 loss on issuance of financial statements amount includes the reclassification of $95,000 in loss on extinguishment that had originally been recorded by the Company during the three and nine months ended September 30, 2024, which previously related to the extinguishment of the ELOC Note balance at June 30, 2024, which was reversed upon restatement as described above.

●	The incorrect classification of the acquisition of the remaining non-controlling interest of TAD within equity as of the Business Combination date. On June 24, 2024, the Company acquired the remaining interests in TAD. In derecognizing the non-controlling interest upon the acquisition, the Company incorrectly recorded the derecognition to accumulated deficit and not additional paid-in capital. In correcting this error, the Company recorded an adjustment to decrease additional paid-in capital and to decrease the accumulated deficit by $325,279 in the condensed consolidated balance sheet as of September 30, 2024. The correction of this error did not have an impact on the assets and liabilities of the Company as of September 30, 2024, or on the condensed consolidated statements of operations for the three and nine months ended September 30, 2024.

●	The incorrect recognition of accrued interest related to certain convertible note obligations that were recorded at fair value in the Company’s financial statements. The Company identified that it was accruing interest on these obligations (included in accounts payable and accrued liabilities) and also including accrued interest in the fair value estimate of the respective convertible note obligations (as part of the remeasurement of each instrument at fair value at each reporting date). In correcting this error, the Company recorded an adjustment to decrease accrued interest and to decrease the accumulated deficit by $124,557 in the condensed consolidated balance sheet as of September 30, 2024. Further, the correction of this error resulted in recording an adjustment to decrease interest expense by $116,697 and $124,557 for the three and nine months ended September 30, 2024, respectively.

●	The incorrect recognition of grant date fair value for certain options issued as of June 24, 2024. The Company determined that it utilized an incorrect expected term assumption in the valuation of the stock options granted on this date, which upon correction also resulted in an adjustment to other inputs (risk-free rate, volatility) that were related to the expected term assumption. The changes to these fair value measurement inputs results in a change in the grant date fair value of stock options that were fully vested at issuance from $5,034,046 to $5,728,784, and a change to the grant date fair value of stock options subject to future vesting from $1,394,222 to $1,601,190. In correcting this error, the Company recorded an adjustment to increase additional paid-in capital and increase the accumulated deficit by $46,074 in the condensed consolidated balance sheet as of September 30, 2024. Further, the correction of this error resulted in recording an adjustment to increase compensation and related benefits by $51,742 for the three months ended September 30, 2024 and increase compensation and related benefits by $46,074 for the nine months ended September 30, 2024, respectively.

●	The incorrect recognition and measurement of accounts receivable balances acquired from iDoc as of the Business Combination date. The Company identified an additional $1,590,596 adjustment that should have been reflected as a reduction in the acquired accounts receivable balance as of the Business Combination date, reflecting amounts that were not expected to be collected as of the acquisition date and September 30, 2024. In correcting this error, the Company also recorded an adjustment to increase goodwill impairment expense by $1,590,596 for the three and nine months ended September 30, 2024, in order to impair the additional goodwill recognized due to the restatement adjustment.

●	The incorrect recognition of certain income tax-related balances as of the Business Combination date. The Company identified an aggregate $26,183 increase in federal and state income taxes payable (included in accounts payable and accrued liabilities) and a decrease in deferred tax liability of $392,609 for iDoc as of the Business Combination. The correction of these amounts resulted in a $366,426 decrease in the goodwill balance recognized as of the Business Combination date. Additionally, the Company identified a $78,827 decrease in state income taxes payable of DHAC as of the Business Combination date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction were overstated by $78,827. In correcting this error, the Company recorded an adjustment of $78,827 to decrease the net liabilities of DHAC assumed as recorded in additional paid-in capital. In correcting this error, the Company also recorded an adjustment to decrease goodwill impairment expense by $366,426 for the three and nine months ended September 30, 2024, in order to agree the goodwill balance as of September 30, 2024 to the goodwill amount determined by the Company’s goodwill impairment analysis performed as of September 30, 2024.

●	The incorrect recognition and measurement of income tax-related balances as of and for the period ended September 30, 2024, as a result of the aggregate income tax effect of the restatement adjustments described above. In order to properly recognize the income tax effect, the Company recorded a $639,732 decrease in prepaid income taxes, a $414,542 increase in income taxes payable and a $67,378 increase in deferred tax liability as of September 30, 2024. Additionally, the Company recorded a $558,832 and $1,121,652 decrease in the benefit from income tax for the three and nine months ended September 30, 2024, respectively.

The following tables summarize the effect of the above restatement items on each financial statement line item in the VSee Health condensed consolidated financial statements for the quarter ended September 30, 2024. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet as of September 30, 2024	As Reported	Adjustment	As Restated
Accounts receivable	$2,613,327	$(1,590,596)	$1,022,731
Prepaids and other current assets	1,606,469	(1,139,732)	466,737
Total current assets	7,107,513	(2,730,328)	4,377,185
Total assets	25,029,730	(2,730,328)	22,299,402
Accounts payable and accrued liabilities	8,270,393	1,005,938	9,276,331
Common stock issuance obligation	-	76,276	76,276
Income taxes payable	63,855	(54,036)	9,819
Total current liabilities	19,206,202	1,028,178	20,234,380
Deferred tax liability	-	67,378	67,378
Total liabilities	20,270,718	1,095,556	21,366,274
Additional paid-in capital	66,282,056	(854,694)	65,427,362
Accumulated deficit	(61,524,581)	(2,971,190)	(64,495,771)
Total stockholders’ equity (deficit)	4,759,012	(3,825,884)	933,128
Total liabilities and stockholders’ equity (deficit)	$25,029,730	$(2,730,328)	$22,299,402

Consolidated Statement of Operations for the three months ended September 30, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$806,456	$-	$806,456
Total Revenue	3,354,437	-	3,354,437
Cost of revenues	941,388	(371,654)	569,734
Gross margin	2,413,049	371,654	2,784,703
Compensation and related benefits	1,678,627	51,742	1,730,369
General and administrative expenses	2,170,217	48,072	2,218,289
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Transaction expenses	646,303	(190,469)	455,834
Total operating expenses	59,479,147	1,600,555	61,079,702
Net operating loss	(57,066,098)	(1,228,901)	(58,294,999)
Interest expense	(232,082)	116,697	(115,385)
Loss on extinguishment	(740,979)	95,000	(645,979)
Loss on issuance of financial instruments	-	(595,000)	(595,000)
Total other income (expense)	4,764,543	(383,303)	4,381,240
Loss before income taxes	(52,301,555)	(1,612,204)	(53,913,759)
Benefit (provision) from income tax	550,030	(558,832)	(8,802)
Net loss	(51,751,525)	(2,171,036)	(53,922,561)
Net loss attributable to stockholders	(51,751,525)	(2,171,036)	(53,922,561)
Basic and diluted net loss per share	$(3.43)	$(0.15)	$(3.58)

Consolidated Statement of Operations for the nine months ended September 30, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$1,159,345	$125,000	$1,284,345
Total Revenue	6,561,998	125,000	6,686,998
Cost of revenues	1,814,281	76,276	1,890,557
Gross margin	4,747,717	48,724	4,796,441
Compensation and related benefits	3,490,615	46,074	3,536,689
General and administrative expenses	2,830,615	166,910	2,997,525
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Transaction expenses	1,653,448	(942,969)	710,479
Total operating expenses	62,958,678	961,225	63,919,903
Net operating loss	(58,210,961)	(912,501)	(59,123,462)
Interest expense	(591,087)	124,557	(466,530)
Loss on extinguishment	(740,979)	95,000	(645,979)
Loss on issuance of financial instruments	(1,618,234)	(595,000)	(2,213,234)
Total other income (expense)	3,335,406	(375,443)	2,959,963
Loss before income taxes	(54,875,555)	(1,287,944)	(56,163,499)
Benefit from income tax	2,791,238	(1,121,652)	1,669,586
Net loss	(52,084,317)	(2,409,596)	(54,493,913)
Net loss attributable to stockholders	(52,084,317)	(2,409,596)	(54,493,913)
Basic and diluted net loss per share	$(6.24)	$(0.29)	$(6.53)

Consolidated Statement of Cash Flows for the nine months ended September 30, 2024	As Reported	Adjustment	As Restated
Net loss	$(52,084,317)	$(2,409,596)	$(54,493,913)
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Loss on extinguishment	740,979	(95,000)	645,979
Loss on issuance of financial instruments	1,618,234	595,000	2,213,234
Stock-based compensation	381,084	122,350	503,434
Deferred tax asset and liabilities	(2,336,506)	657,102	(1,679,404)
Accounts receivable	(203,904)	(25,000)	(228,904)
Prepaids and other current assets	(861,888)	639,732	(222,156)
Accounts payable and accrued expenses	(161,975)	(1,021,762)	(1,183,737)
Deferred revenue	(119,413)	(100,000)	(219,413)
Income tax payable	$63,855	$(54,036)	$9,819

Note 3 Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the applicable exchange ratio. See Note 12 - Equity for additional information.

The unaudited condensed consolidated financial statements include the accounts of VSee Health, Inc. and its subsidiaries, VSee Lab and iDoc, which are both 100% wholly-owned subsidiaries of the Company. In addition, the consolidation includes Encompass Healthcare Billing, LLC, a 100% wholly-owned subsidiary of iDoc and This American Doc, Inc. (“TAD”) now a wholly-owned subsidiary of VSee Lab. All intercompany amounts are eliminated upon consolidation. Prior to June 24, 2024, the condensed consolidated financial statements included the accounts of VSee Lab, Inc. and its 53.8% partially owned subsidiary, TAD.

The accompanying unaudited condensed consolidated financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of September 30, 2025, and December 31, 2024, its results of operations, changes in stockholders’ (deficit) equity,  and statements of cash flows for the three and nine months ended September 30, 2025, and 2024, in conformity with U.S. GAAP. The interim results for the three and nine months ended September 30, 2025, are not necessarily indicative of the results to be expected for the year ending December 31, 2025 or for any future interim periods. These financial statements should be read in conjunction with the audited condensed consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 (the “December 31, 2024  Condensed Consolidated Financial Statements”), as filed with the SEC. The significant accounting policies and estimates used in preparing these Condensed Consolidated Financial Statements were applied on a basis consistent with those reflected in December 31, 2024  Condensed Consolidated Financial Statements. Certain reclassifications have been made to the amounts in prior periods to conform to the current period’s presentation primarily consisting of the breakout of revenue by category and the retroactive application of the recapitalization.

Segments

The Company determined its reporting units in accordance with ASC 280, Segment Reporting (“ASC 280”). Management evaluates a reporting unit by first identifying operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has two consolidated operating segments. The Company’s reporting segment reflects the manner in which its chief operating decision makers, which is currently shared between the Co-Chief Executive Officers, Milton Chen and Imo Aisiku, review results and allocate resources. The Company’s reporting segment meets the definition of an operating segment and does not include the aggregation of multiple operating segments.

The Company’s reporting segments are Healthcare Technology (“Technology”) and Telehealth Services (“Telehealth”). VSee Lab is included in Technology, while iDoc is included in Telehealth.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the condensed consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of estimated provision for contractual adjustments from third-party payors in the recognition of patient fee contracts, revenue, cost of revenues, goodwill and intangible asset impairment analysis, allowance for credit losses, the fair value of the ELOC Agreement, the Exchange Note, the Additional Bridge Note, the Quantum Convertible Note, and the September 2024 Convertible Note (each of these notes as defined in Note 8 Line of Credit and Notes Payable, Net of Discount), stock-based compensation, incremental borrowing rate determination, useful life of intangibles, reserve for income tax uncertainties and other contingencies, and valuation of deferred tax asset.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

The Company applies ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses. The Company’s federal tax return and any state tax returns are not currently under examination.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers, which establishes a principle for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, professional services and technical engineering services, subscription services and institutional services provided to our clients.

The Company determines revenue recognition in accordance with ASC 606, through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the services to be transferred and the payment terms for the services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are cancellable with a 30-day notice period and customers are billed in annual, quarterly, or monthly instalments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

The Company also has service contracts with hospitals or hospital systems, physician practice groups, and other users. These customer contracts typically range from two to three years, with an automatic renewal process. The Company either invoices these customers for the monthly fixed fee in advance or at the end of the month, depending on the contract terms. The contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that it has any material outstanding commitment for future revenues beyond one year from the end of a reporting period.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. The Company’s contracts typically contain cancellation clauses with advance notice; therefore, the Company does not believe that they have any material outstanding commitments for future revenues beyond one year from the end of a reporting period.

3) Determine the transaction price

The Company believes the quoted transaction prices in the customer contracts represent the stand- alone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract. The transaction price for each service provided is independent and established in the contract and based on the duration of service provided or for a rate for service provided. Fees are established based on the service transferred to the client.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative stand-alone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. The Company believes the quoted transaction prices in the customer contracts represent the stand alone selling prices for each of the separate performance obligations that are distinct and priced separately within the contract.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service is transferred to the customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

Subscription Service Contracts and Performance Obligation

The Company recognizes subscription revenue over time as customers receive and consume services. Each module is a distinct performance obligation, delivered consistently each month. Revenue begins when access is provided and is recognized using a time-based output method.

Upfront non-refundable fees are deferred and amortized over the subscription term, as they do not represent separate performance obligations. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees which are classified as current or non-current based on the timing company expects to recognize revenue.

Modules are distinct and not interdependent, allowing standalone benefit. Pricing is fixed per user and based on the most likely amount expected to be collected. Implementation fees are typically paid upfront.

Professional Services and Technical Engineering Fees and Performance Obligation

Performance obligations under contracts for professional services may include maintenance, hardware, clinician fees, and technical engineering services. These services are generally distinct in the context of the contract and are accounted for as separate performance obligations.

For technical engineering services, performance obligations are typically satisfied over time based on the specified quantity of professional service hours provided to the customer. For maintenance, hardware, and clinician fees, revenue is recognized either over time or at a point in time or when control transfers to the customer. Maintenance and clinician fees are generally recognized over time as services are rendered, while hardware revenue is recognized at a point in time when control transfers to the customer.

Patient Fees Services and Performance Obligation

Patient Fee Services

Patient fees represent a series of distinct services because performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site. The patient benefits from professional services when care is rendered by the Company’s medical professionals. Revenue recognition commences when the Company satisfies its performance obligation to provide professional medical services to patients.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payors, and others for patient fee services. Third-party payors reimburse based on contracted rates or billed charges, which are generally lower than billed amounts. The transaction price is based on standard charges, adjusted for third-party payor agreements and implicit price concessions for uninsured patients.

Revenue is presented net of estimated contractual adjustments, service credits, and expected credit losses. These adjustments reflect the difference between billed amounts and expected consideration, based on historical collection experience, market conditions, and other factors. The Company monitors receivables and records estimated allowances to account for these differences. Actual results may differ materially from estimates.

All telemedicine contracts for patient reimbursement fees are directly billed to payors by the Company. The Company earns patient fees by providing high acuity patient care solutions. Performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site, which is deemed a transfer of goods and services to respective patients. Revenue is determined based on telemedicine billing code(s) associated with the professional service rendered.

The Company earns revenue primarily from reimbursement from the following third-party payors:

Medicare

The Company’s affiliated provider network is reimbursed by the Medicare Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. Our affiliated provider network is reimbursed by certain State Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

Contract For Telemedicine Care Services

Performance obligations for telemedicine care are based on services delivered through hardware and software integration, including multi-participant video conferencing and electronic communication available 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative, hardware, software support, and physician coverage ranging from 12 to 24 hours per day. Revenue from telemedicine care services is included in telehealth fees in the condensed consolidated financial statements.

Revenue is recognized when the Company provides administrative, business, and medical records and reports as required. Variable consideration is estimated using the expected value or most likely amount method, based on legal enforceability, performance, and available information. Management estimates revenue based on expected customer life or performance period.

Revenue recognition begins when tele-physician service hours are provided. Start-up nonrefundable payments for training, hardware/software setup, and integration are recognized upon completion of implementation. These start-up services are separable and recognized over time using the input method.

Institutional Fees Service Contracts and Performance Obligation

Contract For Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations are based on the number of EEG interpretations provided monthly, which are distinct and separately identifiable within the contract. The Company’s physicians use EEG telemedicine equipment supplied by the Company to deliver these services. Revenue is recognized monthly based on the number of interpretations performed and contractual rates and is included in institutional fees in the condensed consolidated financial statements.

Most contracts, including those with the Company’s top customers, involve fixed monthly fees covering telemedicine consultations, EEG interpretation, platform software, and hardware. These fees include predetermined physician coverage hours and agreed-upon rates for interpretation and software services. The Company also provides equipment, training, maintenance, and support for service delivery.

The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Net Loss Per Common Share

The Company computes income (loss) per common share, in accordance with ASC Topic 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. No potential dilutive common shares are included in the computation of any diluted per share amount when a loss is reported. Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding.

	Three months Ended September 30,		Nine months Ended September 30,
	2025	2024	2025	2024
		(Restated)		(Restated)

Net loss	$(289,745)	(53,922,561)	$(6,862,468)	(54,493,913)
Weighted average shares outstanding – basic and diluted	16,549,357	15,077,548	16,429,551	8,351,249
Net loss per share – basic and diluted	$(0.02)	(3.58)	$(0.42)	(6.53)
Excluded securities:(1)
Public Warrants	11,500,000	11,500,000	11,500,000	11,500,000
Private Warrants	557,000	557,000	557,000	557,000
Bridge Warrants	173,913	173,913	173,913	173,913
Extension Warrants	26,086	26,086	26,086	26,086
September 2024 Warrants	740,741	-	740,741	-
Quantum Convertible Note, related party (2)	1,862,466	1,502,466	1,862,466	1,502,466
Additional Bridge Notes (2)	-	86,692	-	86,692
Exchange Note (2)	827,330	1,324,125	827,330	1,324,125
September 2024 Convertible Note (3)	1,258,733	-	1,258,733	-
Series A Preferred stock common stock equivalents (4)	3,079,000	3,079,000	3,079,000	3,079,000
Stock options granted	803,646	803,646	803,646	803,646
Common stock issuance obligation	51,192	51,192	51,192	51,192
March 2025 Convertible Note (5)	61,718	-	34,974	-
May 2025 Convertible Note (6)	67,617	-	33,808	-

(1)	The Company’s dilutive shares have not been included in the computation of diluted net loss per share for the nine months ended September 30, 2025, as the result would be anti-dilutive.

(2)	Includes the interest amount thereon and assumes the floor conversion price of $2.00.

(3)	Includes the principal and interest amount thereon and calculated based on the initial fixed conversion price of $2.00.

(4)	Assumes the maximum conversion thereon at the floor conversion price of $2.00.

(5)	Includes the interest amount thereon and assumes the floor conversion price of $2.00.

(6)	Includes the interest amount thereon and assumes the closing price as of the reporting date.

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company had no cash equivalents as of September 30, 2025, and December 31, 2024, respectively.

Accounts Receivable and Credit losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for credit losses for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. Financial Accounting Standards Board (“FASB”) issued ASU No. 2016-13, Credit Losses - Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), which requires entities to use a forward-looking approach based on current expected credit losses (“CECL”) to estimate credit losses on certain types of financial instruments, including trade receivables. As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the allowance for credit losses of $1,696,553.

As of September 30, 2025, and December 31, 2024, respectively, the allowance for credit losses was $2, 834,974 and $2,393,033, respectively. For the three months ended September 30, 2025, and 2024, the Company recognized $274,214  and $321,206  of credit loss expense within general and administrative expense on the condensed consolidated statements of operations. For the nine months ended September 30, 2025, and 2024, the Company recognized $521,098  and $342,634  of credit loss expense within general and administrative expense on the condensed consolidated statements of operations.

The following table presents the Company’s allowance for credit losses at September 30, 2025, and December 31, 2024:

	For the period ended
	September 30,	December 31,
	2025	2024
Beginning allowance for credit losses	$2,393,033	$32,457
Allowance for credit losses, due to acquisition	—	1,696,553
Provision for credit losses	521,098	514,282
Less: Accounts receivable write-off included in allowance for credit losses above	(79,157)	149,741
Ending allowance for credit losses	$2,834,974	$2,393,033

Leases

The Company accounts for leases under ASC 842, Leases. Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in right-of-use assets and operating lease liabilities, less current portion on the Company’s condensed consolidated balance sheets. Finance leases are included in fixed assets and finance lease liabilities on the Company’s condensed consolidated balance sheets. Operating and finance lease right-of-use assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. As we do not have any outstanding public debt, we estimated the incremental borrowing rate based on our estimated credit rating and available market information. The incremental borrowing rate is subsequently reassessed upon a modification to the lease agreement.

As permitted under ASC 842, the Company has made an accounting policy election not to apply the recognition provisions of ASC 842 to short-term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short-term leases on a straight-line basis over the lease term.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. Under the fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The Company estimates the fair value of share options using the Black-Scholes option-pricing model, utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Common Stock, and current interest rates. The Company accounts for forfeitures as they occur.

Deferred Revenue

The timing of revenue recognition, billing, and cash collections results in billed accounts receivable and deferred revenue, primarily attributable to the unamortized balance of nonrefundable upfront fees related to subscription services, which are classified as current and non-current based on the timing of when the Company expects to recognize revenue on the condensed consolidated balance sheets. Accounts receivable are recognized in the period in which the Company’s right to the consideration is unconditional. Contract liabilities consist of billing in excess of revenue recognized primarily related to deferred revenue.

As of September 30, 2025 and December 31, 2024, the Company had $1,150,093  and $417,815 respectively, of contract liabilities (current portion) associated with customer deposits for subscription, professional, and technical engineering services, which were reported in deferred revenue on the condensed consolidated balance sheets. As of September 30, 2025 and December 31, 2024, the non-current portion of deferred revenue was $0 and $69,999, respectively.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The carrying amounts are reflected in the accompanying balance sheets for cash, due from related party, and accounts payable approximate fair value due to their short-term nature. The three levels of the fair value hierarchy under ASC 820 are as follows:

●	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

See Note 15 for additional information on assets and liabilities measured at fair value.

Warrant Instruments

The Company classifies warrants as equity or liability instruments based on their terms and guidance under ASC 480 (Distinguishing Liabilities from Equity) and ASC 815 (Derivatives and Hedging). This assessment considers whether warrants are freestanding financial instruments, meet liability definitions, and qualify for equity classification.

The evaluation is performed at issuance and each quarter-end. Warrants meeting equity criteria are recorded in additional paid-in capital. Those not meeting equity criteria are recorded at fair value initially and remeasured each reporting period.

The Company has determined that its Public warrants, private warrants, Bridge Warrants, September 2024 Warrants and Extension Warrants are freestanding and meet equity classification under ASC 815 (Derivatives and Hedging) and are therefore classified in equity.

Fixed Assets

Fixed assets are recorded at historical cost, less accumulated depreciation. The Company expenses fixed assets purchased that are less than $1,000. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets. Repair and maintenance costs are charged to expenses as incurred.

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the two reporting units using both income and market-based models. Our models contain significant assumptions and accounting estimates about discount rates, future cash flows, and terminal values that could materially affect our operating results or financial position if they were to change significantly in the future and could result in an impairment. We perform our goodwill impairment assessment whenever events or changes in facts or circumstances indicate that impairment may exist and during the fourth quarter each year. The cash flow estimates and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation. During the year ended December 31, 2024, the Company determined there were triggering events that required the Company to perform a quantitative analysis. Based on the analysis, the Company concluded the fair value of the Telehealth Services reporting unit was less than it’s carrying value. As a result, the Company recorded non-cash goodwill impairment charges of $56,675,210 on the consolidated statement of operations for the year ended December 31, 2024. For the three and nine months ended September 30, 2025, the Company performed qualitative analysis by assessing that no adverse economic, industry, operational, or regulatory indicators were identified that would suggest impairment. Based on the qualitative assessment of relevant factors, the Company concludes that no impairment indicators exist determined that there were no triggering events that required the Company to perform a quantitative analysis.

Intangible Assets

Intangible assets are presented at their historical costs, net of amortization. Historical cost of intangible assets acquired in a business combination represents the fair value at acquisition. The fair value at acquisition is determined based on the appraised value of the asset. Intangible assets are comprised of developed technology and customer list (See Note 4 – Business Combination). Developed technology and customer relationships are amortized using the straight-line method over the five-year and ten-year estimated useful lives of the assets, respectively. Identifiable intangible assets subject to amortization consist of the following:

	Estimated	September 30,	December 31,
	Useful Life	2025	2024
Customer relationships	10 years	2,115,000	2,100,000
Developed technology	5 years	10,000,000	10,000,000
Accumulated amortization		(2,777,496)	(1,105,000)
Intangible assets, net		$9,337,504	$10,995,000

Expected amortization expense is as follows:

Year ending December 31, 2025 (Remaining three months)	$552,504
Year ending December 31, 2026	2,210,000
Year ending December 31, 2027	2,210,000
Year ending December 31, 2028	2,210,000
Year ending December 31, 2029, and thereafter	2,155,000
Total	$9,337,504

For the three months ended September 30, 2025 and September 30, 2024, the Company recorded amortization expense of $552,498 and $552,500, respectively, within general and administrative expenses in the condensed consolidated statements of operations. For the nine months ended September 30, 2025 and September 30, 2024, the Company recorded amortization expense of $1,657,496 and $552,500, respectively, within general and administrative expenses in the condensed consolidated statements of operations.

Original Issue Discount on Debt

When the Company issues notes payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense over the life of the underlying note payable.

Loss Contingencies and Litigation

The Company records reserve for loss contingencies if (a) information available prior to issuance of the condensed consolidated financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the condensed consolidated financial statements and (b) the amount of loss can be reasonably estimated. If one or both criteria for accrual are not met, but there is at least a reasonable possibility that a material loss will occur, the Company does not record and reserve for a loss contingency but describes the contingency within a note and provides detail, when possible, of the estimated potential loss or range of loss. If an estimate cannot be made, a statement to that effect is made.

Recent Accounting Pronouncements

Accounting Pronouncements Not Yet Effective

ASU 2023-09: In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures” (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09.

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed consolidated financial statements.

ASU 2024-03: In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03 on its disclosures in the condensed consolidated financial statements.

The Company continues to evaluate the impact of new accounting pronouncements, including enhanced disclosure requirements, on its business processes, controls and systems.

Note 4 Business Combination

Acquisition of iDoc Telehealth Solutions, Inc.

On June 24, 2024, VSee Health, Inc. (formerly Digital Health Acquisition Corp.) completed the Business Combination with VSee Lab and iDoc, a provider of tele-intensive acute and neurocritical care services. The overall transaction was accounted for as a reverse recapitalization between DHAC and VSee Lab, with VSee Lab identified as the accounting acquirer. Separately, the acquisition of iDoc was treated as a business combination under Accounting Standards Codification 805, with VSee Lab as the accounting acquirer and iDoc as the acquiree.

The acquisition enhanced the Company’s platform by integrating iDoc’s clinical capabilities in managing critically ill patients with complex neurological, cardiac, and pulmonary conditions. The transaction supported the Company’s strategy to expand its telehealth offerings in a rapidly evolving market.

At closing of the Business Combination, the Company issued 5,542,500 shares of common stock and 300 shares of Series A preferred stock, convertible into 150,000 shares of common stock at a floor conversion price of $2.

This represents a total of 5,692,500 shares of common stock (on an as-converted basis), with an aggregate consideration of $68.9 million, based on a closing price of $12.11 per share.

The purchase price was allocated to assets including developed technology ($10 million), customer relationships ($2.1 million), and other tangible and intangible assets. Liabilities assumed totaled  $8.3 million. The resulting goodwill of approximately $61.6 million reflects anticipated synergies and platform expansion opportunities. A goodwill impairment charge of $56.7 million was recorded in December 2024. Goodwill is not deductible for tax purposes.

Note 5 Leases

Operating Leases

Operating lease right-of-use assets are summarized below.

	September 30, 2025	December 31, 2024
Office lease	$433,173	$433,173
Less: Accumulated amortization	(117,494)	(53,588)
Right-of-use assets, net	$315,679	$379,585

Operating lease liabilities are summarized below:

	September 30, 2025	December 31, 2024
Office lease	$289,264	$342,174
Less: current portion	(85,575)	(72,836)
Long term portion	$203, 689	$269,338

As of September 30, 2025 and December 31, 2024, $132,360 and $96,589, respectively, of the Company’s operating lease liabilities are included in accounts payable and accrued liabilities on the condensed consolidated balance sheets.

Future minimum rent payments under the operating lease are as follows:

Total
Year ending December 31, 2025 (Remaining three months)	$32,610
Year ending December 31, 2026	131,440
Year ending December 31, 2027	125,400
Year ending December 31, 2028	82,880
Total future minimum lease payments	372,330
Less: Imputed interest	(83, 066)
Present value of payments	$289,264

Expenses incurred with respect to the Company’s operating leases during the three and nine months ended September 30, 2025, which are included in general and administrative expenses on the condensed consolidated statements of operations are set forth below.

	For the Three Months Ended
	September 30, 2025	September 30, 2024
Operating lease expense:
Operating lease expense	$35,635	$13,476
Total operating lease expense	$35,635	$13,476

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Operating lease expense:
Operating lease expense	$112,116	$17,209
Total operating lease expense	$112,116	$17,209

The weighted average remaining lease term and the weighted average discount rate on the operating leases are set forth below.

	September 30, 2025	December 31, 2024
Weighted average remaining lease term (years)	2.8	3.6
Weighted average discount rate	17.9%	17.9%

Finance Leases

On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024. On December 13, 2024, the Company revised the forbearance agreement with a maturity date of June 2025. Subsequently, on August 27, 2025, the Company revised the forbearance agreement and agreed to a payment on September 5, 2025 and a further payment on November 30, 2025. The remaining balance on the forbearance agreement is due December 10, 2025. Accordingly, the entirety of the finance lease has been reclassified to finance lease liabilities within current liabilities on the consolidated balance sheets as of September 30, 2025 and December 31, 2024.

	September 30, 2025	December 31, 2024
Equipment lease	$1,145,248	$736,624
Less: Accumulated amortization	(867,214)	(200,633)
Leased equipment, net	$278,034	$535,991

Finance lease liabilities are summarized below:

	September 30, 2025	December 31, 2024
Equipment lease	$184,106	$328,833
Less: current portion	(184,106)	(328,833)
Long term portion	$—	$—

Future minimum payments under the finance lease are as follows:

Total
Year ending December 31, 2025 (Remaining three months)	$197,424
Total future minimum lease payments	197,424
Less imputed interest	(13,318)
Present value of payments	$184,106

Total finance lease cash payments made during the three and nine months ended September 30, 2025, were $0 and $25,000 respectively. As such, as of September 30, 2025, and December 31, 2024, $543,770 and $446,890, respectively, of the Company’s financing lease liabilities are included in accounts payable and accrued liabilities on the condensed consolidated balance sheets.

Expenses incurred with respect to the Company’s finance leases during the three and nine months ended September 30, 2025, which are included in the condensed consolidated statements of operations are set forth below.

	For the Three Months Ended
	September 30, 2025	September 30, 2024
Finance lease amortization	$85,986	$85,986
Finance lease interest	10,373	19,175
Total finance lease expense	$96,359	$105,161

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Finance lease amortization	$257,957	$89,526
Finance lease interest	38,091	19,734
Total finance lease expense	$296,048	$109,260

The weighted average remaining lease term and the weighted average discount rate on the finance leases are set forth below.

	September 30, 2025	December 31, 2024
Weighted average remaining lease term (years)*	0.8	1.6
Weighted average discount rate	19.3%	19.3%

*	The finance leases of the Company mature on June 30, 2026. However, as of September 30, 2025, and December 31, 2024, entire finance lease liability has been classified as current on the condensed consolidated balance sheet pursuant to the forbearance agreement entered into by the Company with the bank.

Note 6 Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities are summarized as follows:

	September 30, 2025	December 31, 2024
Accounts payable	$5,789,574	$4,283,397
Accrued compensation and benefits	2,313, 363	2,176,070
Accrued interest	882,925	558,358
Accrued sales and use tax	1,210,044	999,547
Accrued financing lease	543,770	446,890
Other accrued liabilities	976,908	879,397
	$11,716,584	$9,343,659

Note 7 Factoring Payable

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the following factoring payable liabilities from iDoc (See Note 4 – Business Combination). Except as specifically set forth below, the factoring purchase agreements are not collateralized by a general security agreement over iDoc’s personal property and interests. No interest rate is associated with these factoring purchase transactions and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by iDoc or the Company after the closing of the Business Combination.

1.	A Future Receipts Sale Agreement, which iDoc entered on June 21, 2023, pursuant to which iDoc sold $299,000 of future receipts for a net purchase price of $207,639 and under which iDoc authorized the factoring purchaser to collect $7,475 weekly. The factoring payable under the June 21, 2023, Future Receipt Sale Agreement was $41,726 and $59,527 on September 30, 2025 and December 31, 2024, respectively.

2.	A Future Receipts Sale Agreement, which iDoc entered on June 28, 2023, pursuant to which iDoc sold $140,000 of future receipts for a net purchase price of $100,000 and under which iDoc authorized the factoring purchaser to collect $5,000 weekly. The factoring payable under the June 28, 2023, Future Receipt Sale Agreement was $8,370 and $34,315 on September 30, 2025 and December 31, 2024, respectively.

3.	A Future Receipts Sale Agreement, which iDoc entered on October 13, 2023, pursuant to which iDoc sold $186,250 of future receipts for a net purchase price of $125,000 and under which iDoc authorized the factoring purchaser to collect $1,552 weekly. Furthermore, the agreement was not collateralized by a general security agreement over iDoc’s accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory. The factoring payable under the October 13, 2023, Future Receipt Sale Agreement was $74,600 and $85,166 on September 30, 2025 and December 31, 2024, respectively.

Note 8 Line of Credit and Notes Payable, net of discount

The following is a summary of the notes payable as of September 30, 2025 and December 31, 2024:

	September 30,	December 31,
Notes Payable	2025	2024

Note payable issued November 29, 2021	$336,983	$336,983
Note payable issued December 1, 2021	1,500,600	1,500,600
Note payable issued August 18, 2023	64,000	64,000
Note payable issued November 29, 2023	33,000	33,000
May 2025 convertible note	325,887	-
March 2025 promissory note	590,507	-
March 2025 convertible note	81,747	-
September 2025 promissory note	508,019	-
Total notes payable and line of credit	3,440,743	1,934,583
Less: Current portion	(1,944,710)	(433,983)
Less: Fair value adjustment for debt	(906,659)	(906,659)
Total notes payable, net of current portion	$589,374	$593,941

Required principal payments under the Company’s notes payable are as follows:

Year Ending December 31, 2025 (Remaining three months)	$1,944,710
Year Ending December 31, 2026	26,534
Year Ending December 31, 2027	37,720
Year Ending December 31, 2028	39,008
Year ending December 31, 2029	40,646
Thereafter	1,352,125
Total	$3,440,743

Description of Notes Payable

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the following outstanding notes payable liabilities from iDoc (See Note 4 – Business Combination).

(1)	On November 29, 2021, the iDoc issued a $654,044 promissory note to a bank, collateralized by all the assets of iDoc. Interest was payable monthly at the annual fixed rate of 4.284%. On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (7.25% at September 30, 2025) (See Note 10 - Commitments, Contingencies, and Concentration Risk). iDoc is required to pay the loan in 36 payments of $19,409. As of each of September 30, 2025, and December 31, 2024, the outstanding balance on the promissory note was $336,983. For the three and nine months ended September 30, 2025, the Company recorded $11,737 and $31,722 in interest related to the promissory note. For three and nine months ended September 30, 2024, $7,997 and $27,585 were recorded in interest related to the promissory note. The accrued interest balance, which was included within accounts payable and accrued liabilities on the condensed consolidated balance sheets, as of September 30, 2025 and December 31, 2024, was $18,815 and $43,961. The note is currently in default.

(2)	On December 1, 2021, iDoc issued a promissory note to a bank in the amount of $500,000. On February 25, 2022, iDoc received an extension of $1,000,600 on the promissory note. The promissory note is collateralized by all the assets of iDoc and the private property of iDoc’s then Chief Executive Officer. Interest is accrued monthly at the annual fixed rate of 3.75%. The promissory note matures on December 19, 2051. As of each of September 30, 2025, and December 31, 2024, there was an outstanding balance of $1,500,600 on the promissory note. Commencing on January 1, 2024, iDoc is required to make monthly instalment payments, including principal and interest, of $7,682. The Company recorded $14,184 and $42,088 in interest related to the promissory note for the three and nine months ended September 30, 2025. For three and nine months ended September 30, 2024, $13,875 and $41,934 were recorded in interest related to the promissory note. The accrued interest balance, which were included within accounts payable and accrued liabilities on the condensed consolidated balance sheets, as of September 30, 2025, and December 31, 2024, were $186,209 and $144,121. The note is currently in default.

(3)	On August 3, 2023, iDoc issued a 10.00% original issue discount promissory note to an accredited investor with a principal balance of $33,000. Notes payable issued with a face value higher than the proceeds it receives is recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 1, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note increases to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. The Company recognized total interest expense of $2,145 and $6,435 for the three and nine months ended September 30, 2025. For three and nine months ended September 30, 2024, $4,540 was recorded in interest related to the promissory note. The accrued interest balance, which is included within accrued liabilities on the condensed consolidated balance sheets, as of September 30, 2025, and December 31, 2024, were $17,225 and $8,775. As of each of September 30, 2025, and December 31, 2024, the outstanding balance of the promissory note was $33,000. The note is currently in default, and as such, the company has classified the note in full in current liabilities.

(4)	On August 18, 2023, iDoc issued a 8.5% original issue discount promissory note to an accredited investor with a principal balance of $64,000. Notes payable issued with a face value higher than the proceeds it receives are recognized as a debt discount and are amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 16, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note increases to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. As of each of September 30, 2025, and December 31, 2024, the promissory note net of unamortized debt discount was $64,000. The Company recognized $4,160 and $12,480 interest at default interest for the three and nine months ended September 30, 2025. For three and nine months ended September 30, 2024, $4,160 and $12,480 was recorded in interest related to the promissory note. The Company had $26,240 and $17,920 in accrued interest which is included within accounts payable and accrued liabilities in the condensed consolidated balance sheets, as of September 30, 2025 and December 31, 2024 which is included within accounts payable and accrued liabilities in the condensed consolidated balance sheets.The note is currently in default, and as such, the company has classified the note in full in current liabilities.

Furthermore, on January 12, 2023, VSee Lab issued a 10.00% original issue discount promissory note to an accredited investor with a principal balance of $220,000. Notes payable issued with a face value higher than the proceeds it receives are recognized as a debt discount and is amortized as interest expense over the life of the underlying note payable. The promissory note matured on July 15, 2023. Interest accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. On November 21, 2023, VSee Lab, DHAC and the investor entered into a Loan Conversion A securities purchase agreement pursuant to which $220,000 of the promissory note principal balance was converted into Series A Preferred Stock of the Company at the closing of the Business Combination. The Company paid off the promissory note by issuing 220 shares of Series A Preferred Stocks to the investor at the closing of the Business Combination. As of each of September 30, 2025, and December 31, 2024, there is no balance outstanding for the promissory note.

March 2025 Convertible Note

On March 20, 2025, the Company entered into a Convertible Note Purchase Agreement (the “March 2025 SPA”) with an accredited institutional investor, pursuant to which the Company issued and sold a senior secured convertible promissory note in the principal amount of $108,696 (the “March 2025 Convertible Note”). The Company received $100,000 in initial proceeds, reflecting an 8% original issue discount. The March 2025 Convertible Note matures on December 20, 2025, and provides for a minimum interest amount guaranteed for the first nine months, with interest accruing at 18% per annum and payable monthly in cash or common stock at the holder’s discretion. Interest in excess of the minimum amount (if applicable) will accrue at a rate of 18% per annum, increasing to 28% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 9 equal instalments of $1,630 per month beginning on April 20, 2025.

The March 2025 Convertible Note is convertible into shares of the Company’s common stock at any time after three months from issuance (or earlier upon prepayment) by the holder, at a conversion price equal to the greater of (i) $2.00 per share or (ii) the lower of (a) the lowest average historical Nasdaq Official Closing Price (NOCP) for the five trading days immediately preceding the closing, or (b) the NOCP on the day prior to closing, subject to reverse stock split adjustment and most-favoured nation protections. In addition, prior to a Qualified Financing, (as defined in the March 2025 Convertible Note), the holder may elect to convert at a price equal to the lower of the then-current conversion price or 75% of the effective price per share at which the Company issues common stock, options, or convertible securities to new investors in the Qualified Financing. The conversion price is subject to standard antidilution adjustments, including adjustments for stock splits, dividends, mergers, asset sales, volume resets, defaults, and down-round events. Conversion is subject to beneficial ownership and exchange cap limitations.

The March 2025 Convertible Note is prepayable at any time (unless an event of default has occurred) at 110% of the outstanding balance and is mandatorily prepayable upon the occurrence of a Qualified Financing (gross proceeds ≥ $2,000,000), with the redemption amount paid from the financing proceeds. The note is also mandatorily prepayable upon a change of control at 120% of the outstanding balance. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the holder may accelerate the note and require payment of 115% of the outstanding principal and accrued interest (Mandatory Default Amount), plus $5,000 in liquidated damages, and may convert the Mandatory Default Amount at a more favourable “Alternative Conversion Price,” defined as the lower of the conversion price then in effect or the lowest VWAP during the ten trading days prior to the default.

The March 2025 Convertible Note is secured by substantially all of the Company’s assets, and includes certain covenants which restrict the Company’s ability to incur additional indebtedness, grant liens, pay dividends, or dispose of assets without the lender’s consent.

In connection with the March 2025 SPA and March 2025 Convertible Note, the Company also issued 25,000 shares of common stock to the investor as additional consideration for entering into the agreement, which were classified in stockholders’ (deficit ) equity upon issuance.

After analyzing the terms of the March 2025 Convertible Note and its embedded features, the Company elected to account for the March 2025 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the March 2025 Convertible Note at its fair value of $238,020 and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings. The original discount of $8,696 was recognized in the condensed consolidated statements of operations as the March 2025 Convertible Note is recognized at fair value on a recurring basis. The Company recognized a loss of $138,020 on initial recognition of the March 2025 Convertible Note as the fair value of the March 2025 Convertible Note exceeded the proceeds of $100,000, received on issuance.

As of September 30, 2025, and December 31, 2024, the March 2025 Convertible Note’s fair value was $81,747 and $0 (see Note 15 Fair Value Measurements), respectively.

March 2025 Promissory Note

On March 20, 2025, the Company entered into Amendment No. 1 to the Securities Purchase Agreement, originally dated as of September 30, 2024 (the “Purchase Agreement”), pursuant to which the Company issued and sold a senior secured convertible promissory note in the principal amount of $555,556 (the “March 2025 Promissory Note”). The Company received $500,000 in initial proceeds, reflecting an original issue discount (OID) of approximately 10%. This transaction was completed as part of the second closing under the terms of the Purchase Agreement.

The March 2025 Promissory Note matures on November 1, 2025, and provides for a minimum interest amount equal to 5% of the initial principal, fully earned and accrued on the original issue date, with interest accruing at 5% per annum and payable monthly in cash. Interest in excess of the minimum amount will accrue at a rate of 5% per annum, increasing to 24% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 8 equal instalments of $2,315 per month beginning on April 20, 2025.

The March 2025 Promissory Note is prepayable at any time (unless an event of default has occurred) with advance notice and is mandatorily prepayable upon the occurrence of a subsequent offering, with the redemption amount paid from the financing proceeds. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the Holder may accelerate the note and require immediate payment of all outstanding principal and accrued interest.

If any payment due under the March 2025 Promissory Note is not paid when due, the Company shall pay a late fee equal to ten percent (10%) of such payment, due and payable immediately upon such failure.

The March 2025 Promissory Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to enter into certain agreements or transactions without the lender’s consent.

In connection with the second closing under the Purchase Agreement and the March 2025 Convertible Note, the Company also issued 100,000 shares of Common Stock to the investor as additional consideration for entering into the agreement, which were classified in stockholders’ (deficit)  equity upon issuance.

The Company identified certain embedded features within the March 2025 Promissory Note that would require bifurcation. However, the value of such embedded derivatives was de minimis and, accordingly, the March 2025 Promissory Note is accounted for at amortized cost using the effective interest method. The proceeds from the issuance of the March 2025 Promissory Note were allocated between the March 2025 Promissory Note and the common shares on a relative fair value basis. The amount allocated to the March 2025 Promissory Note was $409,366 and to the common shares was $90,634. As of September 30, 2025, and December 31, 2024, the outstanding balance on the March 2025 Promissory Note is $590,507 and $0, respectively. The interest expense recognized for the nine months ended September 30, 2025, and September 30, 2024, is $181,141 and $0, respectively. The interest expense recognized for the three months ended September 30, 2025, and September 30, 2024, is $94,096 and $0, respectively.

April 2025 Promissory Note

On April 15, 2025, the Company issued an unsecured promissory note to FWE CAPITAL LLC (the “April 2025 Promissory Note”), with a principal balance of $70,000. The April 2025 Promissory Note bears interest at a fixed rate of 12.00% per annum for the six-month term, equivalent to 2% of the principal balance per month ($1,400 per month), with interest payments due on the 15th day of each month, beginning May 15, 2025. Principal and all outstanding interest are due and payable on October 15, 2025 (the “Maturity Date”).

Upon an event of default, the interest rate increases to the greater of 24% per annum or the maximum rate allowed by law. If any payment is not made within six calendar days of its due date, a late charge equal to 5% of the overdue amount is assessed. The April 2025 Promissory Note may be prepaid in whole or in part at any time upon five business days’ notice to the lender, without penalty or premium. The April 2025 Promissory Note is unsecured.

On May 30, 2025, the Company issued a convertible promissory note (“May 2025 Convertible Note”) with a principal amount of $216,871. The issuance of the May 2025 Convertible Promissory Note resulted in the modification of the previously outstanding April 2025 Promissory Note.

The May 2025 Convertible Note states that the amount due and owing under the original April 2025 Promissory Note is consolidated with the new May 2025 Convertible Note under the terms and conditions set forth therein; and hence, this consolidation leads to a modification of the original debt arrangement. The modification involved changes to the terms and cash flows of the debt. The present value of the cash flows under the new May 2025 Convertible Note differed by more than 10% from the present value of the remaining cash flows under the original April 2025 Promissory Note, exceeding the 10 percent threshold prescribed by ASC 470-50. As a result, the modification was accounted for as an extinguishment of the original April 2025 Promissory Note.

In accordance with ASC 470-50, the original April 2025 Promissory Note was derecognized, and the new May 2025 Convertible Note was recognized at its fair value. Any gain or loss resulting from the extinguishment was recognized in earnings for the period.

The Company recognized the May 2025 Convertible Note at fair value at $342,996 and recognized a loss of $126,125 on derecognition of the original April 2025 Promissory Note.

Refer to the note on May 2025 Convertible Note below.

May 2025 Convertible Note

On May 30, 2025, the Company issued the May 2025 Convertible Note, which is one of a series of duly authorized and validly issued promissory notes of the Company, issued and sold by the Company pursuant to the September 2024 Securities Purchase Agreement, dated as of September 30, 2024. The principal amount of the May 2025 Convertible Note is $216,871. The May 2025 Convertible Note combines the outstanding amount due under the April 2025 Promissory Note, totaling $70,431, with an additional $146,440 of new funding to issue a single Convertible Promissory Note in the principal amount of $216,871. The note matures on November 1, 2025,   and accrues interest at 5% per annum, payable monthly in cash. The note provides for a minimum interest amount equal to 5% of the initial principal, fully earned and accrued on the original issue date, and payable monthly and any remaining amount upon repayment. Upon an event of default, the interest rate increases to 24% per annum or the maximum rate permitted by law.

The May 2025 Convertible Note is convertible into shares of the Company’s common stock at any time while outstanding, at a conversion price equal to the lowest trading price of the Company’s common stock at any time after the original issue date.

The note is prepayable at any time (unless an event of default has occurred) with advance notice, and is mandatorily prepayable upon the occurrence of a subsequent offering, with the redemption amount paid from the financing proceeds. Before any prepayment can be made, the holder has the option to convert the Note into common stock at a conversion price equal to the lowest Trading Price of a share of the Company’s common stock at any time after the Original Issue Date, with respect to the prepayment amount. The note can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event. Upon an uncured event of default, the Holder may accelerate the note and require immediate payment of all outstanding principal and accrued interest.

If any payment due under the May 2025 Convertible Note is not paid when due, the Company shall pay a late fee equal to ten percent (10%) of such payment, due and payable immediately upon such failure.

The May 2025 Convertible Note states that the amount due and owing under the previously outstanding April 2025 Promissory Note is consolidated with the new May 2025 Convertible Note under the terms and conditions set forth therein; this consolidation led to a modification and extinguishment of the original April 2025 Promissory Note, as disclosed separately. Refer to the note above, related to the April 2025 Promissory Note for details.

The Company elected to account for the May 2025 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the May 2025 Convertible Note at its fair value of $342,996 and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings. The Company expensed off the related issuance costs as the note was fair valued.

As on September 3, 2025 the May 2025 Convertible Note was amended and the principal amount was increased by $62,500 which is payable on November 1, 2025. As of the date of the condensed consolidated financial statements, the note is unpaid and is currently in default.

As of September 30, 2025, the May 2025 Convertible Note’s fair value was $325,887.

September 2025 promissory note

On September 5, 2025, the Company entered into a Master Business Loan Agreement (the “MBLA”) with Change Capital Holdings I, LLC (“Change Capital”), whereby Change Capital agreed to, for a period of up to three years, make advances to the Company (each, an “Advance”) in the aggregate amount of $2,500,001, upon the Company’s request and satisfaction of certain conditions.

On September 5, 2025, Change Capital made an initial Advance of $525,000 (the “Initial Advance” or “September 2025 promissory note” ). Each additional Advance may not individually exceed $250,000 and may only be made at most every 90 days. The MBLA contains customary representations, warranties, and covenants for a transaction of this nature. During the term of the MBLA, the Company is prohibited from: (i) incurring any indebtedness (other than ordinary course trade debt), and (ii) paying any dividends or making distributions on the Company’s equity interests. The MBLA provides for certain events of default that are typical for a transaction of this type, including, among other things, failure to make payment, default with respect to any other indebtedness of the Company, and any change in ownership of 50% or more of the equity interests of the Company. In connection with the Initial Advance, the Company issued a commercial promissory note to Change Capital (the “Initial MBLA Note”), which the Company is required to repay in 12 weekly payments of $7,500 each followed by 40 weekly payments of $15,862.50 each (for an aggregate total of $724,500).

The MBLA Note may be prepaid at any time by payment of an amount equal to the Initial Advance plus 3.167% of the Initial Advance for each month from the date of the advance to the date of payment (subject to a minimum of 20%). Upon an event of default under the MBLA, payment under the Initial MBLA Note may be accelerated and a default fee equal to 10% of the outstanding balance will become due. The Initial MBLA Note, and any future notes issued pursuant to the MBLA, is secured by a junior lien on all assets of the Company and the validity and performance of which are guaranteed personally by Imo Aisiku (the Company’s Co-CEO), Milton Chen (the Company’s Co-CEO), and Jerry Leonard (the Company’s CFO). Mr. Aisiku also entered into a pledge agreement in favour of Change Capital whereby he pledged, as security for the payment and performance of all obligation so the Company under the MBLA, all shares of common stock and other equity interests held by Mr. Aisiku in the Company.

As of September 30, 2025, and December 31, 2024, the outstanding balance on the September 2025 Promissory Note is $508,019 (of which $3,490 was paid during the three months ended September 30, 2025) and $0, respectively. The interest expense recognized for the nine months ended September 30, 2025, and September 30, 2024, is $11,510 and $0, respectively. The interest expense recognized for the three months ended September 30, 2025, and September 30, 2024, is $11,510 and $0, respectively.

Line of credit

On November 29, 2021, iDoc received a revolving line of credit from the same bank that issued the $500,000 promissory note as described in the above “Description of Notes Payable” section. The line of credit is collateralized by iDoc’s assets. Interest was payable monthly at 1.25% above the Wall Street Journal prime rate (7.25% at September 30, 2025). On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal Prime Rate (7.25% at September 30, 2025) (See Note 10 - Commitments, Contingencies, and Concentration Risk).

On December 13, 2024, the Company revised the forbearance agreement. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025.

On August 27, 2025, the Company revised the forbearance agreement and agreed to a payment of $50,000 on September 5, 2025 and a further payment of $100,000 on November 30, 2025.The remaining balance on the forbearance agreement is due December 10, 2025. As of September 30, 2025, and December 31, 2024, the Company has accrued the obligation in line of credit and note payable, net of discount, right-of-use liability - finance, and accrued interest is included in accounts payable and accrued liabilities.

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the revolving line of credit. As of September 30, 2025, and December 31, 2024, the Company had an outstanding balance of $456,097 on the line of credit. The Company recorded $15,886 and $  42,935 in interest related to the line of credit for the three and nine months ended September 30, 2025. For three and nine months ended September 30, 2024, no interest related to the line of credit had been recorded. The accrued interest balance, which is included within accounts payable and accrued liabilities   on the condensed consolidated balance sheets, as of September 30, 2025, and December 31, 2024, were $26,994 and $52,190.

Loan Conversions

On November 21, 2023, DHAC, VSee Lab, and/or iDoc, as applicable, entered into Securities Purchase Agreements (the “Conversion SPAs”), certain of which were further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”) with various lenders of each of DHAC, VSee and iDoc, pursuant to which certain indebtedness owed by DHAC, VSee Lab and iDoc would be converted into shares of Series A Preferred Stock pursuant to the Conversion SPAs or shares of common stock of the Company pursuant to the A&R Loan Conversion SPAs at the closing of the Business Combination as further described and set forth below.

●	On November 21, 2023, DHAC and VSee Lab entered into a Conversion SPA with Whacky Ventures LLC (“Whacky”), pursuant to which certain loans incurred by VSee Lab to Whacky in the aggregate amount of $220,000 was converted into shares of Series A Preferred Stock to be issued to the investor at the closing. As a result of the closing of the Business Combination, 220 shares of Series A Preferred Stock of the Company were issued to Whacky on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 1, 2023, DHAC and iDoc, entered into a Conversion SPA with Mark E. Munro Charitable Remainder Unitrust (“Munro Trust”) , pursuant to which certain loans incurred by iDoc to Munro Trust in the aggregate amount of $300,000 was converted into shares of Series A Preferred Stock to be issued to the investor at the closing. As a result of the closing of the Business Combination, 300 shares of Series A Preferred Stock were issued to Munro Trust on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13, 2024, DHAC, VSee Lab and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by VSee Lab to the Bridge Investor in the aggregate amount of $600,000 was converted into shares of VSee Health common stock to be issued to the Bridge Investor at the Closing. As a result of the closing of the Business Combination, 300,000 shares of common stock were issued to the Bridge Investor on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13, 2024, DHAC, iDoc and Tidewater Ventures, LLC (“Tidewater”), entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to Tidewater in the aggregate amount of $585,000 were converted into shares of VSee Health common stock to be issued to the Tidewater at the closing. As a result of the closing of the Business Combination, 292,500 shares of common stock were issued to Tidewater on June 24, 2024, and such promissory note owned thereof was paid off.

●	On November 21, 2023, and as further amended and restated on February 13,2024, DHAC, iDoc and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to the Bridge Investor in the aggregate amount of $600,000 was converted into shares of VSee Health common stock to be issued to the Bridge Investor at the closing. As a result of the closing of the Business Combination, 300,000 shares of common stock were issued to the investor on June 24, 2024, and such promissory note owned thereof was paid off.

Exchange Note

In connection with a securities purchase agreement by and among DHAC, VSee Lab, iDoc and an investor (the “Bridge Investor”) dated October 5, 2022 (the “Original Bridge SPA”), DHAC, VSee Lab, and iDoc each issued to the Bridge Investor a 10% original issue discount senior secured convertible notes (collectively the “Original Bridge Notes” and individually, the “DHAC Bridge Notes,” “VSee Bridge Notes” and “iDoc Bridge Notes” when referring to Original Bridge Notes issued to DHAC, VSee Lab, and iDoc, respectively) in an aggregate principal amount of approximately $2,222,222. On November 21, 2023, DHAC, VSee Lab, iDoc and the Bridge Investor entered into an Exchange Agreement. Pursuant to the Exchange Agreement, the Bridge Investor agreed to exchange all amounts currently due and owing under (i) the DHAC Bridge Note, (ii) the VSee Bridge Note other than the principal amount of $600,000 thereof, and (iii) the iDoc Bridge Note other than the principal amount of $600,000 thereof for a senior secured convertible promissory note with an aggregate principle value of $2,523,744 (the “Exchange Note”). As such, the Company issued and sold the Exchange Note to the Bridge Investor in connection with the closing of the Business Combination on June 24, 2024. The transactions contemplated by the Exchange Agreement and the Exchange Note is hereby referred as the “Exchange Financing.”

The Exchange Note bears interest at a rate of 8% per annum and is convertible into shares of common stock of VSee Health at a fixed conversion price of $10 per share. The conversion price of the Exchange Note is subject to reset if the Company’s common stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s common stock in the 10th trading dates prior to the measurement date and (y) $2.0. Amounts repaid may not be reborrowed. The Bridge Investor may set off and deduct the amounts due under the Exchange Note pursuant to and in accordance with the terms of the Exchange Agreement. The Exchange Note is also guaranteed by each of the Company, VSee Lab and iDoc and is fully secured by collateral of the Company and its subsidiaries including, without limitation, the intellectual property, trademark, and patent rights.

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule in the Exchange Note (each, an “Amortization Payment”). As a result, the Exchange Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payments provided for in the Exchange Note or, subject to the Company complying with the equity conditions provided for in the Exchange Note on the date of such Amortization Payment, in common stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event will common stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Exchange Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Exchange Note is required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Exchange Note due to the reverse merger with DHAC on June 24, 2024.

As a result of the Business Combination, the fair value of the Exchange Note on June 24, 2024, was $6,155,925 in accordance with ASC 480.

On August 8, 2024, $566,740 outstanding principal on the Exchange Note was converted into 213,759 shares of Common Stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $98,050, reflecting the difference between the carrying value of the Exchange Note being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $664,790).

On November 26, 2024, $500,000 of outstanding principal with accrued interest expense of $11,693 on the Exchange Note was converted into 255,847 shares of common stock. The portion of the Exchange Note converted on this date had a fair value of $512,693.

On September 3, 2025, $304,288 of outstanding principal with accrued interest expense of $137,057 and default interest expense of $13,712 on the Exchange Note was converted into 600,000 shares of common stock. The portion of the Exchange Note converted on this date had a fair value of $390,000.

As of September 30, 2025, and December 31, 2024, the Exchange Note’s fair value was $1,028,158   and $1,499,000. The Company recognized an interest expense of $125,454, and $186,403 (of which $30,475 was paid during the nine months ended September 30, 2025), for the three and nine months ended September 30, 2025, and a change in fair value of $1,007,478 and $20,842 for the three and nine months ended September 30, 2025. No interest expense and change in fair value had been recognized for the three and nine months ended September 30, 2024. (See Note 15 – Fair Value Measurements).

Additional Bridge Financing

On November 21, 2023, DHAC, VSee Lab and iDoc entered into an amendment to the Original Bridge SPA (the “Bridge Amendment”), pursuant to which the Bridge Investor agreed to purchase additional promissory note in the aggregate principal amount of $166,667 (with an aggregate subscription amount of $150,000) from DHAC with (1) a $111,111 note purchased on November 21, 2023, which will mature on May 21, 2025 and (2) a $55,556 note (which was purchased on January 25, 2024 and will mature on July 25, 2025) (the “Additional Bridge Notes”). The Additional Bridge Notes bear guaranteed interest at a rate of 8% per annum and are convertible into shares of the Company’s common stock, at an initial fixed conversion price of $10.00 per share. The conversion price of the Additional Bridge Notes is subject to reset if the Company’s common stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s common stock in the 10 trading dates prior to the measurement date and (y) $2.00. In addition, optional prepayment of the Additional Bridge Notes requires the payment of 110% of the outstanding obligations, including the guaranteed minimum interest. If an event of default occurs, the Additional Bridge Notes would bear interest at a rate of 24% per annum and require the payment of 125% of the outstanding obligations, including the guaranteed minimum interest. As of March 31, 2025, $150,000 pursuant to the Additional Bridge Notes has been funded to the Company. The transactions contemplated by the Bridge Amendment and the Additional Bridge Notes are hereby referred as the “Additional Bridge Financing.”

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule in the Additional Bridge Notes (each, an “Amortization Payment”). As a result, the Additional Bridge Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payment provided for in in the Additional Bridge Notes, or, subject to the Company complying with the equity conditions listed in the Additional Bridge Notes on the date of such Amortization Payment, in common stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event shall common stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Additional Bridge Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Additional Bridge Notes are required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Additional Bridge Notes due to the reverse merger with DHAC on June 24, 2024.

As a result of the Business Combination, the fair value of the Additional Bridge Notes on June 24, 2024, was $466,646 in accordance with ASC 480.

On August 2, 2024, holders of the Additional Bridge Notes converted an aggregate $41,417 of outstanding principal into 14,199 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $18,928, reflecting the difference between the carrying value of the Additional Bridge Notes being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $60,346).

On November 26, 2024, the remaining $92,593 of outstanding principal on the Additional Bridge Notes were converted into 46,565 shares of common stock and the Additional Bridge Notes were settled in full. The Additional Bridge Notes converted on this date had a fair value of $99,535.

Extension Note

On May 5, 2023, DHAC entered into a securities purchase agreement (the “Extension Purchase Agreement”) with an institutional investor (the “Holder”). Pursuant to the Extension Purchase Agreement, the Company issued the holder a 16.67% original issue discount promissory note, in favour of the Holder, in the aggregate principal amount of $300,000 (the “Extension Note”). The Extension Note bears guaranteed interest at a rate of 10% per annum and was due and payable on May 5, 2024. On April 17, 2024, the Company and the investor entered into a letter agreement (the “Extension Letter Agreement”), which amended the maturity date of the Extension Note to March 31, 2025, and clarified certain definitions and transaction terms in both the Extension Purchase Agreement and the Extension Note. The Extension Note is also guaranteed by each of VSee Lab and iDoc and was subordinated to the security interests granted to the Bridge Investor. In connection with the Extension Purchase Agreement, on May 5, 2023, DHAC also issued to the holder (i) warrants with an exercise period of five years to purchase up to 26,086 shares of the common stock at an exercise price of $11.50 per share (the “Extension Warrants”), and (ii) 7,000 shares of DHAC common stock as commitment shares (the “Extension Shares”).

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed certain Extension Note due to the reverse merger with DHAC on June 24, 2024. The Extension Note was paid off in full by the Company in June 2024 and was no longer outstanding as of September 30, 2025.

The Company reviewed the Extension Warrants and Extension Shares issued in connection with the Extension Purchase Agreement under ASC 815 and concluded that the Extension Warrants are not in scope of ASC 480 and are not subject to the Derivative guidance under ASC 815. The Extension Warrants and the Extension Shares should be recorded as equity. As such the principal value of the Extension Note was allocated using the relative fair value basis of all three instruments. As the Extension Warrants were issued with various instruments the purchase price needs to be allocated using the relative fair value method (i.e., warrant at its fair value and the common stock at its fair value, the promissory note at its principal value allocated using the relative fair value of the proceeds received and applied proportionally to the equity classified stock, warrants and promissory note).

The Company reviewed the contingent early repayment option granted in the Extension Note under ASC 815 and concluded that as a result of the significant discount granted in the note the contingent repayment provision is therefore considered an embedded derivative that should be bifurcated from the debt host. Accordingly, in accordance with ASC 470-20, the Company allocated the Extension Note proceeds between the Extension Note and the Bifurcated Derivative, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt. Accordingly, the fair value of the embedded derivative at June 24, 2024, was $33,000 and $335,750 was allocated to the principal balance of the note with $30,000 of accrued interest for a total of $365,750. On June 30, 2024, the Company paid the Extension Note in full in the amount of $365,750 and derecognized the embedded derivative recognizing a change in the fair value of the derivative of $33,000.

Quantum Financing Purchase Agreement

On November 21, 2023, DHAC entered into a convertible note purchase agreement (the “Quantum Purchase Agreement”), pursuant to which an institutional and accredited investor (the “Quantum Investor”) subscribed for and purchased, and DHAC would issue and sell to the Quantum Investor, at the closing of the Business Combination, a 7% original issue discount convertible promissory note (the “Quantum Convertible Note”) in the aggregate principal amount of $3,000,000.

The Quantum Convertible Note was issued and sold to the Quantum Investor subsequent to the closing of the Business Combination on June 25, 2024. The Quantum Convertible Note was further amended on July 3, 2024, whereby the maturity date of the Quantum Convertible Note was changed from June 25, 2025, to June 30, 2026, and that eighteen months of interest will be guaranteed regardless of early pay or redemption. Furthermore, the Quantum Convertible Note bears an interest at rate of 12% per annum and are convertible into shares of the Company’s Common Stock at (1) a fixed conversion price of $10.00 per share; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Convertible Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The conversion price of the Quantum Convertible Note is subject to reset if the average of the daily VWAPs for the three (3) trading days prior to the 30-day anniversary of the Quantum Convertible Note issuance date (the “Average Price”) is less than $10.00, to a price equal to the Average Price but in no event less than $2.00. In addition, the Company at its option can redeem early a portion or all amounts outstanding under the Quantum Convertible Note if the Company provides the Quantum Convertible Note holder a notice at least ten (10) trading days prior to such redemption and on the notice day the VWAP of the Company’s Common Stock is less than $10.00. If an event of default occurs, the Quantum Convertible Note would bear interest at a rate of 18% per annum.

On June 25, 2024, $2,700,000 net of originally issued discount of $210,000 and legal fees of $90,000 pursuant to the Quantum Convertible Note has been funded to the Company. The Quantum Convertible Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Quantum Convertible Note was accounted for as a liability under ASC 480 upon funding of the note. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings. The original issue discount of $210,000 and direct cost of $90,000 was recognized as interest expense.

On July 3, 2024, the Company and the Quantum Investor agreed to modify certain terms of the Quantum Convertible Note. The modifications included the extension of the maturity date from June 25, 2025, to June 30, 2026, and an interest guarantee whereby the Quantum Investor would receive 18 months of interest regardless of any early repayment or redemption of the Quantum Convertible Note. The Company concluded that these changes represented a modification for accounting purposes as the change in the present value of the cash flows was less than 10% and the change in the estimated fair value of the embedded conversion right was less than 10% of the carrying value. As such, the Company accounted for the change in fair value related to the modification of terms as part of the change in fair value of the Quantum Convertible Note during the three and nine months ended September 30, 2025.

On August 28, 2025, the Company agreed to issue 500,000 shares of its common stock, to the Quantum investor as consideration for facilitating emergency funding to support the Company. As of September 30, 2025, the shares had not yet been issued; however, the Company has recorded a liability for the obligation to issue such shares, amounting to $305,000 which has been included in “Accounts payable and accrued liabilities” in the accompanying condensed consolidated balance sheet.

On August 28, 2025, the Company and the Quantum Investor agreed to modify certain terms of the Quantum Convertible Note. The modifications included the increase in the aggregate principal amount of the note from $3,000,000 to $3,380,000 and interest on outstanding principal balance shall increase to an annual rate of 22% upon an Event of Default for so long as it remains uncured.

As of September 30, 2025, and December 31, 2024, the Quantum Convertible Note’s fair value was $3,828,125 and $3,248,000 respectively. The Company recognized interest expense of $318,157 and $858,157 for the three and nine months ended September 30, 2025, and a change in fair value of $131,937 and $200,675 for the three and nine months ended September 30, 2025. No interest expense or fair value change were recognized for the three and nine months ended September 30, 2024 (See Note 15 Fair Value Measurements).

ELOC / Equity Financing

On November 21, 2023, DHAC entered into the ELOC Agreement with the Bridge Investor pursuant to which DHAC may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of the Company’s common stock, from time to time over a 36 month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The Company also agreed to file a resale registration statement to register shares of common stock to be purchased under the ELOC Agreement with the SEC within 45 days following the Equity Purchase Effective Day and shall use commercially reasonable efforts to have such registration statement declared effective by the SEC within 30 days of such filing. During the Equity Purchase Commitment Period, the Company may suspend the use of the resale registration statement to (i) delay the disclosure of material non-public information concerning the Company in good faith or (ii) amend the registration statement concerning material information, by providing written notice to the investor. Such suspension cannot be longer than 90 consecutive days (or 120 days in any calendar year). The investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s common stock. The deferred charge will be allocated and amortized over the ELOC Agreement once it is drawn upon.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the ELOC Agreement due to the reverse merger with DHAC and iDoc on June 24, 2024.

The Company has analysed the ELOC Agreement and determined that the contract should be recorded as a liability under ASC 815 and measured at fair value. As a result of the ASC 815 liability classification, the Company is required to re-measure the liability at fair value at each reporting period until the liability is settled.

The Company has determined that the fair value of the ELOC Agreement is based upon management’s expected usage of the facility. The contract provides no scenario in which the Company may exercise the contract at above market rates (i.e., sell shares at a price above which the shares are currently trading in the active market except that when the Company’s per share stock price drops below $2, the Bridge Investor has the discretion to decide whether to purchase the Company’s common stock under the ELOC Agreement at a floor price of $2 per share). Furthermore, the choice to exercise the ELOC Agreement is solely at the discretion of the Company (i.e., does not obligate the Company in any manner). Additionally, the ELOC Agreement does not impose a fee or fine if the Company chooses not to exercise the contract.

As a result of the Business Combination, the fair value of the ELOC Agreement on June 24, 2024, was $694,512 in accordance with ASC 815.

During the year ended December 31, 2024, pursuant to the ELOC Agreement and the Company’s purchase notices thereof, the Bridge Investor purchased an aggregate of 380,000 shares of common stock for $760,000 in total proceeds. The Company did not issue any shares during the period ended September 30, 2025. The maximum remaining availability under the ELOC Agreement was $49,240,000 as of September 30, 2025 and December 31, 2024.

On March 20, 2025, the Company entered into Amendment No. 1 to the ELOC Agreement, originally dated November 21, 2023, which modifies the floor price to $1.25 and related terms of the ELOC Agreement. In accordance with ASC 815, the amendment requires remeasurement of the ELOC Agreement derivative liability at fair value as of the amendment date. Any resulting change in fair value is recognized in earnings for the period.

The ELOC Agreement continues to be treated as a liability measured at fair value, with ongoing remeasurement at each reporting date until settlement. The amendment does not introduce any new obligations or penalties for non-usage.

The fair value of the equity contract was $42,394 and $80,000 as of September 30, 2025, and December 31, 2024, resulting in a change in fair value of the ELOC of $17,449 and $37,606 during the three and nine months ended September 30, 2025. There were no fair value change for the three and nine months ended September 30, 2024. (See Note 15 Fair Value Measurements).

ELOC Commitment Fee Note

Pursuant to the ELOC Agreement, DHAC agreed to issue to the investor, as a commitment fee for this equity purchase transaction, a senior unsecured note in a principal amount of $500,000 that is payable only in shares of the Company’s common stock at an initial price of $10 per share (the “ELOC Commitment Fee Note”) after the closing of the Business Combination.

On July 2, 2024, the Company issued to the Bridge Investor the “ELOC Commitment Fee Note”. The original maturity date of the ELOC Commitment Fee Note was September 22, 2024. The conversion right is exercisable by the Bridge Investor at any time after issuance and includes certain standard antidilution adjustments. Upon the occurrence of an event of default, the Bridge Investor may require repayment in cash or in shares at its discretion, in an amount representing the greater of the outstanding principal balance and any accrued unpaid fees, or the value of the conversion shares issuable multiplied by the highest closing price for the Company’s common stock during the period from the event of default to conversion.

The Company elected to account for the ELOC Commitment Fee Note at fair value under the fair value option and estimated its fair value to be $595,000 at issuance. As the related ELOC Agreement is classified as a liability, the Company expensed the issuance cost based on its $595,000 fair value, which is included in loss on issuance of financial instruments in the consolidated statement of operations for the year ended December 31, 2024.

On September 30, 2024, the Company and the Bridge Investor mutually agreed to extend the maturity date of the ELOC Commitment Fee Note from September 23, 2024 to December 31, 2024. The Company accounted for the extension of the maturity date as an extinguishment.

In December 2024, the Bridge Investor fully converted this note into 50,000 shares of common stock. The fair value of the ELOC Commitment Fee Note was $79,500 just prior to conversion. The Company recorded a total gain on change in fair value of $510,500 for the ELOC Commitment Fee Note for the year ended December 31, 2024.

September 2024 Security Purchase Agreement

On September 30, 2024, the Company entered into a securities purchase agreement (the “September 2024 SPA”) with an accredited and institutional investor, pursuant to which the Company issued and sold to the investor promissory notes for an aggregate principal amount of $2,222,222 (the “September 2024 Convertible Note”). The Company received $2,000,000 in initial proceeds from the September 2024 Convertible Note, reflecting a 10% original issue discount. The September 2024 Convertible Note will mature on March 30, 2026, and provides for a minimum interest amount at 15% of the initial principal amount of the note through maturity, or $333,333. Interest in excess of the minimum interest amount (if applicable) will accrue at a rate of 10% per annum. The interest rate on the September 2024 Convertible Note will increase to 24% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 18 equal instalments of $18,519 per month beginning on November 1, 2024. Repayments of principal will be paid in 12 equal instalments of $185,185 per month beginning on May 1, 2025. Any repayments of principal that are not funded through draws on the ELOC Agreement are subject to a 5% cash payment fee.

The September 2024 Convertible Note is convertible into shares of the Company’s common stock at any time at an initial fixed conversion price of $2.00 per share, subject to certain beneficial ownership and exchange cap considerations. The conversion price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the conversion price (a down-round event). The September 2024 Convertible Note is prepayable at any time (unless an event of default has occurred) based on the outstanding principal, accrued interest and any remaining minimum interest amount payable through the remainder of the term of the note. The September 2024 Convertible Note is mandatorily prepayable upon the occurrence of certain events (such as the issuance of stock or incurrence of debt) and can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event.

The September 2024 Convertible Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to enter into certain agreements or transactions without the lender’s consent.

In connection with the September 2024 SPA and Convertible Note, the Company also issued a warrant to the investor to purchase up to 740,741 shares of the Company’s common stock. The warrant exercise price is $2.25 per share (exercisable on a cash or cashless basis) and will expire on September 30, 2029. The exercise price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the exercise price (a down-round event). The Company assessed the warrant as a freestanding financial instrument and determined it did not include any provisions which would require liability classification under ASC 480, and that it met the requirements to be considered indexed to the Company’s own stock and the additional equity classification requirements under ASC 815-40. As such, the Company classified the warrant in stockholders’ equity (deficit) upon its issuance. In addition, upon execution of September 2024 SPA, the Company issued 100,000 shares of common stock to the investor as additional consideration for entering into the September 2024 SPA and related agreements, which were also classified in stockholders’ (deficit) equity upon issuance.

During the year ended December 31, 2024, the Company incurred approximately $95,000 of issuance costs in connection with the September 2024 SPA transaction.

After analysing the terms of the September 2024 Convertible Note and its embedded features, the Company elected to account for the September 2024 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the September 2024 Convertible Note at its fair value and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings (or other comprehensive income, if specific to Company credit risk). The Company initially recorded the September 2024 Convertible Note at its estimated issuance date fair value of $2,000,000, based on the initial proceeds received. As the proceeds were allocated in full to the September 2024 Convertible Note recorded at fair value, there were no proceeds remaining to allocate to the equity-classified warrants or shares issued under the terms of the September 2024 SPA, on a residual basis. In addition, the Company allocated the issuance costs incurred to the September 2024 Convertible Note, and as such expensed the $95,000 in issuance costs incurred.

As of September 30, 2025 and December 31, 2024, the September Note’s fair value was $2,043,760 and $2,094,000 respectively. The Company recognized interest expense of $123,704 (of which $157,281 was paid during the nine months ended September 30, 2025), and $240,370 (of which $215,614 was paid during the nine months ended September 30, 2025), and recognized a total change in fair value of $875,115 and $50,240 for the three and nine months ended September 30, 2025. No interest expense or fair value change were recognized for the three and nine months ended September 30, 2024. (See Note 15 Fair Value Measurements).

Encompass Purchase Liability

As a result of the acquisition of iDoc and at the closing of the Business Combination on June 24, 2024, the Company assumed the principal balance on an acquisition purchase. On January 1, 2022, iDoc acquired 100% of Encompass Healthcare Billing, LLC. (“Encompass”) with a stock purchase agreement to acquire the equity interests of Encompass, according to the acquisition agreement (“Encompass Acquisition Agreement”). Per the Encompass Acquisition Agreement, iDoc acquired all the outstanding shares of Encompass for a cash payment of $300,000, due upon the closing of the Business Combination. On January 9, 2023, iDoc agreed to an additional obligation of $45,000, which was accounted for as interest expense and reflected in accounts payable and accrued liabilities as of December 31, 2024. As of September 30, 2025, and December 31, 2024, the value of purchase liability related to the Encompass Acquisition agreement was $265,578 and $263,918, respectively.

Note 9 Related Party

Related Party Transactions by VSee Labs

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, since the Business Combination was accounted for as a reverse recapitalization between VSee Lab and DHAC, and VSee lab as the accounting acquirer and iDoc as the accounting acquiree and the historical comparative financial information prior to June 24, 2024 as presented in this quarterly report is that of VSee Lab, the following related party transactions incurred by VSee Lab were reported hereby.

(1)	During the year ended December 31, 2022, employees subscribed $127,710 of cash for shares in VSee Lab representing 597,000 common stock shares in VSee Lab. As a result of the closing of the Business Combination, the shares were issued to the subscribing employees for total 239,424 shares of common stock in VSee Health, Inc. and as such the payable was reclassified to equity in additional paid in capital as shares were issued. In addition, $210,796 of the related party payable was eliminated at consolidation between iDoc and VSee Lab. The balance due to the related party as of September 30, 2025, and December 31, 2024, was $0 and $51,900, respectively.

(2)	During the year ended December 31, 2022, VSee Lab received a loan of $110,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses incurred by VSee Lab. On March 29, 2023, VSee Lab revised the terms of the loan to a 10.00% original issue discount promissory note with a principal balance of $121,000 from Mr. Milton Chen for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and is amortized as interest expense via effective interest method over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of September 30, 2025 and December 31, 2024, the related party promissory note net of unamortized debt discount was $121,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $7,930 and $23,531 in interest expense for the three months ended and nine months ended September 30, 2025. The Company (as the successor of VSee Lab for accounting purposes) had $72,920, and $49,390 in accrued interest as of September 30, 2025 and December 31, 2024, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

(3)	On March 29, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $132,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of September 30, 2025, and December 31, 2024, the related party promissory note net of unamortized debt discount was $132,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $8,651 and $25,669 in interest expense for the three months ended and nine months ended September 30, 2025. The Company (as the successor of VSee Lab for accounting purposes) had $81,109 and $55,440 in accrued interest as of September 30, 2025 and December 31, 2024, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

(4)	On December 26, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $77,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized as a debt discount and amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on March 28, 2024. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of September 30, 2025 and December 31, 2024, the related party promissory note was $70,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $5,046 and $14,974 in interest expense for the three months ended and nine months ended September 30, 2025. The Company (as the successor of VSee Lab for accounting purposes) had $14,973, and $17,325 in accrued interest as of September 30, 2025 and December 31, 2024, respectively, which is included within accounts payable and accrued liabilities on the condensed consolidated balance sheets.

Related Party Transactions by iDoc

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by iDoc due to acquisition of iDoc on June 24, 2024 (See Note 4 – Business Combination).

(1)	A related party balance due from the then CEO of iDoc, Imoigele Aisiku, for cash transferred through a company controlled by him. The balance due from the related party on September 30, 2025 and December 31, 2024 were $284,614 and $531,656 respectively. The transactions and amounts are unsecured and non-interest-bearing and are not necessarily what third parties would agree to.

(2)	A note receivable that was issued and sold on September 1, 2022, from iDoc to the then CEO of iDoc, Imoigele Aisiku, with a principal balance of $336,000. During the year ended December 31, 2024, the related party note receivable was written off by the Company and no further balance remaining outstanding. The Company recognized a $245,500 loss upon the write-off of the related party note receivable balance, which was included in the provision for credit losses for the year ended December 31, 2024.

(3)	iDoc issued a promissory note on May 15, 2023, with a principal balance of $200,000 from a board member (“Holder”). The note bears no interest and matures on May 15, 2026. iDoc shall use the funds solely for the purchase of telepresence robots. The Holder has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the twelfth through the twentieth deployment of the telepresence robots. As of September 30, 2025, and December 31, 2024, the related party promissory note was $141,651, including a fair value adjustment of $58,349. The loan is included in the Related Party Loan Payable disclosure on the condensed consolidated balance sheets. No interest is recognized for the nine months ending September 30, 2025.

(4)	On March 28, 2024, iDoc issued and sold a secured convertible promissory note in the principal amount of $224,000 (the “Note”) to Mr. David L. Wickersham who became a member of the Company’s board of directors on July 17, 2024. Interest is accrued at $2,000 per month. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company common stock to Mr. Wickersham on the maturity date of June 30, 2024.

Related Party Transactions by DHAC

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by DHAC due to the reverse merger with DHAC on June 24, 2024 (See Note 12 – Equity).

(1)	On October 24, 2022, DHAC issued and sold an unsecured promissory note in the aggregate principal amount of $350,000 to Digital Health Sponsor, LLC, the sponsor of DHAC (“Sponsor”) On November 21, 2023, DHAC entered into a Conversion SPA with the Sponsor, pursuant to which the loans in aggregate amount of $350,000 would be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 350 shares of Series A Preferred Stocks to the Sponsor at the Closing.

(2)	On February 2, 2023, SCS Capital Partners LLC, a Sponsor affiliate issued a $250,000 interest-free loan to DHAC for Nasdaq fee payment and litigation expense, and on August 17, 2023, such loan was amended and restated to include an additional $315,000 interest-free loan to DHAC for operating expenses, making the aggregate principal amount to be $565,000. On May 5, 2023, SCS Capital Partners, LLC issued another $200,000 loan to DHAC for operating expenses. The related note bears interest of 10% and would mature on May 5, 2024. On November 21, 2023, DHAC entered into a Conversion SPA with SCS Capital Partners LLC, pursuant to which the loans in aggregate amount of $765,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 765 shares of Series A Preferred Stocks to SCS Capital Partners LLC at the Closing.

(3)	SCS, LLC, as the administrator of DHAC, incurred monthly office management and other operating expenses since the inception of DHAC. As of November 21, 2023, a total of $153,000 office expense was incurred. On November 21, 2023, DHAC entered into a Conversion SPA with SCS, LLC, pursuant to which the outstanding office expenses in aggregate amount of $153,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this outstanding office expense by issuing 153 shares of Series A Preferred Stocks to SCS, LLC at the Closing.

(4)	On November 21, 2023, DHAC entered into a convertible note purchase agreement, pursuant to which an institutional and accredited investor, the Quantum Investor, subscribed for and purchased, and the Company issued and sold to the Quantum Investor, after the Closing of the Business Combination on June 25, 2024 and as further amended on July 3, 2024, a 7% original issue discount convertible promissory note, the Quantum Convertible Note, in the aggregate principal amount of $3,000,000. SCS Capital Partners LLC, a Sponsor affiliate, owns approximately 40.74% of the Quantum Investor. As of September 30, 2025, and December 31, 2024, the full principal amount of the Quantum Convertible Note plus interest accrued thereof remains due and payable.

(5)	On June 21, 2024, we entered into a Consulting Services Agreement with SCS, LLC (“SCS”), who is an affiliate of our Sponsor, pursuant to which we shall pay SCS $12,500 per month for business consulting services and $2,500 per month for access to remote office space in Boca Raton, Florida. In addition, the Consulting Services Agreement calls for the issuance of $25,000 worth of shares of common stock at issuance and an additional $25,000 worth of common stock on or about each of the Company’s filings on Form 10-K or Form 10-Q. The agreement shall continue for twelve (12) months and shall automatically continue on a six-month term basis thereafter unless terminated by either party. During the year ended December 31, 2024, the Company made cash payments totalling $90,000 to SCS, representing consulting service provided to the Company. In addition, the Company issued 2,500 shares of common stock to SCS with a fair value of $25,000 and recognized total consulting expense of $62,500 related to the stock-based compensation for the year ended December 31, 2024. The Company has accrued the remaining $37,500 payable to SCS related to the future common stock issuances.

(6)	On June 24, 2024, DHAC owed the Sponsor and certain Sponsor affiliates $504,659 in advance to cover working capital needs, which were non-interest bearing due on demand. On June 25, 2024, $47,800 of such advances were repaid in cash. On November 8, 2024, the Sponsor affiliate, SCS and the Company executed a securities purchase agreement whereby certain working capital funds advanced by SCS in the aggregate amount of $405,000 as of December 31, 2024 were converted into 202,500 shares of Common Stock. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company, the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of common stock issued in the settlement. As of September 30, 2025, and December 31, 2024, $51,900 of advances due to the Sponsor and certain Sponsor affiliates remain due and payable. The Sponsor has no further obligation to fund working capital needs.

(7)	On December 13, 2024, the Company issued 50,000 shares to Dominion Capital to settle the ELOC Commitment Fee Note upon conversion. After the transfer of the shares, Dominion Capital owned a total of 600,000 shares of the Company as of December 31, 2024.

Note 10 Commitments, Contingencies, and Concentration Risk

Litigation

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to settlement awards, monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect the Company’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, the Company believes based on its current knowledge that the resolution of the sole pending matter will not, either individually or in the aggregate, have a material adverse effect on the business, results of operations, cash flows or financial condition.

On July 25, 2024, the Company was notified of a lawsuit filed against it. The plaintiffs’ claims arose out of an alleged breach of contract and unjust enrichment. The plaintiffs are seeking payment under the promissory notes, payments related to the breach of the Encompass Acquisition Agreement, prejudgment and post judgment interest, and reasonable attorneys’ fees. In response to this lawsuit, the Company, through its attorney, denied all allegations of breach of contract and unjust enrichment, and filed a counterclaim seeking breach of contract on the part of plaintiffs for failure to pay amounts owed to Encompass for services it rendered to plaintiffs, and breach of contract for failure to pay a corporate credit card bill, promissory estoppel, and unjust enrichment. The lawsuit is currently pending in federal court before the US District Court for the District of Colorado. The parties began engaging in settlement discussions shortly after the complaint was served and are still actively engaged in such discussions.

Contingencies

During the normal course of business, the Company may be exposed to litigation. When the Company becomes aware of potential litigation, it evaluates the merits of the case in accordance with ASC 450, Contingencies. Litigation and contingency accruals are based on the Company’s assessment, including advice of legal counsel, regarding the expected outcome of litigation or other dispute resolution proceedings. If the Company determines that an unfavourable outcome is probable and can be reasonably assessed, it establishes the necessary accruals.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following commitments by iDoc due to the reverse merger with DHAC and iDoc on June 24, 2024 (See Note 4 – Business Combination).

(1)	iDoc entered into a purchase agreement with a vendor to purchase twenty (20) Telepresence Robots, receive maintenance services, and access user-related Ava Telepresence applications and the Ava Cloud Service for a total purchase commitment of $711,900. As of September 30, 2025, and December 31, 2024, the Company (as the successor of VSee Lab for accounting purposes) had an unpaid commitment of $179,900 and $179,900, respectively on this agreement. The commitment is not reflected in the condensed consolidated financial statements as it is due and payable upon invoicing from the vendor for delivery and servicing installation of the Telepresence Robots and software applications.

(2)	iDoc has a promissory note with a principal balance of $200,000 with a related party (See - Note 8 Related Party Transactions by iDoc sub-point (3)). The related party has security rights to eight (8) telepresence robots, from the 13th to 20th , that iDoc deployed. iDoc is required to make payments to the holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the thirteenth through the twentieth deployment of the telepresence robots. The monthly revenue generated on the eight telepresence robots deployed by iDoc would be used to pay off principal balance of the note. Once the principal balance is paid off, iDoc will continue making payments through the deployment of 125 telepresence robots by iDoc.

(3)	On May 12, 2023, iDoc entered in a partnership agreement with an accredited investor to agree and collaborate in the development of telepresence robots for telehealth solutions. The investor pledged to pay $352,000 directly to the vendor. In consideration thereof, the investor is entitled to 80% of the monthly revenue generated from the first eleven telepresence robots deployed by iDoc under the partnership agreement. Payments will continue until the last remaining robot is being paid for by customers and will remain as full payments for the length of time that a minimum of eleven robots are deployed. After the number reduces below eleven deployed robots, the amount will pro rate down but will remain in the same ratio as 80% of the monthly revenue generated.

(4)	On November 1, 2023, the iDoc entered a forbearance agreement related to the promissory note and line of credit issued by a bank on November 29, 2021, and its finance leases. (See Note 8 – Line of Credit and Notes Payable). Pursuant to the forbearance agreement, effective November 1, 2023, the interest rate on the promissory note and the line of credit is payable monthly at 3% above the Wall Street Journal prime rate (7.25% at September 30, 2025). In consideration of the bank forbearing on its right to collect the amount due and owing until January 10, 2024, iDoc agreed to make respective payments of $20,000 on November 13, 2023, and $80,000 on November 30, 2023. iDoc defaulted on the forbearance at the end of December 2023. Upon default of the forbearance agreement, the lender has the right to take appropriate action to collect the amounts owed. The bank’s forbearance obligation shall terminate immediately, irrevocably, and without notice in the event of the borrower’s default under any provision of this agreement. This litigation was resolved by Agreed Judgment signed by the Court on June 24, 2024, under the judgment, the Company subsequently revised the forbearance agreement on December 13, 2024. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025. On August 27, 2025, the Company revised the forbearance agreement and agreed to a payment of $50,000 on September 5, 2025 and a further payment of $100,000 on November 30, 2025. The remaining balance on the forbearance agreement is due December 10, 2025. As of September 30, 2025, the Company has accrued the obligation in Line of credit and note payable, net of discount, Right - of - use liability - financing, and accrued interest is included in accounts payable and accrued liabilities.

(5)	VSee Lab has a reseller agreement with a vendor to generate revenue opportunities in the international market. As of September 30, 2025, and December 31, 2024, the Company (as the successor of VSee Lab for accounting purposes) has an unpaid commitment of $386,663 and $82,677, respectively, on this reseller agreement. The commitment is not reflected in the condensed consolidated financial statements as the commitment is due and payable once revenues are generated under the reseller agreement. VSee Lab entered into the reseller agreement to generate market share in the international market, and payments are based on revenues generated by the reseller.

VSee Health, Inc. Incentive Plan

DHAC approved and adopted the VSee Health, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) to be effective as of one day prior to the closing Business Combination. The Incentive Plan provides for an initial share reserve equal to 15% of the number of shares of Company common stock outstanding (including shares of Company common stock issuable upon conversion of the outstanding Series A Preferred Stock) following the closing after giving effect to the Business Combination. As such, on June 24, 2024, the Company reserved 2,544,021 shares of its common stock for issuance under the 2024 Plan.

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts and other specified liabilities, which may subject the Company to indemnity claims, liabilities, and related litigation. As of September 30, 2025, and December 31, 2024, the Company was unaware of any material asserted or unasserted claims concerning these indemnity obligations.

Concentrations of Credit Risk

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash and trade accounts receivables. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

Major Customer Concentration

The Company has two customers whose accounts receivable represented 46% of the Company’s total accounts receivable and whose accounts receivable in aggregate accounted for approximately 11% of the Company’s total revenue as of September 30, 2025. The Company has three customers whose accounts receivable represented 47% of the Company’s total accounts receivable and whose accounts receivable in aggregate accounted for approximately 7% of the Company’s total revenue as of September 30, 2024.

        The Company has two customers whose revenue accounted for approximately 31% of the Company’s total revenue for the three months ended September 30, 2025.  The Company has one customer whose revenue accounted for approximately 22% of the Company’s total revenue for the nine months ended September 30, 2025.  The Company has one customer whose revenue accounted for approximately 20% of the Company’s total revenue for the three months ended September 30, 2024. The Company has one customer whose revenue accounted for approximately 10% of the Company’s total revenue for the nine months ended September 30, 2024.

Major Vendor Concentration

The Company had one vendor whose accounts payable and accrued liabilities represented 16% of the Company’s total accounts payable and accrued liabilities as of September 30, 2025. The Company had one vendor whose accounts payable and accrued liabilities represented 23% of the Company’s total accounts payable and accrued liabilities as of September 30, 2024.

Note 11 Income Taxes

The components of our income/ (loss) before income taxes were as follows:

	For the nine months ended
	September 30, 2025	September 30, 2024 (Restated)
United States	$(6,844,479)	$(56,163,499)
Total	$(6,844,479)	$(56,163,499)

	For the three months ended
	September 30, 2025	September 30, 2024 (Restated)
United States	$(289,745)	$(53,913,759)
Total	$(289,745)	$(53,913,759)

For the nine months ended September 30, 2025, and September 30, 2024, the Company recorded income tax benefit/ (provision) of $17,989 and $(1,669,586), respectively, for continuing operations. The effective tax rate of (0.28%) and (2.97)% applied to income for nine months ended September 30, 2025, and September 30, 2024, respectively, varied from the statutory United States federal income tax rate of 21.0% primarily due to the effect of state income taxes, net of the federal benefit, and adjustments for meals, entertainment and penalties, changes in fair value of financial instruments, stock compensation expenses and changes to valuation allowance.

For the three months ended September 30, 2025, and September 30, 2024, the Company recorded income tax benefit/ (provision) of $0 and $8,802, respectively, for continuing operations. The effective tax rate of (0.12%) and 0.016% applied to income for three months ended September 30, 2025, and September 30, 2024, respectively, varied from the statutory United States federal income tax rate of 21.0% primarily due to the effect of state income taxes, net of the federal benefit, and adjustments for meals, entertainment and penalties, changes in fair value of financial instruments, stock compensation expenses and changes to valuation allowance.

The Company evaluates and updates the estimated annual effective income tax rate on a quarterly basis based on current and forecasted operating results and tax laws. Consequently, based upon the mix and timing of the Company’s actual earnings compared to annual projections, the effective tax rate may vary quarterly and may make quarterly comparisons not meaningful. The quarterly income tax provision is generally comprised of tax expense on income or benefit on loss at the most recent estimated annual effective tax rate. The tax effect of discrete items is recognized in the period in which they occur at the applicable statutory rate.

The Company does not have any uncertain income tax positions as at September 30, 2025, and December 31, 2024.

Note 12 Equity

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.0001. The Company has designated 6,500 of such shares as Series A Preferred Stock and 6,158 shares for Series A Preferred Stock were issued and outstanding as of September 30, 2025, and December 31, 2024.

Series A Preferred Stock

The Series A Preferred has the following rights and privileges:

Voting – Series A preferred stockholders are permitted to vote with the same voting rights as common stockholders in any actions to be taken by the stockholders of the Company, including any action with respect to the election of directors to the Board of Directors of the Company. With respect to any vote with the class of Common Stock, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified 4.99%) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated.

Dividends – Series A preferred stockholders shall be entitled to receive cumulative participating dividends when and if declared. Dividends are prior and in preference to any declaration or payment of any dividend to the common stockholders of the Company.

Liquidation – In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but junior with respect to any Senior Preferred Stock then outstanding, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment.

Conversion – Series A preferred stock is convertible into common stock at the option of the holder, at any time after the earlier of (i) twelve months from the Initial Issuance Date (June 24, 2024) or (ii) the date on which no shares of Series A preferred stock remain outstanding, at the initial rate of $10.00 per share, with an alternate optional conversion, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

Redemption – The Company shall have the right to redeem all, or any portion, of the Series A preferred stock then outstanding at a price equal to 100% of the stated value ($1,000 per share) of the shares being redeemed. The Company’s right to redeem the Series A preferred stock is one-time in nature and such exercise shall be irrevocable. The preferred stock are not mandatorily redeemable.

The Company reviewed the Series A Preferred Stock under ASC 480 and ASC 815 and concluded that Series A Preferred Stock did not include any elements that would preclude them from equity treatment and therefore are not subject to the liability treatment under ASC 480 or derivative guidance under ASC 815.

Common Stock

The Company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001 per share. As of September 30, 2025, and December 31, 2024, there were 17,022,690 and 16,297,190 shares of common stock outstanding. The Company issued 600,500 and 725,500 shares of common stock during the three and nine months ended September 30, 2025, respectively. As of September 30, 2025, and December 31, 2024, there were 17,022,690 and 16,297,190 shares of Common Stock outstanding.

Stock Options

In June 2024, the DHAC board of directors and stockholders approved the 2024 Plan. There are currently 2,544,021 shares of common stock reserved for issuance under the 2024 Plan. At the closing of the Business Combination on June 24, 2024, the Company granted 803,646 stock options with an exercise price equal to $12.11 pursuant to the 2024 Plan to the individuals, in the amounts, and on the terms set forth in the Business Combination Agreement.

The 2024 Plan provides for the grant of stock options, including options that are intended to qualify as “incentive stock options” under Section 422 of the Code, as well as non-qualified stock options. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award.

As of September 30, 2025, there was no unrecognized compensation cost. The value of the fully vested options which were included as part of the recapitalization were valued at $5,728,784 on June 24, 2024, grant date and closing of the business combination. There was no stock-based compensation expense recognized for the three months ended September 30, 2025, within compensation and related benefits on the consolidated statements of operations, and no stock-based compensation expense was recognized during the three months ended September 30, 2024.

Common Stock Issuance Obligation

In connection with the Business Combination on June 24, 2024, the Company agreed to assume an obligation by iDoc to issue 51,192 shares of common stock (contingent on the Business Combination) to certain employees. In accordance with ASC 718, the Company determined that it was not obligated to replace the awards, and as such, recognized the fair value of the award at the Business Combination date as additional stock-based compensation (included in cost of revenues). The grant date fair value was estimated to be $619,935 (see Note 15 Fair Value Measurements). The Company also determined that it should classify this award as a liability under ASC 718 and remeasure the award at its then current fair value each reporting date. As of September 30, 2025, and December 31, 2024, the common stock issuance obligation was adjusted to $31,227 and $69,621, respectively. The net stock-based compensation expense reversed was $38,394 and $172,005 for the nine months ended September 30, 2025, and September 30, 2024, respectively. The net stock-based compensation expense reversed was $0 and $172,005 for the three months ended September 30, 2025, and September 30, 2024, respectively.

As of September 30, 2025 and December 31, 2024, no shares of common stock have been issued under the common stock issuance obligation arrangements.

NOTE 13 Warrants

DHAC Assumed Warrants

The Company has analysed the public warrants, private warrants, Bridge Warrants (as defined below), September 2024 Warrants and the Extension Warrants and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity. Below is a summary of the warrants issued and outstanding:

	Public	Private	Bridge	Extension	September 2024 Warrants	Total
Outstanding, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	12,997,740
Issued	—	—	—	—	—	—
Exercised	—	—	—	—	—	—
Outstanding, September 30, 2025	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Exercisable, September 30, 2025	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Weighted Average Exercise Price	$11.5	$11.5	$11.5	$11.5	$2.25	$9.65
Weighted Average Remaining Life in Years	3.73	3.73	2.01	2.60	4.00	3.21

Public and Private Warrants

The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The private warrants are identical to the warrants underlying the units in the Initial Public Offering. The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. If (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the Company’s Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issue the additional shares of common stock or equity-linked securities and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Bridge Warrants

In connection with the Business Combination, the Company assumed 173,913 warrants to the Bridge Investor (the “Bridge Warrants”) issued on October 6, 2022. Each Bridge Warrant entitles the holder to purchase one share of common stock at $11.50 and expires five years from issuance. If no effective registration statement is available, Bridge Warrants may be exercised on a cashless basis. The exercise price and share count are subject to adjustment for corporate actions and certain issuances. Holders do not have shareholder rights until exercise.

Extension Warrants

In connection with the Business Combination, the Company assumed 26,086 Extension Warrants issued on May 5, 2023. Each Extension Warrant allows the holder to purchase one share of common stock at $11.50 and expires five years from issuance. If no effective registration statement is available, warrants may be exercised on a cashless basis. The exercise price and share count are subject to adjustment for corporate actions and certain issuances. Holders do not have shareholder rights until exercise.

September 2024 Warrants

On September 30, 2024, the Company issued 740,741 warrants to an institutional investor under a securities purchase agreement (the “September 2024 Warrants”). Each September 2024 Warrant is exercisable for one share of common stock at $2.25 per share for five years, subject to standard and down-round antidilution adjustments. The September 2024 Warrants were classified in stockholders’ equity under ASC 480 and ASC 815-40. The Company will reserve sufficient shares for potential exercises and adjust terms for corporate actions or dilutive issuances. Holders do not have shareholder rights until exercise.

NOTE 14 Reportable segments

Subsequent to the Business Combination in June 2024 (see Note 4 - Business Combination), the Company has two reportable segments: Technology and Telehealth. These two reportable segments align with the two legacy operating entities (VSee Lab and iDoc) which merged together upon the closing of the Business Combination. Operating segments are defined as components of an enterprise where separate financial information is evaluated regularly by a chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. As of September 30, 2025, the Company’s CODM role was shared between the two Co-CEOs.

The CODM reviews gross margin and income (loss) from operations from our reportable segments to evaluate budgets and forecasts, assess actual performance and allocate resources. The CODM review focuses on month to month and quarter to quarter changes in these profit measures in order to identify potential future liquidity issues, evaluate performance and need for potential cost reductions and identify potential vendor sourcing changes. The CODM also reviews the operating segment’s assets, which mainly includes review of the accounts receivable accounts.

Our reportable segments are described below. The Company has no inter-segment revenues.

Telehealth Services – The Company’s proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that the Company believes are not available from any other system worldwide.

Healthcare Technology - The Company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. The platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third-party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing healthcare industry. The Company will also be able to white label our solutions, so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

The accounting policies of our reportable segments are the same as those described in the “Summary of Significant Accounting Policies” for the Company. In addition, the Company currently operates in one primary geographic area (the United States) and as such, the disclosures below are attributable to that geographic area.

Revenue and costs are generally directly attributed to our segments, based on the historical separation of these two operating segments (as prior separate operating entities). In addition, the Company incurs certain costs at the corporate level, which generally include legal, finance and accounting and consulting, investor relations and insurance costs, as well as certain executive compensation costs. These costs recorded at the corporate level are not allocated to the operating segments and are reflected as the “Unallocated corporate overhead expenses” in the summary tables below.

Summary information regarding the Company’s operating segments along with the reconciliation of the Company’s consolidated segment operating income to consolidated earnings before income taxes is as follows for the nine months ended September 30, 2025 and September 30, 2024:

For the nine months ended September 30, 2025	Technology	Telehealth	Total

Revenues:
Subscription fees	2,602,186	-	2,602,186
Professional services and other fees	2,524,853	-	2,524,853
Technical engineering fees	993,493	-	993,493
Patient fees	-	2,069,565	2,069,565
Telehealth fees	-	2,499,662	2,499,662
Institutional fees	-	2,500	2,500
Total revenues	$6,120,532	$4,571,727	$10,692,259

Cost of revenues	3,155,673	2,014,827	5,170,500
Segment gross margin	$2,964,859	$2,556,900	$5,521,759

Less (1):
Compensation and related benefits	3,185,565	1,111,142	4,296,715
General and administrative	999,604	3,157,589	4,157,193

Segment operating loss	$(1,220,313)	$(1,711,831)	$(2,932,144)

Reconciliation to loss before income taxes:
Unallocated corporate overhead expenses			(3,211,435)
Interest expense			(1,727,110)
Other income, net			183,004
Change in fair value of financial instruments			1,412,351
Loss on extinguishment of loan			(126,125)
Loss on issuance of financial instruments			(443,020)
Loss before provision for income taxes			$(6,844,479)

(1)	The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

For the nine months ended September 30, 2024	Technology	Telehealth	Total

Revenues:
Subscription fees	3,080,085		3,080,085
Professional services and other fees	1,145,930		1,145,930
Technical engineering fees	1,284,345		1,284,345
Patient fees	-	654,718	654,718
Telehealth fees	-	516,540	516,540
Institutional fees	-	5,380	5,380
Total revenues	$5,510,360	$1,176,638	$6,686,998

Cost of revenues	1,365,568	524,989	1,890,557
Segment gross margin	$4,144,792	$651,649	$4,796,441

Less (1):
Compensation and related benefits	2,984,532	431,246	3,415,778
General and administrative expenses	1,235,632	971,476	2,207,108
Goodwill impairment charges	-	56,675,210	56,675,210
Transaction expenses	313,868	-	313,868

Segment operating income (loss)	$(389,240)	$(57,426,284)	$(57,815,524)

Reconciliation to loss before income taxes:
Unallocated corporate overhead expenses			(1,307,938)
Interest expense			(466,530)
Change in fair value of financial instruments			6,285,706
Loss on extinguishment of loan			(645,979)
Loss on issuance of financial instruments			(2,213,234)
Loss before benefit from income taxes			$(56,163,499)

(1)	The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

The summary information regarding the reportable segment total assets at September 30, 2025, and December 31, 2024, are as follows:

	September 30, 2025	December 31, 2024
Total assets
Technology	917,142	1,503,995
Telehealth	17,692,380	18,271,724
Non-operating corporate	97,600	216,769
Total	$18,707,122	$19,992,488

	September 30, 2025	December 31, 2024
Total Goodwill
Technology	—	—
Telehealth	4,916,694	4,916,694
Non-operating corporate	—	—
Total	$4,916,694	$4,916,694

Some additional summary information regarding the reportable segment depreciation and amortization, capital expenditures and interest expense at September 30, 2025, and 2024 are as follows:

	September 30, 2025	September 30, 2024
Depreciation and Amortization
Technology	7,890	2,971
Telehealth	1,933,764	648,790
Total	$1,941,654	$651,761

	September 30, 2025	September 30, 2024
Capital Expenditures
Technology	22,776	15,357
Telehealth	-	35,150
Total	$22,776	$50,507

	September 30, 2025	September 30, 2024
Interest Expense
Technology	64,171	55,678
Telehealth	170,655	61,979
Non-Operating corporate	1,492,284	348,873
Total	$1,727,110	$466,530

NOTE 15 Fair Value Measurements

The following tables present fair value information as of September 30, 2025, and December 31, 2024, the date of the Business Combination. The Company’s financial liabilities that were accounted for at fair value on a recurring basis and indicate the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

September 30, 2025	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Exchange Note	$1,028,158	$—	$—	$1,028,158
Equity line of credit	$42,394	$—	$—	$42,394
Quantum Convertible Note, related party	$3,828,125	$—	$—	$3,828,125
September 2024 Convertible Note	$2,043,760	$—	$—	$2,043,760
Common stock issuance obligation	$31,227	$31,227	$—	$—
March 2025 Convertible Note	$81,747	$—	$—	$81,747
May 2025 Convertible Note	$325,887	$—	$—	$325,887

December 31, 2024	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Exchange Note	$1,499,000	$—	$—	$1,499,000
Equity line of credit	$80,000	$—	$—	$80,000
Quantum Convertible Note, related party	$3,248,000	$—	$—	$3,248,000
September 2024 Convertible Note	$2,094,000	$—	$—	$2,094,000
Common stock issuance obligation	$69,621	$69,621	$—	$—

Measurement

Quantum Convertible Note

The Company established the initial fair value for the Quantum Convertible Note as of June 25, 2024, which was the date the Quantum Convertible Note was funded. As of September 30, 2025 and December 31, 2024, the fair value was remeasured. As such, the Company used the Monte Carlo model (“MCM”) that fair values the debt. The MCM was used to value the Quantum Convertible Note for the initial periods and subsequent measurement periods. The initial value in excess of proceeds on June 25, 2024, was recognized in the statement of operations under loss on issuance of financial instruments. The change in fair value between December 31, 2024, and September 30, 2025, was recognized in the statement of operations under change in fair value of financial instruments.

The Quantum Convertible Note was classified within Level 3 of the fair value hierarchy at September 30, 2025 and December 31, 2024, due to the use of unobservable inputs. The key inputs into the MCM model for the Quantum Convertible Note were as follows at September 30, 2025, and at December 31, 2024:

	September 30, 2025	December 31, 2024
Risk-free interest rate	4.11%	4.20%
Expected term (years)	0.08	1.50
Volatility	70.61%	138.00%
Stock price	$0.61	$1.36
Debt discount rate*	-%	9.30%

*	These assumptions are not used for valuation of Quantum Convertible Note as of September 30, 2025.

Exchange Note

The Company established the initial fair value for the Exchange Note as of June 24, 2024, the date the Business combination closed. As of September 30, 2025 and December 31, 2024, the fair value was remeasured. The Company uses the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the Exchange Note for the initial periods and subsequent measurement periods up to December 31, 2024. For September 30, 2025, the Company has determined the fair value under a default scenario, wherein the expected payout is primarily based on the assumption that settlement will occur on the contractual maturity date. The change in fair value between December 31, 2024 and September 30, 2025, was recognized in the statement of operations under change in fair value of financial instruments.

The Exchange Note was classified within Level 3 of the fair value hierarchy at September 30, 2025 and December 31, 2024, due to the use of unobservable inputs. The key inputs into the valuation models for the Exchange Note were as follows at September 30, 2025, and December 31, 2024:

	September 30, 2025	December 31, 2024
Risk-free interest rate	4.11%	4.08%
Expected term (years)	0.08	0.98
Volatility	70.61%	156.00%
Stock price	$0.61	$1.36
Debt discount rate*	-%	42.50%

*	These assumptions are not used for valuation of Exchange Note as of September 30, 2025.

ELOC/Purchase Agreement

The Company established the initial fair value for the ELOC Agreement as of June 24, 2024, the date the Business combination closed. As of September 30, 2025 and December 31, 2024, the fair value was remeasured. As such, the Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the ELOC Agreement for the initial periods and subsequent measurement periods. The change in fair value between December 31, 2024 and September 30, 2025, was recognized in the condensed consolidated statement of operations under change in fair value of financial instruments.

The ELOC Agreement was classified within Level 3 of the fair value hierarchy at September 30, 2025 and December 31, 2024, due to the use of unobservable inputs. The key inputs into the MCM model for the ELOC Agreement were as follows at September 30, 2025 and at December 31, 2024:

	September 30, 2025	December 31, 2024
Risk-free interest rate	3.56%	4.26%
Expected term (years)	1.75	2.51
Volatility	112.06%	124.00%
Stock price	$0.61	$1.36

September 2024 Convertible Note

The Company established the initial fair value for the September 2024 Convertible Note as of September 30, 2024, which was the date the note was funded. As of September 30, 2025, and December 31, 2024, the fair value was remeasured. For December 31, 2024, the Company used a probability-weighted scenario model that accounts for three scenarios, (a) repayment in accordance with terms of the note through maturity, (b) the occurrence of a change in control, and (c) the occurrence of event of default. Under the repayment at maturity scenario, the Company considers the potential settlement value of the September 2024 Convertible Note based on the defined repayment schedule. On each repayment date, the analysis considers whether the holder would exercise its conversion option in relation to the principal to be repaid, in the event that the value obtained upon conversion would exceed the value of the cash payable per the repayment schedule. Under a default scenario, the Company estimates that the lender would recover approximately 44% of the principal outstanding. Due to the arm’s-length nature of the transaction, the note is calibrated at issuance using a discount percentage, such that the value of the note is equal to the proceeds received from the investor, and the additional instruments issued (warrants and shares of common stock) were considered equity sweeteners). For September 30, 2025, the Company has determined the fair value under a default scenario, wherein the expected payout is primarily based on the assumption that settlement will occur on the contractual maturity date.

The change in fair value between December 31, 2024 and September 30, 2025, was recognized in the condensed consolidated statements of operations under change in fair value of financial instruments.

The September 2024 Convertible Note was classified within Level 3 of the fair value hierarchy at September 30, 2025 and December 31, 2024, due to the use of unobservable inputs. The key inputs into the valuation models for the September 2024 Convertible Note were as follows at September 30, 2025, and December 31, 2024:

	September 30, 2025	December 31, 2024
Risk-free interest rate	4.11%	4.27%
Expected term (years)	0.08	4.75
Volatility	70.61%	113.00%
Stock price	$0.61	$1.36
Market discount rate*	-%	15.60%

*	These assumptions are not used for valuation of September 2024 Convertible Note as of September 30, 2025.

Common Stock Issuance Obligation

The Company established the initial fair value for the common stock issuance obligation to certain employees of the historical iDoc entity as of June 24, 2024, the date the Business Combination closed (See discussion in Note 2, Restatement of Previously Issued Financial Statements). As of September 30, 2025, and December 31, 2024, the fair value was remeasured. As the obligation is to issue shares of the Company’s common stock, the Company estimated the fair value of the obligation based on the shares of common stock expected to be issued and the closing price of the Company’s common stock on the date of the fair value measurement. As the key inputs into this fair value estimate are observable, the Company classified the common stock issuance obligation within Level 1 of the fair value hierarchy as of September 30, 2025, and December 31, 2024. The change in fair value between December 31, 2024, and September 30, 2025, was recognized as compensation expense within cost of revenues in the condensed consolidated statement of operations.

March 2025 Convertible Note

The Company established the initial fair value for the March 2025 Convertible Note as of March 20, 2025, which was the date the March 2025 Convertible was funded. As of September 30, 2025, the fair value was remeasured. As such, the Company used the Monte Carlo model (“MCM”) that fair values the debt. The MCM was used to value the March 2025 Convertible Note for the initial periods and subsequent measurement periods. The change in fair value between March 20, 2025 and September 30, 2025, was recognized in the condensed consolidated statement of operations under change in fair value of financial instruments.

The March 2025 Convertible Note was classified within Level 3 of the fair value hierarchy as of March 20, 2025 and September 30, 2025, due to the use of unobservable inputs. The key inputs into the MCM model for the March 2025 Convertible Note were as follows at September 30, 2025 and at March 20, 2025:

	September 30, 2025	March 20, 2025
Risk-free interest rate	4.11%	4.06%
Expected term (years)	0.08	0.72
Volatility	70.61%	115.61%
Stock price	$0.61	$1.20

May 2025 Convertible Note

The Company established the initial fair value for the May 2025 Convertible Note as of May 30, 2025, which was the date the May 2025 Convertible was funded. As of September 30, 2025, the fair value was remeasured. As such, the Company used the Monte Carlo model (“MCM”) that fair values the debt. The MCM was used to value the May 2025 Convertible Note for the initial periods and subsequent measurement periods.

The May 2025 Convertible Note was classified within Level 3 of the fair value hierarchy as of May 30, 2025 and September 30, 2025, due to the use of unobservable inputs. The key inputs into the MCM model for the March 2025 Convertible Note were as follows at September 30, 2025 and at May 30, 2025:

	September 30, 2025	May 30, 2025
Risk-free interest rate	4.11%	4.27%
Expected term (years)	0.09	0.34
Volatility	70.61%	102.79%
Stock price	$0.62	$1.24

Level 3 Changes in Fair Value

The change in the fair value of the Level 3 financial liabilities for the period from December 31, 2024, through September 30, 2025, is summarized as follows:

Level 3 Changes in Fair Value of Derivatives for the period from December 31, 2024, through September 30, 2025:

	Quantum			September	March 2025	May 2025
	Convertible Note	Exchange Note	ELOC	Convertible Note	Convertible Note	Convertible Note	Total
Fair value as of December 31, 2024	$3,248,000	$1,499,000	$80,000	$2,094,000	$—	$—	$6,921,000
Initial fair value at issuance	—	—	—	—	238,020	342,996	581,016
Conversion	(550)	(450,000)	—	—	—	—	(450,550)
Additions to principal	380,000	—	—	—	—	62,500	442,500
(Gain) Loss on change in fair value	200,675	(20,842)	(37,606)	(50,240)	(156,273)	(79,609)	(143,895)
Fair value as of September 30, 2025	$3,828,125	$1,028,158	$42,394	$2,043,760	$81,747	$325,887	$7,350,071

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various levels for the nine months ended September 30, 2025, and December 31,2024.

Note 16 Subsequent Events

The Company evaluated subsequent events from the date of the unaudited condensed consolidated balance sheets as of September 30, 2025 through the date of the release of the unaudited condensed consolidated financial statements.

On October 9, 2025, the Company entered into a note purchase agreement (the “10/9/25 Purchase Agreement”) with an accredited institutional investor (the “10/9/25 Investor”) pursuant to which the Company issued to the 10/9/25 Investor a secured note in the aggregate principal amount of $133,333 (the “10/9/25 Note”) for a purchase price of $120,000. The 10/9/25 Note bears interest at the rate of 5% per annum, matures on May 8, 2026, and is secured by all assets of the Company. The 10/9/25 Note is not convertible and provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the 10/9/25 Note, the interest rate on the 10/9/25 Note will accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the 10/9/25 Note remains outstanding, the 10/9/25 Purchase Agreement: (1) prohibits the Company from entering into a variable rate transaction, (2) requires that the Company provide the 10/9/25 Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibits any exchange transaction involving the Company’s debt or securities. In connection with the 10/9/25 Purchase Agreement, on October 9, 2025, the Company entered into an amendment agreement with certain of its creditors whereby the 10/9/25 Note was consented to and subordinated to the outstanding debt.

Between October 16, 2025 and October 21, 2025, the Bridge Investor converted $1,255,299 of the outstanding balance of the Exchange Note (an aggregate of $35,783 in interest and $1,219,516 in principal) into 1,673,733 shares of common stock of the Company.

Between October 16, 2025 and October 30, 2025, the Quantum Investor converted the full balance of the Quantum Convertible Note (an aggregate of $1,196,203 in interest and $3,000,000 in principal) into 4,400,000 shares of common stock of the Company.

On October 20, 2025, the Company entered into a note purchase agreement (the “10/20/25 Purchase Agreement”) with an accredited institutional investor (the “10/20/25 Investor”) pursuant to which the Company issued to the 10/20/25 Investor a secured note in the aggregate principal amount of $133,333 (the “10/20/25 Note”) for a purchase price of $120,000. The 10/20/25 Note bears interest at the rate of 5% per annum and matures on May 20, 2026. The 10/20/25 Note is not convertible and provides for certain events of default that are typical for a transaction of this type, including, among other things, any breach of the representations or warranties made by the Company or its subsidiaries. In connection with any event of default that results in the acceleration of payment of the 10/20/25 Note, the interest rate on the 10/20/25 Note shall accrue at a rate equal to the lesser of 24% per annum or the maximum rate permitted under applicable law. For as long as the 10/20/25 Note remains outstanding, the 10/20/25 Purchase Agreement: (1) prohibits the Company from entering into a variable rate transaction, (2) requires that the Company provide the 10/20/25 Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) prohibits any exchange transaction involving the Company’s debt or securities. In connection with the 10/20/25 Purchase Agreement, on October 9, 2025, the Company entered into an amendment agreement with certain of its creditors whereby the 10/20/25 Note was consented to and subordinated to the outstanding debt.

On October 21, 2025, the holder of the March 2025 Convertible Note converted the full balance of the March 2025 Convertible Note (an aggregate of $44,017 in interest and $108,696 in principal) into 320,691 shares of common stock of the Company.

On October 21, 2025, the Company entered into an Amendment No. 1 to the September 2024 Convertible Note, with the accredited and institutional investor. The amendment revised the definition of “Conversion Price” as set forth in the September 2024 Convertible Note to be equal to $0.75.

Between October 22, 2025 and October 29, 2025, the holder of the September 2024 Convertible Note converted the full balance of the September 2024 Convertible Note (an aggregate of $277,864 in interest, $1,852 of penalties, and $2,494,321 in principal) into 3,698,716 shares of common stock of the Company.

On October 29, 2025, the Company entered into a warrant exchange agreement with an accredited institutional investor, whereby the investor agreed to exercise approximately 130,000 outstanding warrants issued by the Company in connection with its initial public offering for cash, pursuant to the terms of such warrants, as well as exchange an additional 2,250,000 outstanding warrants issued by the Company in connection with its initial public offering for 2,175,000 shares of common stock of the Company. The Company agreed that for the ten day period following the date of the warrant exchange agreement, that it would not, subject to certain exemptions, (A) issue common stock or equivalents thereto, (B) effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction affecting the outstanding common stock or (C) file with the SEC a registration statement under the Securities Act relating to any shares of common stock or equivalents thereto.

On October 29, 2025, the Company entered into a convertible note purchase agreement (the “10/29/2025 Purchase Agreement”) with an accredited institutional investor (the “10/29/2025 Investor”), whereby the 10/29/2025 Investor purchased a convertible promissory note in the initial principal amount of $217,391 (the “10/29/2025 Note”) and 50,000 shares of the Company’s common stock for an aggregate purchase price of $201,000. Pursuant to the 10/29/2025 Purchase Agreement, until the later of (i) 12 months after execution of the 10/29/2025 Purchase Agreement and (ii) the Company’s obligations under the 10/29/2025 Note are no longer outstanding, the 10/29/2025 Investor has the right, but not the obligation, to purchase another convertible promissory note from the Company on the same terms and conditions as the 10/29/2025 Note. The 10/29/2025 Note accrues interest at a rate of 18% per annum; provided that interest for the first eight months accrues immediately and is guaranteed. Interest on the 10/29/2025 Note may be paid in cash or in common stock, as determined by the 10/29/2025 Investor, commencing on December 1, 2025, and the 10/29/2025 Note matures on October 29, 2026. The Company may prepay 100% of the outstanding balance of the 10/29/2025 Note at any time the Company is not in default, provided that the Company pays a prepayment fee equal to 10% of the outstanding balance. At any time after January 29, 2026, the 10/29/2025 Investor may convert any portion of the outstanding balance of the 10/29/2025 Note into common stock at a price equal to $0.48 per share, subject adjustments for dilutive issuances, stock splits, defaults, and low volume of the common stock, as described further therein. The 10/29/2025 Note may not be converted by the 10/29/2025 Investor into shares of common stock if such conversion would result in the 10/29/2025 Investor and its affiliates owning in excess of 9.99% of the number of shares of the common stock outstanding immediately after giving effect to the issuance of all shares issuable upon conversion of the 10/29/2025 Note. The 10/29/2025 Note contains standard and customary events of default and covenants, including that, for as long as the 10/29/2025 Note remains outstanding: (1) the Company is prohibited from entering into a variable rate transaction, (2) the Company is required to provide the 10/29/2025 Investor with any more favorable terms granted to any future purchaser or holder of the Company’s debt or securities and (3) if the Company conduct a Qualified Financing (as defined in the 10/29/2025 Note), the Company must prepay the 10/29/2025 Note out of proceeds from the Qualified Financing and/or the 10/29/2025 Investor may convert the 10/29/2025 Note at the lower of the conversion price then in effect and 75% of the effective price at which the Company issues securities in the Qualified Financing.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

VSee Health, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of VSee Health, Inc. (formerly known as Digital Health Acquisition Corp.) (the “Company”) as of December 31, 2024, the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the year then ended, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has an accumulated deficit at December 31, 2024 and continuing net losses and negative cash flows from operations and expects to continue incurring operating losses and negative cash flows in the future. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audit provides a reasonable basis for our opinion.

Emphasis of Matter- Restatement of Unaudited Condensed Consolidated Interim Financial Statements

As discussed in Note 2 to the consolidated financial statements, the unaudited condensed consolidated interim financial statements as of and for the three months ended March 31, 2024, as of and for the three and six months ended June 30, 2024, and as of and for the three and nine months ended September 30, 2024 have been restated to correct certain misstatements.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2024.

San Francisco, California

August 28, 2025

PCAOB ID Number 100

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of VSee Lab, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of VSee Lab, Inc. (the Company) as of December 31, 2023, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1, the Company has incurred net losses since inception and continues to have negative operating cash flows. These factors, and the need for additional financing in order for the Company to meet its business plans raise substantial doubt about the Company’s ability to continue as a going concern.  Our opinion is not modified with respect to that matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2024.

Tampa, Florida

August 18, 2025

3702 W Spruce St #1430 ● Tampa, Florida 33607 ● +1.813.441.9707

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2024	2023
		(Restated)
ASSETS
Current assets
Cash	$326,115	$118,734
Accounts receivable, net of allowance for credit losses of $2,393,033 and $32,457 as of December 31, 2024 and 2023, respectively	1,716,370	603,480
Due from related party	531,656	—
Prepaids and other current assets	446,826	79,920
Total current assets	3,020,967	802,134

Right-of-use assets, net	379,585	—
Intangible assets, net	10,995,000	—
Goodwill	4,916,694	—
Fixed assets, net	680,242	3,657
Total assets	$19,992,488	$805,791

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable and accrued liabilities	$9,343,659	$2,586,281
Deferred revenue	417,815	902,524
Due to related party	51,900	338,506
Operating lease liabilities	72,836	—
Financing lease liabilities	328,833	—
Factoring payable	179,007	—
Encompass Purchase liability	263,918	—
Equity Line of Credit	80,000	—
Exchange Note, at fair value	1,499,000	—
Quantum Convertible Note, related party, at fair value	3,248,000	—
September 2024 Convertible Note, at fair value	2,094,000	—
Loan payable, related party, net of discount	471,651	323,000
Line of credit	456,097	—
Notes payable, net of discount	433,983	220,000
Common stock issuance obligation	69,621	—
Due on share purchase	—	135,000
Contingent liability	—	600,000
Total current liabilities	19,010,320	5,105,311

Notes payable, less current portion, net of discount	593,941	—
Operating lease liabilities, less current portion	269,338	—
Deferred revenue, net of current portion	69,999	—
Deferred tax liability	67,378	—
Total liabilities	20,010,976	5,105,311

Commitments, Contingencies, and Concentration Risk (Note 11)

Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; 6,158 and 0 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1	—
Common stock, $0.0001 par value; 100,000,000 shares authorized 16,297,190 and 4,639,643 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1,630	464
Additional paid-in capital	67,683,754	6,027,153
Accumulated deficit	(67,703,873)	(10,001,858)
Non-controlling interest	—	(325,279)
Total stockholders’ equity (deficit)	(18,488)	(4,299,520)
Total liabilities and stockholders’ equity (deficit)	$19,992,488	$805,791

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2024	2023
		(Restated)
Revenues
Subscription fees	$4,115,126	$4,044,807
Professional services and other fees	2,108,307	1,063,114
Technical engineering fees	1,980,186	657,968
Patient fees	1,207,343	—
Telehealth fees	1,003,510	—
Institutional fees	6,880	—
Total revenues	10,421,352	5,765,889
Cost of revenues	3,243,772	1,933,195
Gross margin	7,177,580	3,832,694

Operating expenses
Compensation and related benefits	5,306,458	4,417,028
General and administrative expenses	6,553,961	1,202,456
Goodwill impairment charges	56,675,210	—
Transaction expenses	792,796	86,799
Total operating expenses	69,328,425	5,706,283

Net operating loss	(62,150,845)	(1,873,589)

Other income (expense)
Interest expense	(211,459)	(191,323)
Other income (expense), net	504	(20,114)
Change in fair value of financial instruments	6,176,097	—
Loss on issuance of financial instruments	(2,513,234)	—
Loss on extinguishment of debt	(645,979)	—
Change in fair value on embedded derivative	—	90,200
Gain on forgiveness of debt	—	107,862
Total other income (expense), net	2,805,929	(13,375)

Loss before benefit from (provision for) income taxes	(59,344,916)	(1,886,964)

Benefit from (provision for) income taxes	1,642,901	(1,838,490)

Net loss	(57,702,015)	(3,725,454)
Net profit attributable to non-controlling interest	—	37,476
Net loss attributable to stockholders	$(57,702,015)	$(3,762,930)

Basic and diluted loss per common share	$(5.65)	$(0.38)
Weighted average number of common shares outstanding, basic and diluted	10,213,036	9,998,446

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

										Total
	Series A Preferred Stock		Series A-1 Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non-controlling	Stockholders’ Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	(Deficit)
Balance, December 31, 2022 (restated)	371,715	$37	1,228,492	$123	9,998,446	$1,000	$6,026,457	$(6,238,928)	$(362,755)	$(574,066)
Retroactive application of recapitalization	(371,715)	(37)	(1,228,492)	(123)	(5,358,803)	(536)	696	—	—	—
Balance, December 31, 2022, adjusted (restated)	—	—	—	—	4,639,643	464	6,027,153	(6,238,928)	(362,755)	(574,066)
Net loss (restated)	—	—	—	—	—	—	—	(3,762,930)	—	(3,762,930)
Non-controlling interest	—	—	—	—	—	—	—	—	37,476	37,476
Balance, December 31, 2023 (restated)	—	$—	—	$—	4,639,643	$464	$6,027,153	$(10,001,858)	$(325,279)	$(4,299,520)
Shares issued to non-controlling interest holders in TAD to obtain 100% interest in subsidiary	—	—	—	—	354,441	36	(325,315)	—	325,279	—
Escrow shares released from stock payable	—	—	—	—	239,424	24	127,686	—	—	127,710
Shares issued as conversion of debt of VSee debt holders	—	—	—	—	12,846	1	155,564	—	—	155,565
Reverse recapitalization	—	—	—	—	3,603,966	360	(17,957,293)	—	—	(17,956,933)
Shares issued as consideration to iDoc shareholders	—	—	—	—	4,950,000	495	67,450,680	—	—	67,451,175
Shares issued as conversion of iDoc debt as part of the consideration in the acquisition	—	—	—	—	592,500	59	1,184,941	—	—	1,185,000
Preferred shares issued as conversion of iDoc debt as part of the consideration in the acquisition	300	—	—	—	—	—	300,000	—	—	300,000
Shares issued as conversion of VSee debt with Dominion in connection with the Exchange agreement	—	—	—	—	300,000	30	599,970	—	—	600,000
Preferred shares issued as conversion of VSee debt as contemplated by the business combination transaction	220	—	—	—	—	—	220,000	—	—	220,000
Preferred shares issued as conversion of DHAC sponsor debt as contemplated by the business combination transaction	1,268	—	—	—	—	—	1,268,000	—	—	1,268,000
Preferred shares issued as conversion of Underwriting Fee as contemplated by the business combination transaction	4,370	1	—	—	—	—	4,369,999	—	—	4,370,000
Shares issued to settled iDoc debt holders	—	—	—	—	114,000	12	227,988	—	—	228,000
Shares issued upon conversions of Additional Bridge Notes	—	—	—	—	60,764	6	159,875	—	—	159,881
Shares issued as part of stock grants to vendors	—	—	—	—	227,500	23	625,727	—	—	625,750
Shares issued upon conversion of portion of Exchange Note	—	—	—	—	469,606	47	1,177,436	—	—	1,177,483
Shares issued upon conversion of ELOC Commitment Fee Note	—	—	—	—	50,000	5	79,495	—	—	79,500
Shares issued upon conversion of Working Capital Funds Advances	—	—	—	—	202,500	20	404,980	—	—	405,000
Warrants and commitment shares issued in connection with the September 2024 Note	—	—	—	—	100,000	10	(10)	—	—	—
Shares issued under ELOC	—	—	—	—	380,000	38	759,962	—	—	760,000
Stock-based compensation	—	—	—	—	—	—	826,916	—	—	826,916
Net loss	—	—	—	—	—	—	—	(57,702,015)	—	(57,702,015)
Balance, December 31, 2024	6,158	$1	—	$—	16,297,190	$1,630	$67,683,754	$(67,703,873)	$—	$(18,488)

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2024	2023
		(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,702,015)	$(3,725,454)
Adjustments to reconcile net loss to net cash used in operating activities:
Goodwill impairment charges	56,675,210	—
Allowance for expected credit losses	759,782	32,457
Depreciation and amortization	1,323,467	678
Stock-based compensation	896,537	—
Amortization of right-of-use assets	55,459	—
Deferred income taxes	(1,679,404)	1,852,826
Change in fair value of financial instruments	(6,176,097)	(90,200)
Loss on issuance of financial instruments	2,513,234	—
Shares issued as part of stock grants to vendors	98,000	—
Loss on extinguishment of debt	645,979	—
Gain on forgiveness of debt	—	(107,862)
Amortization of discount on note payable	7,000	93,733
Changes in operating assets and liabilities:
Accounts receivable	(1,094,190)	(246,484)
Due from related party	254,378	—
Prepaids and other current assets	(202,245)	59,741
Accounts payable and accrued liabilities	(1,446,302)	1,409,823
Deferred revenue	(414,710)	(104,037)
Due to related party	(210,755)	192,184
Operating lease liabilities	(92,870)	—
Net cash used in operating activities	(5,789,542)	(632,595)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired in Business Combination – iDoc	29,123	—
Purchases of fixed assets	(55,267)	(4,335)
Net cash used in investing activities	(26,144)	(4,335)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Quantum Convertible Note, related party	2,700,000	—
Proceeds from September 2024 Convertible Note	2,000,000	—
Proceeds from reverse recapitalization with DHAC	1,323,362	—
Proceeds from ELOC	760,000	—
Payments on Extension Note	(335,750)	—
Payments on factoring payable	(180,397)	—
Payments on Exchange Note	(61,429)	—
Payments on Additional Bridge Financing	(52,680)	—
Payments on September 2024 Convertible Note	(38,889)	—
Payments on advances from related party	(47,800)	—
Payments on note payable	(38,200)	—
Payments on due on acquisition purchase	(5,150)	—
Proceeds from loan payable, related party	—	190,000
Proceeds from note payable	—	200,000
Proceeds from share repurchase liability	—	135,000
Net cash provided by financing activities	6,023,067	525,000

NET CHANGE IN CASH	207,381	(111,930)
Cash, Beginning of Year	118,734	230,664
CASH, END OF YEAR	$326,115	$118,734

Supplemental disclosure of cash flow information:
Cash paid for interest expense	$111,331	$—
Cash paid for taxes	$—	$—
Non-cash investing and financing activities:
Shares issued to non-controlling interest holders in TAD to obtain 100% interest in subsidiary	$325,279	$—
Escrow shares released from stock payable	$127,710	$—
Shares issued as conversion of debt of VSee debt holders	$155,565	$—
Net liabilities acquired in reverse merger	$19,359,122	$—
Finance lease payable reclassed from financing activities to accounts payable	$407,791	$—
Shares issued to iDoc shareholders and upon conversion of iDoc debt as part of the acquisition	$68,907,052	$—
Preferred shares issued as conversion of iDoc debt as part of the consideration in the acquisition	$300,000	$—
Shares issued as conversion of VSee debt with Dominion in connection with the Exchange agreement	$600,000	$—
Preferred shares issued as conversion of VSee debt as contemplated by the business combination transaction	$220,000	$—
Preferred shares issued as conversion of DHAC sponsor debt as contemplated by the business combination transaction	$1,268,000	$—
Preferred shares issued as conversion of Underwriting Fee as contemplated by the business combination transaction	$4,370,000	$—
Shares issued to settled iDoc debt holders	$228,000	$—
Shares issued as principal payment of Additional Bridge Notes	$159,881	$—
Shares issued as part of stock grants to vendors	$625,750	$—
Shares issued as principal payment of Exchange Note	$1,177,483	$—
Shares issued upon conversion of ELOC Commitment Fee Note	$79,500	$—
Shares issued upon conversion of Working Capital Funds Advances	$405,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

VSEE HEALTH, INC.

(FKA DIGITAL HEALTH ACQUISITION CORP.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2024

Note 1 Organization and Description of Business

VSee Health, Inc. (f/k/a Digital Health Acquisition Corp., a Delaware corporation) (the “Company,” “we,” “our,” “VSee Health” or “us”) is a telehealth software platform solution. Our proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that VSee believes are not available from any other system worldwide. Our company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. Our platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third-party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing healthcare industry. Our company will also be able to white label our solutions so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

The Company was formed in Delaware on March 30, 2021 under the name Digital Health Acquisition Corp. (“DHAC”) as a “blank check company” for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization or other similar business transaction, one or more operating businesses or assets. On June 24, 2024 (the “Closing Date”), the parties consummated the business combination by and among DHAC, DHAC Merger Sub I, Inc., a Delaware corporation and a direct, wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and a direct, wholly owned subsidiary of DHAC (“Merger Sub II”), VSee Lab, Inc., a Delaware corporation (“VSee Lab”), and iDoc Virtual Telehealth Solutions, Inc., a Texas corporation (“iDoc”) (the “Business Combination”). In connection with the Business Combination, DHAC changed its name from Digital Health Acquisition Corp. to VSee Health, Inc. Furthermore, unless otherwise stated or unless the context otherwise requires, references to “DHAC” refer to Digital Health Acquisition Corp., a Delaware corporation, prior to the Closing Date.

At the closing (the “Closing”) of the Business Combination, (1) each share of DHAC common stock was re-designated as a share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and each outstanding warrant of DHAC was re-designated as a warrant of the Company and each whole warrant exercisable for one share of the Company’s Common Stock at an exercise price of $11.50 (the “Warrant”); (2) each issued and outstanding share of Class A common stock of VSee Lab (including all securities that are converted or exchanged into shares of VSee Lab Class A common stock) immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 0.40 shares of Common Stock; and (3) each issued and outstanding share of Class A common stock of iDoc immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 994.38 shares of Common Stock.

Furthermore, with the Closing of the Business Combination, (1) pursuant to certain securities purchase agreements entered into on November 21, 2023 (the “Loan Conversion SPAs”) by and among DHAC, VSee Lab and/or iDoc with certain lenders of each of DHAC, VSee Lab and iDoc, certain indebtedness of each of DHAC, VSee Lab and iDoc was converted into shares of Series A Preferred Stock of VSee Health, par value $0.0001 per share (the “Series A Preferred Stock”) upon Closing and the Company issued 1,788 Series A Preferred Stock to such lenders; (2) pursuant to certain securities purchase agreements entered into on November 21, 2023 and as further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”), by and among DHAC, VSee Lab and/or iDoc and certain lenders, following assumption and conversion of the underlying loans, the Company issued 892,500 shares of Common Stock to such lenders after the Closing; and (3) in connection with services performed by A.G.P./Alliance Global Partners (“A.G.P.”) during DHAC’s initial public offering and pursuant to a securities purchase agreement entered into on November 3, 2022 and as further amended on November 21, 2023 (the “A.G.P. Securities Purchase Agreement”), the Company issued 4,370 shares of Series A Preferred Stock to A.G.P. upon Closing.

In addition, pursuant to the exchange agreement (the “Exchange Agreement”) entered by and among DHAC, VSee Lab and iDoc on November 21, 2023, the Company consummated the exchange of a senior convertible promissory note with an aggregate principal value of $2,523,744 (the “Exchange Note”) and issued the Exchange Note with an institutional and accredited investor (the “Bridge Investor”) on the Closing Date. The Exchange Note is guaranteed by each of the Company, VSee Lab and iDoc and is fully secured by collateral of the Company and its subsidiaries including, without limitation, the intellectual property, trademark, and patent rights. Moreover, in connection with the Closing and pursuant to the convertible note purchase agreement (the “Quantum Purchase Agreement”) entered by and between DHAC and an institutional and accredited investor (the “Quantum Investor”) on November 21, 2023, the Company, on June 25, 2024, issued and sold to the Quantum Investor a 7% original issue discount convertible promissory note (the “Quantum Convertible Note”) in the aggregate principal amount of $3,000,000.

The total number of shares of the Company’s Common Stock outstanding immediately following the Closing was approximately 14,692,820 comprising (i) 3,432,000 DHAC founders shares; (ii) 57,000 shares of Common Stock issued to DHAC stockholders, (iii) 5,246,354 shares of Common Stock issued to VSee Lab stockholders (a portion of which are subject to escrow); (iv) 4,950,000 shares of Common Stock issued to iDoc stockholders (a portion of which are subject to escrow); (v) 892,500 shares of Common Stock issued to certain lenders pursuant to the A&R Loan Conversion SPAs which were converted following the Closing; and (vi) 114,966 shares of Common Stock issued to the Company’s public stockholders, who are formerly DHAC stockholders.

Apart from the above, on November 21, 2023, DHAC entered into an equity line of credit purchase agreement (the “ELOC Purchase Agreement”) with the Bridge Investor pursuant to which DHAC may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of VSee Health’s Common Stock, from time to time over a 36-month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the Closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The arrangement is hereby referred to as the “ELOC.” In connection with the Bridge Investor’s commitment to enter into the ELOC transaction, pursuant to the ELOC Purchase Agreement, on July 2, 2024, the Company issued and sold to the Bridge Investor a senior unsecured convertible note in a principal amount of $500,000 that is payable only in shares of the Company Common Stock at an initial price of $10 per share (the “ELOC Commitment Fee Note”). On September 30, 2024, the Company and the Bridge Investor mutually agreed to extend the maturity date of the ELOC Commitment Fee Note from September 23, 2024 to December 31, 2024. On December 13, 2024, the Company issued 50,000 shares to Dominion Capital to settle the ELOC Commitment Fee Note upon conversion.

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination was accounted for as a reverse recapitalization with VSee Lab as the accounting acquirer and DHAC and iDoc as the accounting acquirees. Accordingly for accounting purposes, the Business Combination is the equivalent of VSee Lab issuing stock for the net assets of DHAC, accompanied by a recapitalization. The net assets of DHAC were combined with those of VSee Lab at historical cost as of the Closing Date, with no goodwill or other intangible assets recorded. For accounting purposes, VSee Lab is treated as the acquirer, which is the entity that has obtained control of another entity and, thus, consummated a business combination. The historical comparative financial information prior to June 24, 2024 as presented in this annual report is that of VSee Lab as VSee Lab is the predecessor of the Company and the accounting acquirer. As such, for accounting purposes, the “Company” as used in this annual report means “VSee Lab” when referring to financial numbers prior to June 24, 2024 and “VSee Health” when referring to financial numbers after June 24, 2024.

As VSee Lab is determined to be the accounting acquirer in the Business Combination, the acquisition of iDoc was treated as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations, and was accounted for using the acquisition method of accounting. The consideration transferred to acquire iDoc was allocated to the assets acquired and liabilities assumed based on the estimated acquisition-date fair values. The excess of consideration transferred to effect the acquisition over the fair values of assets acquired and liabilities assumed was recorded as goodwill. Refer to Note 4 Business Combination for further details.

Going Concern

Management has determined that principal conditions including the Company’s liquidity condition and historical operating losses incurred raise substantial doubt about the Company’s ability to continue as a going concern for a period of time of least one year after the date that the accompanying consolidated financial statements are issued.

The Company has incurred multiple years of losses resulting in an accumulated deficit of $67,703,873 as of December 31, 2024 and further losses are anticipated in the development of its business. Further, the Company had operating cash outflows of $5,789,542 for the year ended December 31, 2024. For the year ended December 31, 2024, the Company had a loss from operations of $62,150,845. The Company’s operations have been funded principally through the issuance of debt and equity. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Management plans to mitigate the substantial doubt raised by the above conditions and concerns via a series of measures, which include:

●	Revenue Enhancement Strategies: The Company and including the acquisition of iDoc on June 24, 2024 (see further Note 4 Business Combination) has won new contracts with larger hospitals and entered new markets, demonstrating the Company’s ability to generate positive revenue growth from its robust pipeline. During the third quarter, service commenced to a client in the new market, driving positive future revenue growth.

●	Equity/ ELOC Financing: The Company has an Equity Purchase Agreement (as defined below) dated November 21, 2023 whereby the Company may receive up to $50,000,000 in aggregate gross proceeds from sales of our Common Stock to the ELOC investor that the Company may, in its discretion, elect to make, from time to time pursuant to the terms and period of the Equity Purchase Agreement. The Investor shall have the right but not the obligation to purchase shares at the floor price of $2.00 per share (amended to $1.25 per share on March 20, 2025) if the VWAP on the date when a purchase notice under the Equity Purchase Agreement is less than the floor price.

There is no assurance that the measures taken by the Company to alleviate such concerns will be successful or successful within one year after the date the consolidated financial statements are issued. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Note 2 Restatement of Previously Issued Financial Statements

Restatement of VSee Lab, Inc. Condensed Consolidated Financial Statements as of March 31, 2023

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of accrued expenses in the condensed consolidated balance sheet of VSee Lab as of March 31, 2023 and the proper cutoff of revenue transactions in the condensed consolidated statement of operations for the three months ended March 31, 2023. The Company determined that the previously issued condensed consolidated financial statements of VSee Lab (on a standalone basis, prior to the closing of the Business Combination) are materially misstated and should no longer be relied upon. The identified errors impacting the previously issued VSee Lab standalone condensed consolidated financial statements include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers. As a result of correcting this error, the Company recorded an accrual of $581,993 in the condensed consolidated balance sheet as of March 31, 2023. Of this amount, $522,033 related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of March 31, 2023. The remaining $59,960 of this amount was reflected as an adjustment to operating expense in the condensed consolidated statement of operations for the three months ended March 31, 2023.

●	The incorrect cutoff of a revenue transaction with a customer as of March 31, 2023. As a result of correcting this error, the Company recorded an increase in deferred revenue of $62,500 in the condensed consolidated balance sheet as of March 31, 2023. In relation to this transaction, $50,000 of the revenue adjustment related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of March 31, 2023. The remaining $18,750 of revenue recognized related to this transaction was initially recognized during the three months ended March 31, 2023 and as such has been reflected as a reduction in revenue in the restated condensed consolidated statement of operations for the three months ended March 31, 2023.

As a result of recording the effect of the restatement adjustments described above, the Company’s opening accumulated deficit balance as of January 1, 2023 and reflected in the condensed consolidated financial statements as of March 31, 2023 was increased from $5,666,895 to $6,238,928.

The following tables summarize the effect of the restatement on each financial statement line item in the VSee Lab condensed consolidated financial statements for the three months ended March 31, 2023. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet of VSee Lab, Inc. as of March 31, 2023	As Reported	Adjustment	As Restated
Accounts payable and accrued liabilities	$1,129,638	$581,993	$1,711,631
Deferred revenue	827,143	62,500	889,643
Total current liabilities	3,278,609	644,493	3,923,102
Total liabilities	3,278,609	644,493	3,923,102
Accumulated deficit	(6,118,147)	(644,493)	(6,762,640)
Total stockholders’ deficit	$(458,052)	$(644,493)	$(1,102,545)

Consolidated Statement of Operations of VSee Lab, Inc. for the three months ended March 31, 2023	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$175,687	$(18,750)	$156,937
Total revenue	1,596,268	(18,750)	1,577,518
Gross margin	1,020,946	(18,750)	1,002,196
General and administrative expenses	281,253	59,960	341,213
Total operating expenses	1,658,091	59,960	1,718,051
Net operating loss	(637,145)	(78,710)	(715,855)
Loss before income taxes	(638,862)	(78,710)	(717,572)
Net loss	(456,019)	(78,710)	(534,729)
Net loss attributable to shareholders	(451,252)	(78,710)	(529,962)
Basic and diluted net loss per share	$(0.05)	$-	$(0.05)

Consolidated Statement of Cash Flows for VSee Lab, Inc. for the three months ended March 31, 2023	As Reported	Adjustment	As Restated
Net loss	$(456,019)	$(78,710)	$(534,729)
Accounts payable and accrued expenses	(4,896)	59,960	55,064
Deferred revenue	$569,003	$18,750	$587,753

Restatement of VSee Lab, Inc. Condensed Consolidated Financial Statements as of June 30, 2023

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of accrued expenses in the condensed consolidated balance sheet of VSee Lab as of June 30, 2023 and the proper cutoff of revenue transactions in the condensed consolidated statement of operations for the three and six months ended June 30, 2023. The Company determined that the previously issued condensed consolidated financial statements of VSee Lab (on a standalone basis, prior to the closing of the Business Combination) are materially misstated and should no longer be relied upon. The identified errors impacting the previously issued VSee Lab standalone condensed consolidated financial statements include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers. As a result of correcting this error, the Company recorded an accrual of $641,953 in the condensed consolidated balance sheet as of June 30, 2023. Of this amount, $522,033 related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of June 30, 2023. The remaining amount was reflected as an adjustment to operating expense of $59,960 and $119,920 in the condensed consolidated statement of operations for the three and six months ended June 30, 2023, respectively.

●	The incorrect cutoff of a revenue transaction with a customer as of June 30, 2023. As a result of correcting this error, the Company recorded an increase in deferred revenue of $87,500 in the condensed consolidated balance sheet as of June 30, 2023. In relation to this transaction, $50,000 of the revenue adjustment related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of June 30, 2023. Additionally, $18,750 and $37,500 of revenue recognized related to this transaction was initially recognized during the three and six months ended June 30, 2023, respectively, and as such has been reflected as a reduction in revenue in the restated condensed consolidated statement of operations for the three and six months ended June 30, 2023.

The following tables summarize the effect of the restatement on each financial statement line item in the VSee Lab condensed consolidated financial statements for the three and six months ended June 30, 2023. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Statement of Operations of VSee Lab, Inc. for the three months ended June 30, 2023	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$48,650	$(18,750)	$29,900
Total revenue	1,290,223	(18,750)	1,271,473
Gross margin	815,936	(18,750)	797,186
General and administrative expenses	326,386	59,960	386,346
Total operating expenses	1,427,063	59,960	1,487,023
Net operating loss	(611,127)	(78,710)	(689,837)
Loss before income taxes	(602,976)	(78,710)	(681,686)
Net loss	(428,581)	(78,710)	(507,291)
Net loss attributable to shareholders	(424,610)	(78,710)	(503,320)
Basic and diluted net loss per share	$(0.09)	$(0.02)	$(0.11)

Consolidated Statement of Operations of VSee Lab, Inc. for the six months ended June 30, 2023	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$224,337	$(37,500)	$186,837
Total revenue	2,886,491	(37,500)	2,848,991
Gross margin	1,836,882	(37,500)	1,799,382
General and administrative expenses	607,639	119,920	727,559
Total operating expenses	3,085,154	119,920	3,205,074
Net operating loss	(1,248,272)	(157,420)	(1,405,692)
Loss before income taxes	(1,241,838)	(157,420)	(1,399,258)
Net loss	(884,600)	(157,420)	(1,042,020)
Net loss attributable to shareholders	(875,862)	(157,420)	(1,033,282)
Basic and diluted net loss per share	$(0.19)	$(0.03)	$(0.22)

Consolidated Statement of Cash Flows for VSee Lab, Inc. for the six months ended June 30, 2023	As Reported	Adjustment	As Restated
Net loss	$(884,600)	$(157,420)	$(1,042,020)
Accounts payable and accrued expenses	931,711	119,920	1,051,631
Deferred revenue	$(223,631)	$37,500	$(186,131)

Restatement of VSee Lab, Inc. Condensed Consolidated Financial Statements as of September 30, 2023

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of accrued expenses in the condensed consolidated balance sheet of VSee Lab as of September 30, 2023 and the proper cutoff of revenue transactions in the condensed consolidated statement of operations for the three and nine months ended September 30, 2023. The Company determined that the previously issued condensed consolidated financial statements of VSee Lab (on a standalone basis, prior to the closing of the Business Combination) are materially misstated and should no longer be relied upon. The identified errors impacting the previously issued VSee Lab standalone condensed consolidated financial statements include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers. As a result of correcting this error, the Company recorded an accrual of $701,913 in the condensed consolidated balance sheet as of September 30, 2023. Of this amount, $522,033 related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of September 30, 2023. The remaining amount was reflected as an adjustment to operating expense of $59,960 and $179,880 in the condensed consolidated statement of operations for the three and nine months ended September 30, 2023, respectively.

●	The incorrect cutoff of a revenue transaction with a customer as of September 30, 2023. As a result of correcting this error, the Company recorded an increase in deferred revenue of $106,250 in the condensed consolidated balance sheet as of September 30, 2023. In relation to this transaction, $50,000 of the revenue adjustment related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of September 30, 2023. Additionally, $18,750 and $56,250 of revenue recognized related to this transaction was initially recognized during the three and nine months ended September 30, 2023, respectively, and as such has been reflected as a reduction in revenue in the restated condensed consolidated statement of operations for the three and nine months ended September 30, 2023.

The following tables summarize the effect of the restatement on each financial statement line item in the VSee Lab condensed consolidated financial statements for the three and nine months ended September 30, 2023. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet of VSee Lab, Inc. as of September 30, 2023	As Reported	Adjustment	As Restated
Accounts payable and accrued liabilities	$1,709,887	$701,913	$2,411,800
Deferred revenue	970,122	87,500	$1,057,622
Total current liabilities	4,253,557	789,413	$5,042,970
Total liabilities	4,253,557	789,413	$5,042,970
Accumulated deficit	(6,653,885)	(789,413)	$(7,443,298)
Total stockholders’ deficit	$(985,296)	(789,413)	$(1,774,709)

Consolidated Statement of Operations of VSee Lab, Inc. for the three months ended September 30, 2023	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$219,978	$(18,750)	$201,228
Total revenue	1,451,471	(18,750)	1,432,721
Gross margin	973,072	(18,750)	954,322
General and administrative expenses	224,874	59,960	284,834
Total operating expenses	1,247,428	59,960	1,307,388
Net operating loss	(274,356)	(78,710)	(353,066)
Loss before income taxes	(332,297)	(78,710)	(411,007)
Net loss	(98,581)	(78,710)	(177,291)
Net loss attributable to shareholders	(111,046)	(78,710)	(189,756)
Basic and diluted net loss per share	$(0.01)	$(0.01)	$(0.02)

Consolidated Statement of Operations of VSee Lab, Inc. for the nine months ended September 30, 2023	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$444,315	$(56,250)	$388,065
Total revenue	4,337,962	(56,250)	4,281,712
Gross margin	2,809,954	(56,250)	2,753,704
General and administrative expenses	832,513	179,880	1,012,393
Total operating expenses	4,332,582	179,880	4,512,462
Net operating loss	(1,522,628)	(236,130)	(1,758,758)
Loss before income taxes	(1,574,135)	(236,130)	(1,810,265)
Net loss	(983,181)	(236,130)	(1,219,311)
Net loss attributable to shareholders	(986,908)	(236,130)	(1,223,038)
Basic and diluted net loss per share	$(0.10)	$(0.02)	$(0.12)

Consolidated Statement of Cash Flows for VSee Lab, Inc. for the nine months ended September 30, 2023	As Reported	Adjustment	As Restated
Net loss	$(983,181)	$(236,130)	$(1,219,311)
Accounts payable and accrued expenses	988,798	179,880	1,168,678
Deferred revenue	$13,561	$56,250	$69,811

Restatement of VSee Lab, Inc. Consolidated Financial Statements for the year ended December 31, 2023

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of accrued expenses in the consolidated balance sheet of VSee Lab as of December 31, 2023 and the proper cutoff of revenue transactions in the consolidated statement of operations for the year ended December 31, 2023. The Company determined that the previously issued consolidated financial statements of VSee Lab (on a standalone basis, prior to the closing of the Business Combination) are materially misstated and should no longer be relied upon. The identified errors impacting the previously issued VSee Lab standalone consolidated financial statements include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers. As a result of correcting this error, the Company recorded an accrual of $761,873 in the consolidated balance sheet as of December 31, 2023. Of this amount, $522,033 related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the consolidated financial statements for VSee Lab for the year ended December 31, 2023. The remaining $239,840 of this amount was reflected as an adjustment to operating expense in the consolidated statement of operations for the year ended December 31, 2023.

●	The incorrect cutoff of a revenue transaction with a customer as of December 31, 2023. As a result of correcting this error, the Company recorded a decrease in accounts receivable of $25,000 and an increase in deferred revenue of $100,000 in the consolidated balance sheet as of December 31, 2023. In relation to this transaction, $50,000 of the revenue adjustment related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the consolidated financial statements for VSee Lab for the year ended December 31, 2023. The remaining $75,000 of revenue recognized related to this transaction was initially recognized during the year ended December 31, 2023 and as such has been reflected as a reduction in revenue in the restated consolidated statement of operations for the year ended December 31, 2023.

Additionally, the Company has included the carryforward effect of these VSee Lab consolidated financial statement restatement adjustments on the Company’s previously issued interim condensed consolidated financial statements for the quarters ended June 30, 2024 and September 30, 2024. See further details below.

The following tables summarize the effect of the restatement on each financial statement line item in the VSee Lab consolidated financial statements for the year ended December 31, 2023. While not presented below, the Company’s consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the consolidated balance sheet and consolidated statement of operations as described above:

Consolidated Balance Sheet of VSee Lab, Inc. as of December 31, 2023	As Reported	Adjustment	As Restated
Accounts receivable, net	$628,480	$(25,000)	$603,480
Total current assets	827,134	(25,000)	802,134
Total assets	830,791	(25,000)	805,791
Accounts payable and accrued liabilities	1,824,408	761,873	2,586,281
Deferred revenue	802,524	100,000	902,524
Total current liabilities and total liabilities	4,243,438	861,873	5,105,311
Accumulated deficit	(9,114,985)	(886,873)	(10,001,858)
Total stockholders’ deficit	(3,412,647)	(886,873)	(4,299,520)
Total liabilities and stockholders’ equity (deficit)	$830,791	$(25,000)	$805,791

Consolidated Statement of Operations of VSee Lab, Inc. for the year ended December 31, 2023	As Reported	Adjustment	As Restated
Revenues	$5,840,889	$(75,000)	$5,765,889
Gross margin	3,907,694	(75,000)	3,832,694
General and administrative expenses	962,616	239,840	1,202,456
Total operating expenses	5,466,443	239,840	5,706,283
Net operating loss	(1,558,749)	(314,840)	(1,873,589)
Loss before income taxes	(1,572,124)	(314,840)	(1,886,964)
Income tax (expense) benefit	(1,838,490)	-	(1,838,490)
Net loss	(3,410,614)	(314,840)	(3,725,454)
Net loss attributable to VSee Lab, Inc.	(3,448,090)	(314,840)	(3,762,930)
Basic and diluted net loss per share	$(0.34)	$(0.04)	$(0.38)

Consolidated Statement of Cash Flows for VSee Lab, Inc. for the year ended December 31, 2023	As Reported	Adjustment	As Restated
Net loss	$(3,410,614)	$(314,840)	$(3,725,454)
Accounts receivable	(271,484)	25,000	(246,484)
Accounts payable and accrued expenses	1,169,983	239,840	1,409,823
Deferred revenue	$(154,037)	$50,000	$(104,037)

Restatement of VSee Lab, Inc. Condensed Consolidated Financial Statements as of March 31, 2024

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of accrued expenses in the condensed consolidated balance sheet of VSee Lab as of March 31, 2024 and the proper cutoff of revenue transactions in the condensed consolidated statement of operations for the three months ended March 31, 2024. The Company determined that the previously issued condensed consolidated financial statements of VSee Lab (on a standalone basis, prior to the closing of the Business Combination) are materially misstated and should no longer be relied upon. The identified errors impacting the previously issued VSee Lab standalone condensed consolidated financial statements include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers. As a result of correcting this error, the Company recorded an accrual of $821,291 in the condensed consolidated balance sheet as of March 31, 2024. Of this amount, $761,873 related to periods prior to the year ended December 31, 2023 and is reflected as an adjustment to opening retained earnings in the condensed consolidated financial statements for VSee Lab as of March 31, 2024. The remaining $59,419 of this amount was reflected as an adjustment to operating expense in the condensed consolidated statement of operations for the three months ended March 31, 2024.

●	The incorrect cutoff of a revenue transaction with a customer as of December 31, 2023. Correcting this error did not have an impact on the condensed consolidated balance sheet as of March 31, 2024. As the related contract was completed during March 2024, the Company recognized all deferred revenue from prior periods related to the arrangement in this period. This resulted in an increase of $125,000 in revenue (specific to the technical engineering fees line item) during the three months ended March 31, 2024.

The following tables summarize the effect of the restatement on each financial statement line item in the VSee Lab condensed consolidated financial statements for the three months ended March 31, 2024. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet of VSee Lab, Inc. as of March 31, 2024	As Reported	Adjustment	As Restated
Accounts payable and accrued liabilities	$1,819,512	$821,291	$2,640,803
Total liabilities	4,814,257	821,291	5,635,548
Accumulated deficit	(9,117,796)	(821,291)	(9,939,087)
Total stockholders’ deficit	$(3,383,478)	$(821,291)	$(4,204,769)

Consolidated Statement of Operations of VSee Lab, Inc. for the three months ended March 31, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$162,950	$125,000	$287,950
Total revenue	1,495,995	125,000	1,620,995
Gross margin	1,109,742	125,000	1,234,742
General and administrative expenses	151,348	59,419	210,767
Total operating expenses	1,071,263	59,419	1,130,682
Net operating profit	38,479	65,581	104,060
Income before income taxes	29,169	65,581	94,750
Net income	29,169	65,581	94,750
Net income (loss) attributable to shareholders	(2,811)	65,581	62,770
Basic and diluted net income (loss) per share	$-	$0.01	$0.01

Consolidated Statement of Cash Flows for VSee Lab, Inc. for the three months ended March 31, 2024	As Reported	Adjustment	As Restated
Net income	$29,169	$65,581	$94,750
Accounts receivable	(8,116)	(25,000)	(33,116)
Accounts payable and accrued expenses	(4,896)	59,419	54,523
Deferred revenue	$569,003	$(100,000)	$469,003

Restatement of the Interim Condensed Consolidated Financial Statements of VSee Health, Inc. as of June 30, 2024

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of certain assets and liabilities in the condensed consolidated balance sheet of the Company as of June 30, 2024 and the proper recognition and measurement of certain transactions in the condensed consolidated statements of operations for the three and six months ended June 30, 2024. The Company determined that the previously issued condensed consolidated interim financial statements of the Company on Form 10-Q for the period ended June 30, 2024 are materially misstated and should no longer be relied upon. The identified errors impacting the Company’s previously issued Form 10-Q for the period ended June 30, 2024 include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers, as described in the 2023 financial statement restatement matters above. As a result of correcting this error, the Company recorded an accrual of $880,711 in the condensed consolidated balance sheet as of June 30, 2024. Of this amount, $761,873 related to periods prior to the year ended December 31, 2024. The remaining $118,838 has been recorded during the 2024 fiscal year to date. For the three months ended June 30, 2024, the Company recorded a $59,419 adjustment to general and administrative expenses, and for the six months ended June 30, 2024, the Company recorded a $118,838 adjustment to general and administrative expenses to reflect the effect of the restatement in condensed consolidated statements of operations for the periods then ended.

●	The incorrect cutoff of a revenue transaction with a customer as of December 31, 2023, as described in the 2023 financial statement restatement matters above. Correcting this error did not have an impact on the condensed consolidated balance sheet as of June 30, 2024. As the related contract was completed during March 2024, the Company recognized all deferred revenue from prior periods related to the arrangement in this period. This resulted in an increase of $125,000 in revenue (specific to the technical engineering fees line item) during the six months ended June 30, 2024.

●	The incorrect recognition of accrued expenses of DHAC as of the Business Combination date (June 24, 2024). The Company identified a total of $654,316 in transaction expenses and professional services expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by DHAC as of that date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction as of the Business Combination date were understated by $654,316. In correcting this error, the Company recorded an adjustment of $654,316 to increase the net liabilities of DHAC assumed as recorded in additional paid-in capital. Of the $654,316 in identified accrual items, $452,500 were paid during the quarter ended June 30, 2024, while the remaining $201,816 was recorded as an increase in accounts payable and accrued liabilities in the condensed consolidated balance sheet as of June 30, 2024. Further, the correction of this error resulted in recording an adjustment to decrease transaction expenses by $452,500 for the three and six months ended June 30, 2024.

●	The incorrect recognition of accrued expenses of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $300,000 in transaction expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were overstated by $300,000 and the goodwill balance that was recorded in connection with this acquisition was understated by $300,000. In correcting this error, the Company recorded an adjustment of $300,000 to increase the goodwill balance in the condensed consolidated balance sheet as of June 30, 2024. As the $300,000 item was paid by the Company during the quarter ended June 30, 2024, there was no adjustment to accounts payable and accrued liabilities required. Further, the correction of this error resulted in recording an adjustment to decrease transaction expenses by $300,000 for the three and six months ended June 30, 2024.

●	The incorrect recognition of certain compensation-related obligations of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $167,040 in cash compensation which was owed to employees of iDoc as of the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were overstated by $167,040 and the goodwill balance that was recorded in connection with this acquisition was understated by $167,040. In correcting this error, the Company recorded an adjustment of $167,040 to increase the goodwill balance and the accounts payable and accrued liabilities balance in the condensed consolidated balance sheet as of June 30, 2024. No compensation amounts that should have been accrued were paid during the quarter ended June 30, 2024. In addition, the Company identified an obligation to issue 51,192 shares of common stock to employees of iDoc as of the Business Combination, which the Company agreed to replace, but was not obligated to do so. As such, the Company recognized $619,935 in stock-based compensation expense related to the replacement awards as of June 24, 2024. Further, the Company determined the common stock issuance obligation should be classified as a liability and remeasured based on its fair value at each reporting date. At June 30, 2024, the common stock issuance obligation was remeasured to $447,930, resulting in an adjustment to decrease the stock-based compensation expense by $172,005 for the three and six months ended June 30, 2024.

●	The incorrect recognition of a commitment fee incurred in relation to the ELOC as a deferred expense and an accrued liability as of June 30, 2024. The commitment fee was payable in the form of a convertible note which was issued during July 2024, however, the Company determined that the fee was not earned by the counterparty or payable by the Company until July 2024 and as such should not have been recognized as of June 30, 2024. Additionally, the Company determined that the commitment fee should have been expensed when incurred, as the related ELOC financial instrument is classified as a liability in the Company’s consolidated balance sheets. In correcting this error, the Company recorded an adjustment of $500,000 to decrease prepaids and other current assets and to decrease the ELOC Note balance recorded in current liabilities in the condensed consolidated balance sheets as of June 30, 2024. The correction of this error did not have an impact on the condensed consolidated statements of operations for the three and six months ended June 30, 2024.

●	The incorrect classification of the acquisition of the remaining non-controlling interest of TAD within equity as of the Business Combination date. On June 24, 2024, the Company acquired the remaining interests in TAD. In derecognizing the non-controlling interest upon the acquisition, the Company incorrectly recorded the derecognition to accumulated deficit and not additional paid-in capital. In correcting this error, the Company recorded an adjustment to decrease additional paid-in capital and to decrease the accumulated deficit by $325,279 in the condensed consolidated balance sheet as of June 30, 2024. The correction of this error did not have an impact on the assets and liabilities of the Company as of June 30, 2024, or on the condensed consolidated statements of operations for the three and six months ended June 30, 2024.

●	The incorrect recognition of accrued interest related to certain convertible note obligations that were recorded at fair value in the Company’s financial statements. The Company identified that it was accruing interest on these obligations (included in accounts payable and accrued liabilities) and also including accrued interest in the fair value estimate of the respective convertible note obligations (as part of the remeasurement of each instrument at fair value at each reporting date). In correcting this error, the Company recorded an adjustment to decrease accrued interest and to decrease the accumulated deficit by $7,860 in the condensed consolidated balance sheet as of June 30, 2024. Further, the correction of this error resulted in recording an adjustment to decrease interest expense by $7,860 for the three and six months ended June 30, 2024.

●	The incorrect recognition of grant date fair value for certain options issued as of June 24, 2024. The Company determined that it utilized an incorrect expected term assumption in the valuation of the stock options granted on this date, which upon correction also resulted in an adjustment to other inputs (risk-free rate, volatility) that were related to the expected term assumption. The changes to these fair value measurement inputs results in a change in the grant date fair value of stock options that were fully vested at issuance from $5,034,046 to $5,728,784, and a change to the grant date fair value of stock options subject to future vesting from $1,394,222 to $1,601,190. In correcting this error, the Company recorded an adjustment to decrease additional paid-in capital and decrease the accumulated deficit by $5,668 in the condensed consolidated balance sheet as of June 30, 2024. Further, the correction of this error resulted in recording an adjustment to decrease compensation and related benefits by $5,668 for the three and six months ended June 30, 2024.

●	The incorrect recognition and measurement of accounts receivable balances acquired from iDoc as of the Business Combination date. The Company identified an additional $1,590,596 adjustment that should have been reflected as a reduction in the acquired accounts receivable balance as of the Business Combination date, reflecting amounts that were not expected to be collected as of the acquisition date. The adjustment to the acquired accounts receivable balance results in an increase in the recorded goodwill balance of $1,590,596 as of the acquisition date and June 30, 2024. The correction of this error did not have an impact on the condensed consolidated statements of operations for the three and six months ended June 30, 2024.

●	The incorrect recognition of certain income tax-related balances as of the Business Combination date. The Company identified an aggregate $26,183 increase in federal and state income taxes payable (included in accounts payable and accrued liabilities) and a decrease in deferred tax liability of $392,609 for iDoc as of the Business Combination. The correction of these amounts resulted in a $366,426 decrease in the goodwill balance recognized as of the Business Combination date. Additionally, the Company identified a $78,827 decrease in state income taxes payable of DHAC as of the Business Combination date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction were overstated by $78,827. In correcting this error, the Company recorded an adjustment of $78,827 to decrease the net liabilities of DHAC assumed as recorded in additional paid-in capital.

●	The incorrect recognition and measurement of income tax-related balances as of and for the period ended June 30, 2024, as a result of the aggregate income tax effect of the restatement adjustments described above. In order to properly recognize the income tax effect, the Company recorded a $495,442 increase in income taxes payable and a $67,378 increase in deferred tax liability as of June 30, 2024, and a $562,820 decrease in the benefit from income tax for the three and six months ended June 30, 2024.

The following tables summarize the effect of the above restatement items on each financial statement line item in the VSee Health condensed consolidated financial statements for the quarter ended June 30, 2024. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet as of June 30, 2024	As Reported	Adjustment	As Restated
Accounts receivable	$2,513,855	$(1,590,596)	$923,259
Prepaids and other current assets	760,789	(500,000)	260,789
Total current assets	5,166,549	(2,090,596)	3,075,953
Goodwill	59,900,694	1,691,210	61,591,904
Total assets	78,987,750	(399,386)	78,588,364
Accounts payable and accrued liabilities	6,752,985	1,291,896	8,044,881
ELOC Note	500,000	(500,000)	-
Common stock issuance obligation	-	447,930	447,930
Total current liabilities	22,879,867	1,239,826	24,119,693
Deferred tax liability	-	67,378	67,378
Total liabilities	24,177,194	1,307,204	25,484,398
Additional paid-in capital	64,582,130	(906,436)	63,675,694
Accumulated deficit	(9,773,056)	(800,154)	(10,573,210)
Total stockholders’ equity (deficit)	54,810,556	(1,706,590)	53,103,966
Total liabilities and stockholders’ equity (deficit)	$78,987,750	$(399,386)	$78,588,364

Consolidated Statement of Operations for the three months ended June 30, 2024	As Reported	Adjustment	As Restated
Cost of revenues	$486,640	$447,930	$934,570
Gross margin	1,224,926	(447,930)	776,996
Compensation and related benefits	918,411	(5,668)	912,743
General and administrative expenses	509,050	59,419	568,469
Transaction expenses	980,807	(752,500)	228,307
Total operating expenses	2,408,268	(698,749)	1,709,519
Net operating loss	(1,183,342)	250,819	(932,523)
Interest expense	(349,695)	7,860	(341,835)
Total other income (expense), net	(1,419,827)	7,860	(1,411,967)
Loss before income taxes	(2,603,169)	258,679	(2,344,490)
Benefit from income tax	2,241,208	(562,820)	1,678,388
Net loss	(361,961)	(304,141)	(666,102)
Net loss attributable to stockholders	(329,981)	(304,141)	(634,122)
Basic and diluted net loss per share	$(0.06)	$(0.06)	$(0.12)

Consolidated Statement of Operations for the six months ended June 30, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$352,889	$125,000	$477,889
Total Revenue	3,207,561	125,000	3,332,561
Cost of revenues	872,893	447,930	1,320,823
Gross margin	2,334,668	(322,930)	2,011,738
Compensation and related benefits	1,811,988	(5,668)	1,806,320
General and administrative expenses	660,398	118,838	779,236
Transaction expenses	1,007,145	(752,500)	254,645
Total operating expenses	3,479,531	(639,330)	2,840,201
Net operating loss	(1,144,863)	316,400	(828,463)
Interest expense	(359,005)	7,860	(351,145)
Total other income (expense), net	(1,429,137)	7,860	(1,421,277)
Loss before income taxes	(2,574,000)	324,260	(2,249,740)
Benefit from income tax	2,241,208	(562,820)	1,678,388
Net loss	(332,792)	(238,560)	(571,352)
Net loss attributable to stockholders	(332,792)	(238,560)	(571,352)
Basic and diluted net loss per share	$(0.07)	$(0.04)	$(0.11)

Consolidated Statement of Cash Flows for the six months ended June 30, 2024	As Reported	Adjustment	As Restated
Net loss	$(332,792)	$(238,560)	$(571,352)
Stock-based compensation	31,989	442,262	474,251
Deferred tax asset and liabilities	(2,336,506)	657,102	(1,679,404)
Accounts receivable	216,774	(25,000)	191,774
Accounts payable and accrued expenses	(1,582,393)	(735,804)	(2,318,197)
Deferred revenue	$220,968	$(100,000)	$120,968

Restatement of the Interim Condensed Consolidated Financial Statements of VSee Health, Inc. as of September 30, 2024

During the preparation of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, the Company identified certain errors with the recognition and measurement of certain assets and liabilities in the condensed consolidated balance sheet of the Company as of September 30, 2024 and the proper recognition and measurement of certain transactions in the condensed consolidated statements of operations for the three and nine months ended September 30, 2024. The Company determined that the previously issued condensed consolidated interim financial statements of the Company on Form 10-Q for the period ended September 30, 2024 are materially misstated and should no longer be relied upon. The identified errors impacting the Company’s previously issued Form 10-Q for the period ended September 30, 2024 include:

●	The failure to identify and accrue for sales and use taxes in relation to its revenue-generating transactions to taxable customers, as described in the 2023 financial statement restatement matters above. As a result of correcting this error, the Company recorded an accrual of $940,130 in the condensed consolidated balance sheet as of September 30, 2024. Of this amount, $761,873 related to periods prior to the year ended December 31, 2024. The remaining $178,257 has been recorded during the 2024 fiscal year to date. For the three months ended September 30, 2024, the Company recorded a $59,419 adjustment to general and administrative expenses, and for the nine months ended September 30, 2024, the Company recorded a $178,257 adjustment to general and administrative expenses to reflect the effect of the restatement in condensed consolidated statements of operations for the periods then ended.

●	The incorrect cutoff of a revenue transaction with a customer as of December 31, 2023, as described in the 2023 financial statement restatement matters above. Correcting this error did not have an impact on the condensed consolidated balance sheet as of September 30, 2024. As the related contract was completed during March 2024, the Company recognized all deferred revenue from prior periods related to the arrangement in this period. This resulted in an increase of $125,000 in revenue (specific to the technical engineering fees line item) during the nine months ended September 30, 2024.

●	The incorrect recognition of accrued expenses of DHAC as of the Business Combination date (June 24, 2024). The Company identified a total of $654,316 in transaction expenses and professional services expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by DHAC as of that date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction as of the Business Combination date were understated by $654,316. In correcting this error, the Company recorded an adjustment of $654,316 to increase the net liabilities of DHAC assumed as recorded in additional paid-in capital in the condensed consolidated balance sheet as of September 30, 2024. As of September 30, 2024, the Company had paid all of the identified amounts and no adjustment to accounts payable and accrued liabilities was necessary. Of the $654,316 in identified accrual items, $201,816 were paid during the quarter ended September 30, 2024. As such, the correction of this error resulted in recording an adjustment to decrease transaction expenses by $190,469 and $642,969 for the three and nine months ended September 30, 2024, respectively, and to decrease general and administrative expenses by $11,347 for the three months ended September 30, 2024.

●	The incorrect recognition of accrued expenses of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $300,000 in transaction expenses which were recognized in the consolidated financial statements of the Company subsequent to the Business Combination date, but related to the period prior to the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were understated by $300,000 and the goodwill balance that was recorded in connection with this acquisition was understated by $300,000. During the quarter ended September 30, 2024, the Company determined that a portion of the pre-restatement goodwill balance was impaired and as such recorded an impairment charge to the goodwill balance. As such, correcting this error did not have an impact on the condensed consolidated balance sheet as of September 30, 2024. In correcting this error, the Company recorded an adjustment to increase goodwill impairment expense by $300,000 for the three and nine months ended September 30, 2024, and an adjustment to decrease transaction expenses by $300,000 for the nine months ended September 30, 2024.

●	The incorrect recognition of certain compensation-related obligations of iDoc as of the Business Combination date (June 24, 2024). The Company identified a total of $167,040 in cash compensation which was owed to employees of iDoc as of the Business Combination, and therefore should have been accrued by iDoc and included in the opening balance sheet of iDoc as of that date. As a result, the net assets of iDoc that were acquired by the Company as of the Business Combination date were overstated by $167,040 and the goodwill balance that was recorded in connection with this acquisition was understated by $167,040. In correcting this error, the Company recorded an adjustment of $167,040 to increase the accounts payable and accrued liabilities balance in the condensed consolidated balance sheet as of September 30, 2024. No compensation amounts that should have been accrued were paid during the quarter ended September 30, 2024. During the three and nine months ended September 30, 2024, the additional goodwill amount of $167,040 was included in the goodwill impairment charge recorded by the Company in those periods. In addition, the Company identified an obligation to issue 51,192 shares of common stock to employees of iDoc as of the Business Combination, which the Company agreed to replace, but was not obligated to do so. As such, the Company recognized $619,935 in stock-based compensation expense related to the replacement awards as of June 24, 2024. Further, the Company determined the common stock issuance obligation should be classified as a liability and remeasured based on its fair value at each reporting date. At September 30, 2024, the common stock issuance obligation was remeasured to $76,276, resulting in an adjustment to decrease the stock-based compensation expense by $371,654 and $543,659 for the three and nine months ended September 30, 2024.

●	The incorrect recognition of a commitment fee incurred in relation to the ELOC as a deferred expense and an accrued liability as of June 30, 2024. The commitment fee was payable in the form of a convertible note which was issued during July 2024, however, the Company determined that the fee was not earned by the counterparty or payable by the Company until July 2024 and as such should not have been recognized as of June 30, 2024. Additionally, the Company determined that the commitment fee should have been expensed when incurred, as the related ELOC financial instrument is classified as a liability in the Company’s consolidated balance sheets. In correcting this error, the Company recorded an adjustment of $500,000 to decrease prepaids and other current assets in the condensed consolidated balance sheets as of June 30, 2024. Further, the Company recorded an adjustment to increase loss on issuance of financial statements included in other income (expense) in the condensed consolidated statements of operations by $595,000 for the three and nine months ended September 30, 2024. Additionally, the $595,000 loss on issuance of financial statements amount includes the reclassification of $95,000 in loss on extinguishment that had originally been recorded by the Company during the three and nine months ended September 30, 2024, which previously related to the extinguishment of the ELOC Note balance at June 30, 2024, which was reversed upon restatement as described above.

●	The incorrect classification of the acquisition of the remaining non-controlling interest of TAD within equity as of the Business Combination date. On June 24, 2024, the Company acquired the remaining interests in TAD. In derecognizing the non-controlling interest upon the acquisition, the Company incorrectly recorded the derecognition to accumulated deficit and not additional paid-in capital. In correcting this error, the Company recorded an adjustment to decrease additional paid-in capital and to decrease the accumulated deficit by $325,279 in the condensed consolidated balance sheet as of September 30, 2024. The correction of this error did not have an impact on the assets and liabilities of the Company as of September 30, 2024, or on the condensed consolidated statements of operations for the three and nine months ended September 30, 2024.

●	The incorrect recognition of accrued interest related to certain convertible note obligations that were recorded at fair value in the Company’s financial statements. The Company identified that it was accruing interest on these obligations (included in accounts payable and accrued liabilities) and also including accrued interest in the fair value estimate of the respective convertible note obligations (as part of the remeasurement of each instrument at fair value at each reporting date). In correcting this error, the Company recorded an adjustment to decrease accrued interest and to decrease the accumulated deficit by $124,557 in the condensed consolidated balance sheet as of September 30, 2024. Further, the correction of this error resulted in recording an adjustment to decrease interest expense by $116,697 and $124,557 for the three and nine months ended September 30, 2024, respectively.

●	The incorrect recognition of grant date fair value for certain options issued as of June 24, 2024. The Company determined that it utilized an incorrect expected term assumption in the valuation of the stock options granted on this date, which upon correction also resulted in an adjustment to other inputs (risk-free rate, volatility) that were related to the expected term assumption. The changes to these fair value measurement inputs results in a change in the grant date fair value of stock options that were fully vested at issuance from $5,034,046 to $5,728,784, and a change to the grant date fair value of stock options subject to future vesting from $1,394,222 to $1,601,190. In correcting this error, the Company recorded an adjustment to increase additional paid-in capital and increase the accumulated deficit by $46,074 in the condensed consolidated balance sheet as of September 30, 2024. Further, the correction of this error resulted in recording an adjustment to increase compensation and related benefits by $51,742 for the three months ended September 30, 2024 and increase compensation and related benefits by $46,074 for the nine months ended September 30, 2024, respectively.

●	The incorrect recognition and measurement of accounts receivable balances acquired from iDoc as of the Business Combination date. The Company identified an additional $1,590,596 adjustment that should have been reflected as a reduction in the acquired accounts receivable balance as of the Business Combination date, reflecting amounts that were not expected to be collected as of the acquisition date and September 30, 2024. In correcting this error, the Company also recorded an adjustment to increase goodwill impairment expense by $1,590,596 for the three and nine months ended September 30, 2024, in order to impair the additional goodwill recognized due to the restatement adjustment.

●	The incorrect recognition of certain income tax-related balances as of the Business Combination date. The Company identified an aggregate $26,183 increase in federal and state income taxes payable (included in accounts payable and accrued liabilities) and a decrease in deferred tax liability of $392,609 for iDoc as of the Business Combination. The correction of these amounts resulted in a $366,426 decrease in the goodwill balance recognized as of the Business Combination date. Additionally, the Company identified a $78,827 decrease in state income taxes payable of DHAC as of the Business Combination date. As a result, the net liabilities of DHAC assumed by the Company in the reverse merger transaction were overstated by $78,827. In correcting this error, the Company recorded an adjustment of $78,827 to decrease the net liabilities of DHAC assumed as recorded in additional paid-in capital. In correcting this error, the Company also recorded an adjustment to decrease goodwill impairment expense by $366,426 for the three and nine months ended September 30, 2024, in order to agree the goodwill balance as of September 30, 2024 to the goodwill amount determined by the Company’s goodwill impairment analysis performed as of September 30, 2024.

●	The incorrect recognition and measurement of income tax-related balances as of and for the period ended September 30, 2024, as a result of the aggregate income tax effect of the restatement adjustments described above. In order to properly recognize the income tax effect, the Company recorded a $639,732 decrease in prepaid income taxes, a $414,542 increase in income taxes payable and a $67,378 increase in deferred tax liability as of September 30, 2024. Additionally, the Company recorded a $558,832 and $1,121,652 decrease in the benefit from income tax for the three and nine months ended September 30, 2024, respectively.

The following tables summarize the effect of the above restatement items on each financial statement line item in the VSee Health condensed consolidated financial statements for the quarter ended September 30, 2024. While not presented below, the Company’s condensed consolidated statement of changes in stockholders’ equity (deficit) has also been restated to reflect the cumulative adjustments to the condensed consolidated balance sheet and condensed consolidated statement of operations as described above:

Consolidated Balance Sheet as of September 30, 2024	As Reported	Adjustment	As Restated
Accounts receivable	$2,613,327	$(1,590,596)	$1,022,731
Prepaids and other current assets	1,606,469	(1,139,732)	466,737
Total current assets	7,107,513	(2,730,328)	4,377,185
Total assets	25,029,730	(2,730,328)	22,299,402
Accounts payable and accrued liabilities	8,270,393	1,005,938	9,276,331
Common stock issuance obligation	-	76,276	76,276
Income taxes payable	63,855	(54,036)	9,819
Total current liabilities	19,206,202	1,028,178	20,234,380
Deferred tax liability	-	67,378	67,378
Total liabilities	20,270,718	1,095,556	21,366,274
Additional paid-in capital	66,282,056	(854,694)	65,427,362
Accumulated deficit	(61,524,581)	(2,971,190)	(64,495,771)
Total stockholders’ equity (deficit)	4,759,012	(3,825,884)	933,128
Total liabilities and stockholders’ equity (deficit)	$25,029,730	$(2,730,328)	$22,299,402

Consolidated Statement of Operations for the three months ended September 30, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$806,456	$-	$806,456
Total Revenue	3,354,437	-	3,354,437
Cost of revenues	941,388	(371,654)	569,734
Gross margin	2,413,049	371,654	2,784,703
Compensation and related benefits	1,678,627	51,742	1,730,369
General and administrative expenses	2,170,217	48,072	2,218,289
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Transaction expenses	646,303	(190,469)	455,834
Total operating expenses	59,479,147	1,600,555	61,079,702
Net operating loss	(57,066,098)	(1,228,901)	(58,294,999)
Interest expense	(232,082)	116,697	(115,385)
Loss on extinguishment	(740,979)	95,000	(645,979)
Loss on issuance of financial instruments	-	(595,000)	(595,000)
Total other income (expense)	4,764,543	(383,303)	4,381,240
Loss before income taxes	(52,301,555)	(1,612,204)	(53,913,759)
Benefit (provision) from income tax	550,030	(558,832)	(8,802)
Net loss	(51,751,525)	(2,171,036)	(53,922,561)
Net loss attributable to stockholders	(51,751,525)	(2,171,036)	(53,922,561)
Basic and diluted net loss per share	$(3.43)	$(0.15)	$(3.58)

Consolidated Statement of Operations for the nine months ended September 30, 2024	As Reported	Adjustment	As Restated
Revenues, technical engineering fees	$1,159,345	$125,000	$1,284,345
Total Revenue	6,561,998	125,000	6,686,998
Cost of revenues	1,814,281	76,276	1,890,557
Gross margin	4,747,717	48,724	4,796,441
Compensation and related benefits	3,490,615	46,074	3,536,689
General and administrative expenses	2,830,615	166,910	2,997,525
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Transaction expenses	1,653,448	(942,969)	710,479
Total operating expenses	62,958,678	961,225	63,919,903
Net operating loss	(58,210,961)	(912,501)	(59,123,462)
Interest expense	(591,087)	124,557	(466,530)
Loss on extinguishment	(740,979)	95,000	(645,979)
Loss on issuance of financial instruments	(1,618,234)	(595,000)	(2,213,234)
Total other income (expense)	3,335,406	(375,443)	2,959,963
Loss before income taxes	(54,875,555)	(1,287,944)	(56,163,499)
Benefit from income tax	2,791,238	(1,121,652)	1,669,586
Net loss	(52,084,317)	(2,409,596)	(54,493,913)
Net loss attributable to stockholders	(52,084,317)	(2,409,596)	(54,493,913)
Basic and diluted net loss per share	$(6.24)	$(0.29)	$(6.53)

Consolidated Statement of Cash Flows for the nine months ended September 30, 2024	As Reported	Adjustment	As Restated
Net income (loss)	$(52,084,317)	$(2,409,596)	$(54,493,913)
Goodwill impairment charges	54,984,000	1,691,210	56,675,210
Loss on extinguishment	740,979	(95,000)	645,979
Loss on issuance of financial instruments	1,618,234	595,000	2,213,234
Stock-based compensation	381,084	122,350	503,434
Deferred tax asset and liabilities	(2,336,506)	657,102	(1,679,404)
Accounts receivable	(203,904)	(25,000)	(228,904)
Prepaids and other current assets	(861,888)	639,732	(222,156)
Accounts payable and accrued expenses	(161,975)	(1,021,762)	(1,183,737)
Deferred revenue	(119,413)	(100,000)	(219,413)
Income tax payable	$63,855	$(54,036)	$9,819

Note 3 Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the accounts of VSee Health, Inc. and its subsidiaries, VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc., both 100% wholly owned subsidiaries of the Company. In addition, the consolidation includes Encompass Healthcare Billing, LLC, a 100% wholly owned subsidiary of iDoc and This American Doc, Inc. (“TAD”), a wholly owned subsidiary of VSee Lab. All intercompany amounts are eliminated upon consolidation. Prior to June 24, 2024, the consolidated financial statements included the accounts of VSee Lab, Inc. and its 53.8% partially owned subsidiary, TAD.

The accompanying consolidated financial statements reflect adjustments (including normal, recurring adjustments) necessary to present fairly the financial position of the Company as of December 31, 2024 and 2023, its results of operations, changes in stockholders’ equity (deficit), and cash flows for the years ended December 31, 2024 and 2023, in conformity with U.S. GAAP. The accompanying consolidated financial statements should be read in conjunction with the VSee Lab, Inc.’s audited financial statements included on Form 424B3 Prospectus for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (“SEC”) on July 26, 2024. Certain reclassifications have been made to the amounts in prior periods to conform to the current period’s presentation primarily consisting of the breakout of revenue by category and the retroactive application of the recapitalization.

Implications of Being an Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

The Company is also a “smaller reporting company,” meaning that either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. The Company may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. The Company may take advantage of certain of the scaled disclosures available to smaller reporting companies.

Use of Estimates

The preparation of the Company’s consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts stated in the consolidated financial statements and accompanying notes. These judgments, estimates, and assumptions are used for, but not limited to, the determination of estimated provision for contractual adjustments from third-party payors in the recognition of patient fee contracts, revenue, cost of revenues, goodwill and intangible asset impairment analysis, allowance for credit losses, the fair value of the Equity line of credit (“ELOC”), the Exchange Note, the Additional Bridge Note, the Quantum Convertible Note, and the September 2024 Convertible Note (each note as defined in Note 9 Line of Credit and Notes Payable, Net of Discount), stock-based compensation, incremental borrowing rate determination, useful life of intangibles, reserve for income tax uncertainties and other contingencies, and valuation of deferred tax asset.

The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. However, future events are subject to change and best estimates and judgments routinely require adjustment. Actual results could differ from those estimates.

Income Taxes

The Company applies ASC 740-10, Accounting for Income Taxes, which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and the respective tax basis and operating loss, capital loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. The Company records interest and penalties related to unrecognized tax benefits as a component of general and administrative expenses.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers. ASC 606 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers in an amount that reflects the expected consideration received in exchange for those goods or services. The core principle of ASC 606 is to recognize revenue to depict the transfer of promised goods or services to clients in an amount that reflects the consideration the entity expects to be entitled in exchange for those goods or services.

The Company determines revenue recognition in accordance with ASC 606 through the following five steps:

1) Identify the contract with a customer

The Company considers the terms and conditions of its contracts and the Company’s customary business practices in identifying its contracts under ASC 606. The Company determines it has a contract with a customer when the contract has been approved by both parties, it can identify each party’s rights regarding the goods and services to be transferred and the payment terms for the goods and services, it has determined the customer to have the ability and intent to pay, and the contract has commercial substance. The Company applies judgment in determining the customer’s ability and intent to pay, which is based on a variety of factors, including the customer’s payment history or, in the case of a new customer, credit and financial information pertaining to the customer.

Contractual terms for subscription services are typically 12 months. Contracts are generally cancellable with a 30-day notice period, and customers are billed in annual, quarterly, or monthly installments in advance of the service period of the subscription. The Company is not required to refund any prorated prepayment fees invoiced to cover services that were provided.

The Company also has service contracts with hospitals or hospital systems, physician practice groups, and other users. These customer contracts typically range from two to three years, with an automatic renewal process. The Company either invoices these customers for the monthly fixed fee in advance or at the end of the month, depending on the contract terms. The contracts typically contain cancellation clauses with advance notice, and revenue for goods and services transferred prior to cancellation is not refundable or creditable.

2) Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the goods and services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract.

3) Determine the transaction price

The total transaction price is based on the amount to which the Company is entitled to base on the contracts with its customers. The Company believes the quoted transaction prices in the customer contracts represent the standalone selling prices for each of the separate performance obligations which are distinct and priced separately within the contract. Consideration promised in the Company’s contracts includes both fixed and variable amounts. The Company’s variable consideration is based on fixed unit price for promised services, though the total consideration is dependent upon the actual amounts of promised services used by the customers. If necessary, the Company estimates the total variable consideration based on the information available to management, and updates such estimates each financial period when needed.

4) Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price (“SSP”). The determination of a SSP for each distinct performance obligation requires judgment. Where applicable, the Company establishes standalone selling prices based on the observable prices of the good or service when the Company sells that good or service separately in similar circumstances and to similar customers. If a standalone selling price is not directly observable, the Company estimates the standalone selling price using the expected cost plus a margin approach.

5) Recognize revenue when or as the Company satisfies a performance obligation

Revenue is recognized when or as control of the promised goods or service is transferred to the customer in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services.

The Company derives revenue from business services associated with direct tele-physician provider patient fee services, telehealth services, subscription services and institutional services provided to our clients.

Subscription Service Contracts and Performance Obligation

Subscriptions Services

Subscriptions represent a series of distinct goods or services because the performance obligations are satisfied over time as customers simultaneously receive and consume the benefits related to the services the Company performs. In the case of module specific subscriptions, a consistent level of service is provided during each monthly period of subscription to the Company’s platform. The Company commences revenue recognition when the customer is provided with platform subscription for the initial monthly period and revenue is recognized over time as a consistent level of subscription service during the subsequent period is delivered. The Company’s obligation for its integrated subscriptions is to stand ready throughout the subscription period; therefore, the Company considers an output method of time to measure progress toward satisfaction of its obligations with revenue commencing upon the beginning of the subscription period. Deferred revenue consists of the unamortized balance of nonrefundable upfront fees which are classified as current and non-current based on the timing of when the Company expects to recognize revenue.

The Company treats each subscription to a specific module as a distinct performance obligation because each module is capable of being distinct as the customer can benefit from the subscription to each module on its own and each subscription can be sold standalone.

Furthermore, the subscriptions to individual modules are distinct in the context of the contract as (1) the Company is not integrating the services with other services promised in the contract into a bundle of services that represent a combined output, (2) the subscriptions to specific modules do not significantly modify or customize the subscription to another module, and (3) the specific modules are not highly interdependent or highly interrelated. The subscription to each module is treated as a series of distinct performance obligations because it is distinct and substantially the same, satisfied over time, and has the same measure of progress.

The transaction price is determined based on the consideration the Company expects to be entitled to in exchange for transferring services to the customer. Under the contracts, the clients pay a fixed rate per user per subscription service. Prior to the start of a contract, clients generally make upfront nonrefundable payments to the Company when contracting for implementation services.

Professional Services and Technical Engineering Fees and Performance Obligation

Performance obligations under contracts for professional services may include maintenance, hardware, clinician fees, and technical engineering services. These services are generally distinct in the context of the contract and are accounted for as separate performance obligations.

For technical engineering services, performance obligations are typically satisfied over time based on the specified quantity of professional service hours provided to the customer. For maintenance, hardware, and clinician fees, revenue is recognized either over time or at a point in time or when control transfers to the customer. Maintenance and clinician fees are generally recognized over time as services are rendered, while hardware revenue is recognized at a point in time when control transfers to the customer.

The Company evaluates the nature of each professional services arrangement to determine the appropriate timing of revenue recognition, ensuring that revenue is recognized in a manner that faithfully depicts the transfer of goods or services to the customer.

Patient Fees Services and Performance Obligation

Patient Fee Services

Patient fees represent a series of distinct services because the performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The Company commences revenue recognition on patient services when the Company satisfies its performance obligation to provide professional medical services to patients.

Patient Fee Contracts Involving Third-Party Payors

The Company receives payments from patients, third-party payors and others for patient fee services. Third-party payors pay the Company based on contracted rates or the entities’ billed charges. Payments received from third-party payors are generally less than billed charges. The Company determines the transaction price on patient fees based on standard charges for services provided, reduced by adjustments provided to third-party payors, and implicit price concessions provided to uninsured patients. The Company monitors its revenue and receivables from third-party payors and records an estimated contractual allowance to properly account for the differences between billed and collected amounts.

Revenue from third-party payors is presented net of an estimated provision for contractual adjustments. Patient revenues are net of service credits and service adjustments, and expected credit losses. These adjustments and implicit price concessions represent the difference between the amount billed and the estimated consideration the Company expects to receive, based on historical collection experience, market conditions and other factors. Although the Company believes that its approach to estimates and judgments as described herein is reasonable, actual results could differ, from estimated amounts and such difference could be material.

All of the Company’s telemedicine contracts for patient reimbursement fees are directly billed to the payors by the Company. The Company earns patient fees by providing high acuity patient care solutions. For patient fees, performance obligations are met when the Company’s physicians provide professional medical services to patients at the client site as this is deemed as transfer of goods and services to respective patients. The patient benefits from the professional services when care is rendered by the Company’s medical professionals. The revenue is determined based on the telemedicine billing code(s) associated with the respective professional service rendered to patients. The Company earns primarily from reimbursement from the following third-party payors:

Medicare

The Company’s affiliated provider network is reimbursed by the Medicare Part B and Part C programs for certain of the telemedicine services it provides to Medicare beneficiaries. Medicare coverage for telemedicine services is treated distinctly from other types of professional medical services and is limited by federal statute and subject to specific conditions of participation and payment pursuant to Medicare regulations, policies and guidelines, including the location of the patient, the type of service, and the modality for delivering the telemedicine service, among others.

Medicaid

Medicaid programs are funded jointly by the federal government and the states and are administered by states (or the state’s designated managed care or other similar organizations) under approved plans. The Company’s affiliated provider network is reimbursed by certain state Medicaid programs for certain of the telemedicine services it provides to Medicaid beneficiaries. Medicaid coverage for telemedicine services varies by state and is subject to specific conditions of participation and payment.

Commercial Insurance Providers

The Company is reimbursed by commercial insurance carriers. The basis for payment to the commercial insurance providers is consistent with Medicare reimbursement fee structure guidelines, and the Company is in-network or out-of-network with the commercial insurance carriers based on state and insurer requirements.

Telehealth Fees Service Contracts and Performance Obligation

Contract for Telemedicine Care Services

Performance obligations in the contract for telemedicine care are based on services provided via the use of hardware and software integration that includes multi-participant video conferencing, and electronic communication for 24 hours per day, seven days per week for the duration of the contract. The Company provides administrative support for the tele-physician services and coordinates the services of its clinicians’ network through administrative support, hardware support, and software support and provider coverage availability. The Company provides coverage availability of its physician services ranging from 12 to 24 hours per day. Performance obligations in the contract for these services transferred to the customer are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from patient services and institutional services obligations. Performance obligations are met when the Company provides administrative, business, and medical records and reports related to their professional services rendered pursuant to the agreement in such format and upon such interval as hospitals may require. Revenue from telemedicine care services is included in telehealth fees in the consolidated financial statements.

The Company recognizes revenue for variable consideration when it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. The Company estimates the amount of revenue to be recognized on variable consideration, using the expected value or the most likely amount method, whichever is expected to better predict the amount. The Company’s estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on assessments of legal enforceability, performance, and all information that is reasonably available to the Company. The determination of the amount of revenue the Company can recognize each accounting period requires management to make estimates and judgments on the estimated expected customer life or expected performance period.

The Company commences revenue recognition when the Company satisfies its performance obligation to provide the contractual tele-physician hours services. Prior to the commencement of services, customers generally make initial start-up nonrefundable payments to the Company when contracting for Company training, hardware and software installation and integration, which includes a onetime setup of software security, API interfaces, and compatibility between hospital existing equipment and hardware and software. The Company recognizes revenue upon completion of the implementation when the performance obligation of equipment setup and initial training is completed. The start-up fees do not significantly modify or customize the other goods in the contract. As the start-up service primarily covers initial administrative services for which the Company’s clients can cancel future services upon completion, management considers it to be separable from the ongoing business services, and the Company records start-up fees as revenue when the start-up service is completed over time, using the input method to measure progress each financial period.

Institutional Fees Service Contracts and Performance Obligation

Contract for Electroencephalogram (“EEG”) Professional Interpretation Services

Performance obligations in the contract for EEG professional interpretation services are based on the number of professional services EEG interpretation the Company provides. The performance obligation in the contract for these services transferred to the customer is distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To facilitate the delivery of the EEG professional interpretation services, the Company’s physicians use EEG telemedicine equipment provided by the Company. The performance obligation is satisfied based on the number of EEG professional interpretations performed by the Company’s physicians. The number of professional interpretations is traced monthly by both parties and used to determine the revenue earned based on established contractual rates and is included in institutional fees in the consolidated financial statements.

Under most of the Company’s contracts, including contracts with its two top customers, the customer pays fixed monthly fees for telemedicine consultation services, EEG professional interpretation services, platform software services, and hardware fees. The fixed monthly fee provides for a predetermined number of daily, monthly, or annual physician hours of coverage and agreed-upon rates for interpretation and software services. To facilitate the delivery of the consultation services, the facilities use telemedicine equipment and the Company’s virtual healthcare platform, which is provided and installed by the Company. The Company also provides the hospitals with user training, maintenance and support services for the telemedicine equipment used to perform the consultation services.

The Company commences revenue recognition on EEG professional interpretation services when the Company satisfies its performance obligation to provide professional interpretation monthly.

Cost of Revenues

Cost of revenues consists primarily of expenses related to cloud hosting, personnel-related expenses for the Company’s customer success team, costs for third-party software services and contractors, and other services used in connection with delivery and support of the Company’s platform subscription services. The Company’s cost of revenues also consists primarily of expenses related to compensation-related expenses for the Company’s telehealth service providers, costs for third-party software and hardware services and independent medical providers, and other services used in connection with the delivery and support of the Company’s telehealth platform.

Transaction Expenses

On June 15, 2022, DHAC entered into the original Business Combination Agreement with DHAC Merger Sub I, Inc., a Delaware corporation and wholly owned subsidiary of DHAC (“Merger Sub I”), DHAC Merger Sub II, Inc., a Texas corporation and wholly owned subsidiary of DHAC (“Merger Sub II”), VSee Lab, and iDoc. On August 9, 2022, the parties to the Original Business Combination Agreement, entered into the First Amended and Restated Business Combination Agreement, pursuant to which the original Business Combination Agreement was amended and restated in its entirety. The parties to the First Amended and Restated Business Combination Agreement entered into the Second Amended and Restated Business Combination Agreement on October 6, 2022, pursuant to which the First Amended and Restated Business Combination Agreement was amended and restated in its entirety, which was subsequently amended by the First Amendment to the Second Amended and Restated Business Combination Agreement dated November 3, 2022. On November 21, 2023, DHAC, Merger Sub I, Merger Sub II, VSee Lab and iDoc entered into the Third Amended and Restated Business Combination Agreement, which was subsequently amended by the First Amendment to the Third Amended and Restated Business Combination Agreement on February 13, 2024 and the Second Amendment to the Third Amended and Restated Business Combination Agreement on April 17, 2024 (as amended, the “Business Combination Agreement”) and concurrently entered into various transactions that provide financing for DHAC, VSee Lab, iDoc and the Company (together with the other agreements and transactions contemplated by the Business Combination Agreement, the Business Combination. During the years ended December 31, 2024 and 2023, the Company (which, for accounting purposes, refers to VSee Health, Inc. after June 24, 2024 and VSee Lab, Inc. prior to June 24, 2024) incurred transaction expenses related to the business combination of $792,796 and $86,799, respectively, for professional fees, including legal, taxation, business consulting, and audit services.

Net Loss per Common Share

The Company computes income (loss) per common share, in accordance with ASC 260, Earnings Per Share, which requires dual presentation of basic and diluted earnings per share. Basic income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding during the period. No potentially dilutive common shares are included in the computation of any diluted per share amount when a loss is reported.

Diluted income or loss per common share is computed by dividing net income or loss by the weighted average number of common shares outstanding.

	Year Ended	Year Ended
	December 31,	December 31,
	2024	2023
		(Restated)
Net loss	$(57,702,015)	$(3,762,930)
Weighted average shares outstanding – basic and diluted	10,213,036	9,998,446
Net loss per share – basic and diluted	$(5.65)	$(0.38)
Excluded securities (1):
Public Warrants	11,500,000	—
Private Warrants	557,000	—
Bridge Warrants	173,913	—
Extension Warrants	26,086	—
September 2024 Warrants	740,741	—
Quantum Convertible Note, related party (2)	1,862,466	—
Exchange Note (2)	827,330	—
September 2024 Convertible Note (3)	1,258,733	—
Series A Preferred Stock (4)	3,079,000	—
Stock options, issued and outstanding	803,646	—
Common stock issuance obligation	51,192	—

1.	The Company’s dilutive shares have not been included in the computation of diluted net loss per share for the years ended December 31, 2024 and 2023, as the result would be anti-dilutive.
2.	Includes the interest amount thereon and assumes the floor conversion price of $2.00.
3.	Includes the principal and interest amount thereon and calculated based on the initial fixed conversion price of $2.00.
4.	Assumes the maximum conversion thereon and at the floor conversion price of $2.00

Cash

The Company considers all highly liquid investments with maturities of three months or less at the time of acquisition to be cash equivalents. The Company had no cash equivalents as of December 31, 2024 and 2023.

Accounts Receivable and Credit Losses

The Company carries its accounts receivable at net realizable value. The Company maintains an allowance for credit losses for the estimated losses resulting from the inability of the Company’s clients to pay their invoices. ASC 326, Financial Instruments-Credit Losses, requires entities to use a forward-looking approach based on current expected credit losses to estimate credit losses on certain types of financial instruments, including trade receivables. As a result of the acquisition of iDoc and at the Closing of the Business Combination on June 24, 2024, the Company assumed the allowance for credit losses of $1,696,553.

As of December 31, 2024 and 2023, the allowance for credit losses was $2,393,033 and $32,457, respectively. For the years ended December 31, 2024 and 2023, the Company recognized $514,282 and $32,457, respectively, of credit loss expense recorded within general and administrative expense on the consolidated statements of operations. As of January 1, 2023, the balance in accounts receivable was $389,453.

The following table presents VSee Health’s allowance for credit losses at December 31, 2024 and 2023:

	December 31,	December 31,
	2024	2023
Beginning allowance for credit losses	$32,457	$—
Allowance for credit losses, due to acquisition	1,696,553	—
Provision for credit losses	514,282	32,457
Less: Accounts receivable write-off included in allowance for credit losses above	149,741	—
Ending allowance for credit losses	$2,393,033	$32,457

Prepaid Assets and Other Current Assets

Prepaid assets are costs that have been paid but are not yet used up or have not yet expired. As the amount expires, the current asset is reduced, and the amount of the reduction is reported as an expense on the consolidated statements of operations.

Leases

The Company accounts for leases under ASC 842, Leases. Based on this standard, the Company determines if an agreement is a lease at inception. Operating leases are included in right-of-use assets and operating lease liabilities, less current portion in the Company’s consolidated balance sheets. Finance leases are included in fixed assets and finance lease liabilities in the Company’s consolidated balance sheets. Operating and finance lease right-of-use assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our incremental borrowing rate generally applicable to the location of the lease ROU asset, unless an implicit rate is readily determinable. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. As we do not have any outstanding public debt, we estimated the incremental borrowing rate based on our estimated credit rating and available market information. The incremental borrowing rate is subsequently reassessed upon a modification to the lease agreement.

As permitted under ASC 842, the Company has made an accounting policy election not to apply the recognition provisions of ASC 842 to short-term leases (leases with a lease term of 12 months or less that do not include an option to purchase the underlying asset that the lessee is reasonably certain to exercise); instead, the Company will recognize the lease payments for short-term leases on a straight-line basis over the lease term.

Stock-based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation-Stock Compensation. Under the fair value recognition provisions, stock-based compensation cost is measured at the grant date based on the fair value of the award and is recognized as an expense on a straight-line basis over the requisite service period, based on the terms of the awards. The Company estimates the fair value of share options using the Black-Scholes option-pricing model, utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Common Stock, and current interest rates. The Company accounts for forfeitures as they occur.

Capitalized Internal-Use Software Costs

The Company capitalizes certain costs associated with the development of its internal-use software in accordance with ASC 350-40, Intangibles – Goodwill and Other – Internal-Use Software. The capitalization of certain internal-use software costs occurs after the preliminary project stage is complete and until the software is ready for its intended use. Research and development costs incurred during the preliminary project stage or costs incurred for data conversion activities, training, maintenance, and general and administrative or overhead costs are expensed as incurred. Capitalization begins when the preliminary project stage is complete, management with the required authority authorizes and commits to the funding of the project, and it is probable that the project will be completed, and the software will be used to perform the functions as intended. Qualified costs incurred relating to upgrades and enhancements are capitalized to the extent it is probable that they will result in added functionality, while costs that cannot be separated between maintenance of, and minor upgrades and enhancements to, internal-use software are expensed as incurred. Capitalized internal-use software costs are recognized within intangible assets, net in the balance sheets.

During the years ended December 31, 2024 and 2023, the Company did not incur any material capitalizable internal-use software costs.

Deferred Revenue

The timing of revenue recognition, billing, and cash collections results in billed accounts receivable and deferred revenue, primarily attributable to the unamortized balance of nonrefundable upfront fees related to subscription services, which are classified as current and non-current based on the timing of when the Company expects to recognize revenue on the consolidated balance sheets. Accounts receivable are recognized in the period in which the Company’s right to the consideration is unconditional. Contract liabilities consist of billing in excess of revenue recognized primarily related to deferred revenue.

As of January 1, 2023, December 31, 2023 and 2024, the Company had $956,561, $902,524, and $417,815, respectively, of contract liabilities associated with customer deposits for subscription, professional, and technical engineering services, which were reported in deferred revenue on the consolidated balance sheets. The Company expects to recognize $338,441 of this amount during the year ending December 31, 2025, and $79,374 thereafter. During the year ended December 31, 2024 and 2023, $1,934,327 and $1,398,835 were recognized as revenue, respectively.

Credit Risk and Major Customers/Supplier Concentration

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash and trade accounts receivable. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

In the aggregate, the Company had two customers whose accounts receivable represented 50% of the Company’s total accounts receivable as of December 31, 2024. In the aggregate, the Company had five customers whose accounts receivable represented 85% of the Company’s total accounts receivable as of December 31, 2023.

The Company had two customers that in the aggregate accounted for 24% of total revenue for the years ended December 31, 2024 and 2023, respectively. Although the Company seeks to reduce dependence on those customers, the partial or complete loss of certain of these customers could have at least a temporary adverse effect on the Company’s results of operations.

The Company had one vendor whose accounts payable and accrued liabilities represented 22% of the Company’s total accounts payable and accrued liabilities as of December 31, 2024. The Company had no single vendor with over 10% or more of the Company’s total accounts payable and accrued liabilities as of December 31, 2023.

Fair Value of Financial Instruments

“Fair value” is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. ASC 820 establishes a fair value hierarchy that prioritizes and ranks the level of observability of inputs used to measure investments at fair value. The observability of inputs is impacted by a number of factors, including the type of investment, characteristics specific to the investment, market conditions and other factors. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Investments with readily available quoted prices or for which fair value can be measured from quoted prices in active markets will typically have a higher degree of input observability and a lesser degree of judgment applied in determining fair value.

The three levels of the fair value hierarchy under ASC 820 are as follows:

●	“Level 1”, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	“Level 2”, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	“Level 3”, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some cases, the inputs used to measure fair value might fall within different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the investment is categorized in its entirety is determined based on the lowest level input that is significant to the investment. Assessing the significance of a particular input to the valuation of an investment in its entirety requires judgment and considers factors specific to the investment. The categorization of an investment within the hierarchy is based upon the pricing transparency of the investment and does not necessarily correspond to the perceived risk of that investment.

The carrying amounts reflected in the accompanying consolidated balance sheets for cash, accounts receivable, accounts payable and accrued liabilities, and due to/from related party, approximate fair value due to their short-term nature.

See Note 16 for additional information on assets and liabilities measured at fair value.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC 815, Derivatives and Hedging. Derivative instruments are recorded at fair value on the grant date and re-valued at each reporting date, with changes in the fair value reported in the consolidated statements of operations. Derivative assets and liabilities are classified in the consolidated balance sheets as current or non-current based on whether or not net cash settlement or conversion of the instrument could be required within 12 months of the consolidated balance sheet date.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own common stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded at their initial fair value on the date of issuance, and each balance sheet date thereafter. The Company has analyzed the public warrants, private warrants, bridge warrants (as defined below), extension warrants (as defined below), and the September 2024 warrants (as defined below), and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity.

Fixed Assets

Fixed assets are recorded at historical cost, less accumulated depreciation. The Company expenses fixed assets purchased that are less than $1,000. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets. During the year ended December 31, 2024, the Company purchased office and medical equipment, which is being depreciated over a three-year useful life. The acquisition of iDoc (see further Note 4 Business Combination) also resulted in office and medical equipment and furniture fixed asset additions during the year ended December 31, 2024. Depreciation is calculated on the straight-line method over the estimated useful lives of these respective assets, which is three to ten years. Repair and maintenance costs are charged to expenses as incurred.

Goodwill

Goodwill represents the excess of purchase price in a business combination over the fair value of the net identifiable assets acquired. We evaluate goodwill for impairment at the reporting unit level by assessing whether it is more likely than not that the fair value of a reporting unit exceeds its carrying value. If this assessment concludes that it is more likely than not that the fair value of a reporting unit exceeds its carrying value, then goodwill is not considered impaired, and no further impairment testing is required. Conversely, if the assessment concludes that it is more likely than not that the fair value of a reporting unit is less than its carrying value, a goodwill impairment test is performed to compare the fair value of the reporting unit to its carrying value. The Company determines fair value of the two reporting units using both income and market-based models. Our models contain significant assumptions and accounting estimates about discount rates, future cash flows, and terminal values that could materially affect our operating results or financial position if they were to change significantly in the future and could result in an impairment. We perform our goodwill impairment assessment whenever events or changes in facts or circumstances indicate that impairment may exist and during the fourth quarter each year. The cash flow estimates, and discount rates incorporate management’s best estimates, using appropriate and customary assumptions and projections at the date of evaluation. During the year ended December 31, 2024, the Company determined there were triggering events that required the Company to perform a quantitative analysis. Based on the analysis performed, the Company concluded the fair value of the Telehealth Services reporting unit was less than its carrying value. As a result, the Company recorded non-cash goodwill impairment charges of $56,675,210 on the consolidated statement of operation for the year ended December 31, 2024 (refer to Impairment of Long-lived and Intangible Assets Other than Goodwill section below). As of the closing of the Business Combination, June 24, 2024, the fair value of goodwill was $61,591,904, as described in Note 4 Business Combination. As of December 31, 2024, accumulated impairment charges were $56,675,210.

Intangible Assets

Intangible assets are presented at their historical costs, net of amortization. Historical cost of intangible assets acquired in a business combination represents the fair value at acquisition. The fair value at acquisition is determined based on the appraised value of the asset. Intangible assets are composed of developed technology and customer relationships (see Note 4 Business Combination). Developed technology and customer relationships are amortized using the straight-line method over the five-year and ten-year estimated useful lives of the assets, respectively. Identifiable intangible assets subject to amortization consist of the following (there were no intangible assets as of December 31, 2023):

	December 31, 2024
	Estimated Useful Life	Gross Carrying Amount	Additions	Accumulated Amortization	Net Book Value
Customer relationships	10 years	$-	$2,100,000	$(105,000)	$1,995,000
Developed technology	5 years	-	10,000,000	(1,000,000)	9,000,000
		$-	$12,100,000	$(1,105,000)	$10,995,000

Expected amortization expense is as follows:

Year ending December 31, 2025	$2,210,000
Year ending December 31, 2026	2,210,000
Year ending December 31, 2027	2,210,000
Year ending December 31, 2028	2,210,000
Year ending December 31, 2029	2,155,000
Total	$10,995,000

For the years ended December 31, 2024 and 2023, the Company recorded amorization expense of $1,105,000 and $0, respectively, within general and administrative expenses on the consolidated statements of operations.

Impairment of Long-Lived and Intangible Assets Other than Goodwill

In accordance with ASC 360-10, Property Plant and Equipment, and ASC 350-10, Intangibles, the Company, on a regular basis, reviews the carrying amount of long-lived assets for the existence of facts or circumstances, both internally and externally, that suggest impairment. The Company determines if the carrying amount of a long-lived asset is impaired based on anticipated undiscounted cash flows, before interest, from the use of the asset. In the event of impairment, a loss is recognized based on the amount by which the carrying amount exceeds the fair value of the asset. Fair value is determined based on the appraised value of the assets or the anticipated cash flows from the use of the asset, discounted at a rate commensurate with the risk involved.

During the years ended December 31, 2024 and 2023, the Company did not identify any impairment of long-lived and intangible assets other than goodwill.

Original Issue Discount on Debt

When the Company issues notes payable with a face value higher than the proceeds it receives, it records the difference as a debt discount and amortizes the discount as interest expense using the effective interest method over the life of the underlying note payable.

Loss Contingencies and Litigation

The Company records and reserves for loss contingencies if (a) information available prior to issuance of the consolidated financial statements indicates that it is probable that an asset had been impaired or a liability had been incurred at the date of the consolidated financial statements and (b) the amount of loss can be reasonably estimated. If one or both criteria for accrual are not met, but there is at least a reasonable possibility that a material loss will occur, the Company does not record and reserve for a loss contingency but describes the contingency within a note and provides detail, when possible, of the estimated potential loss or range of loss. If an estimate cannot be made, a statement to that effect is made.

Segments

The Company determined its operating and reportable segments in accordance with ASC 280, Segment Reporting. Management evaluates a reporting unit by first identifying operating segments under ASC 280. The Company then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meet the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated.

Management has determined that the Company has two operating and reportable segments. The Company’s operating segments reflect the manner in which its chief operating decision makers, which is currently shared between the Co-Chief Executive Officers, Milton Chen and Imo Aisiku, review results and allocate resources.

The Company’s operating and reporting segments are Healthcare Technology (“Technology”) and Telehealth Services (“Telehealth”). VSee Lab, Inc is included in Technology, while iDoc Virtual Telehealth Solutions, Inc. is included in Telehealth.

Recent Accounting Pronouncements

Accounting Pronouncements Recently Adopted

In November 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2023-07, Improvements to Reportable Segment Disclosures (“ASU 2023-07”). This ASU updates reportable segment disclosure requirements by requiring disclosures of significant reportable segment expenses that are regularly provided to the Chief Operating Decision Maker (“CODM”) and included within each reported measure of a segment’s profit or loss. This ASU also requires disclosure of the title and position of the individual identified as the CODM and an explanation of how the CODM uses the reported measures of a segment’s profit or loss in assessing segment performance and deciding how to allocate resources. The ASU is effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Adoption of the ASU should be applied retrospectively to all prior periods presented in the consolidated financial statements. Early adoption is also permitted. The Company adopted this ASU for the year ended December 31, 2024 and it resulted in additional disclosures. Refer to Note 15 Reportable Segments for the Company’s disclosure in accordance with ASU 2023-07.

Accounting Pronouncements Not Yet Effective

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which will require the Company to disclose specified additional information in its income tax rate reconciliation and provide additional information for reconciling items that meet a quantitative threshold. ASU 2023-09 will also require the Company to disaggregate its income taxes paid disclosure by federal, state and foreign taxes, with further disaggregation required for significant individual jurisdictions. ASU 2023-09 will become effective for annual periods beginning after December 15, 2024. The Company is still reviewing the impact of ASU 2023-09. We are currently evaluating the provisions of this ASU and expect to adopt them when effective for the year ending December 31, 2025.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement-Reporting Comprehensive Income-Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires disaggregated disclosure of income statement expenses for public business entities. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the impact of ASU 2024-03 on its disclosures in the consolidated financial statements.

In July 2025, the FASB issued ASU 2025-05, Financial Instruments-Credit Losses: Measurement of Credit Losses for Accounts Receivable and Contract Assets for Private Companies and Certain Not-for-Profit Entities, which amends ASC 326-20 to provide a practical expedient and an accounting policy election (for all entities, other than public business entities that elect the practical expedient) related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. This ASU is effective for fiscal years beginning after December 15, 2025, and early adoption is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

The Company continues to evaluate the impact of new accounting pronouncements, including enhanced disclosure requirements, on its business processes, controls and systems.

Note 4 Business Combination

Acquisition of iDoc Telehealth Solutions, Inc.

On June 24, 2024, the Company completed the Business Combination between DHAC, VSee Lab, Inc. (“VSee Lab”), a company providing comprehensive telehealth platform and software services for U.S. hospitals and enterprises, and iDoc Telehealth Solutions, Inc. (“iDoc”), a tele-intensive acute care and tele-neurocritical care company, providing tele-intensive acute care, and tele-neurocritical care in high value hospital environments. As noted above, the closing of the Business Combination resulted in the acquisition of iDoc and a reverse recapitalization with DHAC (see Note 13 Equity for discussion of recapitalization). The acquisition of iDoc is treated for accounting purposes as VSee Lab being the accounting acquirer and iDoc the acquiree. iDoc can complement VSee Lab’s business by leveraging its extensive telehealth platform, and neuro and general critical expertise to treat and monitor acutely ill patients with diseases of the brain, spinal cord, heart, and lungs that often have complicated medical problems and by responding to the need for rapid, effective treatment of emergency patients and the shortage of critical care experts. The Telehealth market today is one characterized by rapid transformation, with major customers and hospital systems looking to build or add capabilities and major legacy competitors looking to shore up historical limitations. The rapid transformation of the telehealth market indicates strong future growth of the market, and its current offerings provide an attractive value proposition to health systems, medical groups, and individual medical practitioners, driving higher market share.

As such, at the Closing of the Business Combination and for accounting purposes, the transaction was treated as if VSee Lab issued (1) 4,950,000 shares of Common Stock to iDoc stockholders; (2) 292,500 shares of Common Stock pursuant to one of the A&R Loan Conversion SPA between DHAC, iDoc and a lender in connection with the payoff of a debt between iDoc and the lender at the Closing; (3) 300,000 shares of Common Stock pursuant to the A&R Loan Conversion SPA between DHAC, iDoc and the Bridge Investor in connection with the payoff of a debt between iDoc and the Bridge Investor at the Closing; and (4) 300 shares of Series A Preferred Shares that are convertible into 150,000 shares of Common Stock assuming maximum conversion at the floor conversion price of $2 in connection with the payoff of an outstanding debt of iDoc. This represents an aggregate of 5,692,500 shares of Common Stock (among which 5,542,500 shares of Common Stock were issued at Closing and 150,000 shares of Common Stock were issuable at Closing upon conversion of the Series A Preferred Shares), representing approximately $68,936,175 in consideration based on a closing price of $12.11 per share as of the Closing Date on June 24, 2024.

Purchase Consideration

The following table summarizes the purchase consideration for the iDoc acquisition:

Amount
4,950,000 shares of common stock issued to sellers at $12.11 per share	$59,944,500
292,500 shares of common stock issued upon conversion of debt at $12.11 per share	3,542,175
300,000 shares of common stock issued upon conversion of debt at $12.11 per share	3,633,000
300 shares of series A preferred stock issued upon conversion of debt, of which upon conversion, 150,000 shares of common stock are issuable, at $12.11 per share	1,816,500
Total purchase consideration	$68,936,175

A summary of the allocation of the total purchase consideration for iDoc is presented as follows:

Total purchase price consideration, net of cash acquired of $29,123	$68,907,052

Estimated fair value of assets acquired:
Accounts receivable, net*	532,982
Due from related party	992,746
Note receivable, related party	245,500
Prepaid expenses and other current assets	164,661
Customer relationships	2,100,000
Developed technology	10,000,000
Right-of-use assets	695,417
Fixed assets	839,785
Total assets acquired	15,571,091

Estimated fair value of liabilities assumed:
Accounts payable, accrued expenses and other current liabilities	2,560,775
Line of credit and notes payable	2,516,345
Lease liabilities - operating - related party	265,058
Lease liabilities - operating	430,359
Lease liabilities - finance	736,624
Deferred tax liabilities	1,746,782
Total liabilities assumed	8,255,943

Goodwill	$61,591,904

*	As of the acquisition date, gross contractual accounts receivable was approximately $3.8 million and the Company expects that approximately $3.3 million will not be collected.

The Company’s consolidated statement of operations for the year ended December 31, 2024 include revenue of $2,217,733 and a net loss of $58,134,446, including goodwill impairment charges of $56,675,210, attributable to iDoc since the date of acquisition.

The Company (as the successor of VSee Lab for accounting purposes) incurred transaction costs related to the iDoc acquisition, and these costs were expensed as incurred in transaction expenses in the consolidated statements of operations.

In connection with the iDoc acquisition, the Company (as the successor of VSee Lab for accounting purposes) assumed $3,509,000 aggregate principal amount of outstanding notes that did not convert to equity on the acquisition date. The notes had an aggregate fair value of $2,516,000 as of the acquisition date. iDoc had $1,485,000 of outstanding notes pursuant to that certain A&R Loan Conversion SPAs and Loan Conversion SPA with various lenders. Such outstanding notes by iDoc were paid off with the issuance of 592,500 shares of VSee Health Common Stock and 300 shares of VSee Health Series A Preferred Stock (which are convertible into 150,000 shares of Common Stock assuming maximum conversion at the floor conversion price of $2) to the respective lenders at the Closing of the Business Combination.

The goodwill generated from iDoc is primarily related to the plan to continue to harness scale to further grow the platform for all stakeholders. Goodwill is not deductible for income tax purposes.

Developed technology represents the estimated fair value of iDoc’s internally developed processes, methodologies, algorithms, applications, technology platform, software code, website content, user interfaces, graphics, trade dress, databases and domain names. Customer relationships represent the preliminary estimated fair value of the underlying relationships with iDoc’s customers.

Pro Forma Financial Information (Unaudited)

The unaudited pro forma financial information in the table below summarizes the combined results of VSee Health’s operations and iDoc’s operations, as though the acquisition of iDoc had been completed as of the beginning of fiscal 2023. The pro forma financial information for the years ended December 31, 2024 and 2023, combines our results for these periods with that of iDoc’s results for the years ended December 31, 2024 and 2023, respectively.

The following table summarizes the pro forma financial information:

	For the Years Ended December 31,
	2024	2023
		(Restated)
Total revenues	$12,956,035	$12,467,079
Net loss	$(58,167,923)	$(9,035,462)
Weighted average shares:
Basic and diluted	15,057,259	14,665,277
Net loss per share:
Basic and diluted	$(3.86)	$(0.62)

The pro forma financial information is presented for informational purposes only and is not indicative of the results of operations that would have been achieved if the acquisition and the cost of financing the acquisition had taken place at the beginning of fiscal 2023. The financial information for the periods presented above includes pro forma adjustments as follows:

	For the Years Ended December 31,
	2024	2023
Amortization of intangible assets	$(2,210,000)	$(2,210,000)
Transaction expenses	$301,013	$445,270

Recapitalization

As discussed at the closing (the “Closing”) of the Business Combination, (1) each share of DHAC common stock was re-designated as a share of the Company’s common stock, par value $0.0001 (the “Common Stock”) and each outstanding warrant of DHAC was re-designated as a warrant of the Company and each whole warrant exercisable for one share of the Company’s Common Stock at an exercise price of $11.50 (the “Public Warrant”); and (2) each issued and outstanding share of Class A common stock of VSee Lab (including all securities that are converted or exchanged into shares of VSee Lab Class A common stock) immediately prior to the Business Combination was automatically cancelled and extinguished and converted into the right to receive approximately 0.40 shares of Common Stock.

The shares and options granted to VSee shareholders were determined based on the estimated value attributed to VSee of $60.50 million as determined by the Board (“Board of Directors”) in its negotiations with VSee management. The 803,646 options granted (629,344 are fully vested, and 174,302 partially vest at closing with a portion vesting after one year) at the closing of the business combination and in accordance with ASC 805 are deemed to be part of the consideration granted in the business combination exchange as such no compensation expense is recognized. As such, the fully vested options are considered part of the recapitalization and have no accounting impact. There are a total of 174,302 options issued to employees who will vest between 40% and 60% over a one-year service period subsequent to the business combination which will be valued as of June 24, 2024 the grant date (see Note 13 for further discussion).

Common Stock Outstanding After Business Combination:
Shares
DHAC public shares, net of redemptions	114,966
DHAC Sponsor affiliate shares	3,432,000
VSee loan conversions shares	292,500
Bridge Investors shares	630,000
Other current DHAC stockholder shares	27,000
VSee company shares issued in Business Combination	5,246,354
iDoc company shares issued in Business Combination	4,950,000
Total Company common stock outstanding immediately following the Business Combination	14,692,820

For accounting purposes, since the Business Combination was treated as a reverse merger by and among VSee Lab, DHAC and was accounted as a reverse recapitalization, the 3,603,933 shares of DHAC common stock outstanding at the Closing were allocated to net the $18,035,760 liabilities assumed by the Company (as the successor of VSee Lab for accounting purposes). The following is a summary of the recapitalization and net equity impact on business combination by the Company on June 24, 2024:

Cash - Trust and cash	$1,323,362

Liabilities assumed
Accrued Expenses	(5,530,630)
Due to Sponsor	(657,659)
Exchange Note	(6,155,925)
ELOC	(694,512)
Additional Bridge Notes	(466,646)
Promissory Note - Related Party	(350,000)
Promissory Note - SCS Capital Partners LLC	(765,000)
Deferred Underwriting Fee Payable	(4,370,000)
Promissory Note - Extension Note	(335,750)
Extension Note - Embedded Derivative	(33,000)
Total liabilities assumed	(19,359,122)
Net liabilities assumed	$(18,035,760)

Note 5 Fixed Assets

The components of fixed assets are summarized as follows:

	December 31, 2024	December 31, 2023
Office equipment	$28,019	$3,335
Medical equipment	123,094	1,000
Furniture	5,046	—
Leased equipment	736,624	—
Leasehold improvements	6,604	—
	899,387	4,335
Less: Accumulated depreciation	(219,145)	(678)
Fixed assets, net	$680,242	$3,657

The Company recorded $17,834 and $678 in depreciation expense during the years ended December 31, 2024 and 2023, respectively. Depreciation on the leased equipment is included in the accumulated depreciation. During the year ended December 31, 2024 the Company (as the successor of VSee Lab for accounting purposes) recorded $200,633 in depreciation expenses related to the leased equipment.

As a result of the acquisition of iDoc due to closing of the Business Combination on June 24, 2024 (see Note 4 Business Combination), the Company acquired, at fair value, $736,624, $79,801, $11,709, $6,604 and $5,045 of leased equipment, medical equipment, office equipment, leasehold improvements and furniture, respectively.

Note 6 Leases

Operating Leases

As a result of the acquisition of iDoc due to closing of the Business Combination on June 24, 2024 (see Note 4 Business Combination), the Company assumed the following operating leases under iDoc. iDoc leased office space in Boston, Massachusetts (“Massachusetts Lease”), Houston, Texas (“Texas Lease”), and Houston, Texas (“New Houston Lease”). iDoc commenced a new Massachusetts lease on September 1, 2023, ending on August 31, 2028. The Texas Lease was renewed on February 1, 2022 and was terminated in July 2024, with an initial termination date of January 31, 2027. As a result of the termination, a related party right-of-use asset of $260,373 and related party lease liability of $265,059 were relieved. iDoc commenced a New Houston Lease on April 1, 2024 ending on March 31, 2027. The monthly lease payments for the Massachusetts Lease are $9,380 between September 1, 2023 and August 31, 2024, $9,630 between September 1, 2024 and August 31, 2025, $9,870 between September 1, 2025 and August 31, 2026, $10,120 between September 1, 2026 and August 31, 2027, and $10,360 between September 1, 2027 and August 31, 2028. The monthly lease payments for the Texas Lease are $10,000, and for the New Houston Lease are $1,000. The Company has no restrictive covenants related to the operating leases. The Company has no leases not yet commenced.

As a result of the acquisition, the operating lease right-of-use assets and liabilities were remeasured and recognized at the present value of future lease payments at the acquisition date. The interest rate used to determine the present value is the Company’s borrowing rate, which ranged from 17.9% to 18.5%, as the interest rate implicit in most of its leases is not readily determinable. Operating lease expense is recognized on a straight-line basis.

Operating lease right of use assets are summarized as follows:

	December 31, 2024	December 31, 2023
Office lease	$433,173	$—
Less: Accumulated amortization	53,588	—
Right-of-use assets, net	$379,585	$—

Operating lease liabilities are summarized as follows:

	December 31, 2024	December 31, 2023
Office lease	$342,174	$—
Less: Current portion	(72,836)	—
Long-term portion	$269,338	$—

As of December 31, 2024 and 2023, $96,589 and $0, respectively, of the Company’s operating lease liabilities are included in accounts payable and accrued liabilities on the consolidated balance sheets.

Future minimum rent payments under the operating lease are as follows:

Total
Year ending December 31, 2025	$128,520
Year ending December 31, 2026	131,440
Year ending December 31, 2027	125,400
Year ending December 31, 2028	82,880
Year ending December 31, 2029	—
Total future minimum lease payments	468,240
Less: Imputed interest	(126,066)
Present value of payments	$342,174

Expenses incurred with respect to the Company’s operating leases during the years ended December 31, 2024 and 2023, which are included in general and administrative expenses on the consolidated statements of operations, are set forth below:

	For the Years Ended
	December 31, 2024	December 31, 2023
Operating lease expense:
Operating lease expense	$113,149	$—
Total operating lease expense	$113,149	$—

The weighted average remaining lease term and the weighted average discount rate on the operating leases are set forth below.

	December 31, 2024	December 31, 2023
Weighted average remaining lease term	3.6 years	— years
Weighted average discount rate	17.9%	—%

Finance Leases

As a result of the acquisition of iDoc on June 24, 2024 (see Note 4 Business Combination), the Company assumed the following finance leases under iDoc. Commencing during the year ended December 31, 2022, iDoc leased office equipment under three finance leases with combined monthly payments of $20,313. The leases mature between June 2026 and August 2026, respectively. On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024 (see Note 11 Commitments, Contingencies, and Concentration Risk). On December 13, 2024, the Company revised the forbearance agreement. With a maturity date of June 16, 2025. Accordingly, the entirety of the finance lease has been reclassed to financing lease liabilities within current liabilities on the consolidated balance sheets as of December 31, 2024. Leased equipment and lease liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value is the Company’s borrowing rate to fair value the finance leases, estimated to be 19.3%, as the interest rate implicit in most of its leases is not readily determinable.

Finance leased equipment is summarized below:

	December 31, 2024	December 31, 2023
Equipment lease	$736,624	$—
Less: Accumulated amortization	(200,633)	—
Leased equipment, net	$535,991	$—

Finance lease liabilities are summarized below:

	December 31, 2024	December 31, 2023
Equipment lease	$328,833	$—
Less: Current portion	(328,833)	—
Long-term portion	$—	$—

No financing lease cash payments were made during the years ended December 31, 2024, and 2023. As such, as of December 31, 2024 and 2023, $446,890 and $0, respectively, of the Company’s financing lease liabilities are included in accounts payable and accrued liabilities on the consolidated balance sheets.

Expenses incurred with respect to the Company’s finance leases during the years ended December 31, 2024 and 2023, which are included in the consolidated statements of operations, are set forth below:

	For the Years Ended December 31,
	2024	2023
Finance lease asset amortization	$200,633	$—
Finance lease interest	$36,865	$—

Future minimum payments under the finance lease are as follows:

Total
Year ending December 31, 2025	$380,242
Total future minimum lease payments	380,242
Less Imputed interest	(51,409)
Present value of payments	$328,833

The weighted average remaining lease term and the weighted average discount rate on the finance leases are set forth below.

	December 31, 2024	December 31, 2023
Weighted average remaining lease term	1.6 years	—years
Weighted average discount rate	19.3%	—%

Note 7 Accounts Payable and Accrued Liabilities

The components of accounts payable and accrued liabilities are summarized as follows:

	December 31, 2024	December 31, 2023

Accounts payable	$4,283,397	$416,798
Accrued compensation and benefits	2,176,070	1,240,038
Accrued interest	558,358	52,028
Accrued sales and use tax	999,547	761,873
Accrued financing lease	446,890	-
Other accrued liabilities	879,397	115,544
	$9,343,659	$2,586,281

Note 8 Factoring Payable

As a result of the acquisition of iDoc on June 24, 2024, the Company assumed the following factoring payable liabilities from iDoc (see further Note 4 Business Combination). Except as specifically set forth below, the factoring purchase agreements are not collateralized by a general security agreement over iDoc’s personal property and interests. No interest rate is associated with these factoring purchase transactions and no time during which the amount sold must be collected because the weekly amount is subject to adjustment based on future receipts generated by iDoc or the Company after the Closing of the Business Combination.

(1).	A Future Receipts Sale Agreement, which iDoc entered on June 21, 2023, pursuant to which iDoc sold $299,000 total dollar amount of future receipts for a net purchase price of $207,639 and under which iDoc authorized the factoring purchaser to collect $7,475 weekly. The factoring payable under the June 21, 2023 Future Receipt Sale Agreement was $59,527 on December 31, 2024.

(2).	A Future Receipts Sale Agreement, which iDoc entered on June 28, 2023, pursuant to which iDoc sold $140,000 total dollar amount of future receipts for a net purchase price of $100,000 and under which iDoc authorized the factoring purchaser to collect $5,000 weekly. The factoring payable under the June 28, 2023 Future Receipt Sale Agreement was $34,315 on December 31, 2024.

(3).	A Future Receipts Sale Agreement, which iDoc entered on October 13, 2023, pursuant to which iDoc sold $186,250 total dollar amount of future receipts for a net purchase price of $125,000 and under which iDoc authorized the factoring purchaser to collect $1,552 weekly. Furthermore, the agreement was not collateralized by a general security agreement over iDoc’s accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables, chattel paper, documents, equipment, general intangibles, instruments, and inventory. The factoring payable under the October 13, 2023 Future Receipt Sale Agreement was $85,166 on December 31, 2024.

(4).	A Future Receipts Sale Agreement, which iDoc entered on October 13, 2023, pursuant to which iDoc sold $108,000 total dollar amount of future receipts for a net purchase price of $75,000 and under which iDoc authorized the factoring purchaser to collect $697 per day. The factoring payable under this October 13, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

(5).	A Future Receipts Sale Agreement, which iDoc entered on November 8, 2023, pursuant to which iDoc sold $111,000 total dollar amount of future receipts for a net purchase price of $75,000 and under which iDoc authorized the factoring purchaser to collect $1,387 daily. The factoring payable under this November 8, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

(6).	A Future Receipts Sale Agreement, which iDoc entered on December 20, 2023, pursuant to which iDoc sold $228,000 total dollar amount of future receipts for a net purchase price of $150,000 and under which iDoc authorized the factoring purchaser to collect $1,499 daily. The factoring payable under this December 20, 2023 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

(7).	A Future Receipts Sale Agreement, which iDoc entered on January 11, 2024, pursuant to which iDoc sold $53,200 total dollar amount of future receipts for a net purchase price of $31,500 and under which iDoc authorized the factoring purchaser to collect $2,500 weekly for twelve weeks and a $23,200 balloon collection on April 30, 2024. The agreement is collateralized with a security interest in all accounts, including, without limitation, all deposit accounts, accounts receivable, and other receivables of the Company. The factoring payable under this January 11, 2024 Future Receipt Sale Agreement was fully repaid as of December 31, 2024.

Note 9 Line of Credit and Notes Payable, Net of Discount

The following is a summary of the notes payable as of December 31, 2024 and 2023:

Notes payable, net of discount	December 31, 2024	December 31, 2023
Note payable issued November 29, 2021	$336,983	$—
Note payable issued December 1, 2021	1,500,600	—
Note payable issued January 12, 2023	—	220,000
Note payable issued August 18, 2023	64,000	—
Note payable issued November 29, 2023	33,000	—
Total notes payable	1,934,583	220,000
Less: Current portion	(433,983)	(220,000)
Less: Fair value adjustment for debt	(906,659)	—
Total notes payable, net of current portion	$593,941	$—

On the notes payable listed above, the weighted average effective interest rate was 5.50% and 11.90% for the years ended December 31, 2024 and 2023, respectively.

Required principal payments under the Company’s notes payable are as follows:

Year ending December 31, 2025	$438,550
Year ending December 31, 2026	26,535
Year ending December 31, 2027	37,720
Year ending December 31, 2028	39,008
Year ending December 31, 2029	40,646
Thereafter	1,352,123
Total	$1,934,583

Description of Notes Payable

As a result of the acquisition of iDoc on June 24, 2024, the Company assumed the following outstanding notes payable liabilities from iDoc (see further Note 4 Business Combination).

(1).	On November 29, 2021, iDoc issued a $654,044 promissory note to a bank, collateralized by all the assets of iDoc. Interest was payable monthly at the annual fixed rate of 4.284%. On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (7.50% at December 31, 2024) (see further Note 11 Commitments, Contingencies, and Concentration Risk). iDoc is required to pay the loan in 36 payments of $19,409. As of December 31, 2024, there was an outstanding balance of $336,983 on the promissory note. For the year ended December 31, 2024, the Company recorded $17,500 in interest. The accrued interest balance, which is included within accrued liabilities on the consolidated balance sheets, as of December 31, 2024 is $43,961. The note is currently in default, and as such, the Company has classified the note in full in current liabilities.

(2).	On December 1, 2021, iDoc issued a promissory note to a bank in the amount of $500,000. On February 25, 2022, iDoc received an extension of $1,000,600 on the promissory note. The promissory note is collateralized by all the assets of iDoc and the private property of iDoc’s then Chief Executive Officer. Interest is accrued monthly at the annual fixed rate of 3.75%. The promissory note matures on December 19, 2051. As of December 31, 2024, there was an outstanding balance of $1,500,600 on the promissory note. Commencing on January 1, 2024, iDoc is required to make monthly installment payments, including principal and interest, of $7,682. The Company recorded $28,984 in interest related to the promissory note for the year ended December 31, 2024. The accrued interest balance, which is included within accrued liabilities on the consolidated balance sheets, as of December 31, 2024, is $144,121. The note is currently in default.

(3).	On August 3, 2023, iDoc issued a 10.00% original issue discount promissory note to an accredited investor with a principal balance of $33,000. Notes payable issued with a face value higher than the proceeds it receives is recognized with a debt discount which is amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 1, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note shall increase to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. The Company recognized total interest expense of $393 for the year ended December 31, 2024. As of December 31, 2024, the outstanding balance of the promissory note was $33,000. The note is currently in default.

(4).	On August 18, 2023, iDoc issued a 8.0% original issue discount promissory note to an accredited investor with a principal balance of $64,000. Notes payable issued with a face value higher than the proceeds it receives are recognized with a debt discount which is amortized as interest expense over the life of the underlying note payable. The promissory note matured on November 16, 2023, and is collateralized by all the assets of iDoc. Interest is accrued monthly at the annual fixed rate of 8.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note shall increase to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. As of December 31, 2024, the outstanding balance of the promissory note was $64,000. The Company recognized $8,597 interest at the default interest rate for the year ended December 31, 2024. The Company had $17,920 in accrued interest as of December 31, 2024. The note is currently in default.

(5).	On November 13, 2023, iDoc issued a 10% original issue discount promissory note to an accredited investor with a principal balance of $22,000. Notes payable issued with a face value higher than the proceeds it receives are recognized with a debt discount which is amortized as interest expense over the life of the underlying note payable. The promissory note matured on December 13, 2023, and is collateralized by all the assets of the Company. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. Upon an event of default, the interest rate on the note shall increase to the greater of 26% per annum or the maximum rate allowed by the laws governing this agreement. The Company recognized $2,955 in interest at the default interest rate for the year ended December 31, 2024. The note was paid off during the year ended December 31, 2024.

(6).	On January 14, 2024, iDoc issued a note payable to a lender in the amount $16,200. The note payable has an 8% interest rate over the 180 day loan term. The Company recorded $675 of interest expense on the loan for the year ended December 31, 2024. The note was paid off during the year ended December 31, 2024.

Furthermore, on January 12, 2023, VSee Lab issued a 10.00% original issue discount promissory note to an accredited investor with a principal balance of $220,000. Notes payable issued with a face value higher than the proceeds it receives are recognized with a debt discount which is amortized as interest expense over the life of the underlying note payable. The promissory note matured on July 15, 2023. Interest accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. On November 21, 2023, VSee Lab, DHAC and the investor entered into a Loan Conversion SPA pursuant to which $220,000 of the promissory note principal balance would be converted into Series A Preferred Stock of the Company at the Closing of the Business Combination. The Company settled the promissory note by issuing 220 shares of Series A Preferred Stock to the investor at the Closing. As of December 31, 2023, the outstanding balance of the promissory note was $220,000. VSee Lab recognized $20,000 of amortized debt discount and $12,980 in accrued interest for a total expense of $32,980 for the year ended December 31, 2023. As of December 31, 2023, the Company had $12,980 in accrued interest, which is included within accounts payable and accrued liabilities on the consolidated balance sheets.

Line of Credit

On November 29, 2021, iDoc received a revolving line of credit from the same bank that issued the $500,000 promissory note as described in the above “Description of Notes Payable” section. The line of credit is collateralized by iDoc’s assets. Interest was payable monthly at 1.25% above the Wall Street Journal prime rate (7.50% at December 31, 2024). On November 1, 2023, iDoc entered into a forbearance agreement with a maturity date of January 10, 2024, and increased the effective interest rate to 3% above the Wall Street Journal prime rate (7.50% at December 31, 2024) (see further Note 11 Commitments, Contingencies, and Concentration Risk).

On December 13, 2024, the Company revised the forbearance agreement. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025. As of December 31, 2024, the Company has accrued the obligation in line of credit and note payable, net of discount, right-of-use liability - finance, and accrued interest is included in accounts payable and accrued liabilities.

As a result of the acquisition of iDoc on June 24, 2024, the Company assumed the revolving line of credit. As of December 31, 2024, the Company had an outstanding balance of $456,097 on the line of credit. The Company recorded $23,697 in interest related to the line of credit for the year ended December 31, 2024. The accrued interest balance, which is included within accrued liabilities on the consolidated balance sheets, as of December 31, 2024, is $52,190.

Loan Conversions

On November 21, 2023, DHAC, VSee Lab, and/or iDoc, as applicable, entered into Securities Purchase Agreements (the “Conversion SPAs”), certain of which were further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”) with various lenders of each of DHAC, VSee Lab and iDoc, pursuant to which certain indebtedness owed by DHAC, VSee Lab and iDoc would be converted into shares of Series A Preferred Stock pursuant to the Conversion SPAs or shares of Common Stock of the Company pursuant to the A&R Loan Conversion SPAs at the Closing of the Business Combination as further described and set forth below.

●	On November 21, 2023, DHAC and VSee Lab entered into a Conversion SPA with Whacky Ventures LLC (“Whacky”), pursuant to which certain loans incurred by VSee Lab to Whacky in the aggregate amount of $220,000 was converted into Series A Preferred Shares to be issued to the investor at the Closing. As a result of the Closing of the Business Combination, 220 Series A Preferred Shares of the Company were issued to Whacky on June 24, 2024 and such promissory note owned thereof was paid off.

●	On November 1, 2023, DHAC and iDoc, entered into a Conversion SPA with Mark E. Munro Charitable Remainder Unitrust (“Munro Trust”) , pursuant to which certain loans incurred by iDoc to Munro Trust in the aggregate amount of $300,000 was converted into Series A Shares to be issued to the investor at the Closing. As a result of the Closing of the Business Combination, 300 Series A Preferred Shares were issued to Munro Trust on June 24, 2024 and such promissory note owned thereof was paid off.

●	On November 21, 2023 and as further amended and restated on February 13, 2024, DHAC, VSee Lab and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by VSee Lab to the Bridge Investor in the aggregate amount of $600,000 was converted into shares of VSee Health Common Stock to be issued to the Bridge Investor at the Closing. As a result of the Closing of the Business Combination, 300,000 shares of Common Stock were issued to the Bridge Investor on June 24, 2024 and the Company derecognized the related contingent liability.

●	On November 21, 2023 and as further amended and restated on February 13, 2024, DHAC, iDoc and Tidewater Ventures, LLC (“Tidewater”), entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to Tidewater in the aggregate amount of $585,000 were converted into shares of VSee Health Common Stock to be issued to the Bridge Investor at the Closing. As a result of the Closing of the Business Combination, 292,500 shares of Common Stock were issued to Tidewater on June 24, 2024 and such promissory note owned thereof was paid off.

●	On November 21, 2023 and as further amended and restated on February 13, 2024, DHAC, iDoc and the Bridge Investor, entered into an A&R Loan Conversion SPA, pursuant to which certain loans incurred by iDoc to the Bridge Investor in the aggregate amount of $600,000 were converted into shares of VSee Health Common Stock to be issued to the Bridge Investor at the Closing. As a result of the Closing of the Business Combination, 300,000 shares of Common Stock were issued to the Bridge Investor on June 24, 2024 and such promissory note owned thereof was paid off.

Exchange Note and Exchange Financing

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the Exchange Note due to the reverse merger with DHAC on June 24, 2024.

In connection with a securities purchase agreement by and among DHAC, VSee Lab, iDoc and the Bridge Investor dated October 5, 2022 (the “Original Bridge SPA”), DHAC, VSee Lab, and iDoc each issued to the Bridge Investor a 10% original issue discount senior secured convertible notes or (collectively, the “Original Bridge Notes” and individually, the “DHAC Bridge Notes,” “VSee Bridge Notes” and “iDoc Bridge Notes” when referring to Original Bridge Notes issued to DHAC, VSee Lab, and iDoc, respectively) in an aggregate principal amount of approximately $2,222,222. On November 21, 2023, DHAC, VSee Lab, iDoc and the Bridge Investor entered into an Exchange Agreement. Pursuant to the Exchange Agreement, the Bridge Investor agreed to exchange all amounts currently due and owing under (i) the DHAC Bridge Note, (ii) the VSee Bridge Note other than the principal amount of $600,000 thereof, and (iii) the iDoc Bridge Note other than the principal amount of $600,000 thereof for a senior secured convertible promissory note with an aggregate principal value of $2,523,744 (the “Exchange Note”). As such, the Company issued the Exchange Note to the Bridge Investor in connection with the Closing of the Business Combination on June 24, 2024. The transactions contemplated by the Exchange Agreement and the Exchange Note are hereby referred as the “Exchange Financing.”

The Exchange Note bears interest at a rate of 8% per annum and is convertible into shares of common stock of VSee Health at a fixed conversion price of $10 per share. The conversion price of the Exchange Note is subject to reset if the Company’s Common Stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s Common Stock in the 10th trading dates prior to the measurement date and (y) $2.00. As of December 31, 2024, the conversion price of the Exchange Note was reset to $2.00 per share. Amounts repaid may not be reborrowed. The Bridge Investor may set off and deduct the amounts due under the Exchange Note pursuant to and in accordance with the terms of the Exchange Agreement. The Exchange Note is also guaranteed by each of the Company, VSee Lab and iDoc and is fully secured by collateral of the Company and its subsidiaries including, without limitation, the intellectual property, trademark, and patent rights. The parties entered into an Amended and Restated Security Agreement and certain intellectual property security agreements on the Closing Date granting such security interest in favor of the Bridge Investor.

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule 2(a) (each, an “Amortization Payment”). As a result of Section 2(a), the Exchange Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payment provided for in Schedule 2(a), or, subject to the Company complying with the Equity Conditions on the date of such Amortization Payment, in Common Stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event shall Common Stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Exchange Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Exchange Note is required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

As a result of the Business Combination, the fair value of the Exchange Note on June 24, 2024 was $6,155,925 in accordance with ASC 480.

On August 8, 2024, $566,740 of outstanding principal on the Exchange Note was converted into 213,759 shares of Common Stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $98,050, reflecting the difference between the carrying value of the Exchange Note being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $664,790).

On November 26, 2024, $500,000 of outstanding principal with accrued interest expense of $11,693 on the Exchange Note was converted into 255,847 shares of Common Stock. The portion of the Exchange Note converted on this date had a fair value of $512,693.

As of December 31, 2024, the Exchange Note’s fair value was $1,499,000, and the principal outstanding was $1,523,744. The Company recognized a total Exchange Note interest expense of $55,861 for the year ended December 31, 2024 and a change in fair value of $3,527,756 for the year ended December 31, 2024 (see further Note 16 Fair Value Measurements).

Additional Bridge Financing

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed that certain Additional Bridge Notes due to the reverse merger with DHAC on June 24, 2024.

On November 21, 2023, DHAC, VSee Lab and iDoc entered into an amendment to the Original Bridge SPA (the “Bridge Amendment”), pursuant to which the Bridge Investor agreed to purchase additional promissory note in the aggregate principal amount of $166,667 (with an aggregate subscription amount of $150,000) from DHAC with (1) a $111,111 note purchased on November 21, 2023, which will mature on May 21, 2025 and (2) a $55,556 note (which was purchased on January 25, 2024 and will mature on July 25, 2025) (the “Additional Bridge Notes”). The Additional Bridge Notes bear guaranteed interest at a rate of 8% per annum and are convertible into shares of the Company’s Common Stock, at an initial fixed conversion price of $10.00 per share. The conversion price of the Additional Bridge Notes is subject to reset if the Company’s Common Stock trades below $10.00 on the 10th business day after the conversion shares are registered or may otherwise be freely resold, and every 90th day thereafter, to a price equal to the greater of (x) 95% of the average lowest VWAP of the Company’s Common Stock in the 10 trading dates prior to the measurement date and (y) $2.00. In addition, optional prepayment of the Additional Bridge Notes requires the payment of 110% of the outstanding obligations, including the guaranteed minimum interest. If an event of default occurs, the Additional Bridge Notes would bear interest at a rate of 24% per annum and require the payment of 125% of the outstanding obligations, including the guaranteed minimum interest. As of December 31, 2024, $150,000 pursuant to the Additional Bridge Notes has been funded to the Company. The transactions contemplated by the Bridge Amendment and the Additional Bridge Notes are hereby referred as the “Additional Bridge Financing.”

The monetary amount of the obligation is a fixed monetary amount known at inception as represented by the Amortization of Principal Schedule 2(a) (each, an “Amortization Payment”). As a result of Section 2(a), each Additional Bridge Note represents a debt instrument that the Company must or may settle by issuing a variable number of its equity shares as each Amortization Payment shall, at the option of the Company, be made in whole or in part, in immediately available Dollars equal to the sum of the Amortization Payment provided for in Schedule 2(a), or, subject to the Company complying with the Equity Conditions on the date of such Amortization Payment, in Common Stock issued at 95% of the lowest VWAP in the prior ten (10) trading days prior to such Amortization Payment (the “Amortization Conversion Price”) but in no event shall Common Stock be used to make such Amortization Payment if the Amortization Conversion Price is less than $2.00.

The Additional Bridge Notes represent share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Additional Bridge Notes are required to be accounted for as a liability under ASC 480. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings.

As a result of the Business Combination, the fair value of the Additional Bridge Notes on June 24, 2024 was $466,646 in accordance with ASC 480.

On August 2, 2024, holders of the Additional Bridge Notes converted an aggregate $41,417 of outstanding principal into 14,199 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP. The Company accounted for the conversion under the debt extinguishment model and recognized a loss on extinguishment of $18,928, reflecting the difference between the carrying value of the Additional Bridge Notes being converted (recorded at fair value) and the fair value of the shares of common stock issued upon conversion (which was $60,346).

On November 26, 2024, the remaining $92,593 of outstanding principal on the Additional Bridge Notes were converted into 46,565 shares of Common Stock and the Additional Bridge Notes were settled in full. The Additional Bridge Notes converted on this date had a fair value of $99,535.

The Company recognized a total Additional Bridge Notes interest expense of $42,666 for the year ended December 31, 2024 and a change in fair value of $273,549 for the year ended December 31, 2024 (see further Note 16 Fair Value Measurements). The cash repayments of the note totaled $41,667 for the year ended December 31, 2024.

Extension Note (Extension Financing)

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed Extension Note due to the reverse merger with DHAC on June 24, 2024. The Extension Note was paid off in full by the Company in June 2024 and is no longer outstanding as of December 31, 2024.

On May 5, 2023, DHAC entered into a securities purchase agreement (the “Extension Purchase Agreement”) with an institutional investor (the “Holder”). Pursuant to the Extension Purchase Agreement, the Company issued the Holder a 16.67% original issue discount promissory note, in favor of the Holder, in the aggregate principal amount of $300,000 (the “Extension Note”). The Extension Note bears guaranteed interest at a rate of 10% per annum and is due and payable on May 5, 2024. On April 17, 2024, the Company and the investor entered into a letter agreement (the “Extension Letter Agreement”), which amended the maturity date of the Extension Note to June 30, 2024 and clarified certain definitions and transaction terms in both the Extension Purchase Agreement and the Extension Note. The Extension Note is also guaranteed by each VSee Lab and iDoc and was subordinated to the security interests granted to the Bridge Investor. In connection with the Extension Purchase Agreement, on May 5, 2023, DHAC also issued to the Holder (i) warrants with an exercise period of five years to purchase up to 26,086 shares of the Company’s Common Stock at an exercise price of $11.50 per share (the “Extension Warrants”), and (ii) 7,000 shares of DHAC Common Stock as commitment shares (the “Extension Shares”).

The Company reviewed the Extension Warrants and Extension Shares issued in connection with the Extension Purchase Agreement under ASC 815 and concluded that the Extension Warrants are not in scope of ASC 480 and are not subject to the Derivative guidance under ASC 815. The Extension Warrants and the Extension Shares were classified in stockholders’ equity. As such the proceeds of the Extension Note were allocated using the relative fair value basis among all three instruments.

The Company reviewed the contingent early repayment option granted in the Extension Note under ASC 815 and concluded that as a result of the significant discount granted in the note the contingent repayment provision is therefore considered an embedded derivative that should be bifurcated from the debt host. Accordingly, in accordance with ASC 470-20, the Company allocated the Extension Note proceeds between the Extension Note and the Bifurcated Derivative, using the residual method by allocating the principal first to fair value of the embedded derivative and then to the debt. Accordingly, the fair value of the embedded derivative at June 24, 2024 was $33,000 and $335,750 was allocated to the principal balance of the note with $30,000 of accrued interest for a total of $365,750. On June 30, 2024, the Company paid the Extension Note in full in the amount of $365,750 and derecognized the embedded derivative recognizing a change in the fair value of the derivative of $33,000 (see further Note 16 Fair Value Measurements).

Quantum Financing Purchase Agreement

On November 21, 2023, DHAC entered into a convertible note purchase agreement (the “Quantum Purchase Agreement”), pursuant to which an institutional and accredited investor (the “Quantum Investor”) subscribed for and purchased, and DHAC would issue and sell to the Quantum Investor, at the Closing of the Business Combination, a 7% original issue discount convertible promissory note (the “Quantum Convertible Note”) in the aggregate principal amount of $3,000,000.

The Quantum Convertible Note was issued and sold to the Quantum Investor subsequent to the Closing of the Business Combination on June 25, 2024. The Quantum Convertible Note was further amended on July 3, 2024, whereby the maturity date of the Quantum Convertible Note was changed from June 25, 2025 to June 30, 2026, and that eighteen months of interest will be guaranteed regardless of early pay or redemption. Furthermore, the Quantum Convertible Note bears interest at a rate of 12% per annum and is convertible into shares of the Company’s Common Stock at (1) a fixed conversion price of $10.00 per share, which was reset to $3.20 per share pursuant to the terms thereof and as further described below; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Convertible Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination. The conversion price of the Quantum Convertible Note is subject to reset if the average of the daily VWAPs for the three (3) trading days prior to the 30-day anniversary of the Quantum Convertible Note issuance date (the “Average Price”) is less than $10.00, to a price equal to the Average Price but in no event less than $2.00. In addition, the Company at its option can redeem early a portion or all amounts outstanding under the Quantum Convertible Note if the Company provides the Quantum Convertible Note holder a notice at least ten (10) trading days prior to such redemption and on the notice day the VWAP of the Company’s Common Stock is less than $10.00. If an event of default occurs, the Quantum Convertible Note would bear interest at a rate of 18% per annum.

On June 25, 2024, $2,700,000 (net of original issue discount of $210,000 and legal fees of $90,000 pursuant to the Quantum Convertible Note) was funded to the Company. The Quantum Convertible Note represents share-settled debt that requires or may require the Company to settle the debt instrument by delivering a variable number of shares with a then-current fair value equal to the principal amount of the note plus accrued and unpaid interest. As a result, the Quantum Convertible Note was accounted for as a liability under ASC 480 upon funding of the note. As required under ASC 480, the liability will be re-measured at fair value at each reporting period with the changes in the fair value of the liability recognized in earnings. The original issue discount of $210,000 and direct cost of $90,000 was expensed as interest expense.

On July 3, 2024, the Company and the Quantum Investor agreed to modify certain terms of the Quantum Convertible Note. The modifications included the extension of the maturity date from June 25, 2025, to June 30, 2026, and an interest guarantee whereby the Quantum Investor would receive 18 months of interest regardless of any early repayment or redemption of the Quantum Convertible Note. The Company concluded that these changes represented a modification for accounting purposes as the change in the present value of the cash flows was less than 10% and the change in the estimated fair value of the embedded conversion right was less than 10% of the carrying value. As such, the Company accounted for the change in fair value related to the modification of terms as part of the change in fair value of the Quantum Convertible Note during the year ended December 31, 2024 (see further Note 16 Fair Value Measurements).

As of December 31, 2024, the Quantum Convertible Note’s fair value was $3,248,000. The Company recognized interest expense of $185,671 for the year ended December 31, 2024 and a change in fair value of $1,370,234 for the year ended December 31, 2024 (see further Note 16 Fair Value Measurements).

ELOC / Equity Financing

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the ELOC due to the reverse merger with DHAC and iDoc on June 24, 2024.

On November 21, 2023, DHAC entered into an equity line of credit purchase agreement (the “ELOC Purchase Agreement”) with the Bridge Investor pursuant to which DHAC may sell and issue to the Bridge Investor, and the Bridge Investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of the Company’s Common Stock, from time to time over a 36 month period (the “Equity Purchase Commitment Period”) beginning from the sixth (6th) trading day following the Closing of the Business Combination transaction (the “Equity Purchase Effective Day”), provided that certain conditions are met. The Company also agreed to file a resale registration statement to register shares of Common Stock to be purchased under the ELOC Purchase Agreement with the SEC within 45 days following the Equity Purchase Effective Day, and shall use commercially reasonable efforts to have such registration statement declared effective by the SEC within 30 days of such filing. During the Equity Purchase Commitment Period, the Company may suspend the use of the resale registration statement to (i) delay the disclosure of material nonpublic information concerning the Company in good faith or (ii) amend the registration statement concerning material information, by providing written notice to the investor. Such suspension cannot be longer than 90 consecutive days (or 120 days in any calendar year). The investor has agreed not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of the Company’s Common Stock. The transaction contemplated by the ELOC Purchase Agreement is hereby referred as “Equity Financing” or “ELOC.”

In connection with the Bridge Investor’s commitment to enter into the ELOC transaction, pursuant to the ELOC Purchase Agreement, the Company agreed to issue a convertible note in a principal amount of $500,000 on the date that is six business days after the business combination. The business combination closed on June 24, 2024, therefore the commitment fee was no longer contingent and the Company accrued a $500,000 commitment fee payable as of June 24, 2024. On July 2, 2024, the Company issued the $500,000 convertible note to the Bridge Investor (see “ELOC Commitment Fee Note” below). The $500,000 commitment fee was expensed during the year ended December 31, 2024.

The Company has analyzed the ELOC Purchase Agreement and determined that the contract should be recorded as a liability under ASC 815 and measured at fair value. As a result of the ASC 815 liability classification, the Company is required to re-measure the liability at fair value at each reporting period until the liability is settled.

The Company has determined that the fair value of the ELOC Purchase Agreement is based upon management’s expected usage of the facility. The contract provides no scenario in which the Company may exercise the contract at above market rates (i.e., sell shares at a price above which the shares are currently trading in the active market except that when the Company’s per share stock price drops below $2.00 per share, the Bridge Investor has the discretion to decide whether to purchase the Company’s Common Stock under the ELOC Purchase Agreement at a floor price of $2.00 per share). Furthermore, the choice to exercise the ELOC Purchase Agreement is solely at the discretion of the Company (i.e., does not obligate the Company in any manner). Additionally, the ELOC Purchase Agreement does not impose a fee or fine if the Company chooses not to exercise the contract.

As a result of the Business Combination, the fair value of the ELOC on June 24, 2024 was $694,512 in accordance with ASC 815.

During the year ended December 31, 2024, pursuant to the Equity Purchase Agreement and the Company’s purchase notices thereof, the Bridge Investor purchased an aggregate of 380,000 shares of Common Stock for $760,000 in total proceeds. The maximum remaining availability under the ELOC was $49,240,000.

The fair value of the equity contract was $80,000 as of December 31, 2024, resulting in a change in fair value of the ELOC of $614,512 during the year ended December 31, 2024 (see further Note 16 Fair Value Measurements).

ELOC Commitment Fee Note

On November 21, 2023, DHAC entered into the “ELOC Purchase Agreement” with the Bridge Investor. Pursuant to the ELOC Purchase Agreement, DHAC agreed to issue to the investor, as a commitment fee for this equity purchase transaction, a senior unsecured note in a principal amount of $500,000 that is payable only in shares of the Company’s Common Stock at an initial price of $10 per share (the “ELOC Commitment Fee Note”) after the closing of the business combination.

On July 2, 2024, the Company issued to the Bridge Investor the “ELOC Commitment Fee Note”. The original maturity date of the ELOC Commitment Fee Note was September 22, 2024. The conversion right is exercisable by the Bridge Investor at any time after issuance, and includes certain standard antidilution adjustments. Upon the occurrence of an event of default, the Bridge Investor may require repayment in cash or in shares at its discretion, in an amount representing the greater of the outstanding principal balance and any accrued unpaid fees, or the value of the conversion shares issuable multiplied by the highest closing price for the Company’s common stock during the period from the event of default to conversion.

The Company elected to account for the ELOC Commitment Fee Note at fair value under the fair value option, and estimated its fair value to be $595,000 at issuance. As the related ELOC instrument is classified as a liability, the Company expensed the issuance cost based on its $595,000 fair value, which is included in loss on issuance of financial statements in the consolidated statement of operations for the year ended December 31, 2024 (see also Note 2, Restatement of Previously Issued Financial Statements).

On September 30, 2024, the Company and the Bridge Investor mutually agreed to extend the maturity date of the ELOC Commitment Fee Note from September 23, 2024, to December 31, 2024. The Company accounted for the extension of the maturity date as an extinguishment. The Company recorded a gain on extinguishment of $5,000 during the year ended December 31, 2024 in relation to this extension.

In December 2024, the Bridge Investor fully converted this note into 50,000 shares of common stock. The fair value of the ELOC Commitment Fee Note was $79,500 just prior to conversion. The Company recorded a total gain on change in fair value of $510,500 for the ELOC Commitment Fee Note for the year ended December 31, 2024.

September 2024 Security Purchase Agreement

On September 30, 2024, the Company entered into a securities purchase agreement (the “September 2024 SPA”) with an accredited and institutional investor, pursuant to which the Company issued and sold to the investor promissory notes for an aggregate principal amount of $2,222,222 (the “September 2024 Convertible Note”). The Company received $2,000,000 in initial proceeds from the September 2024 Convertible Note, reflecting a 10% original issue discount. The September 2024 Convertible Note will mature on March 30, 2026 and provides for a minimum interest amount at 15% of the initial principal amount of the note through maturity, or $333,333. Interest in excess of the minimum interest amount (if applicable) will accrue at a rate of 10% per annum. The interest rate on the September 2024 Convertible Note will increase to 24% per annum upon the occurrence of an event of default. The minimum interest amount is payable in 18 equal installments of $18,519 per month beginning on November 1, 2024. Repayments of principal will be paid in 12 equal installments of $185,185 per month beginning on May 1, 2025. Any repayments of principal that are not funded through draws on the ELOC Purchase Agreement are subject to a 5% cash payment fee.

The September 2024 Convertible Note is convertible into shares of the Company’s common stock at any time at an initial fixed conversion price of $2.00 per share, subject to certain beneficial ownership and exchange cap considerations. The conversion price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the conversion price (a down-round event). The September 2024 Convertible Note is prepayable at any time (unless an event of default has occurred) based on the outstanding principal, accrued interest and any remaining minimum interest amount payable through the remainder of the term of the note. The September 2024 Convertible Note is mandatorily prepayable upon the occurrence of certain events (such as the issuance of stock or incurrence of debt) and can be accelerated upon an event of default either automatically or at the option of the note holder, depending on the nature of the event.

The September 2024 Convertible Note is secured by substantially all of the Company’s assets and includes certain covenants which restrict the Company’s ability to enter into certain agreements or transactions without the lender’s consent.

In connection with the September 2024 SPA and Convertible Note, the Company also issued a warrant to the investor to purchase up to 740,741 shares of the Company’s Common Stock. The warrant exercise price is $2.25 per share (exercisable on a cash or cashless basis) and will expire on September 30, 2029. The exercise price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the exercise price (a down-round event). The Company assessed the warrant as a freestanding financial instrument and determined it did not include any provisions which would require liability classification under ASC 480, and that it met the requirements to be considered indexed to the Company’s own stock and the additional equity classification requirements under ASC 815-40. As such, the Company classified the warrant in stockholders’ equity (deficit) upon its issuance. In addition, upon execution of the September 2024 SPA, the Company issued 100,000 shares of Common Stock to the investor as additional consideration for entering into the September 2024 SPA and related agreements, which were also classified in stockholders’ equity (deficit) upon issuance.

The Company incurred approximately $95,000 of issuance costs in connection with the September 2024 SPA transaction.

After analyzing the terms of the September 2024 Convertible Note and its embedded features, the Company elected to account for the September 2024 Convertible Note at fair value under the allowable fair value option election. As such, the Company initially recognized the September 2024 Convertible Note at its fair value and will subsequently measure the note at fair value with changes in fair value recorded in current period earnings (or other comprehensive income, if specific to Company credit risk). The Company initially recorded the September 2024 Convertible Note at its estimated issuance date fair value of $2,000,000, based on the initial proceeds received. As the proceeds were allocated in full to the September 2024 Convertible Note recorded at fair value, there were no proceeds remaining to allocate to the equity-classified warrants or shares issued under the terms of the September 2024 SPA, on a residual basis. In addition, the Company allocated the issuance costs incurred to the September 2024 Convertible Note, and as such expensed the $95,000 in issuance costs incurred.

As of December 31, 2024, the September Note’s fair value was $2,094,000. The Company recognized a total change in fair value of $132,889 for the year ended December 31, 2024 (see further Note 16 Fair Value Measurements).

Underwriters’ Agreement

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed liabilities under an underwriting agreement between DHAC and Alliance Global Partners (“A.G.P.”) dated November 3, 2021 (the “Underwriting Agreement”) due to the reverse merger with DHAC and iDoc on June 24, 2024.

In connection with the $4,370,000 deferred underwriting fee payable to A.G.P. under the Underwriting Agreement, on November 3, 2022 and as further amended on November 21, 2023, DHAC executed a Securities Purchase Agreement (as amended) with A.G.P. (the “A.G.P. Securities Purchase Agreement”). Pursuant to the A.G.P. Securities Purchase Agreement, the Company issued 4,370 shares of Series A Preferred Stock to A.G.P. upon the Closing of the Business Combination. As such, the Company’s obligation under the Underwriting Agreement was performed and the fees payable to A.G.P. under the Underwriting Agreement were settled in full on June 24, 2024. The Certificate of Designation of the Series A Preferred Stock establishes the terms and conditions of the Series A Preferred Stock (see further Note 13 Equity).

Simple Agreement for Future Equity

On August 1, 2023, VSee Lab entered into a Simple Agreement for Future Equity (“SAFE”) with a purchase price of $135,000. The SAFE is considered a mandatorily redeemable financial instrument under ASC 480-10-15-8. Per section 1 (a) of the SAFE, “If there is an Equity Financing before the termination of this Safe, on the initial closing of such Equity Financing, this Safe will automatically convert into the greater of (1) the number of shares of Standard Preferred Stock equal to the Purchase Amount divided by the lowest price per share of the Standard Preferred Stock; or (2) the number of shares of Safe Preferred Stock equal to the Purchase Amount divided by the Safe Price”. The fixed monetary amount known at inception (i.e., “Purchase Amount” of $135,000) embodies an obligation that the issuer must or may settle by issuing a variable number of shares, based on the safe price which is defined as “Safe Price” means the price per share equal to the Post-Money Valuation Cap divided by the Company Capitalization.” Since the capitalization can change through the termination events, the shares to be issued can vary. The SAFE may require the issuer to redeem the instrument for cash upon a change of control. The SAFE is classified and recorded as a liability under ASC 480-10-25-8 because a change of control is an event that is considered not under the sole control of the issuer.

At the closing of the Business Combination on June 24, 2024, VSee Lab converted the obligation under the SAFE Agreement valued at $135,000 into shares of VSee Lab, which were then exchanged for 12,846 shares of the Company’s Common Stock valued at the closing price of $12.11 for total value of $155,565. As such, the Company recognized a loss of $20,565 which is included in change in fair value of financial instrument.

Encompass Purchase Liability

As a result of the acquisition of iDoc on June 24, 2024, the Company assumed the principal balance on an acquisition purchase. On January 1, 2022, iDoc acquired 100% of Encompass Healthcare Billing, LLC. (“Encompass”) with a stock purchase agreement to acquire the equity interests of Encompass, according to the acquisition agreement (“Acquisition Agreement”). Per the Acquisition Agreement, iDoc acquired all the outstanding shares of Encompass for a cash payment of $300,000, due upon the closing of the Business Combination. On January 9, 2023, iDoc agreed to an additional obligation of $45,000, which was accounted for as interest expense and reflected in accounts payable and accrued liabilities as of December 31, 2024. As of December 31, 2024, $263,918 is reflected in the consolidated balance sheet as the Encompass Acquisition liability.

Note 10 Related Party

Related Party Transactions by VSee Lab

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, since the Business Combination was accounted for as a reverse recapitalization between VSee Lab and DHAC, and VSee Lab as the accounting acquirer and iDoc as the accounting acquiree and the historical comparative financial information prior to June 24, 2024 as presented in this annual report is that of VSee Lab, the following represent related party transactions incurred by VSee Lab:

(1).	During the year ended December 31, 2022, employees subscribed $127,710 of cash for shares in VSee Lab representing 597,000 common stock shares in VSee Lab. As a result of the Closing of the Business Combination, the shares were issued to the subscribing employees for 239,424 shares of common stock in VSee Health. and as such the payable was reclassified to equity in additional paid in capital as the shares were issued. In addition, $210,796 of the related party payable was eliminated at consolidation between iDoc and VSee Lab. The balance due to the related party as of December 31, 2024 and 2023 was $51,900 and $338,506, respectively.

(2).	During the year ended December 31, 2022, VSee Lab received a loan of $110,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses incurred by VSee Lab. On March 29, 2023, VSee Lab revised the terms of the loan to a 10.00% original issue discount promissory note with a principal balance of $121,000 from Milton Chen for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized with a debt discount which is amortized as interest expense via effective interest method over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2024 and 2023, the related party balance of the promissory note was $121,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $31,460 and $28,930 in interest expense for the year ended December 31, 2024 and 2023, respectively. The Company (as the successor of VSee Lab for accounting purposes) had $49,390 and $17,930 in accrued interest as of December 31, 2024 and 2023, respectively, which are included within accounts payable and accrued liabilities on the consolidated balance sheets.

(3).	On March 29, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $132,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of VSee Lab. Notes payable issued with a face value higher than the proceeds received are recognized with a debt discount which amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on June 27, 2023. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2024 and 2023, the balance of the related party promissory note was $132,000. The Company (as the successor of VSee Lab for accounting purposes) recognized $34,320 and $33,120 in interest expense for the year ended December 31, 2024 and 2023, respectively. The Company (as the successor of VSee Lab for accounting purposes) had $55,440 and $21,120 in accrued interest as of December 31, 2024 and 2023, respectively, which are included within accounts payable and accrued liabilities on the consolidated balance sheets.

(4).	On December 26, 2023, VSee Lab received a 10.00% original issue discount promissory note with a principal balance of $77,000 from the then CEO, Milton Chen, for advanced cash and paid operating expenses on behalf of the Company. Notes payable issued with a face value higher than the proceeds received are recognized with a debt discount which amortized via effective interest method as interest expense over the life of the underlying note payable. The promissory note matured on March 28, 2024. Interest is accrued monthly at the annual fixed rate of 12.00%, with principal and interest due upon maturity. The note has a default interest rate of 26% from the default date. As of December 31, 2024 and 2023, the balance of the related party promissory note $70,000. The Company (as the successor of VSee Lab for accounting purposes) recognized a total interest expense of $24,325 for the year ended December 31, 2024, and did not recognize any interest expense for the year ended December 31, 2023. The Company (as the successor of VSee Lab for accounting purposes) had $17,325 and $0 in accrued interest as of December 31, 2024 and 2023, respectively, which are included within accounts payable and accrued liabilities on the consolidated balance sheets.

Related Party Transactions by iDoc

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by iDoc due to acquisition of iDoc on June 24, 2024 (see further Note 4 Business Combination).

(1)	A related party balance due from the then CEO of iDoc, Imoigele Aisiku, for cash transferred through a company controlled by him. The balance due from the related party on December 31, 2024 was $531,656. The transactions and amounts are unsecured and non-interest-bearing.

(2)	A note receivable that was issued and sold on September 1, 2022 from iDoc to the then CEO of iDoc, Imoigele Aisiku, with a principal balance of $336,000. The note bears no interest and matures on January 31, 2023. During the year ended December 31, 2024, the related party note receivable was written off by the Company and no further balance remaining outstanding. The Company recognized a $245,500 loss upon the write-off of the related party note receivable balance, which was included in the provision for credit losses for the year ended December 31, 2024. No interest was recognized for the year ended December 31, 2024.

(3)	iDoc issued a promissory note on May 15, 2023 with a principal balance of $200,000 from a board member (“Holder”). The note bears no interest and matures on May 15, 2026. iDoc shall use the funds solely for the purchase of telepresence robots. The Holder has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the twelfth through the twentieth deployment of the telepresence robots. As of December 31, 2024, the outstanding balance of the related party promissory note was $141,651. The loan is included in the Related Party Loan Payable disclosure on the consolidated balance sheets. No interest was recognized for the year ended December 31, 2024.

(4)	On March 28, 2024, iDoc issued and sold a secured convertible promissory note in the principal amount of $224,000 (the “Note”) to Mr. David L. Wickersham who became a member of the Company’s board of directors on July 17, 2024. Interest is accrued at $2,000 per month. The Note was fully satisfied and paid off by the issuance of 114,000 shares of the Company common stock to Mr. Wickersham on the maturity date of June 30, 2024.

Related Party Transactions by VSee Health (f/k/a DHAC)

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following related party transactions incurred by DHAC due to the reverse merger with DHAC on June 24, 2024 (see further Note 13 Equity).

(1).	On October 24, 2022, DHAC issued and sold an unsecured promissory note in the aggregate principal amount of $350,000 to Digital Health Sponsor, LLC, the sponsor of DHAC (“Sponsor”) On November 21, 2023, DHAC entered into a Conversion SPA with the Sponsor, pursuant to which the loans in aggregate amount of $350,000 would be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 350 shares of Series A Preferred Stocks to the Sponsor at the Closing.

(2).	On February 2, 2023, SCS Capital Partners LLC, a Sponsor affiliate issued a $250,000 interest-free loan to DHAC for Nasdaq fee payment and litigation expense, and on August 17, 2023, such loan was amended and restated to include an additional $315,000 interest-free loan to DHAC for operating expenses, making the aggregate principal amount to be $565,000. On May 5, 2023, SCS Capital Partners, LLC issued another $200,000 loan to DHAC for operating expenses. The related note bears interest of 10% and would mature on May 5, 2024. On November 21, 2023, DHAC entered into a Conversion SPA with SCS Capital Partners LLC, pursuant to which the loans in aggregate amount of $765,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this promissory note by issuing 765 shares of Series A Preferred Stocks to SCS Capital Partners LLC at the Closing.

(3).	SCS, LLC, as the administrator of DHAC, incurred monthly office management and other operating expenses since the inception of DHAC. As of November 21, 2023, a total of $153,000 office expense was incurred. On November 21, 2023, DHAC entered into a Conversion SPA with SCS, LLC, pursuant to which the outstanding office expenses in aggregate amount of $153,000 will be converted into Series A Preferred Shares at the Closing of the Business Combination. The Company paid off this outstanding office expense by issuing 153 shares of Series A Preferred Stocks to SCS, LLC at the Closing.

(4).	On November 21, 2023, DHAC entered into a convertible note purchase agreement, pursuant to which an institutional and accredited investor, the Quantum Investor, subscribed for and purchased, and the Company issued and sold to the Quantum Investor, after the Closing of the Business Combination on June 25, 2024 and as further amended on July 3, 2024, a 7% original issue discount convertible promissory note, the Quantum Convertible Note, in the aggregate principal amount of $3,000,000. SCS Capital Partners LLC, a Sponsor affiliate, owns approximately 40.74% of the Quantum Investor. As of December 31, 2024, the full principal amount of the Quantum Convertible Note plus interest accrued thereof remains due and payable. See further Note 9 Line of Credit and Notes Payable, Net of Discount.

(5).	On June 21, 2024, we entered into a Consulting Services Agreement with SCS, LLC (“SCS”), who is an affiliate of our Sponsor, pursuant to which we shall pay SCS $12,500 per month for business consulting services and $2,500 per month for access to remote office space in Boca Raton, Florida. In addition, the Consulting Services Agreement calls for the issuance of $25,000 worth of shares of common stock at issuance and an additional $25,000 worth of common stock on or about each of the Company’s filings on Form 10-K or Form 10-Q. The agreement shall continue for twelve (12) months and shall automatically continue on a six-month term basis thereafter unless terminated by either party. During the year ended December 31, 2024, the Company made cash payments totaling $90,000 to SCS, representing consulting service provided to the Company. In addition, the Company issued 2,500 shares of common stock to SCS with a fair value of $25,000 and recognized total consulting expense of $62,500 related to the stock-based compensation for the year ended December 31, 2024. The Company has accrued the remaining $37,500 payable to SCS related to the future common stock issuances.

(6).	On June 24, 2024, DHAC owed the Sponsor and certain Sponsor affiliates $504,659 in advance to cover working capital needs, which were non-interest bearing due on demand. On June 25, 2024, $47,800 of such advances were repaid in cash. On November 8, 2024, the Sponsor affiliate, SCS and the Company executed a securities purchase agreement whereby certain working capital funds advanced by SCS in the aggregate amount of $405,000 as of December 31, 2024 were converted into 202,500 shares of Common Stock. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company, the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of common stock issued in the settlement.

As of December 31, 2024, $51,900 of advances due to the Sponsor and certain Sponsor affiliates remains due and payable. The Sponsor has no further obligation to fund working capital needs.

(7).	On December 13, 2024, the Company issued 50,000 shares to Dominion Capital to settle the ELOC Commitment Fee Note upon conversion. After the transfer of the shares, Dominion Capital owned a total of 600,000 shares of the Company as of December 31, 2024.

Note 11 Commitments, Contingencies, and Concentration Risk

Litigation

We are currently involved in, and may in the future be involved in, legal proceedings, claims, and government investigations in the ordinary course of business. These include proceedings, claims, and investigations relating to, among other things, regulatory matters, commercial matters, intellectual property, competition, tax, employment, pricing, discrimination, consumer rights, personal injury, and property rights.

Depending on the nature of the proceeding, claim, or investigation, we may be subject to settlement awards, monetary damage awards, fines, penalties, or injunctive orders. Furthermore, the outcome of these matters could materially adversely affect the Company’s business, results of operations, and financial condition. The outcomes of legal proceedings, claims, and government investigations are inherently unpredictable and subject to significant judgment to determine the likelihood and amount of loss related to such matters. While it is not possible to determine the outcomes, the Company believes based on its current knowledge that the resolution of the sole pending matter will not, either individually or in the aggregate, have a material adverse effect on the business, results of operations, cash flows or financial condition.

On July 25, 2024, the Company was notified of a lawsuit filed against it. The plaintiffs’ claims arose out of an alleged breach of contract and unjust enrichment. The plaintiffs are seeking payment under the promissory notes, payments related to the breach of the Encompass Acquisition Agreement, prejudgment and post judgment interest, and reasonable attorneys’ fees. In response to this lawsuit, the Company, through its attorney, denied all allegations of breach of contract and unjust enrichment, and filed a counterclaim seeking breach of contract on the part of plaintiffs for failure to pay amounts owed to Encompass for services it rendered to plaintiffs, and breach of contract for failure to pay a corporate credit card bill, promissory estoppel, and unjust enrichment. The lawsuit is currently pending in federal court before the US District Court for the District of Colorado. The parties began engaging in settlement discussions shortly after the complaint was served and are still actively engaged in such discussions.

As of December 31, 2024, the Company determined that the range of loss cannot be reasonably estimated, and no reserve was established for the contingency.

Contingencies

VSee Lab has a commission agreement for total commitment of $1,049,985 with a vendor to generate revenue opportunities in the international market. As of December 31, 2024 and 2023, the Company (as the successor of VSee Lab for accounting purposes) made payments and other adjustments of $946,152 and $639,752, respectively, on this reseller agreement. As of December 31, 2024 and 2023, the Company (as the successor of VSee Lab for accounting purposes) has a remaining commitment of $82,677 and $410,233, respectively, on this reseller agreement. The commitment is not reflected in the consolidated financial statements as the commitment is due and payable once revenues are generated under the reseller agreement. VSee Lab entered into the reseller agreement to generate market share in the international market, and payments are based on revenues generated by the reseller.

For accounting purposes, it was treated that the Company (as the successor of VSee Lab for accounting purposes) acquired and assumed the following commitments by iDoc due to the reverse merger with DHAC and iDoc on June 24, 2024 (see further Note 4 Business Combination).

(1).	iDoc entered into a purchase agreement with a vendor to purchase twenty (20) Telepresence Robots, receive maintenance services, and access user-related Ava Telepresence applications and the Ava Cloud Service for a total purchase commitment of $711,900. As of December 31, 2024 and 2023, the Company (as the successor of VSee Lab for accounting purposes) had an unpaid commitment of $179,900 and $179,900, respectively, on this agreement. The commitment is not reflected in the consolidated financial statements as it is due and payable upon delivery and servicing installation of the Telepresence Robots and software applications.

(2).	iDoc has a promissory note with a principal balance of $200,000 with a related party (see further Note 10 Related Party Transactions by iDoc sub-point (3)). The related party has security rights to eight (8) telepresence robots, from the 13th to 20th, that iDoc deployed. iDoc is required to make payments to the Holder based on eighty percent (80%) of the monthly revenue generated on the eight telepresence robots from the thirteenth through the twentieth deployment of the telepresence robots. The monthly revenue generated on the eight telepresence robots deployed by iDoc would be used to pay off principal balance of the note. Once the principal balance is paid off, iDoc will continue making payments through the deployment of 125 telepresence robots by iDoc.

(3).	On May 12, 2023, iDoc entered in a partnership agreement with an accredited investor to agree and collaborate in the development of telepresence robots for telehealth solutions. The investor pledged to pay $352,000 directly to the vendor. In consideration thereof, the investor is entitled to 80% of the monthly revenue generated from the first eleven telepresence robots deployed by iDoc under the partnership agreement. Payments will continue until the last remaining robot is being paid for by customers and will remain as full payments for the length of time that a minimum of eleven robots are deployed. After the number reduces below eleven deployed robots the amount will prorate down but will remain in the same ratio as 80% of the monthly revenue generated.

(4).	On November 1, 2023, the iDoc entered a forbearance agreement related to the promissory note and line of credit issued by a bank on November 29, 2021, and its finance leases (see further Note 9 Line of Credit and Notes Payable, Net of Discount). Pursuant to the forbearance agreement, effective November 1, 2023, the interest rate on the promissory note and the line of credit is payable monthly at 3% above the Wall Street Journal prime rate (7.5% at December 31, 2024). In consideration of the bank forbearing on its right to collect the amount due and owing until January 10, 2024, iDoc agreed to make respective payments of $20,000 on November 13, 2023 and $80,000 on November 30, 2023. iDoc defaulted on the forbearance at the end of December 2023. Upon default of the forbearance agreement, the lender has the right to take appropriate action to collect the amounts owed. The bank’s forbearance obligation shall terminate immediately, irrevocably, and without notice in the event of the borrower’s default under any provision of this agreement. This litigation was resolved by agreed judgment signed by the Court on June 24, 2024, under the judgment iDoc was ordered to pay a total principal amount of $1,499,409 prejudgment interest of $72,049 through May 13, 2024 and a daily interest rate of $416 thereafter. On December 13, 2024, The Company revised the forbearance agreement. Under the revised forbearance, the Company agreed to monthly payments of $25,000 beginning January 2025 to May 2025, and a payment in full of $1,541,106 on June 16, 2025. As of December 31, 2024, the Company has accrued the obligation in line of credit and note payable, net of discount, right-of-use liability - finance, and accrued interest is included in accounts payable and accrued liabilities.

Indemnities

The Company generally indemnifies its customers for the services it provides under its contracts and other specified liabilities, which may subject the Company to indemnity claims, liabilities, and related litigation. As of December 31, 2024 and 2023, the Company was unaware of any material asserted or unasserted claims concerning these indemnity obligations.

Concentrations of Credit Risk

Financial instruments potentially subject the Company to credit risk concentrations consisting of cash and trade accounts receivables. The Company maintains all its cash in commercial depository accounts, insured by the Federal Deposit Insurance Corporation. At times, cash deposits may exceed federally insured limits. Any loss incurred or lack of access to such funds could have an adverse impact on the Company’s financial condition, results of operations, and cash flows.

Major Customer Concentration

In the aggregate, the Company had two customers whose accounts receivable represented 50% of the Company’s total accounts receivable as of December 31, 2024. In the aggregate, the Company had five customers whose accounts receivable represented 85% of the Company’s total accounts receivable as of December 31, 2023.

The Company had one customer that accounted for 13% of total revenue for the year ended December 31, 2024 and two customers that accounted for 24% of total revenue for the year ended December 31, 2023.

Major Vendor Concentration

The Company had one vendor whose accounts payable and accrued liabilities represented 22% of the Company’s total accounts payable and accrued liabilities as of December 31, 2024. The Company had no single vendor with over 10% or more of the Company’s total accounts payable and accrued liabilities as of December 31, 2023.

Other Matters

The Company continues to analyze potential sales tax exposure using a state-by-state assessment. In accordance with ASC 450, Contingencies, the Company estimated and recorded a liability of $1.0 million and $0.8 million as of December 31, 2024 and 2023 within accounts payable and accrued liabilities on the consolidated balance sheets.

Note 12 Income Taxes

Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due. Deferred taxes relate to differences between the basis of assets and liabilities for financial and income tax reporting which will be either taxable or deductible when the assets or liabilities are recovered or settled.

The provision for income taxes consisted of the following:

	For the Years Ended December 31,
	2024	2023
Current provision (benefit):
Federal	$—	$(14,334)
State	36,504	—
Total current provision (benefit)	36,504	(14,334)

Deferred provision (benefit):
Federal	(1,475,347)	1,994,609
State	(204,058)	(141,785)
Total deferred provision (benefit)	(1,679,405)	1,852,824

Income tax provision (benefit)	$(1,642,901)	$1,838,490

For the years ended December 31, 2024 and 2023, the loss before benefit from (provision for) income taxes was $59,344,916 and $1,886,964, respectively. The Company had an effective tax rate of 2.77% and (97.44)% for the years ended December 31, 2024 and 2023, respectively.

The reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the years ended December 31, 2024 and 2023 was as follows:

	December 31,
	2024	2023
U.S. statutory rate	21.00%	21.00%
State taxes, net of federal	3.35	6.10
Change in valuation allowance	2.10	(134.18)
Return to provision	(1.69)	8.27
Goodwill impairment	(22.60)	—
Permanent differences, net	0.61	1.37
Other	—	—
Income tax provision	2.77%	(97.44)%

The table below presents the effects of temporary differences that gave rise to significant portions of deferred tax assets and liabilities as of December 31, 2024 and 2023:

	December 31,
	2024	2023
Deferred tax assets:
Net operating loss carryforwards	$3,919,766	$2,386,629
Bad debt expense	566,346	9,083
Fixed assets	—	16
Accounts payable and accrued liabilities	375,907	—
Interest payable	74,565	—
Accrued payroll	269,958	—
Deferred revenue	78,189	136,136
Deferred compensation	211,778	—
Accrued interest, related party	28,909	—
Start-up costs	738,876	—
Operating and finance lease liabilities	70,742	—
Total gross deferred tax assets	6,335,036	2,531,864
Less: valuation allowance	(3,086,603)	(2,531,864)
Net deferred tax assets	3,248,433	—

Deferred tax liabilities:
Depreciation	(5,051)	—
Amortization	(2,581,286)	—
Accounts receivable	(702,703)	—
Prepaids and other current assets	(26,771)	—
Total deferred tax liabilities	(3,315,811)	—

Total deferred tax assets (liabilities)	$(67,378)	$—

The Company has Federal and State net operating loss (“NOLs”) carryforwards of approximately $15,436,000 and $17,860,000, and $8,800,000 and $7,100,000, as of December 31, 2024 and December 31, 2023, respectively. Approximately $3,573,000 in Federal NOLs were generated prior to January 1, 2018 and can be deducted at 100% of income, and these NOLs start to expire in 2030. The remaining Federal NOLs of approximately $11,863,000 were generated after December 31, 2017 and have an infinite carryforward period, but are subject to an 80% deduction limitation based upon pre-NOL deduction taxable income. State NOLs generated have various expiration rules and dates with the first amount of NOLs expiring in 2032.

On June 24, 2024, the Company consummated a reverse recapitalization for US GAAP purposes, resulting in a non-taxable transaction in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) Section 368. Under this method of accounting, DHAC will be treated as an “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the business combination will be treated as the equivalent of VSee Lab issuing stock for the net assets of DHAC, accompanied by a recapitalization. The net assets of DHAC will be stated at historical cost, with no goodwill or other intangible assets recorded. iDoc is treated as the acquired entity under a forward purchase and will be consolidated as of the acquisition date with goodwill recognized for the portion of consideration paid in excess of net assets acquired after their step-up to fair market value.

The utilization of the Company’s net operating loss carryforwards could be subject to annual limitations under Section 382 and 383 of the Code, and similar state tax provisions, due to ownership change limitations that may have occurred previously or that could occur in the future. These ownership changes limit the amount of net operating loss carryforwards and other deferred tax assets that can be utilized to offset future taxable income and tax, respectively. In general, an ownership change, as defined by Section 382 and 383 of the Code, results from transactions increasing ownership of certain stockholders or public groups in the stock of the corporation by more than 50 percent points over a three-year period. The tax consolidated group finalized its Section 382 analysis for the period December 31, 2009 through June 24, 2024. The tax consolidated group experienced an Ownership Change under Section 382 on June 24, 2024 as a result of its business combination transaction. The cumulative NOLs as of that date were approximately $13,200,000. The cumulative Section 382 limitation as of December 31, 2024 with respect to that Ownership Change is approximately $7,000,000, so the NOLs generated for that period of approximately $2,976,000 will be fully utilized. A Section 382 analysis was not performed for the period June 25, 2024 through December 31, 2024. To the extent that a study is completed for this period and an ownership change is deemed to occur, the Company’s net operating losses could be limited, however, the Company does not expect any resulting impact on its tax provision.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all the deferred income tax assets will not be realized. The ultimate realization of deferred income tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred income tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on consideration of these items, management has determined that enough uncertainty exists relative to the realization of the deferred income tax asset balances to warrant the application of a valuation allowance as of December 31, 2024 and December 31, 2023.

The Company is subject to taxation in the United States at both the federal level and within various state jurisdictions. The Company is not currently under examination by any tax authority. The statute of limitations for net operating loss carryforwards commences in the tax year in which the losses are utilized.

In accordance with ASC 740, Income Taxes, specifically related to uncertain tax positions, a Company is required to use a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company believes its income tax filing positions and deductions will be sustained upon examination, and accordingly, no reserves or related accruals for interest and penalties have been recorded as of December 31, 2024 and December 31, 2023.

On July 4, 2025, the One Big Beautiful Bill Act (“OBBBA”) was enacted in the U.S. The OBBBA includes significant provisions, such as the permanent extension of certain expiring provisions of the Tax Cuts and Jobs Act, modification to the international tax framework and the restoration of favorable tax treatment for certain business provisions. The legislation has multiple effective dates, with certain provisions effective in 2025 and other implemented through 2027. The Company is currently assessing the impact of the OBBBA on its consolidated financial statements.

Note 13 Equity

Preferred Stock

The Company has 10,000,000 shares of preferred stock authorized with a par value of $0.0001. The Company has allocated 6,500 of such shares for the Series A Preferred Stock and 6,158 shares of Series A Preferred Stock were issued and outstanding as of December 31, 2024.

Series A Preferred Stock

The Series A Preferred has the following rights and privileges:

Voting – Series A preferred stockholders are permitted to vote with the same voting rights as common stockholders in any actions to be taken by the stockholders of the Company, including any action with respect to the election of directors to the Board of Directors of the Company. With respect to any vote with the class of Common Stock, each Preferred Share shall entitle the holder thereof to cast that number of votes per share as is equal to the number of shares of Common Stock into which it is then convertible (subject to the ownership limitations specified 4.99%) using the record date for determining the stockholders of the Company eligible to vote on such matters as the date as of which the Conversion Price is calculated.

Dividends – Series A preferred stockholders shall be entitled to receive cumulative participating dividends when and if declared. Dividends are prior and in preference to any declaration or payment of any dividend to the common stockholders of the Company.

Liquidation – In the event of a Liquidation Event, the Holders shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the “Liquidation Funds”), before any amount shall be paid to the holders of any of shares of Junior Stock, but junior with respect to any Senior Preferred Stock then outstanding, an amount per Preferred Share equal to the amount per share such Holder would receive if such Holder converted such Preferred Share into Common Stock immediately prior to the date of such payment.

Conversion – Series A preferred stock is convertible into common stock at the option of the holder, at any time after the earlier of (i) twelve months from the Initial Issuance Date (June 24, 2024) or (ii) the date on which no shares of Series A preferred stock remain outstanding, at the initial rate of $10.00 per share, with an alternate optional conversion, with respect to any Alternate Conversion that price which shall be the lowest of (i) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion, and (ii) the greater of (x) the Floor Price and (y) 90% of the price computed as the quotient of (I) the sum of the VWAP of the Common Stock for each of the three (3) Trading Days with the lowest VWAP of the Common Stock during the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) three (3) (such period, the “Alternate Conversion Measuring Period”). All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the Common Stock during such Alternate Conversion Measuring Period.

Redemption – The Company shall have the right to redeem all, or any portion, of the Series A preferred stock then outstanding at a price equal to 100% of the stated value ($1,000 per share) of the shares being redeemed. The Company’s right to redeem the Series A preferred stock is one-time in nature and such exercise shall be irrevocable. The preferred stock are not mandatorily redeemable.

The Company reviewed the Series A Preferred Stock under ASC 480 and ASC 815 and concluded that Series A Preferred Stock did not include any elements that would preclude them from equity treatment and therefore are not subject to the liability treatment under ASC 480 or derivative guidance under ASC 815.

Common Stock

The Company has 100,000,000 shares of common shares authorized with a par value of $0.0001 per share. In connection with the business combination with DHAC which resulted in a reverse recapitalization, VSee Lab converted the 371,715 shares of Series A preferred stock and 1,228,492 Series A-1 Preferred Stock into VSee Lab Class A common stock for a total of 12,165,889 common stock, which resulted in 4,879,067 shares of Company Common Stock based on an exchange ratio of 0.40. For periods prior to the Business Combination as disclosed in Note 1 above, the reported share and per share amounts have been retroactively converted by the applicable exchange ratio.

In June 2024, the Company entered into a consulting agreement with a third party, under which it agreed to an initial issuance of $25,000 in shares of common stock, as well as the future issuance of $25,000 shares of common stock upon each future Form 10-Q or Form 10-K filing. The Company is accounting for this stock-based payment arrangement under ASC 718, and the obligation to issue the future shares is classified as a liability as it represents a variable share settled instrument that would be subject to ASC 480. During the year ended December 31, 2024, the Company recognized $62,500 in consulting expense related to the share issuance obligation and issued 2,500 shares of common stock with an estimated fair value of $25,000 to the third-party consultant.

In August 2024, the holders of the Additional Bridge Notes converted an aggregate $41,417 of outstanding principal into 14,199 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP and $566,740 of outstanding principal on the Exchange Note was converted into 213,759 shares of common stock, at a conversion price based on a 5% discount to the prior trading day VWAP.

In August 2024, the Company issued 25,000 shares of common stock to former placement agents in relation to prior services provided under a now terminated placement agent agreement. The Company estimated the fair value of the shares of common stock issued to be $66,750 and recorded this amount as an expense during the year ended December 31, 2024.

In August 2024, the Company issued 200,000 shares of common stock to a vendor in relation to outstanding and past due accounts payable balances. None of the accounts payable balances were written off or otherwise adjusted. The Company estimated the fair value of the shares of common stock issued to be $534,000. The Company concluded that the issuance of common stock to the vendor represented an extinguishment of the outstanding payables for accounting purposes and recorded a loss on extinguishment of $534,000 during the year ended December 31, 2024.

In September 2024, the Company issued 100,000 shares of common stock to Ascent as additional consideration for entering into the September 2024 SPA and related agreements.

In October and November 2024, the Company issued 380,000 shares of common stock under the ELOC in exchange for $760,000 in cash proceeds.

In November 2024, the holders of the Additional Bridge Notes converted an aggregate $93,130 of outstanding principal and accrued interest into 46,565 shares of common stock, at a conversion price of $2.00 per share and $511,693 of outstanding principal and accrued interest was converted into 255,847 shares of common stock, at a conversion price of $2.00 per share.

In November 2024, the Company issued 202,500 shares of common stock upon the settlement of $405,000 in working capital funds advanced by SCS. The Company determined that the partial settlement of the working capital advances represented a troubled debt restructuring, as the Company determined it was experiencing financial difficulties and the lender granted a concession through the exchange for shares of Common Stock. Under the troubled debt restructuring accounting, the Company reduced the carrying amount of the working capital funds advances by the fair value of the shares of Common Stock issued ($261,225) and then compared the future undiscounted cash flows associated with the working capital advances to the carrying value. The Company determined an additional $143,775 reduction in the carrying value was necessary to equate it to the future undiscounted cash flows, representing a gain on restructuring. As SCS is a related party to the Company (see Note 10), the restructuring gain was treated as a capital transaction and recorded to additional paid in capital along with the fair value of the shares of common stock issued in the settlement.

In December 2024, the Company issued 50,000 shares of common stock upon conversion of the ELOC Commitment Fee Note as a conversion price of $10.00 per share.

As of December 31, 2024 and 2023, there were 16,297,190 and 4,639,643 shares of Common Stock outstanding, respectively.

Voting Rights – Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. The holders of Common Stock do not have cumulative voting rights in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class.

Dividend Rights –  Subject to preferences that may be applicable to any outstanding Preferred Stock, the holders of shares of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board out of funds legally available for such purposes.

Liquidation Rights –  In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of Preferred Stock or any class or series of stock having a preference over the Common Stock, then outstanding, if any.

Other Rights –  The holders of Common Stock have no pre-emptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of holders of the Common Stock will be subject to those of the holders of any shares of the Preferred Stock that the Company may issue in the future.

Stock Options

In June 2024, the DHAC board of directors and stockholders approved the VSee Health, Inc. 2024 Equity Incentive Plan (the “2024 Plan”). There are currently 2,544,021 shares reserved for issuance under the 2024 Plan. At the Closing of the Business Combination on June 24, 2024, the Company granted 803,646 stock options with an exercise price equal to $12.11 pursuant to the 2024 Equity Incentive Plan to the individuals, in the amounts, and on the terms set forth in the Business Combination Agreement.

The 2024 Plan provides for the grant of stock options, including options that are intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, as well as non-qualified stock options. Each award is set forth in a separate agreement with the person who received the award which indicates the type, terms and conditions of the award.

			Weighted
		Weighted	Average
		Average	Remaining	Aggregate
	Number of	Exercise	Life	Intrinsic
	Options	Price	In Years	Value
Outstanding, December 31, 2023	—	$—	—	—
Granted	803,646	12.11	10.00	—
Outstanding, December 31, 2024	803,646	$12.11	9.48	$—

Exercisable, December 31, 2024	629,344	$12.11	9.48	$—

Intrinsic value is calculated as the difference between the exercise price of the underlying options and the estimated fair value of the common stock for the options that had exercise prices that were lower than the per share fair value of the common stock on the related measurement date.

In accordance with ASC 718, 174,302 of the options granted are awards granted with a service condition and will vest over one year from grant date. The unvested portion of the June 2024 options issued is not considered part of the consideration paid and as such the proportional value of the unvested options will be recognized over the one-year service period. The weighted average grant date fair value of awards granted for the year ended December 31, 2024 was $9.12 per option. The fair value of the unvested options was estimated using a Black-Scholes option model utilizing assumptions related to the contractual term of the instruments, estimated volatility of the price of the Common Stock and current interest rates. Below are the key assumptions used in valuing the unvested options.

As of
June 24, 2024
Stock price	$12.11
Exercise price	$12.11
Volatility	96.00%
Risk-free rate of return	4.27%
Expected term (in years)	5.2 - 5.3 years

As of December 31, 2024, unrecognized stock-based compensation related to the unvested options granted was approximately $774,274 to be recognized through June 2025. The value of the fully vested options, which were included as part of the recapitalization, was $5,728,784 on June 24, 2024 grant date and closing of the business combination. Stock-based compensation expense of $826,916 was recognized for the year ended December 31, 2024 within compensation and related benefits on the consolidated statements of operations, and no stock-based compensation expense was recognized during the year ended December 31, 2023.

The stock-based compensation disclosures above include the effects of the stock-based compensation related restatement issues described in Note 2 above.

Common Stock Issuance Obligation

In connection with the Business Combination on June 24, 2024, the Company agreed to assume an obligation by iDoc to issue 51,192 shares of common stock (contingent on the Business Combination) to certain employees. In accordance with ASC 718, the Company determined that it was not obligated to replace the awards, and as such, recognized the fair value of the award at the Business Combination date as additional stock-based compensation (included in cost of revenues). The grant date fair value was estimated to be $619,935 (see Note 16 Fair Value Measurements). The Company also determined that it should classify this award as a liability under ASC 718, and remeasure the award at its then current fair value each reporting date. As of December 31, 2024, the common stock issuance obligation was adjusted to $69,621, and the net stock-based compensation expense recorded was $69,621 for the year ended December 31, 2024.

As of December 31, 2024, no shares of common stock have been issued under the common stock issuance obligation arrangements.

Note 14 Warrants

DHAC Assumed Warrants

The Company has analyzed the Public Warrants, private warrants, Bridge Warrants (as defined below) the Extension Warrants (as defined below) and the September 2024 Warrants (as defined below) and determined they are considered to be freestanding instruments and do not exhibit any of the characteristics in ASC 480 and therefore are not classified as liabilities under ASC 480. The warrants meet all of the requirements for equity classification under ASC 815 and therefore are classified in equity. Below is a summary of the warrants issued and outstanding.

	Public	Private	Bridge	Extension	September 2024 Warrants	Total
Outstanding, December 31, 2023	—	—	—	—	—	—
Assumed at June 24, 2024	11,500,000	557,000	173,913	26,086	—	12,256,999
Issued	—	—	—	—	740,741	740,741
Exercised	—	—	—	—	—	—
Outstanding, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Exercisable, December 31, 2024	11,500,000	557,000	173,913	26,086	740,741	12,997,740

Weighted Average Exercise Price	11.50	11.50	11.50	11.50	2.25	9.65
Weighted Average Remaining Life in Years	4.48	4.48	2.76	3.35	4.75	3.96

Public and Private Warrants

There are 12,057,000 public and private warrants issued and outstanding as of December 31, 2024, which were assumed as a result of the Business Combination. The warrants were issued by DHAC in connection with DHAC’s Initial Public Offering. Each warrant entitles the registered holder to purchase one (1) share of common stock at a price of $11.50 per whole share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of the Initial Public Offering.

However, no warrants will be exercisable for cash unless the Company has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In the event of such cashless exercise, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of common stock for the five trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of the completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Private Placement Warrants are identical to the warrants underlying the units in the Initial Public Offering. The Company may call the warrants for redemption, in whole and not in part, at a price of $0.01 per warrant,

●	at any time after the warrants become exercisable;

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder;

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period commencing at any time after the warrants become exercisable and ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If the Company calls the warrants for redemption as described above, the Company’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose shall mean the average reported last sale price of the shares of common stock for the five trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision or to make any other change that does not adversely affect the interests of the registered holders. For any other change, the warrant agreement requires the approval by the holders of at least a majority of the then outstanding public warrants if such amendment is undertaken prior to or in connection with the consummation of a business combination or at least a majority of the then outstanding warrants if the amendment is undertaken after the consummation of a business combination.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices. If (x) the Company issues additional shares of common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial business combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the board of directors, and in the case of any such issuance to the Company’s Sponsor, initial stockholders or their affiliates, without taking into account any founders’ shares held by them prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial business combination on the date of the consummation of the initial business combination (net of redemptions), and (z) the Market Value is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of (i) the Market Value or (ii) the price at which the Company issue the additional shares of common stock or equity-linked securities and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the Market Value. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Company will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Bridge Warrants

In connection with the closing of the Business Combination, for accounting purposes, it was treated that the Company also assumed the Bridge Warrants which were outstanding with DHAC. On October 6, 2022, 173,913 warrants were issued pursuant to the Bridge Purchase Agreement. The purchase right represented by the Bridge Warrants shall terminate on or before 5:30 p.m., Pacific Time, on the date five years from the date of issuance (the “Expiration Date”). The exercise price at which the Bridge Warrants may be exercised shall be $11.50 per share of Common Stock. If at any time after the date of issuance of the Bridge Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, the Bridge Warrants may be exercised by cashless exercise. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction. Except as provided in the Bridge Warrant, the Bridge Warrant does not entitle its holder to any rights of a shareholder of the Company.

During the term the Bridge Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Bridge Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Bridge Warrants. All shares that may be issued upon the exercise of rights represented by the Bridge Warrants and payment of the Exercise Price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Bridge Warrants). Prior to the Expiration Date, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of the Bridge Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the Bridge Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the Exercise Price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Bridge Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	No adjustment in the number of shares of Common Stock receivable upon exercise of the Bridge Warrant shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Bridge Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)	If at any time, as a result of an adjustment, the holder of any Bridge Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Bridge Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Bridge Warrant.

(d)	Whenever the Exercise Price payable upon exercise of each Bridge Warrant is adjusted, the Warrant Shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Bridge Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment, and the denominator of which shall be the Exercise Price as adjusted.

(e)	In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Bridge Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Bridge Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Bridge Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Bridge Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Bridge Warrant.

(f)	If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Bridge Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Exercise Price upon exercise of the Bridge Warrant by designating in the exercise form delivered upon any exercise of the Bridge Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the Exercise Price then in effect.

(g)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Bridge Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Bridge Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

The Bridge Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Bridge Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

Extension Warrants

In connection with the closing of the Business Combination, the Company also assumed the Extension Warrants which were outstanding with DHAC. On May 5, 2023, the Company issued 26,086 warrants pursuant to the Extension Purchase Agreement. The purchase right represented by the Extension Warrants shall terminate on the date five years from the date of issuance (the “Expiration Date”). The exercise price at which the Extension Warrants may be exercised shall be $11.50 per share of Common Stock. If at any time after the date of issuance of the Extension Warrants there is no effective registration statement available for the resale of shares of Common Stock held by the holder, the Extension Warrants may be exercised by cashless exercise. In lieu of any fractional share to which the holder would otherwise be entitled, the Company shall make a cash payment equal to the exercise price multiplied by such fraction. Except as provided in the Extension Warrants, the Extension Warrant does not entitle its holder to any rights of a stockholder of the Company.

During the term, the May 2023 Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the May 2023 Warrant and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the Extension Warrants. All shares that may be issued upon the exercise of rights represented by the Extension Warrants and payment of the exercise price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the Extension Warrants). Prior to the Expiration Date, the exercise price and the number of shares of Common Stock purchasable upon the exercise of the Extension Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the Extension Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, then, in each such event, the exercise price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such Extension Note Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	No adjustment in the number of shares of Common Stock receivable upon exercise of the Extension Warrants shall be required unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable upon exercise of all Extension Warrants; provided that any adjustments which are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

(c)	If at any time, as a result of an adjustment, the holder of any Extension Note Warrant thereafter exercised shall become entitled to receive any shares of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Extension Note Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock receivable upon execution of the Extension Warrant.

(d)	Whenever the exercise price payable upon exercise of each Extension Warrant is adjusted, the Extension Warrant shares shall be adjusted by multiplying the number of shares of Common Stock receivable upon execution of the Extension Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the exercise price in effect immediately prior to such adjustment, and the denominator of which shall be the exercise price as adjusted.

(e)	In the event of any capital reorganization of the Company, or of any reclassification of the Common Stock, or in case of the consolidation of the Company with or the merger of the Company with or into any other corporation or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Extension Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for shares of Common Stock of the Company, be exercisable, upon the terms and conditions specified in the Extension Warrant, for the number of shares of stock or other securities or assets to which holder of the number of shares of Common Stock purchasable upon exercisable of such Extension Warrant immediately prior to such capital organization, reclassification of Common Stock, consolidation, merger or sale would have been entitled upon such capital organization, reclassification of Common Stock, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to holder of each Extension Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Company under the Extension Warrant.

(f)	If the Company in any manner issues or sells or enters into any agreement to issue or sell, any Common Stock, options or convertible securities (any such securities, “Variable Price Securities”) after the issuance of the Extension Warrants that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for shares of Common Stock at a price which varies or may vary with the market price of the shares of Common Stock, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Company shall provide notice thereof to the holder on the date of such agreement and the issuance of such convertible securities or options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the exercise price upon exercise of the Extension Warrant by designating in the exercise form delivered upon any exercise of the Extension Warrant that solely for purposes of such exercise the holder is relying on the Variable Price rather than the exercise price then in effect.

(g)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Extension Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Extension Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

The Extension Warrants are governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflicts of law. The Company and the holders of the Extension Warrants consent to the exclusive jurisdiction of the federal courts of the United States sitting in Delaware.

September 2024 Warrants

On September 30, 2024, the Company executed a securities purchase agreement (the “SPA”) with an accredited and institutional investor (the “Investor”). Pursuant to the SPA, the Company issued to the Investor warrants (the “September 2024 Warrants”) with an exercise period of five years to purchase up to 740,741 shares of Company Common Stock at an exercise price of $2.25 per share. The exercise price includes standard antidilution adjustments as well as adjustment in the event the Company sells or issues shares of common stock at a price less than the exercise price (a down-round event). The Company assessed the warrant as a freestanding financial instrument and determined it did not include any provisions which would require liability classification under ASC 480, and that it met the requirements to be considered indexed to the Company’s own stock and the additional equity classification requirements under ASC 815-40. As such, the Company classified the warrant in stockholders’ equity (deficit) upon its issuance.

During the term, the September 2024 Warrants are exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the September 2024 Warrants and, from time to time, will take all steps necessary to amend its Certificate of Incorporation to provide sufficient reserves of shares of Common Stock issuable upon exercise of the September 2024 Warrants. All shares that may be issued upon the exercise of rights represented by the September 2024 Warrants and payment of the exercise price will be free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously or otherwise specified in the September 2024 Warrants). Prior to the Expiration Date, the exercise price and the number of shares of Common Stock purchasable upon the exercise of the September 2024 Warrants are subject to adjustment from time to time upon the occurrence of any of the following events:

(a)	In the event that the Company shall at any time after the date of issuance of the September 2024 Warrants (i) declare a dividend on Common Stock in shares or other securities of the Company, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, (iv) issue by reclassification of its Common Stock any shares or other securities of the Company, (v) complete any capital reorganization of the Company, whether or not such reclassification directly or indirectly affects the Common Stock or results in new investments being issued to holders of the Common Stock, (vi) complete any reclassification of the Common Stock (other than a reclassification referred to in clause (iv), or (vii) complete a business combination of the Company into any other person, whether by consolidation, merger or transfer of substantially all assets of the Company, whether or not such combination result in holders of Underlying Securities receiving new investments, then, in each such event, the exercise price in effect at the time shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Company which the holder would have owned or have been entitled to receive after the happening of any of the events described above had such September 2024 Warrants been exercised immediately prior to the happening of such event (or any record date with respect thereto).

(b)	If and whenever on or after the Issue Date, the Company grants, issues or sells, or in accordance with the terms of the September 2024 Warrant is deemed to have granted, issued or sold, (A) any underlying securities (including the issuance or sale of shares of underlying securities owned or held by or for the account of the Company, but excluding any exempt issuance) for a consideration per share that is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale or (B) (1) any stock equivalents of underlying securities or (2) any options to purchase (or any other contractual obligation of the Company to grant, issue or sell) underlying securities or stock equivalents thereof (“Acquisition Rights”), in each case for which, at the time of such grant, issuance or sale, the lowest possible consideration per share required to be paid by the holder thereof to acquire one share of underlying securities pursuant to such acquisition rights (net of any payment made by any Company or any Company party to the holder of such acquisition rights or to any other person pursuant to such acquisition rights) is less than the Exercise Price in effect immediately prior to such grant, issuance or sale or deemed grant, issuance or sale (all of the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price shall be adjusted in accordance with the formula as provided in the September 2024 Warrants.

(c)	If necessary, the provisions set forth in this warrant with respect to the rights thereafter of the holders of the warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any other securities, indebtedness and other assets thereafter deliverable on the exercise of the warrants.

(d)	No adjustment in the number of shares of Common Stock shall be required under this warrant unless such adjustment would require an increase or decrease of at least 0.1% in the aggregate number of shares of Common Stock purchasable hereunder; provided that any adjustments are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided, that notwithstanding the foregoing, all adjustments so carried forward shall be made no later than three (3) years from the date of the first event that would have required an adjustment but for requirement under this warrant.

(e)	In case any event shall occur as to which the other provisions above are not strictly applicable or the failure to make any adjustment would result in an unfair enlargement or dilution of the purchase rights represented by the Extension Warrants in accordance with the essential intent and principles hereof, then, in each such case, the independent auditors of the Company shall give an opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles above, necessary to preserve, without enlargement or dilution, the purchase rights presented by the Extension Warrants. Upon receipt of such opinion, the Company shall promptly make the adjustment described therein.

Note 15 Reportable Segments

Subsequent to the Business Combination in June 2024 (see Note 4 Business Combination), the Company has two reportable segments: Technology and Telehealth. These two reportable segments align with the two legacy operating entities (VSee Lab and iDoc) which merged together upon the closing of the Business Combination. Operating segments are defined as components of an enterprise where separate financial information is evaluated regularly by a chief operating decision maker (“CODM”) in deciding how to allocate resources and assess performance. As of December 31, 2024, the Company’s CODM role was shared between the two Co-CEOs.

The CODM reviews gross margin and income (loss) from operations from our reportable segments to evaluate budgets and forecasts, assess actual performance and allocate resources. The CODM review focuses on month to month and quarter to quarter changes in these profit measures in order to identify potential future liquidity issues, evaluate performance and need for potential cost reductions and identify potential vendor sourcing changes. The CODM also reviews the operating segment’s assets, which mainly includes review of the accounts receivable accounts.

Our reportable segments are described below. The Company has no inter-segment revenues.

Telehealth Services – The Company’s proprietary technology platform and modular software solution empower users to plug and play telehealth services with end-to-end encrypted video streaming integrated with medical device data, electronic medical records, and other sensitive data, with multiple other interactive functionalities that enable teamwork that the Company believes are not available from any other system worldwide.

Healthcare Technology - The Company’s core platform is a highly scalable, integrated, application program interface (“API”) driven technology platform, for virtual healthcare delivery, with multiple real-time integrations spanning the healthcare ecosystem. The platform’s APIs power external connectivity and deep integration with a wide range of payors, electronic medical records, third-party applications, and other interfaces with employers, hospital systems, and health systems, which we believe uniquely positions us as a long-term partner meeting the unique needs of the rapidly changing healthcare industry. The Company will also be able to white label our solutions so they fit into the plans and strategies of our clients, all on a platform that is high-performance and highly scalable.

The accounting policies of our reportable segments are the same as those described in the “Summary of Significant Accounting Policies” for the Company. In addition, the Company currently operates in one primary geographic area (the United States) and as such, the disclosures below are attributable to that geographic area.

Revenue and costs are generally directly attributed to our segments, based on the historical separation of these two operating segments (as prior separate operating entities). In addition, the Company incurs certain costs at the corporate level, which generally include legal, finance and accounting, consulting, investor relations and insurance costs, as well as certain executive compensation costs. These costs recorded at the corporate level are not allocated to the operating segments, and are reflected as the “Unallocated corporate overhead expenses” in the summary tables below.

For the Year Ended December 31, 2024	Technology	Telehealth	Total

Revenues:
Subscription fees	$4,115,126	$-	$4,115,126
Professional services and other fees	2,108,307	-	2,108,307
Technical engineering fees	1,980,186	-	1,980,186
Patient fees	-	1,207,343	1,207,343
Telehealth fees	-	1,003,510	1,003,510
Institutional fees	-	6,880	6,880
Total revenues	8,203,619	2,217,733	10,421,352

Cost of revenues	2,241,096	1,002,676	3,243,772
Segment gross margin	5,962,523	1,215,057	7,177,580

Less (1):
Compensation and related benefits	3,751,534	876,558	4,628,092
General and administrative expenses	1,854,796	2,397,735	4,252,531
Goodwill impairment charges
Transaction expenses	93,000	-	93,000
Goodwill impairment	-	56,675,210	56,675,210
Segment operating income (loss)	263,193	(58,734,446)	(58,471,253)

Reconciliation to income (loss) before income taxes:
Unallocated corporate overhead expenses			(3,679,592)
Interest expense			(211,459)
Other income			504
Change in fair value of financial instruments			6,176,097
Loss on extinguishment of debt			(2,513,234)
Loss on issuance of financial instruments			(645,979)
Loss before benefit from (provision for) income taxes			$(59,344,916)

(1)	The significant expense categories and amounts align with the segment-level information that is regularly provided to the CODM.

For the Year Ended December 31, 2023	Technology	Telehealth (1)	Total

Revenues:
Subscription fees	$4,044,807	$-	$4,044,807
Professional services and other fees	1,063,114	-	1,063,114
Technical engineering fees	657,968	-	657,968
Total revenues	5,765,889	-	5,765,889

Cost of revenues	1,933,195	-	1,933,195
Segment gross margin:	3,832,694	-	3,832,694

Less (1):
Compensation and related benefits	4,417,028	-	4,417,028
General and administrative expenses	1,202,456	-	1,202,456
Transaction expenses	86,799	-	86,799
Segment operating loss	(1,873,589)	-	(1,873,589)

Reconciliation to loss before income taxes:
Interest expense			(191,323)
Other (expense) income, net			(20,114)
Change in fair value of embedded derivative			90,200
Gain on forgiveness of debt			107,862
Loss before benefit from (provision for) income taxes			$(1,886,964)

(1)	The Telehealth segment was first identified as a segment by the Company effective upon the close of the Business Combination in June 2024, as the Telehealth segment aligns with the legacy iDoc operating entity acquired at that time.

The summary information regarding the reportable segment total assets at years ended December 31, 2024 and 2023 is as follows:

	2024	2023
Total assets
Technology	$1,503,995	$805,791
Telehealth	18,271,724	—
Non-operating corporate	216,769	—
Total	$19,992,488	$805,791

Some additional summary information regarding the reportable segment depreciation and amortization and capital expenditures for the years ended December 31, 2024 and 2023 is as follows:

	2024	2023
Depreciation and amortization
Technology	$4,680	$678
Telehealth	1,318,787	—
Total	$1,323,467	$678

	2024	2023
Capital expenditures
Technology	$20,117	$4,335
Telehealth	35,150	—
Total	$55,267	$4,335

	2024	2023
Interest expense
Technology	$77,128	$191,323
Telehealth	133,131	—
Non-operating corporate	1,200	—
Total	$211,459	$191,323

Note 16 Fair Value Measurements

The following tables present fair value information as of December 31, 2024 and June 24, 2024, the date of the Business Combination. The Company did not have any fair value instruments as of December 31, 2023. The Company’s financial liabilities that were accounted for at fair value on a recurring basis and the Company’s determination of the fair value hierarchy of such instruments are as follows:

December 31, 2024	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Exchange Note	$1,499,000	$—	$—	$1,499,000
Equity line of credit	$80,000	$—	$—	$80,000
Quantum Convertible Note, related party	$3,248,000	$—	$—	$3,248,000
September 2024 Convertible Note	$2,094,000	$—	$—	$2,094,000
Common stock issuance obligation	$69,621	$69,621	$—	$—

June 24, 2024	Fair Value	(Level 1)	(Level 2)	(Level 3)
Liabilities:
Exchange Note	$6,155,925	$—	$—	$6,155,925
Equity line of credit	$694,512	$—	$—	$694,512
Extension Note - Bifurcated Derivative	$33,000	$—	$—	$33,000
Additional Bridge Notes	$466,646	$—	$—	$466,646
Common stock issuance obligation	$619,935	$619,935	$—	$—

Measurement

Quantum Convertible Note

The Company recorded the initial fair value for the Quantum Convertible Note as of June 25, 2024, which was the date the Quantum Convertible Note was funded. As of December 31, 2024, the fair value was remeasured. The Company used the Monte Carlo model (“MCM”) to estimate the fair value for the initial issuance and subsequent measurement periods. The initial value in excess of proceeds on June 25, 2024, was recognized in the statement of operations under loss on issuance of financial instruments. The change in fair value between initial measurement and December 31, 2024, was recognized in the consolidated statement of operations under change in fair value of financial instruments.

The Quantum Convertible Note was classified within Level 3 of the fair value hierarchy at the initial measurement date and as of December 31, 2024, due to the use of unobservable inputs. The key inputs into the MCM model for the Quantum Convertible Note were as follows at December 31, 2024 and June 25, 2024:

	December 31, 2024	June 25, 2024
Risk-free interest rate	4.20%	5.10%
Expected term (years)	1.50	1.00
Volatility	138.00%	125.00%
Stock price	$1.36	$8.00
Debt discount rate	9.30%	37.35%

Extension Note - Bifurcated Derivative

The Company established the initial fair value for the Extension Note Bifurcated Derivative as of June 24, 2024, the date the Business combination closed. The Extension Note and the Extension Note Bifurcated Derivative were settled on June 30, 2024. The Company used a Discounted Cash Flow model (“DCF”) that fair values the early termination/repayment features of the debt. The DCF was used to value the Extension Note Bifurcated Derivative for the initial measurement.

The Extension Note Bifurcated Derivative was classified within Level 3 of the fair value hierarchy at the initial measurement date, due to the use of unobservable inputs. The key inputs into the DCF model for the Extension Note Bifurcated Derivative were as follows at June 24, 2024:

June 24, 2024
CCC bond rates	14.36%
Expected term (years)	<0.1

Additional Bridge Notes

The Company established the initial fair value for the Additional Bridge Notes as of June 24, 2024, the date the Business Combination closed. The Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the Additional Bridge Note for the initial periods as well as just prior to the conversion transactions during the year ended December 31, 2024, which occurred on August 2, 2024 and November 26, 2024, respectively. The change in fair value between initial measurement and the final conversion and settlement of the Additional Bridge Notes was recognized in the consolidated statement of operations under change in fair value of financial instruments.

The Additional Bridge Notes were classified within Level 3 of the fair value hierarchy at September 30, 2024 and June 24, 2024 due to the use of unobservable inputs. The key inputs into the MCM model for the Additional Bridge Notes were as follows at November 26, 2024. August 2, 2024, and June 24, 2024:

	November 26, 2024	August 2, 2024	June 24, 2024
Risk-free interest rate	4.33%	4.35%	5.42%
Expected term (years)	0.66	0.98	0.91
Volatility	173.00%	103.00%	110.00%
Stock price	$2.03	$4.25	$12.11
Debt discount rate	36.40%	40.60%	41.12%

Exchange Note

The Company established the initial fair value for the Exchange Note as of June 24, 2024, the date the Business Combination closed. As of December 31, 2024, the fair value was remeasured. The Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the Exchange Note for the initial periods and subsequent measurement periods. The change in fair value between initial measurement and December 31, 2024, was recognized in the consolidated statement of operations under change in fair value of financial instruments.

In addition, the Company estimated the fair value of the Exchange Note just prior to the conversion transactions during the year ended December 31, 2024, which occurred on August 8, 2024 and November 26, 2024, respectively. The Exchange Note was valued just prior to these conversions utilizing the key inputs described below.

The Exchange Note was classified within Level 3 of the fair value hierarchy at the initial measurement date and as of December 31, 2024 due to the use of unobservable inputs. The key inputs into the MCM model for the Exchange Note were as follows at December 31, 2024, November 26, 2024, August 8, 2024 and June 24, 2024, respectively:

	December 31, 2024	November 26, 2024	August 8, 2024	June 24, 2024
Risk-free interest rate	4.08%	4.27%	4.33%	4.98%
Expected term (years)	0.98	1.08	1.38	1.48
Volatility	156.00%	148.00%	114.24%	110.20%
Stock price	$1.36	$2.03	$3.11	$12.11
Debt discount rate	42.50%	42.00%	47.71%	48.79%

Equity Line of Credit

The Company established the initial fair value for the ELOC as of June 24, 2024, the date the Business Combination closed. As of December 31, 2024, the fair value was remeasured. The Company used the MCM that fair values the early termination/repayment features of the debt. The MCM was used to value the ELOC for the initial periods and subsequent measurement periods. The change in fair value between initial measurement and December 31, 2024, was recognized in the consolidated statement of operations under change in fair value of financial instruments.

The ELOC was classified within Level 3 of the fair value hierarchy at the initial measurement date and as of December 31, 2024 due to the use of unobservable inputs. The key inputs into the MCM model for the ELOC were as follows at December 31, 2024 and June 24, 2024:

	December 31, 2024	June 24, 2024
Risk-free interest rate	4.26%	4.46%
Expected term (years)	2.51	3.00
Volatility	124.00%	105.80%
Stock price	$1.36	$12.11

ELOC Commitment Fee Note

The Company recorded the initial fair value for the ELOC Commitment Fee Note as of July 2, 2024, which was the date of issuance. On December 12, 2024, the ELOC Commitment Fee Note was settled by conversion to common stock. The Black-Sholes method was used to estimate the fair value of the conversion right and combined with the present value of the principal value of the ELOC Commitment Fee Note for the issuance date and just prior to its conversion. The change in fair value between initial measurement and December 31, 2024 was recognized in the consolidated statement of operations under change in fair value of financial instruments.

The ELOC Commitment Fee Note was classified within Level 3 of the fair value hierarchy at the initial measurement date and the conversion date of December 12, 2024, due to the use of unobservable inputs. The key inputs into the Black-Sholes model and the present value of the principal amount for the ELOC Commitment Fee were as follows at December 31, 2024 and July 2, 2024:

	December 12, 2024	July 2, 2024
Risk-free interest rate	—%	5.50%
Expected term (years)	—	0.22
Volatility	—%	88.00%
Stock price	$1.59	$10.50
Principal discount factor	—	0.99

September 2024 Convertible Note

The Company established the initial fair value for the September 2024 Convertible Note as of September 30, 2024, which was the date the note was funded. As of December 31, 2024 the fair value was remeasured. The Company used a probability-weighted scenario model that accounts for three scenarios, (a) repayment in accordance with terms of the note through maturity, (b) the occurrence of a change in control, and (c) the occurrence of event of default. Under the repayment at maturity scenario, the Company considers the potential settlement value of the September 2024 Convertible Note based on the defined repayment schedule. On each repayment date, the analysis considers whether the holder would exercise its conversion option in relation to the principal to be repaid, in the event that the value obtained upon conversion would exceed the value of the cash payable per the repayment schedule. Under a default scenario, the Company estimates that the lender would recover approximately 44% of the principal outstanding. Due to the arm’s-length nature of the transaction, the note is calibrated at issuance using a discount percentage, such that the value of the note is equal to the proceeds received from the investor, and the additional instruments issued (warrants and shares of common stock) were considered equity sweeteners). This valuation model was used to value the September 2024 Convertible Note for the issuance date as of December 31, 2024. The change in fair value between initial measurement and December 31, 2024 was recognized in the consolidated statement of operations under in change in fair value of financial instruments.

The September 2024 Convertible Note was classified within Level 3 of the fair value hierarchy at the initial measurement date and as of December 31, 2024, due to the use of unobservable inputs. The key inputs into the valuation model for the September 2024 Convertible Note were as follows at December 31, 2024 and September 30, 2024:

	December 31, 2024	September 30, 2024
Risk-free interest rate	4.27%	3.75%
Expected term (years)	4.75	1.50
Volatility	113.00%	114.00%
Stock price	$1.36	$1.49
Note calibration discount	15.60%	18.80%

Common Stock Issuance Obligation

The Company established the initial fair value for the common stock issuance obligation to certain employees of the historical iDoc entity as of June 24, 2024, the date the Business Combination closed (see further discussion in Note 2, Restatement of Previously Issued Financial Statements). As of December 31, 2024 the fair value was remeasured. As the obligation is to issue shares of the Company’s common stock, the Company estimated the fair value of the obligation based on the shares of common stock expected to be issued and the closing price of the Company’s common stock on the date of the fair value measurement. As the key inputs into this fair value estimate are observable, the Company classified the common stock issuance obligation within Level 1 of the fair value hierarchy at the initial measurement date and as of December 31, 2024. The change in fair value between initial measurement and December 31, 2024 was recognized as compensation expense within cost of revenue in the consolidated statement of operations.

Level 3 Changes in Fair Value

The change in the fair value of the Level 3 financial liabilities for the period from June 24, 2024, through December 31, 2024 is summarized as follows:

Level 3 Changes in Fair Value of Derivatives for the Period from June 24, 2024, through December 31, 2024:

	Extension Note - Bifurcated Derivative	Exchange Note	Quantum Convertible Note	Additional Bridge Notes	ELOC	ELOC Commitment Fee Note	September 2024 Convertible Note	Total
Fair value as of December 31, 2023	$—	$—	$—	$—	$—	$—	$—	$—
Fair value as of June 24, 2024	33,000	6,155,925	—	466,646	694,512	—	—	7,350,083
Initial fair value at issuance	—	—	4,618,234	—	—	595,000	2,000,000	7,213,234
Settlement of Extension Note	(33,000)	—	—	—	—	—	—	(33,000)
Repayment on Notes	—	(61,429)	—	(52,680)	—	—	(38,889)	(152,998)
(Gain) Loss due to extiguishment of debt	—	—	—	—	—	(5,000)	—	(5,000)
Shares issued upon conversions of portion of notes	—	(1,067,740)	—	(140,417)	—	(79,500)	—	(1,287,657)
(Gain) Loss on change in fair value	—	(3,527,756)	(1,370,234)	(273,549)	(614,512)	(510,500)	132,889	(6,163,662)
Fair value as of December 31, 2024	$—	$1,499,000	$3,248,000	$—	$80,000	$—	$2,094,000	$6,921,000

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to or from the various levels for the year ended December 31, 2024.

Note 17 Subsequent Events

The Company evaluated subsequent events from the date of the consolidated balance sheets as of December 31, 2024 through the date of the release of the consolidated financial statements.

On March 20, 2025, the Company entered into a secured promissory note agreement with a lender, under which the Company obtained $500,000 in proceeds. The promissory note has a principal amount of $555,556 (an original issue discount of $55,556), accrues interest at a rate of 5.0% per annum and is due on November 1, 2025. Upon issuance, the Company is obligated to pay a minimum interest amount of 5.0% of the initial principal amount of the promissory note (equal to $27,778), which is reduced by any interest accruing at the stated interest rate prior to repayment. Upon the occurrence of an event of default, the interest rate on the promissory note will increase to 24.0% per annum. The promissory note is prepayable by the Company at any time (including the minimum interest amount), and may be accelerated upon an event of default or upon receipt of proceeds from certain other financing transactions prior to repayment.

On March 20, 2025, the Company entered into a secured convertible promissory note agreement with a lender, under which the Company obtained $100,000 in proceeds. The convertible promissory note has a principal amount of $108,696 (an original issue discount of $8,696), accrues interest at a rate of 18.0% per annum and is due on December 20, 2025. Upon issuance, the Company is obligated to pay a minimum interest amount equal to six months of interest on the convertible promissory note (approximately $9,800), which is reduced by any interest accruing at the stated interest rate prior to repayment. Interest is payable in cash or shares of common stock, at the holder’s election. The convertible promissory note can be converted by the holder at any time after three months from the issuance date (or earlier upon a prepayment) at the greater of $2.00 per share and certain measures of the Company’s stock price (as defined in the agreement). The conversion price also includes certain reset provisions upon the occurrence of specified events. The convertible promissory note may also be converted by the holder upon a qualified financing at the lower of the conversion price then in effect or 75% of the effective price per share in the qualified financing. Upon the occurrence of an event of default, the interest rate on the convertible promissory note will increase to 28.0% per annum. The convertible promissory note is prepayable by the Company at any time (provided no event of default has occurred) including a 10.0% prepayment penalty. The convertible promissory note may be accelerated upon a qualified financing (if not converted) including a 10% prepayment penalty, or upon an event of default at 115% of the outstanding balance of principal and accrued interest.

On March 20, 2025, the Company and the Bridge Investor entered into an amendment to the ELOC Purchase Agreement whereby the floor price (below which the Bridge Investor has the discretion to decide whether to purchase the Company’s Common Stock at such floor price) was amended to $1.25 to per share (from $2.00 per share).

On July 4, 2025, the “One Big Beautiful Bill Act” (the “OBBA”) was signed into law. The OBBA includes significant changes to U.S. federal tax law, including expanded bonus depreciation for qualified production property, introduction of new limitations on interest deductibility and modifications to international tax provisions, including global intangible low-tax income and base erosion and anti-abuse regimes. The Company is currently evaluating the impact that the OBBA may have on its condensed consolidated financial statements. As the legislation was enacted after the end of the reporting period, the provisions of the OBBA did not affect the Company’s condensed consolidated financial statements for the year ended December 31, 2024.

On August 28, 2025, the Company entered into an amendment to the Quantum Convertible Note referenced in Note 9, Line of Credit and Notes Payable, Net of Discount. The amendment provides for additional cash proceeds of $380,000 and an equivalent increase to the principal balance outstanding as of December 31, 2024, of $3,000,000. The amendment did not result in any other changes to the terms of the existing Quantum Convertible Note agreement. M2B will be receiving an equity kicker of 500,000 restricted common shares for their assistance with the additional Quantum Convertible Note investment.

VSee Health, Inc.

PRELIMINARY PROSPECTUS

[______________], 2025

_________________________________

3,000,000 Shares of Common Stock

Up to 1,300,000 Shares of Common Stock Issuable Upon Exercise of the Series B Convertible Preferred Stock

Up to 19,672,130 Shares of Common Stock Issuable Upon Exercise of Warrants

Up to 9,836,065 Shares of Common Stock Issuable Upon Exercise of Pre-Funded Warrants

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

Amount to be Paid
SEC registration fee	$2,199
Accounting fees and expenses	37,500
Legal fees and expenses	25,000
Miscellaneous fees and expenses	10,000
Total	$74,699

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for breaches of the director’s duty of loyalty to the corporation or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of a law, authorizations of the payments of a dividend or approval of a stock repurchase or redemption in violation of Delaware corporate law or for any transactions from which the director derived an improper personal benefit. Our certificate of incorporation will provide that no director will be liable to us or our stockholders for monetary damages for breach of fiduciary duties as a director, subject to the same exceptions as described above. We also expect to maintain standard insurance policies that provide coverage (1) to our directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments we may make to such officers and directors.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with a threatened, pending, or completed action, suit or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with defense or settlement of such action or suit and no indemnification shall be made with respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. In addition, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding described above (or claim, issue, or matter therein), such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be advanced by the corporation upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification by the corporation under Section 145 of the General Corporation Law of the State of Delaware. Our amended and restated certificate of incorporation will provide that we will, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to an action or proceeding by reason of the fact that he or she (or his or her testators or intestate) is or was our director or officer or serves or served at any other corporation, partnership, joint venture, trust or other enterprise in a similar capacity or as an employee or agent at our request, including service with respect to employee benefit plans maintained or sponsored by us, against expenses (including attorneys’), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend, or defense of such action, suit, proceeding, or claim. However, we are not required to indemnify or advance expenses in connection with any action, suit, proceeding, claim, or counterclaim initiated by us or on behalf of us. Our amended and restated bylaws will provide that we will indemnify and hold harmless each person who was or is a party or threatened to be made a party to any action, suit, or proceeding by reason of the fact that he or she is or was our director or officer, or is or was serving at our request in a similar capacity of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (whether the basis of such action, suit, or proceeding is an action in an official capacity as a director or officer or in any other capacity while serving as a director of officer) to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection with such action, suit or proceeding, and this indemnification continues after such person has ceased to be an officer or director and inures to the benefit of such person’s heirs, executors and administrators. The indemnification rights also include the right generally to be advanced expenses, subject to any undertaking required under Delaware General Corporation Law, and the right generally to recover expenses to enforce an indemnification claim or to defend specified suits with respect to advances of indemnification expenses.

Item 15. Recent Sales of Unregistered Securities.

The following sets forth information regarding all unregistered securities sold by the registrant in the three years preceding the date of this registration statement. This information has been retroactively adjusted to reflect the reverse stock splits for all periods presented. Unless otherwise indicated, all issuances of shares were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and/or 506(b) of Regulation D promulgated under the Securities Act, and no underwriting discounts or commissions were paid with respect to the issuance of the securities.

In February 2023, DHAC issued an unsecured promissory note to SCS Capital Partners LLC, pursuant to which the Company may borrow up to an aggregate principal amount of $250,000. The promissory note was non-interest bearing and shall be used to pay for general operating expenses. On August 17, 2023, the promissory note was amended and restated to allow for an additional $315,000, in the aggregate of $565,000. In addition, on May 5, 2023, the Company issued a promissory note to SCS Capital Partners LLC in the aggregate principal amount of $200,000. The note bears interest at a rate of 10% per annum. As further described below, on November 21, 2023, DHAC and certain creditors including SCS Capital Partners LLC entered into certain loan conversion securities purchase agreements whereby such notes with SCS Capital Partners LLC were converted into the right to receive Series A Preferred Shares of the Company and the Company issued such Series A Preferred Shares to SCS Capital Partners LLC at the Business Combination Closing. Such Series A Preferred Stocks are convertible into shares of the Company Common Stock.

On May 5, 2023 and as amended on April 17, 2024, DHAC entered into a securities purchase agreement (the “Extension Purchase Agreement”) with an institutional investor (the “Holder”). Pursuant to the Extension Purchase Agreement, DHAC issued the Holder a 16.67% original issue discount promissory note, in favor of the Holder, in the aggregate principal amount of $300,000 (the “Extension Note”). The Extension Note was paid off at the Business Combination Closing. In connection with the purchase of the Extension Note, DHAC issued the investor (i) 26,086 Warrants, each representing the right to purchase one share of the Company’s Common Stock at an initial exercise price of $11.50, subject to certain adjustments and (ii) 7,000 shares of the Company Common Stock as additional consideration for the purchase of the Extension Note and the warrants.

Pursuant to certain securities purchase agreements entered into on November 21, 2023, (the “Loan Conversion SPAs”), by and among DHAC, VSee Lab and/or iDoc with certain lenders of each of DHAC, VSee Lab and iDoc, certain indebtedness of each of DHAC, VSee Lab and iDoc was converted into shares of Series A Preferred Stocks of VSee Health. On June 24, 2024, upon Business Combination Closing, the Company issued in aggregate 1,788 Series A Preferred Stock to such lenders. Such Series A Preferred Stocks are convertible into shares of the Company Common Stock.

Pursuant to certain securities purchase agreements entered into on November 21, 2023 and as further amended and restated on February 13, 2024 (the “A&R Loan Conversion SPAs”), by and among DHAC, VSee Lab and/or iDoc and certain lenders (including the Bridge Investor), following assumption and conversion of the underlying loans, on June 24, 2024, upon the Business Combination Closing, the Company issued 892,500 shares of Common Stock to such lenders.

Pursuant to the exchange agreement entered by and among DHAC, VSee Lab and iDoc on November 21, 2023, the Company consummated the exchange of the Bridge Note (excluding $600,000 of the respective VSee Lab Bridge Note and the iDoc Bridge Note) with an aggregate principle value of $2,523,744.29 (the “Exchange Note”). On June 24, 2024, upon Business Combination Closing, the Company issued the Exchange Note to the Bridge Investor. The Exchange Note will bear interest at a rate of 8.00% per annum and will be convertible into shares of the Company Common Stock at a fixed conversion price of $10 per share.

Pursuant to the convertible note purchase agreement (the “Quantum Purchase Agreement”) entered by and between DHAC and an institutional and accredited investor (the “Quantum Investor”) on November 21, 2023, the Company issued and sold to the Quantum Investor a 7% original issue discount convertible promissory note (the “Quantum Note”) in the aggregate principal amount of $3,000,000 on June 25, 2024 and as further amended on July 3, 2024. The Quantum Note will bear interest at rate of 12% per annum and are convertible into shares of the Company Common Stock at (1) a fixed conversion price of $10 per share; or (2) 85% of the lowest daily VWAP (as defined in the Quantum Note) during the seven (7) consecutive trading days immediately preceding the date of conversion or other date of determination.

On November 21, 2023, DHAC entered into an equity purchase agreement (the “Equity Purchase Agreement”) with an institutional and accredited investor pursuant to which the Company may sell and issue to the investor, and the investor is obligated to purchase from DHAC, up to $50,000,000 of its newly issued shares of the Company’s Common Stock, from time to time over a 36-month period beginning from the sixth (6th) trading day following the Business Combination Closing transaction. In connection with the Equity Purchase Agreement, on July 2, 2024, the Company issued a senior unsecured note in a principal amount of $500,000 that is payable only in shares of the Company’s Common Stock at an initial price of $10 per share to the investor.

On September 30, 2024, the Company entered into the Ascent Purchase Agreement with Ascent, who is an affiliate of the Bridge Investor. Pursuant to the Ascent Purchase Agreement, the Company agreed to issue Ascent the Ascent Note in the aggregate original principal amount of $2,222,222.22, which was secured by the assets of the Company and guaranteed by each of the Company, VSee Lab and iDoc. The Ascent Note bears interest at a rate of 10.00% per annum and will be convertible into shares of Common Stock at an initial fixed conversion price of $2.00 per share. The Ascent Note is convertible into fully paid and non-assessable shares of Common Stock at any time after the original issue date and matures on March 30, 2026. On March 20, 2025, the parties to the Ascent Purchase Agreement entered into a first amendment to the Ascent Purchase Agreement (the “Ascent SPA Amendment”). Pursuant to the Ascent SPA Amendment, the Company issued to Ascent a senior secured note in the aggregate principal amount of $555,555.56 (the “New Ascent Note”) and also issued to Ascent 100,000 shares of its Common Stock as commitment shares. Pursuant to the Ascent SPA Amendment, the Company’s subsidiaries also guaranteed the obligations under the New Ascent Note pursuant to the Guaranty Agreement entered on September 30, 2024 and the New Ascent Note is fully secured by collateral of the Company and its subsidiaries pursuant to the Security Agreement entered on September 30, 2024. On November 13, 2025, the Company entered into an exchange agreement (the “Ascent Exchange Agreement”) with Ascent, whereby the Ascent agreed to exchange a the New Ascent Note, which had a current balance of $611,878.22, for 941,352 shares of Common Stock. Such shares of Common Stock were issued in reliance on Section 3(a)(9) of the Securities Act.

On November 8, 2024, SCS and the Company executed a securities purchase agreement whereby certain working capital funds in the aggregate amount of $405,000 previously advanced by SCS to the Company were converted into 202,500 shares of Common Stock.

On November 25, 2025, the Company and Armistice entered into the Armistice Purchase Agreement, pursuant to which the Company agreed to sell to Armistice an aggregate of 9,836,065 shares of Common Stock, or Armistice Pre-Funded Warrants in lieu thereof, and accompanying Armistice Warrants to purchase up to 19,672,130 shares of Common Stock in the Armistice Private Placement, for gross proceeds of approximately $6 million, before deducting the placement agent’s fees and other estimated offering expenses. The Company may also receive an additional $12 million pursuant to cash exercises of the Armistice Pre-Funded Warrants and Armistice Warrants.

On December 9, 2025, the Company entered into the Manatt Purchase Agreement with Manatt pursuant to which the Company agreed to issue Manatt the Manatt Shares at a purchase price of $0.65 per share and 1,000 shares of newly authorized Series B Preferred Stock at a purchase price of $1,000 per share, which such purchase price was paid by Manatt’s agreement to cancel the Manatt Debt. On December 29, 2025 the Company and Manatt entered into an amendment to the Manatt Purchase Agreement to increase the number of shares of Series B Preferred Stock issued to Manatt pursuant to the Manatt Purchase Agreement to 2,000 shares.

Item 16. Exhibits and Financial Statement Schedules

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit No.	Description
2.1	Third Amended and Restated Business Combination Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on November 22, 2023).
2.2	First Amendment to the Third Amended and Restated Business Combination Agreement, dated as of February 13, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on February 13, 2024).
2.3	Second Amendment to the Third Amended and Restated Business Combination Agreement, dated as of April 17, 2024, by and among Digital Health Acquisition Corp., DHAC Merger Sub I, Inc., DHAC Merger Sub II, Inc., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 2.1 filed with the Form 8-K filed by the Registrant on April 18, 2024).
3.1	Second Amended and Restated Certificate of Incorporation of VSee Health, Inc. (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.2	Certificate of Designation of Series A Convertible Preferred Stock of VSee Health, Inc. (incorporated by reference to Exhibit 3.2 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, dated December 5, 2025 (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on December 11, 2025).
3.4	Amended and Restated Bylaws of VSee Health, Inc. (incorporated by reference to Exhibit 3.3 filed with the Form 8-K filed by the Registrant on June 28, 2024).
3.5	Amendment No. 1 to the Amended and Restated Bylaws of VSee Health, Inc. (incorporated by reference to Exhibit 3.1 filed with the Form 8-K filed by the Registrant on December 18, 2025).
4.1	Warrant Agreement, dated November 3, 2021, by and between DHAC and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 8, 2021).
4.2	Warrant dated October 5, 2022 in favor the investor named therein (incorporated by reference to Exhibit 10.9 filed with the Form 8-K filed by the Registrant on October 7, 2022).
4.3	Warrant Amendment dated November 8, 2024 to the Warrant issued on October 5, 2022 (incorporated by reference to Exhibit 4.2(a) filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
4.4	Warrant, dated as of May 5, 2023 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on May 8, 2023).
4.5	Warrant, dated as of September 30, 2024 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on October 1, 2024).
4.6	Warrant Amendment dated November 8, 2024 to the Warrant issued on September 30, 2024 (incorporated by reference to Exhibit 4.4(a) filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
4.7	Warrant, dated as of December 31, 2024 in favor the investor named therein (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on October 1, 2024).
4.8	Form of Note, dated October 9, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on October 10, 2025).

4.9	Form of Note, dated October 20, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on October 20, 2025).
4.10	Convertible Promissory Note issued by VSee Health, Inc. to the investor listed therein (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
4.11	Form of Pre-Funded Warrant, dated November 25, 2025 (incorporated by reference to Exhibit 4.1 filed with the Form 8-K filed by the Registrant on November 26, 2025).
4.12	Form of Warrant, dated November 25, 2025 (incorporated by reference to Exhibit 4.2 filed with the Form 8-K filed by the Registrant on November 26, 2025).
5.1*	Opinion of Pryor Cashman LLP.
10.1	Unit Subscription Agreement, dated November 3, 2021, by and between DHAC and the Sponsor (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.2	Form of Promissory Note (incorporated by reference to Exhibit 10.3 filed with the Form S-1/A filed by the Registrant on October 28, 2021).
10.3	Letter Agreement, dated November 3, 2021, by and among DHAC, its officers, directors, and advisors, DHAC’s sponsor, Digital Health Sponsor LLC (the “Sponsor”), and A.G.P./Alliance Global Partners, (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.4	Registration Rights Agreement, dated November 3, 2021, by and among DHAC and certain security holders, a copy of which is attached as Exhibit 10.3 hereto and incorporated herein by reference (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on November 8, 2021).
10.5	Third Amended and Restated Transaction Support Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., Milton Chen, Imoigele Aisiku, and certain stockholders of VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.6	Support Agreement dated June 15, 2022 by and among Digital Health Sponsor LLC, certain other stockholders of Digital Health Acquisition Corp., Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on June 16, 2022).
10.7	Leak-Out Agreement dated August 9, 2022 by and among Digital Health Acquisition Corp., and certain stockholders named therein (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on August 11, 2022).
10.8	First Amendment to Leak-Out Agreement dated October 6, 2022 by and among Digital Health Acquisition Corp., and certain stockholders named therein (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.9	Second Amendment to Leak-Out Agreement, dated November 21, 2023, by and between DHAC and certain stockholders of VSee Lab, Inc. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.10	Securities Purchase Agreement dated October 5, 2022 by and among Digital Health Acquisition Corp., VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc., and the Bridge investor named therein (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.11	Promissory Note dated October 5, 2022 issued to the investor named therein (incorporated by reference to Exhibit 10.8 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.12	Form of Letter Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc., and the Bridge Investor (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.13	Form of Additional Bridge Notes (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.14	Registration Rights Agreement dated October 5, 2022 by and among Digital Health Acquisition Corp. and the investor named therein (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on October 7, 2022).

10.15	Lock-Up Agreement in connection with the bridge financing transaction dated October 5, 2022 with investor named therein (incorporated by reference to Exhibit 10.11 filed with the Form 8-K filed by the Registrant on October 7, 2022).
10.16	Securities Purchase Agreement dated November 3, 2022 by and between Digital Health Acquisition Corp. and A.G.P/Alliance Global Partners (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 3, 2022).
10.17	First Amendment to Securities Purchase Agreement, dated November 21, 2023, by and between Digital Health Acquisition Corp. and A.G.P. / Alliance Global Partners (incorporated by reference to Exhibit 10.9 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.18	Form of Securities Purchase Agreement, dated as of May 5, 2023, by and among Digital Health Acquisition Corp. and the investor named therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on May 8, 2023).
10.19	Registration Rights Agreement, dated as of May 5, 2023, by and among Digital Health Acquisition Corp. and the Holder (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on May 8, 2023).
10.20	Form of Conversion Securities Purchase Agreement for Shares of Series A Preferred Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.10 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.21	Form of Amended and Restated Conversion Securities Purchase Agreement with the Bridge Investor for Shares of Common Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on February 13, 2024).
10.22	Form of Amended and Restated Conversion Securities Purchase Agreement with Tidewater for Shares of Common Stock in Digital Health Acquisition Corp. (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on February 13, 2024).
10.23	Letter Agreement dated April 17, 2024 to the Promissory Note dated November 21, 2023 and January 25, 2024 issued by Digital Health Acquisition Corp. to the Bridge Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on April 18, 2024).
10.24	Letter Agreement dated April 17, 2024 to the Extension Securities Purchase Agreement and Extension Note dated May 3, 2023 (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on April 18, 2024).
10.25	Form of Exchange Agreement, dated as of November 21, 2023, by and among Digital Health Acquisition Corp., VSee Lab, Inc., and iDoc Virtual Telehealth Solutions, Inc., and the Bridge Investor (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.26	Exchange Note dated as of June 24, 2024 by and between VSee Health, Inc. and the Bridge Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.27	Exchange Registration Rights Agreement dated as of June 24, 2024 by and between VSee Health, Inc. and the Bridge Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.28	Form of Exchange Lock-Up Agreement entered with directors and officers of VSee Health, Inc. on June 24, 2024 (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.29	Amended and Restated Security Agreement dated June 24, 2024 by and among the Bridge Investor, VSee Health, Inc., VSee Lab, Inc., iDoc Virtual Telehealth Solutions, Inc. and grantors under the signature page thereof (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.30	Convertible Note Purchase Agreement, dated as of November 21, 2023, by and between Digital Health Acquisition Corp., and the Quantum Investor (incorporated by reference to Exhibit 10.12 filed with the Form 8-K filed by the Registrant on November 21, 2023).
10.31	Quantum Note dated as of June 25, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on June 28, 2024).

10.32	Quantum Registration Rights Agreement dated as of June 25, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.33	Amendment to Quantum Note dated as of July 3, 2024 by and between VSee Health, Inc. and the Quantum Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on July 9, 2024).
10.34	Equity Purchase Agreement, dated as of November 21, 2023, by and between Digital Health Acquisition Corp., and an institutional and accredited investor (incorporated by reference to Exhibit 10.39 filed with the Form S-1/A filed by the Registrant on October 15, 2024).
10.35	Amendment to Equity Purchase Agreement dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.6 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.36	Equity Purchase Commitment Note dated July 2, 2024 by and between VSee Health, Inc. and an institutional and accredited investor (incorporated by reference to Exhibit 10.40 filed with the Form S-1/A filed by the Registrant on October 15, 2024).
10.37	Form of Escrow Agreement by and among VSee Health, Inc. (f/k/a Digital Health Acquisition Corp.), and each of VSee Lab, Inc. and iDoc Virtual Telehealth Solutions, Inc, and Continental Stock Transfer & Trust Company, LLC. (incorporated by reference to Exhibit 10.20 filed with the Form S-4 filed by the Registrant on May 9, 2024)
10.38+	Indemnification Agreements, dated June 24, 2024, by and between VSee Health, Inc. and each of the officers and directors (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on June 28, 2024).
10.39+†	2024 VSee Health, Inc. Incentive Plan (incorporated by reference to Exhibit 99.1 filed with the Form S-8 filed by the Registrant on October 8, 2024).
10.40+	Form of Stock Option Agreement (incorporated by reference to Exhibit 10.40 filed with the Form 10-K/A filed by the Registrant on August 28, 2025).
10.41+	Form of Restricted Share Unit (incorporated by reference to Exhibit 10.41 filed with the Form 10-K/A filed by the Registrant on August 28, 2025).
10.42+	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.42 filed with the Form 10-K/A filed by the Registrant on August 28, 2025).
10.43	Securities Purchase Agreement, dated as of September 30, 2024, by between VSee Health, Inc., and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.44	Amendment No.1 to Securities Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.45	Senior Secured Convertible Promissory Note dated as of September 30, 2024 by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.46	Registration Rights Agreement dated as of September 30, 2024 by and between VSee Health, Inc. and the investor thereof (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.47	Form of Lock-Up Agreement entered with directors and officers of VSee Health, Inc. on September 30, 2024 (incorporated by reference to Exhibit 10.7 filed with the Form 8-K filed by the Registrant on October 1, 2024).
10.48	Securities Purchase Agreement, dated as of November 8, 2024, by and between VSee Health, Inc. and SCS, LLC (incorporated by reference to Exhibit 10.47 filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).
10.49	Lock-Up Agreement entered with Quantum Assets SPV, LLC on November 8, 2024 (incorporated by reference to Exhibit 10.48 filed with the Registration Statement on Form S-1 filed by the Registrant on November 11, 2024).

10.50	Form of Note Pursuant to Amendment No.1 to Securities Purchase Agreement, dated March 20, 2025 (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.51	Secured Note Purchase Agreement, dated as of March 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.3 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.52	Form of Secured Note, dated March 20, 2025 (incorporated by reference to Exhibit 10.4 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.53	Form of Security Agreement, dated March 20, 2025 (incorporated by reference to Exhibit 10.5 filed with the Form 8-K filed by the Registrant on March 21, 2025).
10.54	Amendment No. 1 to Security Agreements dated as of October 9, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 10, 2025).
10.55	Note Purchase Agreement, dated as of October 9, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 10, 2025).
10.56	Amendment No. 2 to Security Agreements and Guaranties, dated as of October 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 20, 2025).
10.57	Note Purchase Agreement, dated as of October 20, 2025, by and between the Company and the Investor (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on October 20, 2025).
10.58	Amendment No. 1 to the Senior Secured Convertible Promissory Note, dated October 21, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 22, 2025).
10.59	Warrant Exchange Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on October 29, 2025).
10.60	Exchange Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.61	Directed Stock Purchase Agreement, dated November 13, 2025, by and between VSee Health, Inc. and the investor therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.62	Convertible Note Purchase Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.63	Security Agreement, dated October 29, 2025, by and between VSee Health, Inc. and the investor listed therein (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 17, 2025).
10.64	Form of Securities Purchase Agreement, dated as of November 25, 2025, by and between the Company and the Purchaser signatory thereto (incorporated by reference to Exhibit 10.1 filed with the Form 8-K filed by the Registrant on November 26, 2025)
10.65	Placement Agent Agreement, dated as of November 25, 2025, by and between the Company and the Placement Agenet (incorporated by reference to Exhibit 10.2 filed with the Form 8-K filed by the Registrant on November 26, 2025)
10.66*	Securities Purchase Agreement, dated as of December 9, 2025, by and between the Company and Manatt, Phelps & Phillips, LLP.
10.67*	Amendment to Securities Purchase Agreement, dated as of December 29, 2025, by and between the Company and Manatt, Phelps & Phillips, LLP.
16.1	Letter from Accell Audit & Compliance, PA dated June 28, 2024 to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 filed with the Form 8-K filed by the Registrant on June 28, 2024)
16.2	Letter from WithumSmith+Brown, PC to the Securities and Exchange Commission, dated October 13, 2025 to the Securities and Exchange Commission (incorporated by reference to Exhibit 16.1 filed with the Form 8-K filed by the Registrant on October 14, 2025).

21.2	List of Subsidiaries of VSee Health, Inc. (incorporated by reference to Exhibit 21.2 filed with the Form 10-K/A filed by the Registrant on August 29, 2025).
23.1*	Consent of WithumSmith+Brown, PC, independent registered public accounting firm
23.2*	Consent of Astra Audit & Advisory, LLC, independent registered public accounting firm
23.3*	Consent of Pryor Cashman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
101.SCH	XBRL Taxonomy Extension Schema Document.
101.SCA	XBRL Taxonomy Extension Calculation Linkbase Document.
101.CAL	XBRL Taxonomy Extension Definition Linkbase Document.
101.LAB	XBRL Taxonomy Extension Label Linkbase Document.
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.
107*	Filing Fee Exhibit.

+	Indicates management contract or compensatory plan or arrangement.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
*	Filed herewith.

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus and amendments required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any securities being registered which remain unsold at the offering’s termination.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus and subsequent amendment thereto filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus and subsequent amendment required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus, or amended prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Boca Raton, Florida, on December 29, 2025.

VSEE HEALTH, INC.

By:	/s/ Dr. Milton Chen
Dr. Milton Chen Co-Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of Dr. Milton Chen and Dr. Imoigele Aisiku acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this registration statement (and any additional registration statement related hereto permitted by Rule 462(b) promulgated under the Securities Act (and all further amendments, including post-effective amendments, thereto)), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in their capacities and on the dates indicated.

Signature	Title	Date

/s/ Dr. Milton Chen	Co-Chief Executive Officer and Chairman	December 29, 2025
Dr. Milton Chen	(Principal Executive Officer)

/s/ Dr. Imoigele Aisiku	Co-Chief Executive Officer and Director	December 29, 2025
Dr. Imoigele Aisiku

/s/ Jerry Leonard	Chief Financial Officer	December 29, 2025
Jerry Leonard	(Principal Financial and Accounting Officer)

/s/ Kevin Lowdermilk	Director	December 29, 2025
Kevin Lowdermilk

/s/ Scott Metzger	Director	December 29, 2025
Scott Metzger

/s/ Colin O’Sullivan	Director	December 29, 2025
Colin O’Sullivan

/s/ Cydonii V. Fairfax	Director	December 29, 2025
Cydonii V. Fairfax

/s/ David L. Wickersham	Director	December 29, 2025
David L. Wickersham